Filed Pursuant to Rule 424(b)(3)
Registered File No. 333-141638

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-141638

THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 13, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C7
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

Approximate Total Principal Balance at Initial Issuance: $3,060,378,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated November 12, 2007. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The securitization will also involve multiple interest rate swap agreements that relate to certain classes of series 2007-C7 certificates that are not offered by this offering prospectus.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in December 2007. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C7 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2007-C7 certificates.

You should fully consider the risk factors beginning on page 49 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

Lehman Brothers Inc. and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to [        ]% of each of the [        ], [        ], [        ], [        ] and [        ] classes, [        ]% of each of the [        ], [        ], [        ], [        ] and [        ] classes and [        ]% of each of the [        ], [        ], [        ] and [        ] classes; and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Wachovia Capital Markets, LLC is acting as co-manager.

UBS SECURITIES LLC	LEHMAN BROTHERS
Co-Lead Manager	Co-Lead Manager

WACHOVIA SECURITIES
Co-Manager

LB-UBS Commercial Mortgage Trust 2007-C7

Commercial Mortgage Pass-Through Certificates, Series 2007-C7

Missouri
1 property
$6,700,000
0.2% of total
Illinois
7 properties
$95,424,374
2.9% of total
Wisconsin
1 property
$14,250,000
0.4% of total
Indiana
3 properties
$20,125,000
0.6% of total
Michigan
4 properties
$28,569,139
0.9% of total
Pennsylvania
6 properties
$62,690,949
1.9% of total
New York
19 properties
$600,131,319
18.3% of total
Maine
3 properties
$11,500,023
0.4% of total
Massachusetts
1 property
$9,300,000
0.3% of total
Washington
6 properties
$57,411,713
1.7% of total
Connecticut
3 properties
$11,777,391
0.4% of total
Ohio
5 properties
$46,158,366
1.4% of total
New Jersey
4 properties
$52,492,347
1.6% of total
Nevada
2 properties
$14,362,974
0.4% of total
Maryland
4 properties
$30,579,299
0.9% of total
California
20 properties
$478,309,591
14.6% of total
Virginia
7 properties
$160,234,516
4.9% of total
Kentucky
2 properties
$11,074,274
0.3% of total
Colorado
5 properties
$82,947,829
2.5% of total
North Carolina
4 properties
$82,575,000
2.5% of total
Arizona
5 properties
$116,555,000
3.6% of total
South Carolina
1 property
$45,875,000
1.4% of total
New Mexico
1 property
$5,000,000
0.2% of total
Hawaii
1 property
$2,100,000
0.1% of total
Georgia
3 properties
$24,842,269
0.8% of total
Kansas
1 property
$137,000,000
4.2% of total
Distribution of Property Types (1)
Self Storage 0.7%
Parking Garage 0.9%
Mixed Use 0.1%
Industrial/Warehouse 3.3%
Multifamily(2) 8.8%
Retail 41.7%
Hotel 16.8%
Office 27.8%
Texas
17 properties
$190,376,758
5.8% of total
Louisiana
3 properties
$7,628,000
0.2% of total
Mississippi
3 properties
$16,950,000
0.5% of total
Tennessee
7 properties
$133,165,257
4.1% of total
Alabama
1 property
$4,700,000
0.1% of total
Florida
17 properties
$721,101,291
22.0% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2) Multifamily Component includes Mobile Home Park properties representing 0.2% of the Initial Mortgage Pool Balance.

Aventura Mall, Aventura, FL

AVENTURA MALL

amc 24
macy's

Innkeepers Portfolio, Various

District at Tustin Legacy, Tustin, CA

PHARMACY

One State Street Plaza, New York, NY

Carnegie Hall Tower, New York, NY

Miami Center, Miami, FL

The Legends at Village West, Kansas City, KS

Nashville Multifamily Portfolio, Various, TN

Meyerland Plaza, Houston, TX

PALAIS ROYAL

Superstition Gateway, Mesa, AZ

IMAX

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
RISK FACTORS	49
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates	49
The Offered Certificates Have Uncertain Yields to Maturity	49
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	50
The Interests of the Series 2007-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	51
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	51
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	53
Risks Associated with Condominium Ownership	53
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	53
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	54
Properties Are Subject to Rollover Risk	54
In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained	54
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Retail, Office, Hotel and Multifamily	54
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	55
Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties	55
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Florida, New York and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Texas	56
Of the 19 Mortgaged Real Properties Located in the State of New York, Eight (8) of Those Properties, Representing 16.3 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	56
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	57
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	57
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	57
Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	58
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	58
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	59
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	60
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	61
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	62
Tenancies in Common May Hinder Recovery	63
Operating or Master Leases May Hinder Recovery	63
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	64
Lending on Income-Producing Real Properties Entails Environmental Risks	64
Lending on Income-Producing Properties Entails Risks Related to Property Condition	69
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	69
With Respect to Two (2) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Transfer to the Issuing Entity, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	70
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	71
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	71
Investors May Want to Consider Prior Bankruptcies	72
Litigation May Adversely Affect Property Performance	72
Certain Risks Related to the District at Tustin Legacy Mortgage Loan	73
Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan	75
Certain Risks Related to the Ballston Tower Mortgage Loan	76

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus delivered prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the top or bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation of an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject

Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C7 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C7 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C7 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C7 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C7 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C7 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C7 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. ‘‘TBD’’ means ‘‘to be determined,’’ ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(5)	Approx. % Total Credit Support at Initial Issuance(6)		Pass-Through Rate Description	Initial Pass-Through Rate(13)	Weighted Average Life (Years)	Principal Window	Ratings S&P/Fitch
Offered Certificates
A-1	$26,000,000	0.8%	30.000	%(7)	TBD(10)	TBD	3.03	12/07-08/12	AAA/AAA
A-2	$193,000,000 (4)	5.9% (4)	30.000	%(7)	TBD(10)	TBD	4.79	08/12/-09/12	AAA/AAA
A-AB	$78,000,000	2.4%	30.000	%(7)	TBD(10)	TBD	6.88	09/12-09/16	AAA/AAA
A-3	$1,735,216,000 (4)	52.9% (4)	30.000	%(7)	TBD(10)	TBD	9.70	09/16-11/17	AAA/AAA
A-1A	$265,119,000	8.1%	30.000	%(7)	TBD(10)	TBD	6.74	06/09-10/17	AAA/AAA
A-M	$328,190,000 (4)	10.0% (4)	20.000	%(8)	TBD(10)	TBD	9.96	11/17/-11/17	AAA/AAA
A-J	$278,963,000 (4)	8.5% (4)	11.500	%(9)	TBD(10)	TBD	9.98	11/17-12/17	AAA/AAA
B	$49,228,000	1.5%	10.000%		TBD(10)	TBD	10.04	12/17-12/17	AA+/AA+
C	$36,922,000	1.1%	8.875%		TBD(10)	TBD	10.04	12/17-12/17	AA/AA
D	$24,614,000	0.7%	8.125%		TBD(10)	TBD	10.04	12/17-12/17	AA−/AA−
E	$28,717,000	0.9%	7.250%		TBD(10)	TBD	10.04	12/17-12/17	A+/A+
F	$16,409,000	0.5%	6.750%		TBD(10)	TBD	10.04	12/17-12/17	A/A
X-CP	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	AAA/AAA
X-W	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	AAA/AAA
Non-Offered Certificates(1)
A-2FL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-3FL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-MFL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
A-JFL(2)	TBD(4)	TBD(4)	N/A		Floating	LIBOR + %(14)	N/A	N/A	N/A
X-CL	TBD(3)	N/A	N/A		Variable IO(11)	TBD	N/A	N/A	N/A
G	$32,819,000	1.0%	N/A		TBD(10)	TBD	N/A	N/A	N/A
H	$28,717,000	0.9%	N/A		TBD(10)	TBD	N/A	N/A	N/A
J	$24,614,000	0.7%	N/A		TBD(10)	TBD	N/A	N/A	N/A
K	$28,717,000	0.9%	N/A		TBD(10)	TBD	N/A	N/A	N/A
L	$20,512,000	0.6%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
M	$12,307,000	0.4%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
N	$12,307,000	0.4%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
P	$4,103,000	0.1%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
Q	$4,102,000	0.1%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
S	$4,103,000	0.1%	N/A		Fixed(12)	TBD	N/A	N/A	N/A
T	$49,228,678	1.5%	N/A		Fixed(12)	TBD	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C7 certificates will also include: (a) multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC; and (b) the class V certificates, which will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates. Neither the series 2007-C7 REMIC residual certificates nor the class V certificates have principal balances, notional amounts or pass-through rates.
(2)	The series 2007-C7 securitization will involve multiple interest rate swap agreements that relate to the A-2FL, A-3FL, A-MFL and A-JFL classes, respectively, and are held in grantor trusts for the benefit of the applicable series 2007-C7 certificateholders. Each of those classes will represent undivided interests in, among other things: (1) a REMIC regular interest that has the same alphabetic or alphanumeric class designation as the subject class; and (2) the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that the amounts payable by the issuing entity as interest at the applicable rate per annum (as described below in this footnote) with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement, with regularly scheduled payments for each of those classes to be made between the issuing entity and the swap counterparty on a net basis. Amounts payable as interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of series 2007-C7 certificates outstanding from time to time. Accordingly, the class A-2FL, A-3FL, A-MFL and A-JFL certificates constitute the floating rate classes of the series 2007-C7 certificates. The total principal balance of each floating rate class of series 2007-C7 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such floating rate class. The REMIC regular interest corresponding to each floating rate class of series 2007-C7 certificates will accrue interest at one of the following pass-through rates: (a) a fixed rate per annum; (b) a weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis; (c) the weighted average net interest rate described in clause (b) of this footnote, minus a fixed percentage; or (d) lesser of (i) a specified rate per annum and (ii) the weighted average net interest rate described in clause (b) of this footnote. If the funds allocated to payments of interest distributions with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C7 certificates are insufficient to make all required payments of interest thereon, or if any prepayment interest shortfalls are allocated to that REMIC regular interest, then there will be a corresponding dollar-for-dollar reduction in the interest payments made by the swap counterparty to the issuing entity under the related swap agreement and, accordingly, in the amount of interest payable on the applicable floating rate class of series 2007-C7 certificates, thereby resulting in an interest shortfall for such class.
(3)	Notional amount.
(4)	The allocations of total principal balance between the A-2 and A-2FL classes, between the A-3 and A-3FL classes, between the A-M and A-MFL classes and between the A-J and A-JFL classes, respectively, will be determined by market demand up to the amount indicated for the respective class of offered certificates.
(5)	The initial mortgage pool balance will be approximately $3,281,907,678. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.
(6)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes—or of REMIC regular interests corresponding to more junior classes—of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this offering prospectus. The REMIC regular interests corresponding to the floating rate classes of the series 2007-C7 certificate are of equal payment priority with, or senior to, various classes of the offered certificates. The class A-2FL REMIC regular interest has the same credit support and payment priority as the class A-2 certificates; the class A-3FL REMIC regular interest has the same credit support and payment priority as the class A-3 certificates; the class A-MFL REMIC regular interest has the same credit support and payment priority as the class A-M certificates; and the class A-JFL REMIC regular interest has the same credit support and payment priority as the class A-J certificates.
(7)	Presented on an aggregate basis for the class A-1, A-2, A-AB, A-3 and A-1A certificates and the class A-2FL and A-3FL REMIC regular interests.
(8)	Presented on an aggregate basis for the class A-M certificates and the class A-MFL REMIC regular interest.
(9)	Presented on an aggregate basis for the class A-J certificates and the class A-JFL REMIC regular interest.

(10)	To be determined. The pass-through rates for the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, be one of the following:
(a)	an annual rate that is fixed for the life of the subject class;
(b)	an annual rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis;
(c)	an annual rate equal to the lesser of a specified fixed annual rate and the weighted average net interest rate described in clause (b) of this footnote; and
(d)	an annual rate equal to the weighted average net interest rate described in clause (b) of this footnote minus a fixed percentage.
(11)	The pass-through rates of the class X-CL, X-CP and X-W certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2007-C7 certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.
(12)	In general, the pass-through rates of the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C7 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.
(13)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C7 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and Variable IO.
(14)	The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the series 2007-C7 certificates.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C7 certificates will be a pooling and servicing agreement to be dated as of November 12, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with the two material exceptions described below) and other assets that back the series 2007-C7 certificates. The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio, which mortgage loan represents 12.6% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, which mortgage loan represents 1.5% of the initial mortgage pool balance, are not being serviced under the series 2007-C7 pooling and servicing agreement. Each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan (a) is part of a separate loan combination that also includes one or more additional mortgage loans that will not be transferred to the issuing entity and (b) will be serviced pursuant to the servicing arrangements for the securitization of one of those related non-trust mortgage loans that are part of the subject loan combination. The Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2007-C7 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C7 certificates with principal balances and are sometimes referred to as the series 2007-C7 principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2007-C7 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C7 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The total principal balance of each floating rate class of series 2007-C7 certificates will equal the total principal balance of the corresponding REMIC regular interest.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C7 interest only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2007-C7 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal [ ]% of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal [ ]% of the sum of (i) the lesser of $[ ] and the total principal balance of the class [ ] certificates, (ii) the lesser of $[ ] and the total principal balance of the class [ ] certificates, and (iii) the total principal balance of the class [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ] and [ ] certificates; (c) decline over time; and (d) equal $0 following the distribution date in [ ]. The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The total notional amount of the class X-W certificates will equal [ ]% of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-W certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates. See ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties— Payment and Other Terms’’ below.

The series 2007-C7 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C7 certificates, other than the series 2007-C7 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, X-CL, X-CP and X-W certificates will be the most senior of the series 2007-C7 certificates;

•	after the classes referred to in the prior bullet, the class A-M and A-MFL certificates will be the next most senior classes of the series 2007-C7 certificates;

•	after the classes referred to in the prior two bullets, the class A-J and A-JFL certificates will be the next most senior classes of the series 2007-C7 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP and X-W certificates, through the subordination of other classes of the series 2007-C7 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP and X-W certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C7 principal balance certificates that are subordinate to the indicated class.

With respect to the floating rate classes of the series 2007-C7 certificates, the foregoing discussion regarding credit support and relative seniority relates to the corresponding REMIC regular interests and the payments thereon. No other class of series 2007-C7 certificates will provide credit support to a floating rate class of series 2007-C7 certificates in connection with a failure by the swap counterparty to make any payments under the related interest rate swap agreement, and no payment from the swap counterparty under the related interest rate swap agreement will be available to offset a loss or shortfall on any class of series 2007-C7 certificates other than the floating rate class of series 2007-C7 certificates related to the subject swap agreement.

The series 2007-C7 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C7 certificates.

In addition, the class V certificates will be neither senior nor subordinate to, and will not provide any credit support to, any other series 2007-C7 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loans with anticipated repayment dates.

C. Pass-Through Rate	Each class of the series 2007-C7 certificates (other than the series 2007-C7 REMIC residual certificates and the class V certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates will bear interest. The table on page 7 of this offering prospectus provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C7 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C7 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C7 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C7 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date (see ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below), the mortgage loan will be paid in full on that date, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest or post-anticipated repayment date additional interest or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust 2007-C7 will be the issuing entity for the series 2007-C7 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C7 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants— The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association will be the sponsors of the series 2007-C7 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Securities Inc. is an affiliate of UBS Securities LLC, one of the underwriters. KeyBank National Association is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association will be, and an affiliate of Lehman Brothers

Holdings Inc. may also be, a mortgage loan seller for the series 2007-C7 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C7 certificateholders. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C7 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C7 certificateholders as described under ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. Wachovia Bank, National Association is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See ‘‘Transaction Participants— The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this offering prospectus.

Primary Servicer	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, is expected to act as a sub-servicer with respect to certain underlying mortgage loans on behalf of the master servicer and, in such capacity, will primary service underlying mortgage loans representing 10.5% or more of the initial mortgage pool balance. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor. See ‘‘Transaction Participants—The Servicers—KeyCorp Real Estate Capital Markets, Inc.’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	Two (2) underlying mortgage loans, representing 14.1% of the initial mortgage pool balance, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Innkeepers Portfolio loan combination (including the Innkeepers Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C7 certificates, will continue to be—serviced and administered pursuant to the series 2007-C6 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Innkeepers Portfolio loan combination (see ‘‘Transaction Participants—The Trustees—The Initial Outside Trustee’’ in this offering prospectus);

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Innkeepers Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C6 pooling and servicing agreement. See ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicer’’ in this offering prospectus; and

•	Midland Loan Services, Inc., a Delaware corporation, is the special servicer under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Innkeepers Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C6 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in the controlling class of series 2007-C6 certificates or the series 2007-C7 controlling class representative. See ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Innkeepers Portfolio Loan Combination’’ in this offering prospectus.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C7 pooling and servicing agreement, unless the context clearly indicates otherwise.

Sears Tower Mortgagee of Record, Master Servicer and Special Servicer	The entire Sears Tower loan combination (including the Sears Tower underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C7 certificates, will continue to be—serviced and administered pursuant to the series 2007-C2 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association, is the trustee under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Sears Tower loan combination. See ‘‘Transaction Participants—The Trustees—The Initial Outside Trustee’’ in this offering prospectus;

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Sears Tower loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C2 pooling and servicing agreement. See ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicer’’ in this offering prospectus; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Sears Tower loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C2 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2007-C2 certificates and by the holder of one or more junior non-trust mortgage loans included in the Sears Tower loan combination until the occurrence of a trigger event and then by the holders of all of the pari passu mortgage loans included in the Sears Tower loan combination acting together. See ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C7 pooling and servicing agreement, unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C7 certificates will have,

directly or acting through a designated representative, certain rights and powers under the series 2007-C7 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C7 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C7 Pooling and Servicing Agreement—The Series 2007-C7 Controlling Class Representative’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C7 certificateholders will be the holders of a non-offered class of series 2007-C7 certificates.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Three (3) mortgage loans that we intend to transfer to the issuing entity, representing 13.4% of the initial mortgage pool balance, were originated after November 12, 2007. Accordingly, references to ‘‘cut-off date’’ in this offering prospectus mean, individually and collectively:

•	November 12, 2007, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after November 12, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Two (2) underlying mortgage loans, representing 13.3% of the initial mortgage pool balance, each has its first due date in January 2008. In each such case, at the time of initial issuance of the series 2007-C7 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the cut-off date principal balance of each of those underlying mortgage loans for the December 2007 distribution date. For purposes of calculating distributions on the series 2007-C7 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about November 30, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in December 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C7 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 11th day of the month preceding the month in which that distribution date occurs and ending on and including the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in .

See ‘‘Ratings’’ in this offering prospectus.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL, X-CP and X-W certificates, principal with respect to the following classes of series 2007-C7 certificates and the following REMIC regular interests, sequentially as follows:

1st	A-1, A-2, A-2FL(1), A-AB, A-3, A-3FL(1), A-1A, X-CL, X-CP and X-W
2nd	A-M and A-MFL(1)
3rd	A-J and A-JFL(1)
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

(1)	Refers to REMIC regular interest with the indicated alphabetic or alphanumeric designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C7 certificates with the same designation.

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C7 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W classes and the class A-2FL and A-3FL REMIC regular interests is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C7 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-AB, A-3 and A-1A classes and the class A-2FL and A-3FL REMIC regular interests is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP and X-W certificates, the series 2007-C7 REMIC residual certificates and the class V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Payments with respect to the REMIC regular interest, or under the interest rate swap agreement, corresponding to each floating rate class of the series 2007-C7 certificates will be deposited in a separate sub-account of the trustee’s floating rate account, from which payments will be made to the holders of the subject floating rate class of the series 2007-C7 certificates and/or the swap counterparty.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates and the REMIC regular interests corresponding to certain floating rate classes of the series 2007-C7 certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property; and

•	a loan group 2 consisting of all but one of the underlying mortgage loans that are generally secured by multifamily or mobile home park properties.

Loan group 1 will contain a total of 93 underlying mortgage loans that represent 91.9% of the initial mortgage pool balance, and loan group 2 will contain a total of 17 underlying mortgage loans that represent 8.1% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-AB and A-3 certificates.

C. Payments of Interest	Each class of series 2007-C7 certificates (other than the series 2007-C7 REMIC residual certificates and the class V certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C7 certificates or the particular REMIC regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C7 certificates or the particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of any particular floating rate class certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

Interest payments with respect to each REMIC regular interest corresponding to each floating rate class of series 2007-C7 certificates will be applied to make payments due to the swap counterparty and/or, together with any payments received from the swap counterparty under the related interest rate swap agreement, to make payments on the related floating rate class of series 2007-C7 certificates.

Interest payments with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL and A-3FL REMIC regular interests are to be made concurrently:

•	in the case of the class A-1, A-2, A-AB and A-3 certificates and the class A-2FL and A-3FL REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C7 certificates and those REMIC regular interests, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CL, X-CP and X-W certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the classes of series 2007-C7 certificates and/or REMIC regular interests mentioned above in this sentence, then payments of interest will be made on those classes of series 2007-C7 certificates and those REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment—on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C7 certificates (or, in the case of a floating rate class of series 2007-C7 certificates, payable to the applicable sub-account of the trustee’s floating rate account with respect to the corresponding REMIC regular interest), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes (or, in the case of the floating rate classes of series 2007-C7 certificates, on the corresponding REMIC regular interests) during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP and X-W certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the various classes of series 2007-C7 principal balance certificates (in the case of the respective floating rate classes of the series 2007-C7 certificates, through the corresponding REMIC regular interests) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution on the series 2007-C7 certificates (or, in the case of the floating rate classes of the series 2007-C7 certificates, on the corresponding REMIC regular interests), prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution on the series 2007-C7 certificates (or, in the case of the floating rate classes of the series 2007-C7 certificates, on the corresponding REMIC regular interests). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The trustee is required to make payments of principal to the holders of the various classes of the series 2007-C7 principal balance certificates (in the case of a floating rate class of series 2007-C7 certificates, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group 1 or underlying mortgage loans in loan group 2.

On any distribution date, following the payment of interest with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL and A-3FL REMIC regular interests, subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee will apply any remaining available funds to payments of principal with respect to the following classes of series 2007-C7 principal balance certificates (in the case of a floating rate class of series 2007-C7 certificates, through the corresponding REMIC regular interest) in the following order and amounts:

•	first, with respect to the class A-1A certificates, up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of that class;

•	second, with respect to the class A-AB certificates up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the amount necessary to reduce the total principal balance of that class to the scheduled total principal balance for that class set forth on Annex F to this offering prospectus; and

•	then, with respect to (1) the class A-1 certificates, (2) the class A-2 and A-2FL certificates, on a pro rata basis in accordance with their respective total principal balances, (3) the class A-AB certificates, (4) the class A-3 and A-3FL certificates, on a pro rata basis in accordance with their respective total principal balances, and (5) the class A-1A certificates, in that order, in the case of each of clauses (1) through (5) of this bullet up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of the subject class(es);

No payments of principal will be made with respect to the class A-M or A-MFL certificates until the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-M and A-MFL certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

No payments of principal will be made with respect to the class A-J or A-JFL certificates until the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M and

A-MFL certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-J and A-JFL certificates (in the case of the class A-JFL certificates, through the class A-JFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

After the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J and A-JFL certificates have been retired, payments of remaining principal will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates, in that order, in each case until the subject class is retired.

In the case of each of the floating rate classes of series 2007-C7 certificates, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of that floating rate class of series 2007-C7 certificates.

The class X-CL, X-CP, X-W and V certificates and the series 2007-C7 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates will be made among those classes of series 2007-C7 certificates (in the case of the respective floating rate classes of the series 2007-C7 certificates, through the corresponding REMIC regular interests) on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates;

•	the holders of the class X-W certificates;

•	the holders of any of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan; and/or

•	the applicable sub-account of the trustee’s floating rate account in respect of any REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

For so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, prepayment premiums and/or yield maintenance charges allocable to the REMIC regular interest corresponding to a floating rate class of series 2007-C7 certificates will be paid to the swap counterparty. Otherwise, they will be paid to the holders of those series 2007-C7 certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C7 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee / Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)	Monthly

Type / Recipient (1)	Amount	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) that has been and continues to be worked out, an amount that will equal a workout fee rate of 1.0%, multiplied by each collection of interest (other than default interest and post-anticipated repayment date additional interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount that will equal a liquidation fee rate of 1.0%, multiplied by the related payment or proceeds (exclusive of default interest and post-anticipated repayment date additional interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Outside Special Servicing Fee / Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan, an interest rate strip that accrues at the related outside special servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C7 pooling and servicing agreement, except that under the series 2007-C6 pooling and servicing agreement, pursuant to which the Innkeepers Portfolio underlying mortgage loan is serviced, the applicable liquidation fee rate and workout fee rate will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans).	Monthly
	Late payment charges and default interest actually collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed-through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (in the case of a non-specially serviced mortgage loan, excluding special servicing fees, liquidation fees and workout fee, but in the case of any specially serviced mortgage loan, including such fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly

Type / Recipient (1)	Amount	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances. (7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (7)	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (8)	Time to time
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C7 pooling and servicing agreement. (9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C7 pooling and servicing agreement. (10)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C7 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee payable under the series 2007-C7 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.04% per annum to 0.12% per annum.
(3)	The outside master servicing fee rate for the Innkeepers Portfolio underlying mortgage loan will equal 0.01% per annum, and the outside special servicing fee rate for the Innkeepers Portfolio underlying mortgage loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. The outside master servicing fee rate for the Sears Tower underlying mortgage loan will equal 0.01% per annum, and the outside special servicing fee rate for the Sears Tower underlying mortgage loan will equal 0.25% per annum.
(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.25% per annum.
(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C7 pooling and servicing agreement.
(6)	The trustee fee rate will equal 0.00049% per annum.
(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C7 pooling and servicing agreement, or allocable overhead.
(10)	To the extent related to the Innkeepers Portfolio loan combination or the Sears Tower loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C7 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

If any underlying mortgage loan is part of a loan combination that includes a more junior non-trust mortgage loan, then special servicing compensation, interest on advances and various other unanticipated expenses will be paid first out of amounts otherwise allocable to that non-trust mortgage loan. If any underlying mortgage loan is part of a loan combination that includes a pari passu non-trust mortgage loan, then shortfalls due to interest on servicing advances and various other unanticipated expenses will be shared by the holder of that underlying mortgage loan and the holder(s) of the related pari passu non-trust mortgage loans.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C7 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C7 certificates on any distribution date, the total principal balances of the following classes of series 2007-C7 principal balance certificates and REMIC regular interests will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL(1), pro rata by total principal balance
18th	A-M and A-MFL(1), pro rata by total principal balance
19th	A-1, A-2, A-2FL(1), A-AB, A-3, A-3FL(1) and A-1A, pro rata by total principal balance

(1)	Refers to REMIC regular interest with that designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C7 certificates with the same designation.

Losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to any of the floating rate classes of series 2007-C7 certificates. However, such losses, expenses and shortfalls may be allocated to the corresponding REMIC regular interest in reduction of the total principal balance of the applicable REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the REMIC regular interest corresponding to any floating rate class of series 2007-C7 certificates will result in a corresponding decrease in the total principal balance of the subject class of series 2007-C7 certificates, and any interest shortfalls suffered by the REMIC regular interest corresponding to any floating rate class of series 2007-C7 certificates (for whatever reason) will reduce the amount of interest distributed on the subject class of series 2007-C7 certificates.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C7 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2007-C7 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C7 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C7 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property. Loan group 1 will consist of 93 mortgage loans, with an initial loan group 1 balance of $3,016,788,051, representing approximately 91.9% of the initial mortgage pool balance.

Loan group 2 will consist of all but one of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 17 mortgage loans, with an initial loan group 2 balance of $265,119,627, representing approximately 8.1% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each underlying mortgage loan that is part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to the Innkeepers Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan in the Innkeepers Portfolio loan combination; and

2.	with respect to the Sears Tower underlying mortgage loan, taking into account certain portions of the corresponding pari passu non-trust mortgage loan(s), but without regard to certain other portions of the corresponding pari passu non-trust mortgage loan(s) and further without regard to the corresponding subordinate non-trust mortgage loans(s) in the Sears Tower loan combination. Information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot are, in the case of the Sears Tower underlying mortgage loan, calculated based on $510,000,000 of the corresponding pari passu A-notes, which is comprised of the $50,000,000 Sears Tower underlying mortgage loan and the proportionate share of each of the Sears Tower note A-1 non-trust loan ($255,000,000) and the Sears Tower note A-3 non-trust loan ($205,000,000).

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ in this offering prospectus.

•	If any of the underlying mortgage loans is secured by multiple real properties, then a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this offering prospectus.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this offering prospectus.

•	Three (3) mortgage loans that we intend to transfer to the issuing entity, representing 13.4% of the initial mortgage pool balance and 14.6% of the initial loan group 1 balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Fitch that eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 20.7% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Loan Combinations	Two (2) underlying mortgage loans, representing 14.1% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all (a) obligations of the same borrower(s) and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not transferred to the issuing entity, is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
Innkeepers Portfolio	$412,701,271	12.6%	$412,701,271	N/A
Sears Tower	$50,000,000	1.5%	(3)	(3)
(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination.
(3)	The Sears Tower loan combination, totaling $780,000,000, is comprised of three pari passu A notes — the Sears Tower note A-1 non-trust loan of $340,000,000, the Sears Tower note A-2 loan combination of $66,670,000 and the Sears Tower note A-3 non-trust loan of $273,330,000 — and one or more subordinate B-note non-trust loans totaling $100,000,000. The Sears Tower note A-1 non-trust loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization, the Sears Tower note A-3 non-trust loan is not included in the LB-UBS series 2007-C7 commercial mortgage securitization, and the Sears Tower note A-2 loan combination was bifurcated into a senior component of $50,000,000 (the Sears Tower underlying mortgage loan) and a junior component of $16,670,000 (the Sears Tower note A-2-B non-trust loan). The Sears Tower note A-1 non-trust loan is generally pari passu in right of payment to the Sears Tower underlying mortgage loan and the Sears Tower note A-2-B non-trust loan, collectively; the Sears Tower note A-3 non-trust loan is generally pari passu in right of payment to the Sears Tower underlying mortgage loan and the Sears Tower note A-2-B non-trust loan, collectively; the Sears Tower note A-2-B non-trust loan is generally subordinate in right of payment to the Sears Tower underlying mortgage loan; and the Sears Tower note B non-trust loan(s) is/are generally subordinate in right of payment to the Sears Tower note A-1 non-trust loan, the Sears Tower underlying mortgage loan, the Sears Tower note A-2-B non-trust loan and the Sears Tower note A-3 non-trust loan.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

As discussed above under ‘‘—Relevant Parties—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Relevant Parties—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer,’’ neither of the loan combinations will be serviced under the series 2007-C7 pooling and servicing agreement.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus for a description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the

Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will: (a) acquire the mortgage loans from (i) Lehman Brothers Holdings Inc. and/or an affiliate thereof; (ii) UBS Real Estate Securities Inc.; and (iii) KeyBank National Association; and (b) transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C7 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to transfer to the issuing entity is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to transfer to the issuing entity is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this offering prospectus, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to transfer to the issuing entity currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan, except with respect to the mortgage loans that have an anticipated repayment date, as described below. In addition, except for the mortgage loans that have an anticipated repayment date, as described below, none of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	61 of the mortgage loans that we intend to transfer to the issuing entity, representing 60.5% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	24 of the mortgage loans that we intend to transfer to the issuing entity, representing 22.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month;

•	19 of the mortgage loans that we intend to transfer to the issuing entity, representing 10.5% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month;

•	six (6) of the mortgage loans that we intend to transfer to the issuing entity, representing 6.1% of the initial mortgage pool balance, provides for scheduled payment of principal and/or interest on the tenth day of each month.

One hundred six (106) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.4% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group 1, representing 95.0% of the initial loan group 1 balance, and 17 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Twenty-one (21) of the underlying mortgage loans identified in the prior paragraph, representing 49.5% of the initial mortgage pool balance, of which 17 mortgage loans are in loan group 1, representing 48.9% of the initial loan group 1 balance, and four (4) mortgage loans are in loan group 2, representing 57.1% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 65 of the underlying mortgage loans, representing 41.6% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group 1, representing 41.5% of the initial loan group 1 balance, and 13 mortgage loans are in loan group 2, representing 42.9% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Three (3) of the mortgage loans that we intend to transfer to the issuing entity, representing 4.5% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 4.9% of the initial loan group 1 balance, each provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in the subject mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

1.	the calculation of interest at a rate per annum in excess of the initial mortgage interest rate, with payment of the additional interest accrued on the related principal balance in excess of interest at the initial mortgage interest rate, together with any compound interest accrued thereon, to be deferred until after the outstanding principal balance of the mortgage loan is paid in full; and

2.	the application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, such payment of principal from excess cash flow to be in addition to the principal portion, if any, of the normal monthly debt service payment.

With respect to two of the underlying mortgage loans with anticipated repayment dates, representing 4.3% of the initial mortgage pool balance and 4.7% of the initial loan group 1 balance, payments of interest only are scheduled to be due on each due date until the related anticipated repayment date.

With respect to one of the underlying mortgage loans with anticipated repayment dates, representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, payments of interest only are scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related anticipated repayment date.

One (1) of the mortgage loans that we intend to transfer to the issuing entity, representing 0.1% of the initial mortgage pool balance, 0.1% of the initial loan group 1 balance has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full on its maturity date.

Delinquency/Loss Information	None of the mortgage loans that we intend to transfer to the issuing entity were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to transfer to the issuing entity.

Prepayment Provisions	All of the mortgage loans that we intend to transfer to the issuing entity provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of the Innkeepers Portfolio underlying mortgage loan or the Sears Tower underlying mortgage loan will be calculated based on a formula set forth in, and an appraisal conducted in accordance with, the pooling and servicing agreement that governs the servicing thereof. In each case, such formula will take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in the loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, to the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates and each of UBS Real Estate Securities Inc. and KeyBank National Association will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or the related mortgage loan seller, in the case of a mortgage loan contributed by any mortgage loan seller other than Lehman Brothers Holdings Inc. or any of our other affiliates, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C7 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are, or the applicable mortgage loan seller is, as the case may be, unable to cure the subject material breach or material document defect, as applicable, and we do not, or the applicable mortgage loan seller does not, as the case may be, exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or the related mortgage loan seller, in the case of an underlying mortgage loan contributed by any mortgage loan seller other than Lehman Brothers Holdings Inc. or any of our other affiliates, being notified of the subject breach or missing document and (ii) either (a) we, or the related mortgage loan seller, as the case may be, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as applicable, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus;

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus); and

•	the City of Tustin, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 hereto as the District at Tustin Legacy Mortgage Loan, which mortgage loan represents 6.3% of the initial mortgage pool balance and 6.8% of the initial loan group 1 balance, may have the right to purchase the District at Tustin Legacy mortgage loan upon the occurrence of a default under a disposition and development agreement affecting the related borrower for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts payable thereunder (exclusive of any defeasance or prepayment premium or default interest), subject to certain conditions set forth under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development—Remedies of the City of Tustin’’ in this offering prospectus.

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Aggregate Cut-off Date Principal Balance	$3,281,907,678	$3,016,788,051	$265,119,627
Number of Loans	110	93	17
Number of Properties	167	146	21
Maximum Cut-off Date Principal Balance	$430.000,000	$430,000,000	$116,769,627
Minimum Cut-off Date Principal Balance	$1,078,208	$1,078,208	$2,600,000
Average Cut-off Date Principal Balance	$29,835,524	$32,438,581	$15,595,272
Maximum Mortgage Rate	6.9900%	6.9900%	6.9700%
Minimum Mortgage Rate	5.5400%	5.5400%	5.6100%
Weighted Average Mortgage Rate	6.3057%	6.3315%	6.0126%
Maximum Original Term to Maturity or Anticipated Repayment Date	180 months	180 months	120 months
Minimum Original Term to Maturity or Anticipated Repayment Date	60 months	60 months	60 months
Weighted Average Original Term to Maturity or Anticipated Repayment Date	114 months	117 months	86 months
Maximum Remaining Term to Maturity or Anticipated Repayment Date	180 months	180 months	119 months
Minimum Remaining Term to Maturity or Anticipated Repayment Date	56 months	57 months	56 months
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date	112 months	115 months	82 months
Weighted Average Underwritten DSCR (NCF)	1.40x	1.42x	1.22x
Weighted Average Cut-off Date Underwritten DSCR (NCF)	1.48x	1.49x	1.30x
Weighted Average Cut-off Date LTV Ratio	63.8%	62.7%	75.4%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be transferred to the issuing entity is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity or the related anticipated repayment date, as applicable, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be transferred to the issuing entity is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date; and

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated: (a) in the case of the Innkeepers Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust loan in the Innkeepers Portfolio loan combination; and (b) in the case of the Sears Tower underlying mortgage loan, taking into account certain portions of the Sears Tower note A-1 and note A-3 non-trust loans, but without regard to certain other portions of those non-trust loans and further without regard to the Sears Tower note A-2-B non-trust loan and the Sears Tower B-note non-trust loans.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be transferred to the issuing entity is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date or anticipated repayment date, as applicable, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to transfer to the issuing entity, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Underwritten Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
Florida	17	22.0%
New York	19	18.3%
California	20	14.6%
Texas	17	5.8%
Virginia	7	4.9%
Kansas	1	4.2%
Tennessee	7	4.1%
Arizona	5	3.6%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 24 other states. No more than 2.9% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Retail	55	41.7%
Anchored Retail	41	24.2%
Regional Mall	2	15.9%
Unanchored Retail	12	1.6%
Office	19	27.8%
Hotel	51	16.8%
Multifamily(1)	25	8.8%
Industrial/Warehouse	9	3.3%
Parking Garage	2	0.9%
Self Storage	5	0.7%
Mixed Use	1	0.1%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 0.2% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Loans	% of Initial Mortgage Pool Balance
Fee Simple(1)	102	92.6%
Leasehold	7	6.7%
Fee Simple/Leasehold	1	0.7%

(1)	With respect to one (1) such mortgaged real property, identified on Annex A-1 to this offering prospectus as Ballston Tower, the subject property consists of air rights and does not include any land.

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to transfer to the issuing entity collectively represent 65.1% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. The foregoing REMICs will exclude collections of post-anticipated repayment date interest with respect to any underlying mortgage loan that remains outstanding past its anticipated repayment date, if applicable. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For federal income tax reporting purposes, the class X-CP and X-W certificates will, and other classes of offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	each underlying mortgage loan with an anticipated repayment date will be paid in full on that date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	Upon initial issuance, the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP and/or X-W certificates, you should be aware that—

•	the yield to maturity on those certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to those certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP and X-W certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class. See ‘‘Description of the Offered Certificates—General’’ and ‘‘—Payments’’ in this offering prospectus.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C7 certificates, including the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W classes, and to some or all of the REMIC regular interests corresponding to the floating rate classes of the series 2007-C7 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C7 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C7 certificates (or, in the case of the floating rate classes of the series 2007-C7 certificates, of the respective corresponding REMIC regular interests),

•	the order in which the principal balances of the respective classes of the series 2007-C7 principal balance certificates (or, in the case of the floating rate classes of the series 2007-C7 certificates, of the respective corresponding REMIC regular interests) will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C7 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Loan Combinations,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP or X-W certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C7 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP and/or X-W certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP and/or X-W certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP and X-W certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class. See ‘‘Description of the Offered Certificates—General’’ and ‘‘—Payments’’ in this offering prospectus.

The Interests of the Series 2007-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C7 certificates representing a majority interest in the controlling class of series 2007-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—The Series 2007-C7 Controlling Class Representative’’ in this offering prospectus; and (b) replace the special servicer under the series 2007-C7 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus. Among other things, the series 2007-C7 controlling class representative may direct the special servicer under the series 2007-C7 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan) that the series 2007-C7 controlling class representative may consider advisable.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C7 controlling class will be a non-offered class of series 2007-C7 certificates. The series 2007-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C7 controlling class representative will exercise its rights and powers on behalf of the series 2007-C7 controlling class certificateholders, and it will not be liable to any other class of series 2007-C7 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. Although the Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007, the House of Representatives voted to pass the Terrorism Risk Insurance Revision and Extension Act of 2007, which, if passed, would (a) amend the Terrorism Risk Insurance Act of 2002 and (b) expire on December 31, 2022. The Senate Banking Committee voted to pass the Terrorism Risk Insurance Reauthorization Act of 2007 which would also (a) amend the Terrorism Risk Insurance Act of 2002, but (b) would expire on December 31, 2014. The full Senate has not yet voted on this bill.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to transfer to the issuing entity, the related loan documents generally provide that either (a) the borrowers are generally required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including in the case of many of the ten (10) largest mortgage loans described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ in this offering prospectus and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In addition, with respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, which mortgaged real property secures a mortgage loan which represents 1.5% of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by the Terrorism Risk Insurance Extension Act of 2005. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower. In addition, the captive insurer is not able to satisfy insurance claims with its own capital and the captive insurance structure may result in additional delays in collecting insurance proceeds from the re-insurance carriers. Finally, there can be no assurances that the re-insurers will pay on their re-insurance agreements or that the federal government will make payments to the captive insurer under the Terrorism Risk Insurance Extension Act of 2005. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Property, Liability and Other Insurance’’ in this offering prospectus.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C7 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	retail;

•	office;

•	hotel;

•	multifamily;

•	industrial/warehouse;

•	parking garage;

•	self storage;

•	mobile home park; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to three mortgage loans that we intend to transfer to the issuing entity, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Miami Center, Ritz Carlton Bachelor Gulch and Stoneridge III Office, which mortgage loans collectively represent 7.3% of the initial mortgage pool balance, 8.0% of the initial loan group 1 balance the related mortgaged real property consists of the borrower’s fee interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s) and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan’’ in this offering prospectus.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 59 retail, office and/or industrial/warehouse mortgaged real properties, securing 15.6% of the initial mortgage pool balance and 16.9% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 26 of those 59 properties, securing 5.4% of the initial mortgage pool balance and 5.9% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgaged real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in, and Annex A-1 to, this offering prospectus.

In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained

Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Retail, Office, Hotel and Multifamily

Fifty-five (55) of the mortgaged real properties, securing 41.7% of the initial mortgage pool balance and 45.4% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider: 41 of the subject retail properties, securing 24.2% of the initial mortgage pool balance and 26.3% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored and single tenants; two (2) of the subject retail properties, securing 15.9% of the initial mortgage pool balance and 17.3% of the initial loan group 1 balance, respectively, to be a regional mall; and 12 of the subject retail properties, securing 1.6% of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance, respectively, to be unanchored retail. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Nineteen (19) of the mortgaged real properties, securing 27.8% of the initial mortgage pool balance and 30.3% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors— The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Fifty-one (51) of the mortgaged real properties, collectively securing 16.8% of the initial mortgage pool balance and 18.2% of the initial loan group 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

Twenty-five (25) of the mortgaged real properties, securing 8.8% of the initial mortgage pool balance, 0.8% of the initial loan group 1 balance and 100.0% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 0.2% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ in this offering prospectus.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Florida, New York and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Texas

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
Florida	17	22.0%
New York	19	18.3%
California	20	14.6%
Texas	17	5.8%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

Seven (7) of the mortgaged real properties, securing 8.9% of the initial mortgage pool balance and 9.7% of the initial loan group 1 balance, are located in southern California. The wildfires in Southern California that started on October 21, 2007 are reported to have destroyed an estimated 2,000 homes and other structures and, at one point, forced approximately 500,000 people to evacuate their homes. The fires, which are among the most widespread California has experienced, have burned more than 500,000 acres. According to news reports, losses are expected to exceed $1 billion. President Bush has declared Southern California a disaster area. As of November 1, 2007, the wildfires are reported to be under control. There can be no assurance that the fires did not damage or otherwise affect the mortgaged real properties or the areas in which such properties are located. In the event there was damage to a mortgaged real property, there can be no assurance that the insurance proceeds will be adequate to rebuild the mortgaged real property or to pay off the principal balance of the mortgage loan. Additionally, even if a mortgaged real property was not damaged by the fires, such mortgaged real property may experience near term loss of income and/or a decline in real property values as a result of the local and regional conditions, including the evacuation of residents and shuttering of homes and businesses, decreased traffic in the area of the mortgaged real property, the redirection and/or lack of availability of goods, manpower and other resources as well as a long-term loss of income or property values as a result of any decline in the local or regional population or other negative consequences as a result of these fires.

Of the 19 Mortgaged Real Properties Located in the State of New York, Eight (8) of Those Properties, Representing 16.3 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 16.3% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group 1, representing 17.2% of the initial loan group 1 balance, and one (1) mortgage loan is in loan group 2, representing 5.6% of the initial loan group 2 balance, respectively, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates

One hundred six (106) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.4% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group 1, representing 95.0% of the initial loan group 1 balance, and 17 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon loans. Twenty-one (21) of those balloon loans, representing 49.5% of the initial mortgage pool balance, of which 17 mortgage loans are in loan group 1, representing 48.9% of the initial loan group 1 balance, and four (4) mortgage loans are in loan group 2, representing 57.1% of the initial loan group 2 balance, respectively, are interest-only balloon loans. In addition, 65 of those balloon loans, representing 41.6% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group 1, representing 41.5% of the initial loan group 1 balance, and 13 mortgage loans are in loan group 2, representing 42.9% of the initial loan group 2 balance, respectively, provide for payments of interest-only scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related maturity date. Further, three (3) mortgage loans, representing 4.5% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 4.9% of the initial loan group 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two (2) of those mortgage loans with anticipated repayment dates, representing 4.3% of the initial mortgage pool balance, both of which are in loan group 1, representing 4.7% of the initial loan group 1 balance, provide for payments of interest-only scheduled to be due on each due date until the related anticipated repayment date, and one (1) of those mortgage loans with anticipated repayment dates, representing 0.2% of the initial mortgage pool balance, representing 0.2% of the initial loan group 1 balance, provides for payments of interest-only scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related anticipated repayment date. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 46.7% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 65.1% of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors— Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

With respect to eight (8) of the mortgaged real properties, collectively securing 7.0% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 7.6% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loan is secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Ground Lease’’ in this offering prospectus. See also ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans— Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations. Set forth in the following paragraphs are various examples of violations, non-compliance and other issues relating to zoning and/or land-use laws and ordinances, building codes and/or the Americans with Disabilities Act of 1990. There is no assurance in any of the cases described below that the related borrower or any other party has remedied or will remedy the subject violation, non-compliance or other issue. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information— Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Aventura Mall, which mortgage loan represents 13.1% of the initial mortgage pool balance and 14.3% of the initial loan group 1 balance, a portion of such mortgaged real property includes a parcel leased to an affiliate of the related borrower that contains parking spaces. If (i) there is construction on the ground leased parcel or (ii) such ground leased parcel is released pursuant to the related mortgage loan documents, then there may be a deficiency in parking at the related mortgaged real property either as required by applicable zoning laws or pursuant to related leases. If (i) or (ii) above occurs, then the related borrower is required to enter into agreements with third parties to provide sufficient replacement parking spaces, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Partial Release’’ below in this offering prospectus.  There can be no assurance that the related borrower will enter into agreements with third parties to provide sufficient parking spaces.  There is also no assurance that there will be replacement parking at the related mortgaged real property, that such replacement parking will be conveniently located or that the cost of such replacement parking will not increase the expenses incurred by the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Meyerland Plaza, which mortgage loan represents 2.8% of the initial mortgage pool balance and 3.1% of the initial loan group 1 balance, the zoning report with respect to such mortgaged real property indicates the parking at the related mortgaged real property is deficient 56 spaces.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Carlyle Apartments, which mortgage loan represents 0.4% of the initial mortgage pool balance and 5.1% of the initial loan group 2 balance, the related mortgaged real property does not comply with the current zoning requirements regarding off-street parking.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Stirling Bay, which mortgage loan represents 0.3% of the initial mortgage pool balance and 3.5% of the initial loan group 2 balance, the zoning report prepared for the related mortgaged real property indicates the parking at the related mortgaged real property is deficient one space.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Highland Grande Apartments, which mortgage loan represents 0.3% of the initial mortgage pool balance and 3.2% of the initial loan group 2 balance, the zoning report prepared for the related mortgaged real property indicates that it does not comply with the current zoning requirements regarding minimum dwelling unit size and maximum dwelling units per building.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rosewood Village, which mortgage loan represents 0.2% of the initial mortgage pool balance and 2.8% of the initial loan group 2 balance, the parking at the related mortgaged real property is deficient 137 spaces. The related borrower executed an undertaking which provides that, at such time as the related borrower receives any written notification from any governmental authority having jurisdiction over the related mortgaged real property regarding any violation of applicable building, zoning or other municipal laws or ordinances arising out of any shortage of parking at the related mortgaged real property, the related borrower will provide sufficient striping in the parking lot at the related mortgaged real property to provide for such additional parking spaces as may be required by the governmental authority in accordance with applicable building, zoning or other municipal laws or ordinances.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Pleasant Run Apartments, which mortgage loan represents 0.2% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance, the zoning report with respect to such mortgaged real property indicates that such mortgaged real property is legal non-conforming because (i) the minimum square foot density requirement per dwelling at the related mortgaged real property is deficient 120 square feet with respect to each one-bedroom unit, (ii) the maximum allowed density at the related mortgaged real property is exceeded by eight units per acre (total site is 10 acres), and (iii) the parking at the related mortgaged real property is deficient five spaces.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Premier Park of Commerce-FedEx Ground, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a temporary certificate of occupancy was issued for the related mortgaged real property that will expire in December 2007.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Premier Park of Commerce-FedEx Freight, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a temporary certificate of occupancy was issued for the related mortgaged real property that will expire in December 2007.

Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Ten (10) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. Those ten (10) separate groups represent 5.2%, 1.0%, 0.9%, 0.7%, 0.6%, 0.4%, 0.3%, 0.3%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Two (2) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 14.1% of the initial mortgage pool balance and 15.3% of the initial loan group 1 balance, are each part of a loan combination that includes one or more additional mortgage loans—not transferred to the issuing entity—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ in this offering prospectus and ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

In addition, with respect to three (3) underlying mortgage loans, which collectively represent 4.6% of the initial mortgage pool balance and 5.0% of the initial loan group 1 balance, the related borrower is permitted to incur additional secured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan to value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Subordinate Debt’’ and—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to each of four (4) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 11.4% of the initial mortgage pool balance (three (3) of which are in loan group 1, representing 8.6% of the initial loan group 1 balance, and one (1) of which is in loan group 2, representing 44.0% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers and affiliates of the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Portfolio Mortgage Loan— Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan— Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 29 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 71.1% of the initial mortgage pool balance, 76.7% of the initial loan group 1 balance and 7.3% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property or interests in the related borrower. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as District at Tustin Legacy, representing 6.3% of the initial mortgage pool balance and 6.8% of the initial loan group 1 balance, the related borrower has certain obligations that may adversely affect the borrower’s available cash flow and there are restrictive covenants in place that may adversely affect the value of that mortgage loan or the related mortgaged real property, as further described under ‘‘—Certain Risks Related to the District at Tustin Legacy Mortgage Loan’’ below. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Ritz Carlton Bachelor Gulch, representing 1.9% of the initial mortgage pool balance and 2.0% of the initial loan group 1 balance, there are deed restrictions in place, as further described under ‘‘—Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan’’ below

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000—and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000—are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur customary trade debt, equipment financing and/or other additional financing as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as District at Tustin Legacy, which mortgage loan has a cut-off date principal balance of $206,000,000 and represents 6.3% of the initial mortgage pool balance and 6.8% of the initial loan group 1 balance, the related borrower is a recycled special purpose entity that has certain obligations and rights with respect to property that does not constitute part of the related mortgaged real property. Among other things, the borrower is the owner of a subleasehold interest in an adjacent property (which is not part of the collateral for the mortgage loan), has certain obligations and rights to acquire additional specified adjacent properties, has obligations to complete certain work and improvements on off-site properties (which are not part of the collateral for this mortgage loan) and has a right to receive up to $46,000,000 in reimbursements related to the completion of such work and improvements. Further, neither the District at Tustin Legacy mortgage loan documents nor the organizational documents for the District at Tustin Legacy borrower require independent directors for the borrower (or any constituent entity that is required to be a special purpose entity). See ‘‘—Certain Risks Related to the District at Tustin Legacy Mortgage Loan’’ below and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan’’ in this offering prospectus. There are other underlying mortgage loans with principal balances in excess of $5,000,000 where the related borrower (a) is not required to be a special purpose entity and/or (b) has obligations or owns other assets unrelated to the subject related mortgaged real property.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates. There are certain underlying mortgage loans, some of which have principal balances greater than $25,000,000, as to which no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this offering prospectus as Fairfield Shopping Center, Hamilton Business Center, Century Park III, Canton Marketplace, Quality Inn—Laurel, Noah’s Ark Self Storage and Cedar Bluff Apartments, respectively, which mortgaged real properties secure mortgage loans that collectively represent 2.3% of the initial mortgage pool balance, 2.4% of the initial loan group 1 balance and 1.0% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to transfer to the issuing entity may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged real property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Aventura Mall, which mortgage loan represents 13.1% of the initial mortgage pool balance and 14.3% of the initial loan group 1 balance, a portion of that mortgaged real property is subject to a master lease between the related borrower and certain affiliates of that borrower, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Master Lease’’ below in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio, which mortgage loan represents 12.6% of the initial mortgage pool balance and 13.7% of the initial loan group 1 balance, each individual related mortgaged real property is subject to an operating lease between the applicable related borrower, which is the fee or leasehold owner of such property, and a special purpose entity, which is an affiliate of the Innkeepers Portfolio borrowers, as further described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Operating Leases’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 945 Goethals Drive, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, affiliates of the sponsor of the borrower have entered into operating leases with respect to approximately 75% of the rentable area at the related mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Century Park III, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease with respect to approximately 20% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan, or (ii) the mortgaged property achieving an occupancy rate, excluding the master lease, of not less than 92.4%, with an average lease rate of not less than $18.50 per square foot and an average lease term of not less than five years.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Burma Commerce Park, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, an affiliate of the sponsor of the borrower has entered into operating leases with respect to approximately 61% of the rentable area at the related mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 21609 North 12th Avenue, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a springing master lease with respect to approximately 35.2% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment of the loan in full, (ii) the annual rent pursuant to one or more acceptable leases equals or exceeds a specified amount, and (iii) November 8, 2017.

There are other mortgaged real properties as to which such property or a portion thereof is subject to a master lease or operating lease and certain master leases with respect to the largest three tenants at a subject mortgaged real property are identified on Annex A-1 to this offering prospectus.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase class X-CP or X-W certificates, or if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, a third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date, other than the environmental reports relating to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Sears Tower, Charleston Plaza, 101 West Avenue, Bashas Gold Canyon, Spanish Springs Shopping Center, Tower Parking Garage, Highland Grande Apartments, Hunt Club Corners and Polaris Retail Center, collectively securing mortgage loans representing 4.9% of the initial mortgage pool balance, 5.0% of the initial loan group 1 balance and 3.2% of the initial loan group 2 balance, which reports were prepared during the 19-month period preceding the cut-off date. In addition, with respect to four (4) mortgaged real properties, collectively securing mortgage loans representing 0.8% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

The following paragraphs identify various environmental issues affecting properties that secure the underlying mortgage loans.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as District at Tustin Legacy, which mortgage loan represents 6.3% of the initial mortgage pool balance and 6.8% of the initial loan group 1 balance, the mortgaged real property is part of the former Tustin Marine Corps Air Station, a base of approximately 1,600 acres which was selected for closure under the federal Base Realignment and Closure Program and decommissioned in 1999. In 2001, the Department of Navy issued a finding of suitability for transfer and a finding of suitability for lease for approximately two-thirds of the original base, and conveyed or leased this two-thirds of the original base to the City of Tustin, which in turn has conveyed or leased approximately 87 of these acres, including the mortgaged real property, to the related borrower. The City of Tustin has made no representations or warranties to the District at Tustin Legacy borrower with respect to the environmental conditions of the mortgaged real property and has required indemnities from such borrower for those conditions. The District at Tustin Legacy borrower leases a portion of a shopping center located on the former base, which may not be conveyed in fee or mortgaged in any manner until remediation is complete. The mortgaged real property was conveyed by a deed from the Department of Navy to the City of Tustin on May 14, 2002, which deed contains a warranty that runs to the benefit of the successors and assigns of the City of Tustin, including the District at Tustin Legacy borrower, that all remedial action necessary to protect the public health has been completed before the date of conveyance and any additional remediation necessary after the date of conveyance will be undertaken by the federal government. The deed also obligates the federal government to indemnify owners or operators and their successors and assigns from any claims or losses resulting from a release or threatened release of any hazardous substances, pollutant or contaminant from historic base operations. The mortgaged real property is subject to a development agreement which sets forth the parameters for acceptable redevelopment and contains a declaration of special restrictions. Pursuant to the development agreement entered into between the City of Tustin and the District at Tustin Legacy borrower, the borrower has purchased a pollution legal liability insurance policy from an insurance provider that has an A+ rating from AM Best and S&P, but which is not licensed by California and is therefore not subject to its solvency requirements. Coverage under this insurance policy is limited to $10 million and expires in 2015. Remediation at the mortgaged real property has been determined to be complete by regulatory agencies having jurisdiction. Although the deed obligates the federal government to address any additional environmental conditions arising out of historic base operations, there can be no assurances that the federal government will address such conditions in a time and manner consistent with either applicable or anticipated development plans for the mortgaged real property. Additionally, there can be no assurances that the aforementioned pollution legal liability insurance policy will provide coverage for claims arising out of environmental conditions related to historic base operations.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Leeds Park, which mortgage loan represents 1.4% of the initial mortgage pool balance and 1.5% of the initial loan group 1 balance, according to the environmental site assessment, the mortgaged property has been impacted by historical operations, and several documented underground storage tanks were located on the property. In addition, an environmental site assessment completed in 2005 identified an abandoned lagoon, above-ground storage tanks and groundwater monitoring wells on the property. One 400,000-gallon above-ground storage tank formerly located on an adjacent parcel and the wastewater discharged into the lagoon was determined to have impacted the subject site with petroleum constituents. The local agency stated that a formal no further action ruling could not be issued because metals and volatile organics were identified above action levels, but did not require further remedial actions. The local agency indicated that closure could be obtained if target compounds are shown to be below action levels for two to four consecutive sampling periods. The environmental consultant estimated that it will cost between $20,000 and $30,000 to obtain closure and a no further action letter with respect to this matter. There can be no assurance that such closure will be obtained or that further remedial action will not be required with respect to these matters. Although an environmental reserve in the amount of $30,000 was taken at origination of the mortgage loan, there is no assurance that the amount in such environmental reserve will be sufficient to cover any liability sustained by the related borrower. In addition, the prior owner, which entity is currently the largest tenant of the property, has agreed to be the responsible party for remedial action and indemnify the borrower and its successors and/or assigns for any costs related thereto for a period of approximately five years from the origination of the related mortgage loan. There is no assurance that the prior owner will perform under the indemnification it provided in connection with the aforementioned litigation or that, if it does perform, the funds recovered will be sufficient to cover any liability sustained by the trust in respect of the subject litigation. In addition, according to the environmental consultant, samples taken in August of 2007 indicated target compounds below action levels.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Soundview Marketplace, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the environmental consultant identified contamination above groundwater standards associated with dry cleaning chemicals from the previous use of a portion of the property. Based upon analytical results, the environmental consultant concluded that the contamination is in the form of chloroform and trichloroethene contaminants and is associated with a past spill, which naturally attenuated. In addition, according to the environmental consultant, samples taken in August of 2007 indicated target compounds below action levels. The environmental consultant recommended certain remedial actions be considered and approved by the New York State Department of Environmental Conservation. Although the prior owner of the related property provided an indemnification with respect to any damages associated with the contaminations to the related loan seller and one of the sponsors and agreed to pay for all remediation at the property, there can be no assurance that the prior owner will complete the remedial action, that the indemnification will be enforceable or that the prior owner will have sufficient funds to complete the remedial action or provide indemnification.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 21-25 West 20th Street, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, historical records and previous environmental reports indicated that seven gasoline underground storage tanks were present on the property through 1986 due to the historic use of the property as a gas station and automobile repair facility. Five of the underground storage tanks were reportedly removed from beneath the basement of the subject building and the other two underground storage tanks were reportedly closed in place beneath the paved parking area. Soil and groundwater sampling conducted on-site indicated elevated levels of gasoline constituents. Prior reports also noted that the remedial action began on-site in 1996. The remedial actions included excavating an area of the subject building basement, removing contaminated soil and disposing of it off-site. The environmental consultant estimated that approximately 80 cubic yards of soil is required to be removed, at a cost of approximately $60,296. The most recent sampling results, in June 2004, indicated that target compounds have decreased over time. Although the tenant is obligated to complete the remediation pursuant to its lease and the related borrower and sponsor have covenanted to complete such remediation in the event the lease terminates or the tenant defaults on its obligation to complete the remediation, there can be no assurance that the remediation will actually be completed or that additional remedial actions will not be found necessary.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Comfort Inn and Country Inn Portfolio, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, according to a former Phase II performed in 1988 with respect to the Comfort Inn property, the adjacent property to the west contributed to groundwater contamination beneath the mortgaged property as the result of a spill that occurred in 1971 from former gasoline underground storage tanks. Remediation occurred between 1971 and 1973 under the oversight of the Maine Department of Environmental Protection. The Maine Department of Environmental Protection issued a letter to the environmental review consultant indicating that based on the foreknowledge of former spills below action levels, contamination results and the use of city water for the site and adjoining sites, it is unlikely that clean-up efforts would be required pursuant to the current standards. There can be no assurance, however, that contamination levels above action level will not be detected in the future or that clean-up efforts will not be necessary in the future.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hunt Club Corners, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, an on-site dry cleaning facility has impacted soil and groundwater at the property. The owner of the property is enrolled in the Florida Department of Environmental Protection’s Drycleaning Solvent Program, which provides limited liability protection for cleanup of dry-cleaning solvent contamination for eligible properties. Under that program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, including periodic groundwater monitoring. There can be no assurances that remediation of the contaminated conditions at the mortgaged property will be completed by the state fund, or that a third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Gateway Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the mortgaged real property was historically operated as a gasoline service station, railroad car barn and bus garage and a printing shop. A Phase II environmental review performed on August 24, 2007 concluded that no additional investigation was recommended. According to the Phase II environmental review, several target compounds were detected in excess of regulatory standards, but these constituents were similar to those previously detected on-site during underground storage tank closure assessment activities, which received regulatory no further action status due to being attributed to historic fill materials. There can be no assurance, however, that future remediation of such target compounds will not be deemed necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 5600 East 7th Street, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, a gas station operated on the mortgaged real property from 1954 until 2003. Underground storage tanks located on the mortgaged real property were removed in 1985 and 2004. Closure sampling and subsurface investigations performed in 2004 and 2005 showed that historic gas station operations had impacted soil and groundwater at the mortgaged real property. A soil vapor survey performed in 2005 identified elevated levels of soil vapor at the mortgaged real property that require further investigation. A Phase I environmental site assessment performed in February 2007 identifies the Gilbert Reed Trust as the party responsible for addressing these environmental conditions at the mortgaged real property and as performing related remedial activities under regulatory oversight. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the Gilbert Reed Trust, or that regulatory authorities will not require additional environmental investigation or remediation at the mortgaged real property in the future.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on

Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date other than the mortgaged real properties identified on Annex A-1 to this offering prospectus as Sears Tower, Charleston Plaza, Bashas Gold Canyon, Spanish Springs Shopping Center, Tower Parking Garage, Highland Grande Apartments, Hunt Club Corners and Polaris Retail Center, representing 4.4% of the initial mortgage pool balance, 4.5% of the initial loan group 1 balance and 3.2% of the initial loan group 2 balance, which properties were inspected within the 19-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Innkeepers Portfolio	$412,701,271	$44,133,016
Nashville Multifamily Portfolio	$116,769,627	$12,563,124
Sears Tower	$50,000,000	$13,000,000
Leeds Park	$45,875,000	$4,500,000

All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. In addition, in some cases renovation or construction on property adjoining or near a mortgaged real property may have an impact on such mortgaged real property. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as The Legends at Village West, which mortgage loan represents 4.2% of the initial mortgage pool balance and 4.5% of the initial loan group 1 balance, the gross leaseable area of the mortgaged real property (658,453 square feet) includes future construction of 6,000 square feet of in-line space and 40,000 square feet for two outparcels, which outparcels are part of the collateral. In addition, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Nashville Multifamily Portfolio, which mortgage loan represents 3.6% of the initial mortgage pool balance and 44.0% of the initial loan group 2 balance and is secured by four properties, one of such properties, known as Cambridge at Hickory Hollow, may be affected by certain public road widenings adjacent to the related mortgaged real property.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Two (2) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Transfer to the Issuing Entity, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Two (2) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and collectively represent 14.1% of the initial mortgage pool balance (all of which are in loan group 1 and represent 15.3% of the initial loan group 1 balance), are each part of a loan combination that includes one or more additional mortgage loans (not transferred to the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C7 certificateholders and may have interests that conflict with your interests. If a non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan will be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from the subject securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C7 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, each of the loan combinations (including the underlying mortgage loans included therein) is being serviced pursuant to a servicing agreement other than the series 2007-C7 pooling and servicing agreement. The Innkeepers Portfolio underlying mortgage loan, which represents 12.6% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, which is the governing document for the securitization of a pool of mortgage loans that includes the Innkeepers Portfolio pari passu non-trust mortgage loan; and the Sears Tower underlying mortgage loan, which represents 1.5% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, which is the governing document for the securitization of a pool of mortgage loans that includes the Sears Tower pari passu non-trust mortgage loan. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans transferred to the issuing entity. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Nashville Multifamily Portfolio, Ritz Carlton Bachelor Gulch and Soundview Marketplace, respectively, which mortgage loans collectively represent 6.1% of the initial mortgage pool balance, 2.7% of the initial loan group 1 balance and 44.0% of the initial loan group 2 balance, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See ‘‘Affiliations and Certain Relationships and Related Transactions’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

In the foregoing cases, the relationship of the related mortgage loan seller or an affiliate thereof to, or the ownership interest of the mortgage loan seller or an affiliate thereof in, the borrower under any mortgage loan to be transferred to the issuing entity or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

We are aware of one mortgage loan that we intend to transfer to the issuing entity, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. That underlying mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as CVS Pharmacy – Rocky Hill. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio, representing 12.6% of the initial mortgage pool balance and 13.7% of the initial loan group 1 balance, there are three pending class action lawsuits filed by the shareholders of Innkeepers USA (the prior owner of the Innkeepers Portfolio mortgaged real properties) with respect to the acquisition by the ultimate sponsor of all of the outstanding shares of Innkeepers USA, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Pending Class Action Litigation’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Nashville Multifamily Portfolio, representing 3.6% of the initial mortgage pool balance and 44.0% of the initial loan group 2 balance, which is secured by four properties, two of the properties (Nashville Multifamily Portfolio—Cambridge at Hickory Hollow Apartments and Nashville Multifamily Portfolio—Cherry Creek Apartments) are subject to a pending lawsuit against a predecessor owner of such properties for certain alleged violations of the Americans with Disabilities Act and other laws promulgated by the Fair Housing Act, Title VIII of the Civil Rights Act of 1968, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Pending Americans with Disabilities Act Litigation’’ in this offering prospectus. There is no assurance of the outcome of the subject litigation or that the amount in the replacement reserve fund provided in connection with the aforementioned litigation will be sufficient to cover any liability sustained by the related borrower. In addition, there is no assurance that the prior owner will perform under the indemnification it provided in connection with the aforementioned litigation or that if it does perform the funds recovered will be sufficient to cover any liability sustained by the trust in respect of the subject litigation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Soundview Marketplace, representing 0.7% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, a sponsor of the related borrower is the subject of a $900,000 judgment in connection with an alleged breach of contract. The sponsor intends to appeal the judgment. To reserve against the potential liability, the related loan seller granted the sponsors a credit facility of up to $1,000,000, which can only be drawn upon to satisfy, bond against or settle any final judgment if the appeal is unsuccessful and which is secured by a mortgage over another property partially owned by such sponsor.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 101 West Avenue, representing 0.5% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, the husband of one of the project sponsors is currently (i) one of ten (10) defendants in a civil action seeking $36,500,000 in actual damages and punitive damages with respect to an alleged investment in a partnership to acquire real property and (ii) a defendant in a civil action seeking approximately $13,000,000 and claiming violation of the civil RICO statute and a conspiracy to defraud the creditors of a relative. Although the defendants in both suits have filed motions to dismiss, there can be no assurance that such motions will be successful or that any amounts for which the project sponsor’s husband is found liable will not adversely affect the financial status of the project sponsor.

Certain Risks Related to the District at Tustin Legacy Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as District at Tustin Legacy, which mortgage loan represents 6.3% of the initial mortgage pool balance and 6.8% of the initial loan group 1 balance, the related borrower has certain obligations with respect to the District at Tustin Legacy shopping center (which includes property other than the mortgaged real property) that could adversely affect the cash flow generated by the District at Tustin Legacy mortgaged real property and available to make payments on the mortgage loan and/or reduce the marketability of the District at Tustin Legacy mortgage loan and mortgaged real property. For example, the District at Tustin Legacy borrower is required, under a DDA (as described below), to purchase the fee interest in an adjacent subleased parcel from the City of Tustin upon completion of certain on-going environmental remediation thereon at a specified price and to simultaneously convey substantial portions of that parcel to Costco and Lowe’s, which simultaneous sale would defray the cost of such purchase. There is no assurance that Costco and Lowe’s will comply with their respective purchase obligations and the District at Tustin Legacy borrower is obligated to purchase such parcels from the City of Tustin regardless of whether Costco and Lowe’s complete their purchase. Any failure on the part of the District of Tustin Legacy borrower to complete the required purchase of the adjacent subleased parcel would constitute a default under the DDA which would afford the City of Tustin certain remedies as described in the fourth succeeding paragraph below. In addition, a mortgage lender that succeeds to title to the mortgaged real property (through foreclosure, deed-in-lieu of foreclosure or otherwise) and any other purchasers of the mortgaged real property following a foreclosure thereof may be required to complete such purchase in order to comply with the DDA and, if any such party is unable to do so, the City of Tustin would have the remedies described in the fourth succeeding paragraph below. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Subleasehold Interest; Obligation to Purchase’’ in this offering prospectus.

The District at Tustin Legacy borrower is subject to a certain disposition and development agreement with the City of Tustin (referred to as the DDA) and the mortgage securing the District at Tustin Legacy mortgaged real property is subject and subordinate to the terms of such DDA. As such, in the event of a default under either the DDA and/or the subject mortgage loan (including the initiation of any bankruptcy or other insolvency proceeding), claims for amounts due and owing under the DDA may need to be satisfied prior to satisfaction of any claim for amounts due and owing under the subject mortgage loan.

The DDA imposes certain obligations and restrictions upon any current project owner of the District at Tustin Legacy mortgaged real property, including the borrower and any successor owners (which would include the issuing entity if it were to take title to the District at Tustin Legacy mortgaged real property). Although according to the terms of the DDA, the issuing entity would generally be exempt from liability to perform certain, but not all, such obligations during periods in which the issuing entity (or its designee) is a successor owner of the District at Tustin Legacy mortgaged real property by reason of foreclosure or deed in lieu of foreclosure, (i) any such failure to perform would still constitute an event of default under the DDA triggering the remedies described in the second succeeding paragraph, and (ii) any other party acquiring the District at Tustin Legacy mortgaged real property in any manner (including upon or after a foreclosure sale) would be required to assume the related borrower’s obligations and would be subject to all of the related borrower’s obligations and restrictions (including, without limitation, the construction and indemnification obligations and the restrictions on transfer, use and leasing described below). The foregoing obligations and restrictions would likely reduce any purchase price a party would otherwise pay for the District at Tustin Legacy mortgage loan or mortgaged real property at foreclosure or otherwise.

Certain of the obligations and restrictions under the DDA to which the borrower is (and any successor owner may be) subject include the following, all of which are further described in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development’’:

(a)    The District at Tustin Legacy borrower has an obligation to complete certain on and off-site improvements, estimated to cost approximately $28,000,000 (which estimate has not been reviewed or verified by the mortgage lender or the mortgage loan seller), within the time periods set forth in the DDA. Upon certification by the City of Tustin that the foregoing improvements have been completed with respect to the entire District at Tustin Legacy shopping center, the City of Tustin will issue a final certificate of compliance with respect thereto.

(b)    Prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA generally prohibits the mortgaging of the District of Tustin Legacy mortgaged real property without the prior consent of the City of Tustin, and the DDA conditions any such consent upon, among other things, the prospective mortgagee being a ‘‘permitted mortgagee’’ (as defined in the DDA). Permitted mortgagees must, at a minimum, be an institutional lender and have a net worth of over $5,000,000,000. Although the City of Tustin has confirmed that the trust will be a permitted mortgagee, the requirements for the City of Tustin to approve any mortgage financing, as well as the requirements in the DDA for a prospective lender to achieve permitted mortgagee status, could impair the District at Tustin Legacy borrower’s ability to repay or defease the District at Tustin Legacy mortgaged real property through a refinancing. Also, the requirements set forth in the DDA for permitted mortgagee status could limit the scope of potential purchasers of the District at Tustin Legacy mortgage loan in connection with any efforts by the trust to liquidate its interests by sale of the loan to a third party.

(c)    Prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA generally restricts transfers of the District at Tustin Legacy mortgaged real property (including portions thereof or equity interests in the related borrower or successor owner, as applicable) without the prior written consent of the City of Tustin. In addition, prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA provides the City of Tustin with a right of consent over other purchasers at a foreclosure sale, or from a permitted mortgagee or its affiliates following a foreclosure or deed-in-lieu of foreclosure (although transfer of the District at Tustin Legacy mortgaged real property to a permitted mortgagee by foreclosure or deed in lieu of foreclosure is permitted without the City of Tustin’s prior written consent). The foregoing restrictions on transfer may impair the District at Tustin Legacy borrower’s ability to repay or defease the District at Tustin Legacy mortgage loan through a sale of the District at Tustin Legacy mortgaged real property and could have an adverse effect on the marketability of the mortgaged real property at a foreclosure sale or otherwise.

(d)    The DDA and certain special restrictions on use encumbering the District at Tustin Legacy shopping center (including the District at Tustin Legacy mortgaged real property) provide that the District at Tustin Legacy shopping center shall be utilized only for lawful retail uses typical for a first-class retail shopping center, and shall contain only certain preapproved tenants that are specified in the DDA and the special restrictions on use and other tenants that are of a similar type and quality. The special restrictions on use further provide that certain specified retail stores, including Wal-Mart, Kmart, Walgreens and Rite-Aid, are prohibited from leasing space at the District at Tustin Legacy shopping center. In addition, until 90% of any retail building or retail pad has been leased, the City of Tustin must approve any tenant that is not a District at Tustin Legacy preapproved tenant and intends to lease space in excess of 20,000 square feet at any such retail building or retail pad and, even after 90% of such building or pad has been leased, the City of Tustin is still entitled to receive advance notice of any such proposed tenant to confirm compliance with the use restrictions set forth in the DDA and the special restrictions on use. The requirement to obtain the City of Tustin’s approval of any tenant that is not a District at Tustin Legacy preapproved tenant, and the restriction against leasing to certain specified retail stores, could have an adverse effect on the project owner’s (which would include the trust if it were the project owner) ability to lease or re-lease portions of the District at Tustin Legacy shopping center and mortgaged real property.

(e)    The City of Tustin is to receive 25% of all percentage rents payable to the District at Tustin Legacy borrower with respect to any lease at each retail building commencing one year after the first temporary certificate of occupancy is issued with respect to any leased space at such retail building and continuing for a period of twenty years following the date of the issuance of such certificate of occupancy.

(f)    The DDA requires that the project owner indemnify the City of Tustin for all environmental conditions (including pre-existing conditions) and clean-up costs required at District at Tustin Legacy mortgaged real property. See ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ above. Although the issuing entity would not be required to assume the indemnification obligations referred to in the preceding sentence if it were to take title to the mortgaged real property, it would not be able to complete the improvements referred to in paragraph (a) above unless it did so and, in any event, it would be required to abate hazards, investigate and remediate hazardous materials and cause any cleanup in accordance with environmental law, among other things.

(g)    Pursuant to the DDA, the project owner is required to enter into an agreement with each owner or ground lessee of a retail pad in excess of 20,000 square feet affording the project owner the right to repurchase such pad for a purchase price not to exceed the book value of the pad owner’s interest therein, including the improvements thereon, in the event the pad owner violates the special restrictions on use. The premises owned by Costco and Lowe’s and the premises ground leased by Target currently constitute the only pads subject to the right of repurchase. Pursuant to the DDA, the City of Tustin has the right to require the project owner to exercise the foregoing repurchase rights. In the event that the District at Tustin Legacy borrower becomes obligated to exercise any such repurchase right, there is no assurance that it will have the financial resources to complete such purchase or will otherwise comply with its obligations to complete such repurchase and any failure to do so would constitute an event of default under the District at Tustin Legacy mortgage loan documents and the DDA. In addition, the value of the District at Tustin Legacy mortgaged real property and the District at Tustin Legacy mortgage loan in connection with any liquidation sale may be adversely affected by the requirement that any project owner must assume liability for the foregoing repurchase obligation, particularly if the District at Tustin Legacy borrower is in default of such obligation at the time of such liquidation sale.

Although the issuing entity, in the event it takes title to the District at Tustin Legacy mortgaged real property through foreclosure or deed in lieu or otherwise, is not required to assume certain of the aforementioned obligations of the project owner, any failure to comply with such obligations would trigger a default under the DDA. Prior to the issuance of a final certificate of compliance referred to in paragraph (a) above, in addition to any remedies the City of Tustin may have at law or in equity, the City of Tustin has the following remedies with respect to defaults under the DDA that are not cured by the project owner or a permitted mortgagee: (i) the right to purchase any or all of the District at Tustin Legacy mortgaged real property for fair market value to be determined in accordance with an appraisal procedure described in the DDA; (ii) the right to terminate the DDA and thereafter re-enter the District at Tustin Legacy mortgaged real property and revest title thereto in the City of Tustin, subject to the lien of the mortgage held by the issuing entity (or any permitted mortgagee); or (iii) the right to purchase the District at Tustin Legacy mortgage loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts secured by a permitted mortgagee (exclusive of any defeasance or prepayment premium or default interest). In the event of the exercise of any of the foregoing remedies by the City of Tustin, it is likely that the amount paid by the City of Tustin will not be sufficient to cover all amounts due and owing on the District at Tustin Legacy mortgage loan or to the issuing entity in connection therewith. In addition, in the case of an exercise of the remedy under clause (i) above, there is no assurance that the fair market value of the mortgaged real property at the time of such exercise will not be less, or materially less, than the value of such property at the time of origination of the District at Tustin Legacy mortgage loan, and in the case of an exercise of the remedy under clause (ii) above, there is no assurance that the City of Tustin would continue to make payments under the District at Tustin Legacy mortgage loan. In the event of any foreclosure (or acquisition of a deed-in-lieu thereof) by the issuing entity, it is likely that any amounts due and owing to the City of Tustin under the DDA would be paid out of any proceeds realized upon the sale of the property prior to the making of any payments on the loan. The City of Tustin also has the right to exercise, or require the District at Tustin Legacy borrower to exercise, the reacquisition rights referred to in paragraph (g) above. In addition, the City of Tustin has the right to cure defaults under the District at Tustin Legacy mortgage loan up to one week prior to any foreclosure of the loan.

Further, the District at Tustin Legacy mortgaged real property constitutes a part of a community facilities district, which authorizes the assessment of the following special taxes on the mortgaged real property in addition to real estate taxes, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Community Facilities District’’ in this offering prospectus.

The obligations and restrictions imposed on the District at Tustin Legacy borrower and its successors set forth above could have an adverse effect on the cash flow generated by the District at Tustin Legacy mortgaged real property and/or the marketability and value of the District at Tustin Legacy mortgage loan or mortgaged real property, which would effectively reduce amounts available to make payments on the series 2007-C7 certificates. In addition, there is no assurance that the mortgage borrower will perform its obligations under the DDA or will have the creditworthiness to do so, or that the issuing entity’s remedies under the loan documents will offset all losses that may be suffered by the issuing entity as the result of such non-performance.

Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Ritz Carlton Bachelor Gulch, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.0% of the initial loan group 1 balance, the property is encumbered by a deed restriction which (a) limits the number of ‘‘dwelling units’’ that are permitted to exist at the Ritz Carlton hotel and resort complex comprised of (i) the related mortgaged real property and (ii) other property which is not a part of the mortgaged real property, and (b) grants to the previous owner of the Ritz Carlton hotel and resort complex a right of reversion to reacquire certain of the dwelling units (which may include dwelling units at the mortgaged real property) in the event the deed restriction is violated as set forth below.

The deed restriction allows 120 hotel rooms that are located within the Ritz Carlton hotel and resort complex (but are not part of the mortgaged real property) to be converted into 50 condominium units. If by July 20, 2013 either (i) the conversion is not substantially completed or (ii) unconditional certificates of occupancy for such condominium units are not obtained, then the total number of dwelling units permitted to exist at the Ritz Carlton hotel and resort complex (including the dwelling units permitted to exist at the mortgaged real property) will be reduced pursuant to a formula set forth in the deed restriction. Such reduction of dwelling units may result in the borrower being required to reduce the number of hotel rooms which can be operated at the mortgaged real property, which reduction of dwelling units may involve construction at, and interruption of business and reduction of income received with respect to, the mortgaged real property. Although the borrower has represented to the lender that the construction related to the conversion of most of the 50 condominium units has been substantially completed, unconditional certificates of occupancy have not yet been obtained with respect to most of the condominium units. The mortgage borrower is required, pursuant to the mortgage loan documents, to complete the conversion of the condominium units and obtain all required unconditional certificates of occupancy no later than March 1, 2008, however, there is no assurance that the mortgage borrower will comply with its obligations under the loan documents.

If the mortgage borrower breaches the deed restriction by using any of the dwelling units at the mortgaged real property in violation of their intended allocated purpose, then title to such dwelling units in violation shall automatically revert to Vail/Arrowhead, Inc, the previous owner of the Ritz Carlton hotel and resort complex. The mortgagee’s title insurance policy insures the mortgagee against loss sustained by reason of (i) the exercise or attempted exercise of the aforementioned right of reverter and (ii) if the mortgagee were to acquire ownership of the mortgaged property in connection with a foreclosure of the mortgage loan, the unmarketability of title to the mortgaged real property due to the aforementioned right of reverter. However, there is no assurance that such title insurance will cover all losses that may be sustained by the trust in the event title reverts to the prior owner of the Ritz Carlton Bachelor Gulch mortgaged real property.

Certain Risks Related to the Ballston Tower Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Ballston Tower, which mortgage loan represents 1.8% of the initial mortgage pool balance and 2.0% of the initial loan group 1 balance, the collateral for the underlying mortgage loan consists solely of a fee interest in air rights and an office tower, but not the land and shopping mall on which the office tower stands. The related borrower has entered into a recorded agreement with the fee owner of the land and shopping mall, which contains irrevocable easements and access covenants. There can be no assurance, however, that the owner of the underlying land and shopping center will abide by this agreement or that access to or the condition of the mortgaged real property will not be adversely affected in contravention of such agreement.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in the Annexes to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 110 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,281,907,678. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates and on the REMIC regular interests corresponding to certain Floating Rate Classes, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property. Loan Group 1 will consist of 93 mortgage loans, with an Initial Loan Group 1 Balance of $3,016,788,051, representing 91.9% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all but one of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 17 mortgage loans, with an Initial Loan Group 2 Balance of $265,119,627, representing 8.1% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that eight (8) of the mortgage loans that we intend to include in the trust, collectively representing 20.7% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this offering prospectus.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Three (3) mortgage loans that we intend to transfer to the issuing entity, representing 13.4% of the Initial Mortgage Pool Balance and 14.6% of the Initial Loan Group 1 Balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 14 underlying mortgage loans, collectively representing 19.1% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial MortgagePool Balance
1.	Innkeepers Portfolio	45	12.6%
2	Nashville Multifamily Portfolio	4	3.6%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and secure underlying mortgage loans that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Meyerland Plaza, Crossroads Plaza and Meyerland Commons	3	5.2%
2.	Southgate Shopping Center, Rosenberg Shopping Center and Guadalupe Plaza	3	1.0%

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the Aventura Mall Mortgage Loan, representing 13.1% of the Initial Mortgage Pool Balance and 14.3% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of certain unimproved parcels and replaceable parking parcels of the related mortgaged real property that are ground leased to an affiliate, as more particularly described under ‘‘—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Partial Release’’ below.

With respect to the Innkeepers Portfolio Mortgage Loan, representing 12.6% of the Initial Mortgage Pool Balance and 13.7% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of a specified unimproved outparcel portion of one (1) of the mortgaged real properties (Innkeepers Portfolio – Residence Inn Cherry Hill) from the lien of the related mortgage upon payment of a release price equal to $1,300,000 plus a yield maintenance prepayment consideration if such release occurs prior to the second anniversary of the closing date of the related mortgage, as further described under ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release’’ below.

With respect to the Meyerland Plaza Mortgage Loan, representing 2.8% of the Initial Mortgage Pool Balance and 3.1% of the Initial Loan Group 1 Balance, the related borrower is permitted, to obtain the release of a specified portion of a roadway within the Meyerland Plaza Mortgaged Property from the lien of the related mortgage for no consideration in connection with the conveyance of such portion of roadway to Target Corporation, as more particularly described under ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Partial Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Crossroads Plaza, representing 2.3% of the Initial Mortgage Pool Balance and 2.5% of the Initial Loan Group 1 Balance, the related borrower is permitted in connection with the exercise of a purchase option of a related tenant as further described in ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ below to obtain the release of a specified portion of the related mortgaged real property from the lien of the related mortgage (i) through partial defeasance or (ii) by payment of a release price equal to $1,700,000 into a reserve account to be held by the trust.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Interstate Corporate Center, which mortgage loan represents 1.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 1 Balance and is secured by a blanket mortgage encumbering 15 separate parcels comprising the mortgaged real property, the related borrower is permitted to transfer one or more of the individual parcels to a third party transferee or transferees and have such parcel or parcels released from the existing blanket mortgage simultaneously and then encumbered by a separate stand alone mortgage (no longer cross-collateralized) securing a separate note in the amount equal to the amount of the loan allocated to such parcel or parcels, which separate note, mortgage and loan documents related to such parcel or parcels shall be assumed by such third party transferee upon satisfaction of certain conditions, which include, among other things, the achievement of specified DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 21-25 West 20th Street, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and

0.6% of the Initial Loan Group 1 Balance, the related borrower is permitted to sub-divide the garage parcel into a lower parcel and an airspace parcel or cause the transfer of certain development rights provided that (i) no event of default has occurred and is continuing with respect to the mortgage loan, (ii) the borrower provides the lender with a survey and all building subdivision and zoning approvals reasonably required by the lender and (iii) the borrower pays all reasonable out-of-pocket costs and expenses, due diligence review costs and reasonable counsel fees in connection with the subdivision. In addition, provided no event of default has occurred and is continuing, the borrower may obtain the release of a certain undeveloped parcel and all or part of the development rights from the lien of the mortgage upon the satisfaction of certain conditions including (i) the delivery of evidence reasonably acceptable to a prudent institutional mortgage loan lender that, immediately after the release the garage parcel (without the undeveloped parcel or the development rights) will comply in all respects with all applicable legal requirements, constitute one or more separate tax lots and be legally subdivided, (ii) the borrower provides the lender with a survey in such form as would be reasonably satisfactory to a prudent institutional lender, (iii) unless the notice is given within six months of the origination of the mortgage loan, the borrower delivers an appraisal of the garage parcel satisfactory to lender evidencing a loan to value with respect to the garage parcel of not greater than 80% and (iv) the borrower pays all reasonable out-of-pocket costs and expenses, including rating agency fees, due diligence review costs and reasonable counsel fees incurred in connection with the release.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bashas Gold Canyon, representing 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, the related borrower has a right to obtain the release of up to  two  individual parcels from the lien of the mortgage loan at any time after the lockout date with respect to such mortgage loan upon satisfaction of certain conditions, including, but not limited to, (i)  the borrower shall either prepay, along with a yield maintenance payment, or defease, a portion of the mortgage loan equal to the greater of (a) 125% of the portion of the mortgage loan allocated to the parcel being released as determined by lender at the time of the release based upon a then current appraisal and (b) an amount sufficient to ensure that (x) the remaining (in the event of a prepayment) or undefeased (in the event of a partial defeasance) balance of the mortgaged loan is no more than 75% of the then appraised value of the remaining portion of the mortgaged real property after the proposed release and (y) the debt service coverage ratio of the income from such remaining portion of the mortgaged real property to the regularly scheduled payments due under the remaining (in the event of a prepayment) or undefeased (in the event of a defeasance) balance of the mortgage loan is not greater than 1.25x; and (ii) with respect to any prepayment in connection with such release, the lender shall either (a) apply such prepayment (or such portion thereof designated by lender) to the principal due under the mortgage loan and recast the regularly scheduled payments due thereunder in order to amortize the mortgage loan over the then remaining amortization period, or (b) retain on deposit such prepayment (or such portion thereof designated by lender) in the form of cash, letter of credit or other liquid collateral, as additional collateral for the mortgage loan, (iii) if required by lender, the delivery by borrower of an opinion of tax counsel acceptable to lender that the nature, extent and all other aspects of the release will not have any adverse effect on any REMIC or other securitization vehicle which might hold or acquire the mortgage loan and (iv) if required by lender, confirmation that such release will not result in a downgrade of any applicable rating by any applicable rating agency or agencies.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Binghamton Retail Portfolio, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the related borrower has the right to prepay a portion of the mortgage loan and obtain the release of an individual property from the lien of the mortgage loan at any time after the lockout date with respect to such mortgage loan upon the satisfaction of certain conditions including, but not limited to, (i) a debt service coverage ratio of not less than the greater of (x) 1.20x and (y) the debt service coverage ratio of the mortgaged properties (including the property to be released) for the 12 calendar months immediately preceding release, (ii) an aggregate loan to value based upon an updated or new appraisal of the mortgaged properties remaining after such release of not greater than 75%, (iii) the payment of 120% of the allocated loan amount of the individual property to be released, all accrued and unpaid interest and other sums due thereon up to the release date and all out-of-pocket third party costs and expenses in connection with such prepayment and (iv) the payment of a prepayment fee set forth in the related loan documents.

Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	61 of the mortgage loans that we intend to include in the trust, representing 60.5% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	24 of the mortgage loans that we intend to include in the trust, representing 22.9% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month.

•	19 of the mortgage loans that we intend to include in the trust, representing 10.5% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month.

•	six (6) of the mortgage loans that we intend to include in the trust, representing 6.1% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month (or such earlier due date as is provided under the loan documents) or, if that day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, in the case of some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under ‘‘—ARD Loans’’ below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.5400% per annum to 6.9900% per annum, and the weighted average of those mortgage interest rates was 6.3057% per annum.

Except in the case of the ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but 13 of the underlying mortgage loans will accrue interest on an Actual/360 Basis. Thirteen (13) of the underlying mortgage loans, collectively representing 4.5% of the Initial Mortgage Pool Balance, of which 12 mortgage loans are in Loan Group 1, representing 4.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan is in Loan Group 2, representing 2.9% of the Initial Loan Group 2 Balance, accrue interest on a 30/360 Basis. Annex A-1 to this offering prospectus identifies whether each underlying mortgage loan accrues interest on an Actual/360 Basis or a 30/360 Basis.

Balloon Loans.    One hundred six (106) of the mortgage loans that we intend to include in the trust, representing 95.4% of the Initial Mortgage Pool Balance, of which 89 mortgage loans are in Loan Group 1, representing 95.0% of the Initial Loan Group 1 Balance, and 17 mortgage loans are in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Twenty-one (21) of the Balloon Loans identified in the prior paragraph, representing 49.5% of the Initial Mortgage Pool Balance, of which 17 mortgage loans are in Loan Group 1, representing 48.9% of the Initial Loan Group 1 Balance, and four

(4) mortgage loans are in Loan Group 2, representing 57.1% of the Initial Loan Group 2 Balance, require payments of interest only to be due on each due date until the stated maturity date. Another 65 of the Balloon Loans identified in the prior paragraph, representing 41.6% of the Initial Mortgage Pool Balance, of which 52 mortgage loans are in Loan Group 1, representing 41.5% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2, representing 42.9% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans.    Three (3) of the mortgage loans that we intend to include in the trust, representing 4.5% of the Initial Mortgage Pool Balance, all of which are in Loan Group 1, representing 4.9% of the Initial Loan Group 1 Balance, are ARD Loans and, as such, are characterized by the following features:

•	a maturity date that is at least 25 years following origination;

•	the designation of an anticipated repayment date that is 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus;

•	the ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is (x) in the case of two (2) such ARD Loans, representing 4.3% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group 1 Balance, approximately three months prior to the related anticipated repayment date and (y) in the case of one (1) such ARD Loan, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, six months prior to the related anticipated repayment date;

•	until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

•	from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

•	the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate; and

•	from and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

With respect to two (2) of the ARD Loans, representing 4.3% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group 1 Balance, payments of interest only are scheduled to be due on each due date until the related anticipated repayment date.

With respect to one (1) of the ARD Loans, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, payments of interest only are scheduled to be due on each due date until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

Fully Amortizing Mortgage Loans.    One (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group 1, representing 0.1% of the Initial Loan Group 1 Balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, each ARD Loan is assumed to mature on its anticipated repayment date.

	Balloon Loans			ARD Loans			Fully Amortizing Loans			All Mortgage Loans
	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	120	120	120	0	167	167	0	180	180	120
Minimum	60	60	60	120	120	0	167	167	0	60	60	60
Weighted Average	114	116	86	120	120	0	167	167	0	114	117	86
Remaining Term to Maturity (Mos.)
Maximum	180	180	119	118	118	0	167	167	0	180	180	119
Minimum	56	57	56	117	117	0	167	167	0	56	57	56
Weighted Average	112	114	82	117	117	0	167	167	0	112	115	82
Original Amortization Term (Mos.)
Maximum	360	360	360	300	300	0	167	167	0	360	360	360
Minimum	300	300	360	300	300	0	167	167	0	167	167	360
Weighted Average	357	357	360	300	300	0	167	167	0	357	357	360
Remaining Amortization Term (Mos.)
Maximum	360	360	360	300	300	0	167	167	0	360	360	360
Minimum	295	295	360	300	300	0	167	167	0	167	167	360
Weighted Average	357	357	360	300	300	0	167	167	0	356	356	360

The calculation of original and remaining amortization terms in the foregoing table does not take into account 23 mortgage loans that we intend to include in the trust, collectively representing 53.8% of the Initial Mortgage Pool Balance, of which 19 mortgage loans are in Loan Group 1, representing 53.5% of the Initial Loan Group 1 Balance, and four (4) mortgage loans are in Loan Group 2, representing 57.1% of the initial Loan Group 2 Balance, that each provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable. In addition, with respect to 66 other mortgage loans that we intend to include in the trust, representing 41.8% of the Initial Mortgage Pool Balance, of which 53 mortgage loans are in Loan Group 1, representing 41.7% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2 representing 42.9% of the initial Loan Group 2 Balance respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment allocable to the underlying mortgage loan in an amount equal to (x) a constant payment amount (assuming no default, equal to $308,493.00 from March 11, 2011 through and including February 11, 2014 and $316,112.39 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 West Avenue, the related borrower is required to make additional monthly amortization payments of $15,349.87, solely to the extent available from excess cash flow, on and after the payment date in June 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Riverstone Apartments, the related borrower is required to make additional monthly amortization payments of $13,061.88, solely to the extent available from excess cash flow, on and after the payment date in July 2012; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Discovery Office, the related borrower is required to make additional monthly amortization payments of $10,732.54, solely to the extent available from excess cash flow, on and after the payment date in May 2012.

The underlying mortgage loans identified in the preceding bullets are treated as interest-only mortgage loans for purposes of the foregoing table and therefore the calculation of original and remaining amortization terms in that table does not take those loans into account.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	52	44	8	80.3%	81.5%	67.2%
L, YM1%, O	24	22	2	5.9	5.6	9.0
L, D or YM1%, O	2	2	0	5.3	5.8	0.0
L, D	20	16	4	5.0	4.4	12.1
YM1%, O	4	3	1	1.0	0.9	2.1
L, YM3%	1	1	0	0.7	0.8	0.0
L, D, YM1%, O	1	0	1	0.4	0.0	5.1
L, YM1%	1	0	1	0.4	0.0	4.5
L, YM1%, D, O	1	1	0	0.4	0.4	0.0
YM0.5%, O	1	1	0	0.3	0.3	0.0
YM1%, D or YM1%, O	3	3	0	0.3	0.3	0.0
	110	93	17	100.0%	100.0%	100.0%

(1)	Any prepayment restriction period identified as ‘‘D or YM’’ or ‘‘D or YMx%’’ is, for the purposes of this offering prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YMx%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge;

•	‘‘D or YMx%’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 102 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 167 months with respect to the entire mortgage pool, 167 months with respect to Loan Group 1 and 118 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 11 months with respect to the entire mortgage pool, 11 months with respect to Loan Group 1 and 19 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 101.9 months with respect to the entire mortgage pool, 104.8 months with respect to Loan Group 1 and 68.6 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open periods generally begin no more than 12 months prior to stated maturity (or, in the case of an ARD Loan, prior to the related anticipated repayment date); provided that in the case of one (1) mortgage loan, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, the open period begins 24 months prior to the stated maturity and, in the case of one (1) other mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the open period begins 60 months prior to the stated maturity.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to The Legends at Village West Mortgage Loan, representing 4.2% of the Initial Mortgage Pool Balance and 4.5% of the Initial Loan Group 1 Balance, the related borrower has the right, at any time prior to the date that is two years and 15 days after the Issue Date, to prepay a portion of the mortgage loan’s principal balance in an amount such that the remaining outstanding principal balance of such mortgage loan following the partial prepayment will not be less than an amount that would cause the LTV to be 50% of the appraised value of the mortgaged real property, provided that the related borrower shall also pay the applicable yield maintenance prepayment consideration in connection with such partial prepayment.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Marin Self Storage & Wine Vaults, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, if requirements specified in the loan documents regarding the achievement of a specified effective gross income are not timely satisfied, $526,000 held by the lender pursuant to an escrow agreement shall be applied to reduce the mortgage loan’s principal balance, and the related borrower shall be required to pay the applicable yield maintenance prepayment consideration.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged real property or properties, as described under ‘‘—Partial Releases’’ and ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release.’’

Defeasance Loans.    Seventy-four (74) of the mortgage loans that we intend to include in the trust, representing 86.2% of the Initial Mortgage Pool Balance, of which 61 mortgage loans are in Loan Group 1, representing 86.3% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2, representing 84.4% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to any initial prepayment lock-out period, which is currently in effect, and in one case a yield maintenance period, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date. The loans referred to in this paragraph do not include any loan that grants the related borrower the option to either defease or prepay the loan with a prepayment penalty or yield maintenance charge but does not provide for a period that is solely a defeasance period.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date, anticipated repayment date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

With respect to The Legends at Village West Mortgage Loan, representing 4.2% of the Initial Mortgage Pool Balance and 4.5% of the Initial Loan Group 1 Balance, beginning after the date that is two years and 15 days after the Issue Date, the related borrower is permitted to defease a portion of the mortgage loan by delivering defeasance collateral sufficient to replicate the borrower’s payment obligations under the related loan documents with respect to such portion of the mortgage loan, without a corresponding release of the mortgaged real property or any portion thereof. See ‘‘—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—The Mortgage Loan’’ in this offering prospectus.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The Aventura Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$430,000,000
Loan per Square Foot:	$423(1)
% of Initial Mortgage Pool Balance:	13.1%
Shadow Rating (S&P/Fitch):	AAA/AA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.905% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	December 11, 2017
Maturity Balance:	$430,000,000
Borrower:	Aventura Mall Venture
Sponsors:	Turnberry Associates and Simon Property Group, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tenant Improvements and Leasing Commission Reserve(3)
Ongoing Reserves:	NAP(2)
Lockbox:	Hard(4)
Other Secured Debt:	Permitted Mezzanine Financing(5)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Aventura, Florida
Year Built:	1983
Year Renovated:	1997-1998 and 2007
Gross Square Feet:	2,070,241(6)
Collateral Square Feet:	1,017,062(7)
Overall Occupancy:	99.7%(8)
In-Line Occupancy:	99.0%(8)
Occupancy Date:	9/1/2007
Ownership Interest:	Fee
Property Management:	Turnberry Development, LLC, an affiliate of the Borrower
In-Line Sales PSF:	$1,081(9)
In-Line Cost of Occupancy:	10.8%(9)
U/W NCF:	$49,100,050(10)
U/W NCF DSCR:	1.91x(11)
Cut-off Date U/W NCF DSCR:	1.91x(11)
Appraised Value:	$910,000,000(12)
Appraisal As of Date:	September 25, 2007(12)
Cut-off Date LTV Ratio:	47.3%(13)
Maturity LTV Ratio:	47.3%(13)
(1)	Based on collateral square feet of the Aventura Mall Mortgaged Property.
(2)	NAP means not applicable.
(3)	At origination, the Aventura Mall Borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to 125% of the budgeted tenant allowances and leasing commissions to pay for costs related to tenant allowances and leasing commissions due in connection with the tenanting of the Expansion Space (as defined under ‘‘—The Mortgaged Property’’ below).
(4)	See ‘‘—Lockbox’’ below.
(5)	See ‘‘—Permitted Mezzanine Financing’’ below.
(6)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral, including the not yet completed 167,000 square foot Nordstrom anchor store, and 160,870 square feet of expansion in-line mall space. The total existing gross leasable square footage (excluding expansion space) is 1,742,371 square feet.
(7)	Collateral square feet comprising the Aventura Mall Mortgaged Property consists of 193,759 square feet of anchor space, 744,565 square feet of in-line mall space (including 160,870 square feet of expansion in-line mall space), and a 78,738 square foot movie theater. In addition, the Aventura Mall Mortgaged Property includes four anchor pad sites (including the not yet completed Nordstrom pad) but not the 898,370 square feet of tenant-owned anchor improvements on those pad sites.
(8)	Reflects overall occupancy of existing store space including leases out-for-signature on existing space. Overall occupancy and in-line occupancy including expansion space and leases out-for-signature are 99.7% and 99.2%, respectively.
(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending September 30, 2007 reflect tenants occupying less than 10,000 square feet.
(10)	Reflects in-place U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.
(11)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 (described in footnote (10) above) are each 2.30x.
(12)	Reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.
(13)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the appraised prospective market value at completion (described in footnote (12) above) are each 43.4%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the appraised prospective market value at stabilization (described in footnote (12) above) are each 42.2%.

Gross Leasable Area (GLA) Overview
Store	Principal Business	Approximate Square Feet		As % of GLA	Ratings(1)	Lease Expiration
Anchors
Macy’s(2)	Department Store	254,539		12.3%	BBB/BBB	7/31/2019(3)
Bloomingdales(2)	Department Store	251,831		12.2	BBB/BBB	1/29/2033(4)
Macy’s Men’s and Home(2)	Department Store	225,000		10.9	BBB/BBB	7/31/2035(5)
JCPenney(6)	Department Store	193,759		9.4	BBB−/BBB	4/30/2013
Nordstrom(2)	Department Store	167,000	(7)	8.1	A/A−	2/15/2018(8)
Sears(9)	Department Store	154,809		7.5	BB+/BB	NAP(10)
Total Anchor Space		1,246,938		60.2%
Existing In-line Mall Space		583,695		28.2
Expansion In-line Mall Space		160,870	(7)	7.8
Movie Theater(11)		78,738		3.8
Total GLA		2,070,241		100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(2)	Macy’s, Bloomingdales, Macy’s Men’s and Home, and Nordstrom own their own improvements and lease their pads; therefore, only the pad is part of the collateral.
(3)	Macy’s pad lease provides for six, 10-year extension options.
(4)	Bloomingdales’ pad lease provides for four, 10-year extension options.
(5)	Macy’s Men’s and Home’s pad lease provides for four, 10-year extension options.
(6)	JCPenney leases its pad and improvements; therefore its space is part of the collateral.
(7)	Nordstrom’s anchor space and expansion in-line mall space are scheduled for completion in February 2008.
(8)	Nordstrom’s pad lease provides for five, 10-year extension options.
(9)	Sears owns its pad and improvements; therefore, its pad and improvements are not part of the collateral.
(10)	NAP means not applicable as Sears owns its store and pad, neither of which are part of the collateral.
(11)	AMC Theatres occupies its space under a lease that expires August 31, 2018 and provides for four, five-year extension options.

Major In-Line Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	Ratings(2)	Lease Expiration Date
Existing In-Line Tenants
Zara International	Apparel Retailer	18,717	NR	1/31/2012
Banana Republic	Apparel Retailer	16,857	BB+/BB+	2/28/2012(3)
Crate & Barrel	Housewares and Furniture Retailer	13,066	NR	1/31/2009(4)
Pottery Barn	Home Furnishings Retailer	12,042	NR	1/31/2010
Restoration Hardware, Inc.	Home Furnishings Retailer	11,988	NR	2/28/2013
Expansion In-Line Tenants
Forever 21	Apparel Retailer	31,580	NR	2/15/2018
Equinox Gym	Personal Fitness	25,458	NR	2/15/2018
Abercrombie & Fitch	Apparel Retailer	10,638	NR	2/15/2018
Calvin Klein	Fashion Designer and Apparel Retailer	10,280	NR	2/15/2018
Hugo Boss	Fashion Designer and Apparel Retailer	8,003	NR	2/15/2018
Total		158,629
(1)	Ranked by approximate square feet for existing and expansion in-line tenants.
(2)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(3)	Banana Republic’s lease provides for one, four-year extension option.
(4)	Crate & Barrel’s lease provides for two, five-year extension options.

Historical Annual Rent Per Square Foot Information(1)
2005	2006	2007(2)
$24.51	$24.20	$25.67
(1)	The effective annual rent based on base rent information provided by the Aventura Mall Borrower.
(2)	As of the third quarter of 2007.

Lease Expiration Information(1)
Year	Approximate # of Expiring Existing In-Line Tenants(1)	Approximate Expiring Existing In-LineSquare Feet(1)	As % of Total Existing In-Line Square Feet(1)	Cumulative % of Total Existing In-Line Square Feet(2)	Approximate Expiring Existing In-Line Base Revenues(2)	As % of Total Existing In-Line Base Revenues(2)	Cumulative % of Total Existing In-Line Base Revenues(2)
2007(3)	43	43,484	7.4%	7.4%	$3,744,860	9.5%	9.5%
2008	30	53,591	9.2	16.6%	3,720,463	9.4	18.9%
2009	31	50,989	8.7	25.4%	3,847,128	9.7	28.6%
2010	28	65,273	11.2	36.5%	4,775,751	12.1	40.6%
2011	10	15,965	2.7	39.3%	1,303,374	3.3	43.9%
2012	24	109,858	18.8	58.1%	5,944,983	15.0	58.9%
2013	14	58,088	10.0	68.1%	2,840,921	7.2	66.1%
2014	17	31,421	5.4	73.4%	2,520,439	6.4	72.5%
2015	19	34,804	6.0	79.4%	2,571,173	6.5	79.0%
2016	11	23,224	4.0	83.4%	1,899,026	4.8	83.8%
2017 and beyond	24	90,967	15.6	99.0%	6,435,036	16.2	100.0%
Vacant	—	6,031	1.0	100.0%	0	—
Total	251	583,695	100.0%		$39,602,553	100.0%
(1)	Based on total existing in-line square feet.
(2)	Based on in-place underwritten base rental revenues applicable to existing in-line tenants including leases out-for-signature on existing in-line space.
(3)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Aventura Mall Borrower is Aventura Mall Venture, a Florida general partnership. The sponsors of the Aventura Mall Borrower are Turnberry Associates and Simon Property Group, Inc. (rated A−/A− by S&P and Fitch, respectively; NYSE symbol: SPG). Founded more than 50 years ago by Donald Soffer, Turnberry Associates is a diverse real estate development and property management company that has developed more than $7 billion in commercial and residential property, including 20 million square feet of retail space, 7,000 apartment and condominium units, 1.5 million square feet of class ‘‘A’’ office space and 2,000 hotel and resort rooms. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. Simon currently owns or has an interest in 380 properties comprising 258 million square feet of gross leasable area in North America, Europe and Asia.

The Mortgage Loan.    The Aventura Mall Mortgage Loan was originated on November 15, 2007, and has a cut-off date principal balance of $430,000,000. The Aventura Mall Mortgage Loan is a ten-year loan with a stated maturity date of December 11, 2017. The Aventura Mall Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.905% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Aventura Mall Borrower is required to make interest-only payments on the Aventura Mall Mortgage Loan. The principal balance of the Aventura Mall Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Aventura Mall Borrower is prohibited from voluntarily prepaying the Aventura Mall Mortgage Loan, in whole or in part, prior to September 11, 2017. From and after September 11, 2017, the Aventura Mall Borrower may prepay the Aventura Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Aventura Mall Borrower may defease the Aventura Mall Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Aventura Mall Mortgaged Property. A defeasance will be effected by the Aventura Mall Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or, if acceptable to the rating agencies, other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Aventura Mall Borrower under the Aventura Mall Mortgage Loan and are sufficient to pay off the Aventura Mall Mortgage Loan in its entirety on the calendar day immediately preceding September 11, 2017 (the ‘‘Defeasance Closeout Date’’), on the stated maturity date, or on any monthly payment date occurring between the Defeasance Closeout Date and the maturity date, as selected by the Aventura Mall Borrower. The Aventura Mall Borrower’s right to defease the entire Aventura Mall Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Aventura Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Aventura Mall Borrower in the Aventura Mall Mortgaged Property, which is comprised of a portion of Aventura Mall, a super-regional shopping center located in Aventura, Florida. Aventura Mall was originally constructed in 1983 and originally anchored by Macy’s, JCPenney, Sears and Lord & Taylor. In 1997, a large expansion of the mall occurred with the addition of two new anchors, Bloomingdales and Macy’s Men’s and Home (previously Burdines), as well as a 24-screen AMC theater. Currently, the mall is undergoing a new $225 million expansion which is scheduled to be fully completed by February 2008. The expansion is designed to target high-end consumers by removing the Lord & Taylor and adding a 167,000 square foot Nordstrom and a new wing comprised of 160,870 square feet of in-line rentable area (such 167,000 square foot Nordstrom and the 160,870 square foot new wing are together referred to as the ‘‘Expansion Space’’). The new wing will contain boutique in-line spaces such as Ferrari, BCBG and Lily Pulitzer. Aventura Mall is anchored by six stores with an aggregate of 1,246,938 square feet comprised of Macy’s, Bloomingdales, Macy’s Men’s and Home, JCPenney, Sears and the not yet completed Nordstrom. Aventura Mall totals 1,742,371 square feet of existing space, which consists of 254,539 square feet of Macy’s anchor space, 251,831 square feet of Bloomingdales anchor space, 225,000 square feet of Macy’s Men’s and Home anchor space, 193,759 square feet of JCPenney anchor space, 154,809 square feet of Sears anchor space, 583,695 square feet of in-line mall space and the 78,738 square foot AMC Theatres. Upon completion of the expansion, Aventura Mall will total 2,070,241 square feet, which will include the 327,870 square feet of Expansion Space. The collateral for the Aventura Mall Mortgaged Property currently totals 856,192 square feet of existing space, which consists of 193,759 square feet of JCPenney anchor space, 583,695 square feet of in-line mall space and the 78,738 square foot AMC Theatres. In addition, the collateral includes the Macy’s, Bloomingdales and Macy Men’s and Home anchor pads but not the aggregate 731,730 square feet of related anchor-owned improvements. Sears owns its anchor store and pad, neither of which are part of the collateral. Upon completion of the expansion, the Aventura Mall Mortgaged Property will total 1,017,062 square feet, which will include the portion of the Expansion Space consisting of the 160,870 square feet of expansion in-line mall space and the Nordstrom anchor pad, but which will not include the 167,000 square feet of Nordstrom anchor-owned improvements. The existing and expansion in-line tenants reflect a diverse range of national retailers including Forever 21, Equinox Gym, Zara International, Banana Republic, Crate & Barrel, Pottery Barn, Restoration Hardware, Inc., Abercrombie & Fitch, Calvin Klein and Hugo Boss. As of September 1, 2007, based on existing square footage leased, including leases out-for-signature, existing in-line occupancy at Aventura Mall was 99.0% and existing overall mall occupancy was 99.7%. As of February 15, 2008, based on existing and expansion square footage leased, including leases out-for-signature, in-line occupancy at Aventura Mall will be 99.2% and overall mall occupancy will be 99.7%. Based on historical financial information provided by the Aventura Mall Borrower, the net operating income for the Aventura Mall Mortgaged Property was $39,439,159 for fiscal year 2006 and $32,553,604 for the interim period from January 2007 through September 2007.

The following is an occupancy chart for the Aventura Mall Mortgaged Property, as reported by the Aventura Mall Borrower.

Historical Occupancy Information
Year	Occupancy(1)
2006	94.8%
2005	93.3%
2004	92.6%
2003	92.8%
2002	89.9%
(1)	Percentages are as of December 31st of the respective years and reflect tenants occupying less than 25,000 square feet.

The Market.    According to information in the appraisal performed in connection with the origination of the Aventura Mall Mortgage Loan, the Aventura Mall Mortgaged Property is located in Aventura, Florida, just north of the Miami/North Miami Beach area in the northeastern section of Miami-Dade County. The area surrounding the Aventura Mall is bordered by East Hallandale Beach Boulevard to the North, Sunny Isles Boulevard to the south, the Atlantic Ocean to the east and Interstate 95 to the west. The Aventura Mall Mortgaged Property is statistically located within the Miami/Fort Lauderdale MSA and more specifically in the Miami/Miami Beach Submarket of the Miami MSA. The Miami/Fort Lauderdale MSA contains an overall inventory of approximately 124.2 million square feet of which 21.8 million square feet are shopping centers greater than 1,000,000 square feet. Nine malls within this broader Miami/Fort Lauderdale Market have in-line sales in excess of $500 per square foot. Seven malls in the Miami/Fort Lauderdale market are considered competitive with Aventura Mall, six of which are located between 13 and 32 miles north or south of Aventura Mall. The appraisal reports that as of the second quarter 2007, the Miami/Miami Beach Submarket consisted of only neighborhood and community centers with a total inventory of approximately 5.7 million square feet, an increase of 847,000 square feet over the last ten years. According to the appraisal, absorption in the submarket was 162,000 square feet as of the second quarter 2007, up from year-end 2006 at negative 42,000 square feet. The current second quarter 2007 rental rate is $23.97 per square foot, which is up from $23.73 per square foot in 2006. Effective rental rates have increased over the last ten years by $5.54 per square foot or 30.0%. According to the appraisal, the submarket has an overall retail vacancy rate of 9.6% and a current vacancy rate of 13.9% within the neighborhood/community centers category as of the second quarter 2007. The appraisal projects the overall Miami/Miami Beach Submarket vacancy rate to stabilize at approximately 6.0%-7.0% with continued increases in effective and asking rental rates over the next five years.

Lockbox.    The Aventura Mall Borrower is obligated to establish and maintain a segregated eligible account (the ‘‘Lockbox Account’’), initially with Bank of America, N.A. (the ‘‘Lockbox Bank’’) under the control of the lender. The Aventura Mall Borrower is required, within 30 days after the origination date, to direct each tenant under each lease at the Aventura Mall Mortgaged Property to send all payments due under such leases directly to the Lockbox Account. In addition, the Aventura Mall Borrower is required to deposit, and to cause the property manager to deposit, all amounts received by them into the Lockbox Account within one business day after receipt. Notwithstanding the foregoing, the Aventura Mall Borrower is only obligated under the Aventura Mall Mortgage Loan documents to deposit rents under the Master Lease (as defined under ‘‘—Master Lease’’ below) into the Lockbox Account following the occurrence and during the continuance of an event of default under the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan documents provide that, provided that no event of default has occurred and is continuing under the Aventura Mall Mortgage Loan, any and all funds in the Lockbox Account shall be transferred to an account designated by the Aventura Mall Borrower on each business day. If and for so long as an event of default occurs and continues under the Aventura Mall Mortgage Loan, all amounts on deposit in the Lockbox Account shall be transferred on a daily basis to a cash management account established (at the time of such event of default) by the lender (to be disbursed by the lender in such order and priority as the lender determines in its sole and absolute discretion).

Windstorm and Terrorism Insurance.    The Aventura Mall Borrower is required under the related loan documents to maintain, along with other insurance coverages and requirements, comprehensive all risk insurance, commercial general liability insurance, business income insurance and insurance against certain acts of terrorism. Windstorm insurance is not required at ‘‘Full Replacement Cost’’ (as defined in the Aventura Mall Mortgage Loan documents), but in amounts and with deductibles as are customary in Florida for commercial properties similar to the Aventura Mall Mortgaged Property and generally required by lenders for commercial properties similar to the Aventura Mall Mortgaged Property. Regarding terrorism insurance coverage, if such policies contain an exclusion for acts of terrorism, the Aventura Mall Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist, provided, however, that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Aventura Mall Mortgaged Property and that is reasonable for the geographic region in which the Aventura Mall Mortgaged Property is located, and provided, further, that in no event shall such deductible exceed, so long as either the Simon Sponsor (as defined in the Aventura Mall Mortgage Loan documents) or the Soffer Sponsor (as defined in the Aventura Mall Mortgage Loan documents) controls the Aventura Mall Borrower and owns at least 50% of the Aventura Mall Borrower, $5,000,000 (or if the Simon Sponsor or the Soffer Sponsor no longer control the Aventura Mall Borrower and own at least 50% of the Aventura Mall Borrower, $250,000). Notwithstanding the foregoing requirement to maintain terrorism insurance, the Aventura Mall Borrower will not be obligated to expend, in any fiscal year, more than an agreed-upon amount (as generally required by lenders for commercial properties similar to the Aventura Mall Mortgaged Property) (the ‘‘Terrorism Insurance Cap’’) on insurance premiums for terrorism insurance. If the cost of the insurance premiums for the required amount of terrorism insurance exceeds the Terrorism Insurance Cap, then the Aventura Mall Borrower is obligated to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap, provided, however, in the event such terrorism insurance is customarily maintained by owners of properties similar to the Aventura Mall Mortgaged Property, the Aventura Mall Borrower is required to maintain such terrorism insurance, regardless of the cost of the related insurance premiums.

Permitted Mezzanine Financing.    The Aventura Mall Mortgage Loan documents permit the owners of direct or indirect interests in the Aventura Mall Borrower to pledge such interests and obtain mezzanine financing upon notice to the lender without lender approval or confirmation from the applicable rating agencies provided that certain conditions are satisfied, including, among other things (a) no event of default has occurred and is continuing under the Aventura Mall Mortgage Loan, (b) either the Simon Sponsor or the Soffer Sponsor controls the Aventura Mall Borrower or owns at least 50% of the Aventura Mall Borrower, (c) the maximum principal amount of the mezzanine financing shall not exceed $50,000,000, (d) the mezzanine financing shall not mature prior to the maturity date of the Aventura Mall Mortgage Loan and (e) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Aventura Mall Mortgage Loan or in such other form customarily accepted by institutional lenders in connection with comparable loans. If neither the Simon Sponsor nor the Soffer Sponsor controls the Aventura Mall Borrower or owns at least 50% of the Aventura Mall Borrower or the principal amount of the mezzanine financing exceeds $50,000,000, the Aventura Mall Mortgage Loan documents permit the owners of direct or indirect interests in the Aventura Mall Borrower to pledge such interests and obtain mezzanine financing upon notice to the lender only with lender approval and upon receipt of the applicable rating agencies issuing written confirmation that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C7 certificates, provided that certain conditions are satisfied, including, among other things (a) no event of default shall have occurred and is continuing under the Aventura Mall Mortgage Loan, (b) the permitted mezzanine lender shall be an institutional lender, (c) the mezzanine financing shall not mature prior to the maturity date of the Aventura Mall Mortgage Loan and (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Aventura Mall Mortgage Loan or in such other form customarily accepted by institutional lenders in connection with comparable loans.

Master Lease.    The Aventura Mall Borrower (as master lessor), and Turnberry Retail Holding, LP and Simon Property Group, LP (together as master lessees) are obligated to execute and deliver at origination of the Aventura Mall Mortgage Loan a master lease (the ‘‘Master Lease’’) with an annual rent payment of $9,610,000 for the vacant leasable square footage in the Expansion Space. The rent under the Master Lease shall be reduced dollar for dollar as tenants take occupancy of their space in the Expansion Space and commence paying rent. The Master Lease shall terminate when the rents being paid by tenants in place at the Expansion Space equals or exceeds $9,610,000 or, if earlier, on the date on which annual aggregate rents for the entire Aventura Mall Mortgaged Property (as reasonably determined by the Aventura Mall Mortgage Loan lender) exceed $55,000,000 (not including percentage rent). The Master Lease shall terminate in the event that the Aventura Mall Mortgage Loan is repaid or defeased. As noted above, the Aventura Mall Mortgage Loan documents require the Aventura Mall Borrower to deposit rents under the Master Lease into the Lockbox Account following the occurrence (and during the continuance) of an event of default under the Aventura Mall Mortgage Loan.

Partial Release.    Simultaneously with the origination of the Aventura Mall Mortgage Loan, the Aventura Mall Borrower entered into a ground lease (in its capacity as ground lessor) with an affiliate of the Aventura Mall Borrower (as ground lessee) for certain parcels of the Aventura Mall Mortgaged Property that are currently either unimproved or improved with replaceable parking spaces. The ground lease is superior to the lien of the mortgage securing the Aventura Mall Mortgage Loan. The ground lease will permit the ground lessee to perform construction at, and make alterations to, the ground leased parcels. In the event that, during construction at the ground leased parcels, there occurs a deficiency in the number of parking spaces for the Aventura Mall Mortgaged Property, due to the fact such spaces are required under applicable zoning laws or applicable lease provisions, the Aventura Mall Borrower will be required to enter into a lease with a third party to provide sufficient replacement parking spaces on terms and at a location reasonably acceptable to the Aventura Mall Mortgage Loan lender. See ‘‘Risk Factors’’ – Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or With the Americans with Disabilities Act of 1990’’ in this offering prospectus. Upon the request of the Aventura Mall Borrower, the lender is obligated to release the ground leased parcels without the payment of a release price by the Aventura Mall Borrower but upon the satisfaction of certain conditions, including, among other things, that (a) no event of default shall have occurred and be continuing under the Aventura Mall Mortgage Loan, (b) the Aventura Mall Borrower shall submit a release of lien and related documents to the lender in advance of such proposed release, (c) the ground leased parcels shall be conveyed to an entity other than the Aventura Mall Borrower (which entity may be an affiliate of the Aventura Mall Borrower) and the ground lease shall be amended or terminated, (d) prior to the transfer and release of the ground leased parcels, the ground leased parcels shall be subdivided from the Aventura Mall Mortgaged Property to form a separate tax lot, (d) all legal requirements in connection with the foregoing shall have been met and confirmed by evidence from municipal authorities or a zoning report or legal opinion and (e) all easements necessary for the benefit of the Aventura Mall Mortgaged Property, following such subdivision and conveyance, shall be entered into and recorded, as appropriate.

II. The Innkeepers Portfolio Mortgage Loan

Mortgaged Loan Information
Cut-off Date Principal Balance:	$412,701,271(1)
Loan per Room:	$145,241(2)
% of Initial Mortgage Pool Balance:	12.6%
Shadow Rating (S&P/Fitch):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.7125% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 9, 2017
Maturity Balance:	$389,593,207(1)
Borrowers:	Various
Sponsor:	Apollo Investment Corporation
Prepayment/Defeasance:	Defeasance permitted, in whole or in part with releases, beginning two years after latest Issue Date. Prepayment in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(5) Required Capital Improvements Reserve(6) Mountain View ADA Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) FF&E Reserve(9) Ground Rent Reserve(10) Marriott Termination Payments Reserve(11) Germantown Property Improvements Reserve(12)
Lockbox:	Hard /Hotel(13)
Other Secured Debt:	Permitted Mezzanine Financing(14)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(15)
Property Type:	Hotel
Location:	16 states(15)
Year Built:	1981-2002
Year Renovated:	2001-2007
Number of Rooms:	5,683(15)
Occupancy:	76.2%(16)
Occupancy Date:	July 31, 2007(16)
Ownership Interest:	Fee(17)
Property Management:	Island Hospitality Management, Inc., a third party management company
ADR:	$117.29(18)
RevPAR:	$89.43(19)
U/W NCF:	$71,639,678(20)
U/W NCF DSCR:	1.12x(21)
Cut-off Date U/W NCF DSCR:	1.28x(22)
Appraised Value:	$1,173,900,000(23)
Appraisal As of Date:	April 23 - May 4, 2007
Cut-off Date LTV Ratio:	70.3%(24)
Maturity LTV Ratio:	66.4%(24)

(1)	The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.
(2)	Based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.
(3)	NAP means not applicable.
(4)	Payments of interest-only are required through and including the payment date in July 2012.
(5)	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.
(6)	At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date. Also see ‘‘—Required Capital Improvements Guaranty’’ below.
(7)	At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged real property known as Residence Inn Mountain View located in Mountain View, California.
(8)	During the continuance of an Innkeepers Cash Management Period (as defined below), the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. An ‘‘Innkeepers Cash Management Period’’ occurs (i) upon the maturity date, (ii) upon an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date and terminates as described under ‘‘—Lockbox’’ below.
(9)	The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of an Innkeepers Cash Management Period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.
(10)	During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.
(11)	During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

(12)	Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the related Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.
(13)	See ‘‘—Lockbox’’ below.
(14)	See ‘‘—Permitted Mezzanine Financing’’ below.
(15)	Portfolio of 45 hotels comprised of 35 upscale extended stay hotels, nine mid-scale hotels and one full service hotel with an aggregate of 5,683 rooms located in 16 states. See ‘‘—The Mortgaged Properties’’ below.
(16)	Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(17)	One of the Innkeepers Mortgaged Properties known as Courtyard Fort Lauderdale is a leasehold interest pursuant to a ground lease expiring July 31, 2034. See ‘‘—Ground Lease’’ below.
(18)	ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(19)	RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(20)	Reflects aggregate in-place U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $83,262,215 based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.
(21)	Based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 (described in footnote (20) above) is 1.30x.
(22)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 (described in footnote (20) above) is 1.48x.
(23)	Aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.
(24)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the entire Innkeepers Portfolio Loan Combination.

The Borrower and Sponsor.    The 45 Innkeepers Portfolio Borrowers are Grand Prix Belmont LLC, Grand Prix Campbell/San Jose LLC, Grand Prix El Segundo LLC, Grand Prix Fremont LLC, Grand Prix Mountain View LLC, Grand Prix San Jose LLC, Grand Prix San Mateo LLC, Grand Prix Sili I LLC, Grand Prix Sili II LLC, Grand Prix Denver LLC, Grand Prix Englewood/Denver South LLC, Grand Prix Shelton LLC, Grand Prix Windsor LLC, Grand Prix Altamonte LLC, Grand Prix Ft. Lauderdale LLC, Grand Prix Naples LLC, Grand Prix Atlanta LLC, Grand Prix Atlanta (Peachtree Corners) LLC, Grand Prix Lombard LLC, Grand Prix Chicago LLC, Grand Prix Schaumburg LLC, Grand Prix Westchester LLC, Grand Prix Lexington LLC, Grand Prix Louisville (RI) LLC, Grand Prix Columbia LLC, Grand Prix Gaithersburg LLC, Grand Prix Germantown LLC, Grand Prix Portland LLC, Grand Prix Livonia LLC, Grand Prix Cherry Hill LLC, Grand Prix Mt. Laurel LLC, Grand Prix Saddle River LLC, Grand Prix Islandia LLC, Grand Prix Binghamton LLC, Grand Prix Horsham LLC, Grand Prix Willow Grove LLC, Grand Prix Addison (RI) LLC, Grand Prix Arlington LLC, Grand Prix Las Colinas LLC, Grand Prix Richmond LLC, Grand Prix Richmond (Northwest) LLC, Grand Prix Bellevue LLC, Grand Prix Bothell LLC, Grand Prix Lynnwood LLC, Grand Prix Tukwila LLC, each a Delaware limited liability company. The 45 Innkeepers Portfolio Borrowers are indirect subsidiaries of Grand Prix Acquisition Trust, a real estate investment trust (REIT) subsidiary of the ultimate sponsor, Apollo Investment Corporation. Apollo Investment Corporation is a leading provider of subordinated debt and equity capital to middle-market companies and is traded on the NASDAQ exchange under the symbol AINV. Through its subsidiaries, Apollo Investment Corporation acquired the Innkeepers Portfolio Mortgaged Properties as part of its acquisition in June 2007 of all the outstanding shares of Innkeepers USA, which included a total of 76 hotels (including the 45 subject properties).

The Mortgage Loan.    The Innkeepers Portfolio Mortgage Loan was originated on June 29, 2007 and has a cut-off date principal balance of $412,701,271. The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination in the aggregate principal amount of $825,402,542 that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The Innkeepers Portfolio Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

The Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan are ten-year loans with a stated maturity date of July 9, 2017, each of which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.7125% per annum. On the ninth day of each month through and including the payment date in July 2012, the Innkeepers Portfolio Borrowers are required to make payments of interest only on the Innkeepers Portfolio Loan Combination. On the ninth day of each month from and including August 9, 2012, up to but excluding the stated maturity date, the Innkeepers Portfolio Borrowers are required to make constant monthly debt service payments aggregating $5,332,986.51 on the Innkeepers Portfolio Loan Combination (based on a 30-year amortization schedule). The outstanding principal balance of the Innkeepers Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Innkeepers Portfolio Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in April 2017 or thereafter, whereupon the Innkeepers Portfolio Mortgage Loan may be paid in whole, but not in part, without payment of yield maintenance premium. Notwithstanding the foregoing, the Innkeepers Portfolio Mortgage Loan may be prepaid in the amount of $1,300,000 prior to the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

Following the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers may obtain the release of all of the Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing all of the Innkeepers Portfolio Mortgage Loans. A defeasance will be effected by the Innkeepers Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Act of 1940, as amended, that produce payments which replicate the payment obligations of the Innkeepers Portfolio Borrowers under the Innkeepers Portfolio Mortgage Loan and are sufficient to pay off the Innkeepers Portfolio Mortgage Loan in its entirety either on the monthly payment date occurring in April 2017, on the stated maturity date, or on any date between these two aforementioned dates. The Innkeepers Portfolio Borrowers’ right to defease the entire Innkeepers Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C7 certificates.

In addition, following the second anniversary of the Issue Date, each of the Innkeepers Portfolio Borrowers may obtain the release of individual Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing an amount equal to 115% of the Innkeepers Portfolio Mortgage Loan allocated to the property being defeased and by complying with the requirements set forth above. Further, the Innkeepers Portfolio Mortgage Loan may be defeased in the amount of $1,300,000 after the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

The Mortgaged Properties. The Innkeepers Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interests of the Innkeepers Portfolio Borrowers in 44 of the Innkeepers Portfolio Mortgaged Properties and the leasehold interest in one of the Innkeepers Portfolio Mortgaged Properties known as Courtyard Fort Lauderdale, as described under ‘‘—Ground Lease’’ below. The Innkeepers Portfolio Mortgaged Properties are comprised of 45 hotels with an aggregate of 5,683 rooms comprised of 35 upscale extended stay hotels containing approximately 4,446 rooms, nine mid-scale hotels containing 1,101 rooms and one full-service hotel containing 136 rooms, located in 16 states across the country. The hotels range in size from 72 rooms to 247 rooms and are affiliated with Marriott International, Inc. (Residence Inn by Marriott, Courtyard by Marriott and TownePlace Suites by Marriott), Hilton Hotels Corporation (Hampton Inn) and Global Hyatt Corporation (Summerfield Suites). The hotels were built between 1981 and 2002 with most of the properties renovated in recent years. The Innkeepers Portfolio Borrowers have plans to undertake a renovation program of the Innkeepers Portfolio Mortgaged Properties during the next several years at a total cost of approximately $65,000,000. Planned improvements include softcase goods replacement, guest bath upgrades and building exterior refurbishments.

Certain characteristics of the Innkeepers Portfolio Mortgaged Properties, organized by location of the subject Innkeepers Portfolio Mortgaged Properties, are identified in the table below:

The Innkeepers Portfolio Mortgaged Properties(1)
Location	# of Properties	# of Rooms	Year Built(2)	Occupancy(3)	ADR(4)	RevPAR(5)	Appraised Value(6)	Allocated Loan Amount(7)
California	9	1,314	1983-1998	80.2%	$130.86	$104.92	$350,800,000	$246,657,476
Washington	4	504	1984-1991	78.7	133.13	104.76	121,800,000	85,641,051
New Jersey	3	386	1989-2002	83.4	121.70	101.46	91,000,000	63,984,695
Illinois	4	560	1986-1998	70.2	105.39	73.98	89,100,000	62,648,748
Texas	3	412	1995-1996	80.3	101.05	81.11	83,100,000	58,429,979
Maryland	3	393	1986-2001	66.4	126.34	83.89	72,600,000	51,047,129
Florida	3	371	1985-1990	70.5	107.72	75.97	68,600,000	48,234,614
Colorado	2	284	1981-1982	74.5	108.70	80.99	51,200,000	36,000,179
Georgia	2	280	1996-1998	71.6	110.75	79.34	46,200,000	32,484,537
Pennsylvania	2	245	1991-1999	72.5	107.94	78.28	44,200,000	31,078,279
Virginia	2	184	1985-1998	81.3	105.50	85.75	36,100,000	25,382,938
New York	2	192	1987-1988	77.2	118.23	91.25	33,300,000	23,414,179
Kentucky	2	176	1984-1985	78.4	96.05	75.29	31,500,000	22,148,548
Connecticut	2	192	1986-1988	77.3	113.43	87.70	27,100,000	19,054,782
Michigan	1	112	1998	73.6	98.69	72.66	14,500,000	10,195,363
Maine	1	78	1996	74.6	111.77	83.42	12,800,000	9,000,045
Total / Average	45	5,683		76.2%	$117.29	$89.43	$1,173,900,000	$825,402,542
(1)	Ranked by the aggregate allocated loan amount per state.
(2)	Based on a range of year built per property per specified state.
(3)	Occupancy is the average occupancy for each state based on average occupancy per property in the specified state for the trailing 12 months ending July 31, 2007.
(4)	ADR (‘‘average daily rate’’) is the average ADR for each state based on average ADR per property in the specified state for the trailing 12 months ending July 31, 2007.
(5)	RevPAR (‘‘revenue per available room’’) is the average RevPAR for each state based on average RevPAR per property in the specified state for the trailing 12 months ending July 31, 2007.
(6)	Reflects as-is appraised market values. As-is appraised market values assume completion of planned renovations.
(7)	Allocated Loan Amount is based on the entire Innkeepers Portfolio Loan Combination.

Based on historical financial information provided by the Innkeepers Portfolio Borrowers, the aggregate net operating income, as adjusted to reflect deductions for FF&E replacement reserves, for the Innkeepers Portfolio Mortgaged Properties was $66,674,764 for fiscal year 2006 and $70,753,074 for the trailing 12 months ending July 31, 2007.

The following charts reflect historical occupancy and historical average daily rates for the Innkeepers Portfolio Mortgaged Properties, as reported by the Innkeepers Portfolio Borrowers.

Historical Occupancy Information
Year	Occupancy
2006	76.6%
2005	76.2%
2004(1)	75.1%
2003(1)	71.0%
2002(1)	72.4%
(1)	The years 2004, 2003 and 2002 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical occupancy that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Historical Average Daily Rate Information(1)
2004(2)	2005	2006
$96.97	$103.33	$112.12
(1)	Average Daily Rate is the overall average ADR for the Innkeepers Portfolio Mortgaged Properties based on information provided by the Innkeepers Portfolio Borrowers.
(2)	The year 2004 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical average daily rate that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Operating Leases.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to an operating lease between the respective Innkeepers Portfolio Borrower owning such mortgaged property and Grand Prix Fixed Lessee LLC, a Delaware limited liability company (the ‘‘Innkeepers Portfolio Operating Lessee’’). The Innkeepers Portfolio Operating Lessee is a special purpose entity formed for the sole purpose of acting as operator of the Innkeepers Portfolio Mortgaged Properties, and is an affiliate of the Innkeepers Portfolio Borrowers. As additional security for the Innkeepers Portfolio Mortgage Loan, the Innkeepers Portfolio Operating Lessee has granted a mortgage lien in favor of the lender of the Innkeepers Portfolio Mortgage Loan on its leasehold interest in each of the Innkeepers Portfolio Mortgaged Properties.

Outparcel Release.    In addition to the release of the Innkeepers Portfolio Mortgaged Properties by defeasance, a specified unimproved and vacant outparcel portion of the Innkeepers Portfolio Mortgaged Property located in Cherry Hill, New Jersey may be released at any time subject to the satisfaction of various conditions, including (a) demonstration that the outparcel is not income-producing and that the remaining portion of the property complies with all applicable legal requirements, (b) in the event the outparcel is conveyed to a third-party purchaser, such conveyance shall be subject to a restrictive covenant which prohibits operation of a competing hotel on the outparcel, (c) delivery of rating agency confirmation and (d) (i) in the event the outparcel release occurs prior to the second anniversary of the Issue Date, payment of a release price for the outparcel in the amount of $1,300,000 plus applicable yield maintenance premium, and (ii) in the event the outparcel release occurs after the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers simultaneously defease the Innkeepers Portfolio Mortgage Loan in the amount of $1,300,000.

Lockbox.    Gross revenues from the Innkeepers Portfolio Mortgaged Properties are to be deposited by the Innkeepers Portfolio Borrowers, the Innkeepers Portfolio Operating Lessee and the Innkeepers Portfolio Manager into segregated eligible accounts (‘‘Lockbox Accounts’’) established for the benefit of the Innkeepers Portfolio Mortgage Loan lender. So long as no Innkeepers Cash Management Period (as defined below) is continuing, on each monthly payment date the Innkeepers Portfolio Borrowers shall pay to the Innkeepers Portfolio Mortgage Loan lender all debt service and reserve deposits payable under the Innkeepers Portfolio Mortgage Loan documents. During the continuance of an Innkeepers Cash Management Period, on each business day all amounts on deposit in the Lockbox Accounts shall be transferred to the Innkeepers Portfolio Mortgage Loan lender’s cash management account and applied by the Innkeepers Portfolio Mortgage Loan lender to payment of all debt service and reserve deposits payable on the next monthly payment date. An ‘‘Innkeepers Cash Management Period’’ is a period that commences (i) on the maturity date, (ii) upon the occurrence of an event of default or (iii) as of any calendar quarter if the net operating income of the Innkeepers Portfolio Mortgaged Properties as of such calendar quarter (determined on a trailing 12-month basis) is less than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date, and that terminates when the Innkeepers Portfolio Mortgage Loan has been paid in full or (a) with respect to the event referred to in the foregoing clause (ii), when the event of default has been cured (so long as no other event of default is then continuing) and (b) with respect to the event referred to in the foregoing clause (iii), at such time as when the net operating income of the Innkeepers Portfolio Mortgaged Properties (determined on a trailing 12-month basis) is equal to or greater than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date for two consecutive calendar quarters.

Terrorism Insurance.    In each fiscal year, the Innkeepers Portfolio Borrowers will be required to maintain the maximum amount of insurance against terrorism, terrorist acts or similar acts of sabotage that may be purchased for a premium cap equal to (i) for the period from the loan origination date through the first anniversary thereof, $525,000 and (ii) thereafter, an amount determined by the Innkeepers Portfolio Mortgage Loan lender as of each anniversary of the loan origination date equal to the product of (a) $525,000 times (b) a fraction representing the change in the Consumer Price Index-U.S. City Averages for all Urban Consumers – All Items (1982-84=100), of the United States Bureau of Labor Statistics (or a comparable index if the Consumer Price Index is no longer available) since January 1, 2007, but which fraction shall not equal less than 1. Notwithstanding the foregoing, in the event that terrorism insurance is customarily maintained by owners of hotel properties located in the United States as part of the all risk coverage otherwise required to be maintained under the loan documents, the Innkeepers Portfolio Borrowers are required to maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premiums.

Required Capital Improvements Guaranty.    The sponsor, Apollo Investment Corporation, has provided a guaranty of payment and performance of the Innkeepers Portfolio Borrowers’ obligations to complete certain required capital improvements at the Innkeepers Portfolio Mortgaged Properties, other than capital improvements required to be performed within two years following the loan origination date under property improvement plans applicable to the Innkeepers Portfolio Mortgaged Properties. The aggregate estimated cost of the capital improvements covered by the Apollo Investment Corporation guaranty is $22,342,998. The foregoing amount includes an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as

Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto. There is no assurance that Apollo Investment Corporation will have the creditworthiness to honor or will otherwise honor its obligations under the aforementioned guaranty.

Ground Lease.    The Innkeepers Portfolio Mortgage Loan is partially secured by the Innkeeper Portfolio Borrower’s leasehold interest in the Innkeepers Portfolio Mortgaged Property located in Fort Lauderdale, Florida, which property is subject to a ground lease from The City of Fort Lauderdale. The ground lease expires July 31, 2034. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 15 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 60 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease without the ground lessor’s consent; (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to ground lessee pursuant to its insurance policies shall be deposited in a commercial national bank as trustee, located in Fort Lauderdale, Florida, selected by the ground lessor, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Permitted Mezzanine Financing.    Future mezzanine indebtedness to certain institutional lenders is permitted subject to satisfaction of specified conditions, which include (i) no event of default shall then exist, (ii) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (iii) achievement of an aggregate loan to value ratio that does not exceed 80%, (iv) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.08x as of the loan origination date, and (v) confirmation by each of the applicable rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the series 2007-C7 certificates or certificates with respect to the securitization of the Innkeepers Portfolio Pari Passu Non-Trust Loan.

Management Agreement.    The Innkeepers Portfolio Mortgaged Properties are subject to a single management agreement between the Innkeepers Operating Lessee and Island Hospitality Management, Inc., a Florida corporation (the ‘‘Innkeepers Portfolio Manager’’). The Innkeepers Portfolio Manager is not an affiliate of the Innkeepers Mortgage Borrowers. The term of the management agreement is 24 months for two of the Innkeepers Portfolio Mortgaged Properties known as the Residence Inn Denver Downtown and the Residence Inn Denver South, and 12 months for the rest of the Innkeepers Portfolio Mortgaged Properties, in each case commencing on June 29, 2007. The management fees are comprised of a base management fee and an incentive management fee, which are capped, in the aggregate, at an amount equal to 4% of gross revenues of the Innkeepers Portfolio Mortgaged Properties. Pursuant to the terms of the management agreement, the Innkeepers Operating Lessee may terminate the management agreement in connection with condemnation, casualty, default of the manager (subject to a notice and cure period), or on a discretionary basis at any time upon 30 days’ prior written notice. The management agreement is subordinate to the mortgages securing the Innkeepers Portfolio Mortgage Loan, and the Innkeepers Portfolio Mortgage Loan lender may terminate and replace the Innkeepers Portfolio Manager in the event that (i) the Innkeepers Portfolio Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there exists an event of default under the Innkeepers Portfolio Mortgage Loan, or (iii) there exists a default by the Innkeepers Portfolio Manager under the management agreement beyond any applicable notice and cure periods thereunder.

The Innkeepers Portfolio Mortgaged Properties by Franchise
Franchisor	% of Portfolio(1)	Flags(2)	# of Properties	# of Rooms
Marriott International, Inc.	77.6%	Residence Inn by Marriott, Courtyard by Marriott, TownePlace Suites by Marriott	33	4,159
Hilton Hotels Corporation	12.5	Hampton Inn	8	1,006
Global Hyatt Corporation	9.9	Summerfield Suites	4	518
Total	100.0%		45	5,683
(1)	Based on allocated loan amount.
(2)	Franchise flags for the Innkeepers Portfolio Mortgaged Properties.

Franchise Agreements.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to a franchise agreement, license agreement or other similar agreement with a national hotel franchise. The term of each such agreement extends beyond the term of the initial maturity date, except with respect to the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Germantown, Maryland, Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois (as discussed below). Each franchise agreement provides for the payment to the franchisor of certain recurring fees. The originating lender received a so-called comfort letter from the relevant franchisor in connection with each franchise agreement. The comfort letters provide certain protections relative to the cure of franchisee defaults under the franchise agreements and to the assumption of the franchise agreements in certain instances in connection with mortgage foreclosure.

The franchise agreement for the Innkeepers Portfolio Mortgaged Property known as Hampton Inn, Germantown, Maryland expires in January 2016. Under the Innkeepers Portfolio Mortgage Loan documents, commencing on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the Germantown property as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

The franchise agreements for the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois expire in December 2010 and May 2012, respectively. The Innkeepers Portfolio Mortgage Loan documents make it an event of default for the Innkeepers Portfolio Borrowers to allow any franchise agreement to expire, unless the applicable Innkeepers Portfolio Borrower enters into a replacement franchise agreement, acceptable to the lender in its reasonable discretion, with a hotel chain or system acceptable to the lender in its reasonable discretion, and commences operation of such Innkeepers Portfolio Mortgaged Property under the name of such hotel chain or system. In addition, the required capital improvements guaranty from Apollo Investment Corporation that is discussed above is intended to cover, among other things, an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Pending Class Action Litigation.    Three pending class action lawsuits were filed by shareholders of Innkeepers USA in Palm Beach County, Florida Circuit Court with respect to the acquisition by Apollo Investment Corporation of all of the outstanding shares of Innkeepers USA (the prior owner of the Innkeepers Portfolio Mortgaged Properties). The parties to each of these actions reached a settlement through the execution of a Memorandum of Understanding dated May 25, 2007, which contemplates a class-wide settlement with class-wide releases subject to court approval. The originating lender has been informed that implementation and final court approval of the settlement is expected to occur by the end of December 2007, subject to the availability of the court and scheduling issues, however, there can be no assurance of the outcome or timing of these matters.

The Market.    According to information in the third party appraisals performed in connection with the origination of the Innkeepers Portfolio Mortgage Loan, the 45 Innkeepers Portfolio Mortgaged Properties are located in 16 states across the country. Within the 16 states, there are numerous markets or submarkets in which the various hotels are located, as identified under the heading ‘‘Location’’ in the table below.

The chart below is a summary of market information provided in the Smith Travel Research reports for the Innkeepers Portfolio Mortgaged Properties and for its competitive sets.

Innkeepers Portfolio vs. Market Information(1)
Property	Location	Property # Rooms	Property Occupancy(2)	Competitive Set Occupancy(1)	Occupancy Index(1)	Property ADR(2)	Competitive Set ADR(1)	ADR Index(1)	Property RevPAR(2)	Competitive Set RevPAR(1)	RevPAR Index(1)
Residence Inn Silicon Valley II	Sunnyvale, CA	247	80.4%	71.7%	112.2%	$134.41	$123.61	108.7%	$108.12	$88.64	122.0%
Residence Inn Silicon Valley I	Sunnyvale, CA	231	75.7	71.7	105.6	138.94	123.61	112.4	105.21	88.64	118.7
Residence Inn Saddle River	Saddle River, NJ	174	79.5	68.7	115.7	141.13	136.57	103.3	112.20	93.82	119.6
Residence Inn Ohare Rosemont	Rosemont, IL	192	75.3	76.1	99.0	116.07	108.07	107.4	87.36	82.20	106.3
Residence Inn San Mateo	San Mateo, CA	160	82.3	77.9	105.7	126.23	116.84	108.0	103.90	91.00	114.2
Residence Inn Gaithersburg	Gaithersburg, MD	132	71.6	58.3	122.8	150.77	108.81	138.6	107.95	63.47	170.1
Summerfield Suites El Segundo	El Segundo, CA	122	87.8	85.8	102.4	129.92	120.18	108.1	114.06	103.06	110.7
Residence Inn San Jose South	San Jose, CA	150	74.7	61.7	121.1	120.55	85.63	140.8	90.04	52.80	170.5
Residence Inn Mountain View	Mountain View, CA	112	83.2	75.8	109.8	155.80	113.57	137.2	129.62	86.07	150.6
Residence Inn Bellevue	Bellevue, WA	120	76.9	71.2	108.0	157.48	149.55	105.3	121.07	106.50	113.7
Summerfield Suites Belmont	Belmont, CA	132	83.2	77.9	106.9	123.51	117.63	105.0	102.80	91.62	112.2
Residence Inn Tukwila	Tukwila, WA	144	78.7	77.4	101.6	122.63	116.33	105.4	96.48	90.07	107.1
Hampton Inn Willow Grove	Willow Grove, PA	150	68.3	68.0	100.5	120.11	112.32	106.9	82.08	76.37	107.5
Residence Inn Addison	Dallas, TX	150	83.2	65.4	127.2	100.10	100.04	100.1	83.23	65.39	127.3
Residence Inn Lynnwood	Lynnwood, WA	120	84.3	71.2	118.4	126.25	110.95	113.8	106.42	78.97	134.8
Courtyard Fort Lauderdale	Ft. Lauderdale, FL	136	73.4	73.4	100.0	115.20	101.26	113.8	84.53	74.30	113.8
Residence Inn Denver Downtown	Denver, CO	156	72.9	64.9	112.4	118.17	107.24	110.2	86.19	69.56	123.9
Residence Inn Atlanta Downtown	Atlanta, GA	160	70.4	63.5	110.9	127.80	108.98	117.3	89.95	69.18	130.0
Summerfield Suites Las Colinas	Irving, TX	148	78.6	65.2	120.5	102.24	108.15	94.5	80.35	70.53	113.9
Residence Inn Altamonte Springs	Altamonte Springs, FL	128	73.6	71.3	103.3	103.17	96.51	106.9	75.90	68.77	110.4
Residence Inn Bothell	Bothell, WA	120	74.9	70.1	106.8	129.11	108.01	119.5	96.73	75.73	127.7
Residence Inn Arlington	Arlington, TX	114	78.6	64.9	121.1	100.83	92.34	109.2	79.29	59.97	132.2
Hampton Inn Germantown	Germantown, MD	178	61.1	62.5	97.8	104.89	101.76	103.1	64.13	63.61	100.8
Residence Inn Denver South	Englewood, CO	128	76.5	62.6	122.1	97.47	90.53	107.7	74.53	56.69	131.5
Summerfield Suites Mount Laurel	Mt Laurel, NJ	116	85.8	76.2	112.6	101.74	90.91	111.9	87.26	69.24	126.0
Residence Inn Richmond NW	Richmond, VA	104	82.5	70.3	117.2	100.87	94.98	106.2	83.18	66.80	124.5
Hampton Inn Islandia	Islandia, NY	120	73.2	68.2	107.4	114.91	104.52	109.9	84.17	71.28	118.1
Residence Inn Cherry Hill	Cherry Hill, NJ	96	87.5	70.6	123.9	113.33	98.13	115.5	99.15	69.27	143.1
Residence Inn Peachtree Corners	Norcross, GA	120	73.3	51.4	142.6	88.93	77.08	115.4	65.19	39.62	164.5
Hampton Inn Lombard	Lombard, IL	128	64.3	61.8	104.1	97.28	90.05	108.0	62.55	55.63	112.4
Residence Inn Richmond	Richmond, VA	80	79.7	73.1	109.1	111.73	112.02	99.7	89.10	81.89	108.8
Hampton Inn Westchester	Westchester, IL	112	72.0	62.0	116.1	102.38	93.88	109.1	73.67.	58.18	126.6
Residence Inn San Jose	Campbell, CA	80	81.6	77.9	104.7	128.70	116.16	110.8	104.98	90.48	116.0
Residence Inn Louisville	Louisville, KY	96	71.4	61.7	115.8	92.64	81.08	114.3	66.14	50.00	132.3
Residence Inn Lexington North	Lexington, KY	80	86.8	67.2	129.2	99.41	94.00	105.8	86.28	63.16	136.6
Hampton Inn Schaumburg	Schaumburg, IL	128	67.0	68.1	98.3	97.99	79.57	123.2	65.62	54.21	121.1
Residence Inn Livonia	Livonia, MI	112	73.6	61.3	120.1	98.69	105.19	93.8	72.66	64.47	112.7
Residence Inn Shelton	Shelton, CT	96	77.2	67.4	114.6	115.56	119.29	96.9	89.20	80.36	111.0
Residence Inn Binghamton	Vestal, NY	72	83.7	60.9	137.6	123.06	103.75	118.6	103.05	63.14	163.2
TownePlace Suites Horsham	Horsham, PA	95	79.1	62.9	125.9	91.33	65.58	139.3	72.29	41.24	175.3
Hampton Inn Naples	Naples, FL	107	63.3	64.6	98.0	103.01	99.40	103.6	65.18	64.17	101.6
Residence Inn Windsor	Windsor, CT	96	77.4	66.5	116.4	111.30	99.18	112.2	86.19	65.97	130.7
Residence Inn Portland	Scarborough, ME	78	74.6	69.8	107.0	111.77	105.56	105.9	83.42	73.64	113.3
Hampton Inn Columbia	Columbia, MD	83	69.4	64.1	108.3	126.78	116.50	108.8	88.01	74.66	117.9
Residence Inn Fremont	Fremont, CA	80	75.9	71.9	105.6	104.02	84.28	123.4	78.98	60.60	130.3
Total/Average(3)		5,683	76.2%	68.5%	111.8%	$116.98	$105.74	111.2%	$89.43	$72.93	124.5%
(1)	Competitive set market information is based upon Smith Travel Research reports as of trailing 12 months ending July 31, 2007, and weighted by available rooms.
(2)	Reflects the average occupancy, ADR and RevPAR, respectively, for each of the Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(3)	Weighted average by available rooms of the Innkeepers Portfolio Mortgaged Properties.

III. The One State Street Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$295,000,000
Loan per Square Foot:	$324
% of Initial Mortgage Pool Balance:	9.0%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.4800% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	November 11, 2017
Maturity Balance:	$295,000,000
Borrower:	One State Street, LLC
Sponsors:	Zev Wolfson
Defeasance/Prepayment:	Defeasance is permitted two years after the Issue Date; Prepayment without penalty permitted on or after August 11, 2017.
Up-Front Reserves:	VOS Rollover Reserve(2)
IPC Reserve(3)
Source Media Free Rent Reserve(4)
Telx Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Replacement Reserve(7)
Fitch Rollover Reserve(8)
Air Rights Reserve(9)
Lockbox:	Hard(10)
Additional Debt:	Permitted Mezzanine Financing(11)

Mortgage Loan Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1972
Year Renovated:	NAP(1)
Square Feet:	909,699
Occupancy:	85.7%(12)
Occupancy Date:	September 19, 2007
Ownership Interest:	Fee(13)
Property Management:	Acta Realty Corp., an affiliate of the borrower
U/W NCF:	$29,918,009(12)(14)
U/W NCF DSCR:	1.54x(12)(14)
Cut-off Date U/W NCF DSCR:	1.54x(12)(14)
Appraised Value:	$500,000,000
Appraisal As of Date:	October 1, 2007
Cut-off Date LTV Ratio:	59.0%
Maturity LTV Ratio:	59.0%

(1)	NAP means not applicable.
(2)	At closing, the One State Street Plaza Borrower deposited $3,000,000 into a VOS Rollover Reserve Account, to be used for tenant improvements or leasing commissions for any of the vacant office space at the mortgaged property, exclusive of the 171,081 square feet of space leased to Fitch Investors Services, Inc. (the ‘‘Fitch Space’’). In the event the vacant office space located on the 23rd and 24th floor of the mortgaged property or any two floors excluding the Fitch Space are fully leased up and lender shall have received, among other things, an estoppel certificate confirming that all work required for any leased space is complete and all applicable tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the VOS Rollover Reserve Account are required to be deposited into the Fitch Rollover Reserve Account. Subject to the terms of the Fitch Rollover Reserve, the funds deposited into the Fitch Rollover Reserve in excess of $7,000,000 are required to be released to the One State Street Plaza Borrower in accordance with the terms of the related loan documents. The One State Street Plaza Borrower is permitted to transfer, upon request, the funds in the VOS Rollover Reserve Account to the Fitch Rollover Reserve Account.
(3)	At closing, the One State Street Plaza Borrower deposited $1,485,384 into the IPC Reserve, which represents one year of IPC Network Services, Inc. rent, 5-months of free rent, and the remaining tenant improvement obligations with respect to the IPC Network space.
(4)	At closing, the One State Street Plaza Borrower deposited $1,412,460 into the Source Media Free Rent Reserve which represents the six-months of free rent associated with Source Media Inc. The lease contains a free rent period from September 1, 2009 and ending on February 28, 2010.
(5)	At closing, the One State Street Plaza Borrower deposited $905,485 into the Telx Reserve, representing outstanding tenant improvement obligations owed to Telx Group.
(6)	The One State Street Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months and one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.
(7)	The One State Street Plaza Borrower is required to make monthly deposits in the amount of $18,952.06 into a replacement reserve account for replacements and repairs required to be made to the One State Street Plaza Mortgaged Property.
(8)	Commencing on June 30, 2013, unless the One State Street Plaza Borrower has deposited a letter of credit acceptable to lender in accordance with the terms of the related loan documents, in an amount equal to $7,000,000. On each monthly payment date, all excess cash flow shall be deposited into the Fitch Rollover Reserve Account until the balance is $7,000,000. In the event that Fitch Investors Services, Inc. (‘‘Fitch’’) renews or extends its lease beyond December 31, 2014 (the ‘‘Fitch Lease Expiration Date’’) or the Fitch space is leased to third party tenants for a term beyond the Fitch Lease Expiration Date and lender shall have received, among other things, an estoppel certificate confirming that all work required for the Fitch Space for Fitch and/or any new tenant is complete and Fitch and/or such new tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the Fitch Rollover Reserve Account shall be deposited into the VOS Rollover Reserve Account; provided, however, in the event the vacant office space on the 23rd and 24th floors (or any two other floors excluding the Fitch space) are, among other requirements, fully leased and lender shall have received, among other things, an estoppel certificate confirming that all work required for the space on the 23rd floor or 24th floor (or such other two floors not constituting the Fitch Space) is complete and all applicable tenants have accepted possession of their space and are paying full, unabated rent, then the funds remaining on deposit in the Fitch Rollover Funds shall be released to the related borrower in accordance with the terms of the related loan documents.
(9)	The One State Street Plaza Borrower is required to make monthly deposits into an Air Rights Reserve Account for the tax payments due in an amount equal to one-twelfth of an amount which would be sufficient to pay amounts payable, or estimated by the lender to be payable, during the following twelve months under the air rights lease.
(10)	See ‘‘—Lockbox’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, although the tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF and U/W NCF DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent. U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging actual rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.
(13)	The One State Street Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner. No value or underwritten revenue was attributed to the air rights lease.
(14)	U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging actual rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

Major Tenant Information
Tenant	Approximate Square Feet		% Total Square Feet	% Total Base Revenues	Rent PSF	Ratings(1)	Lease Expiration Date
Fitch Investors Services, Inc.	171,081		18.8%	21.7%	$36.81	NR	12/31/2014
Ambac Indemnity Corporation	155,226		17.1	18.2	$34.05	AAA/AAA	9/30/2019
Mizuho Corporate Bank (USA)	150,160	(2)	16.5	18.0	$34.85	A+/A+	Various	(2)
People of the State of New York	126,140	(2)	13.9	17.9	$41.25	NR(2)	11/30/2012	(2)
Source Media Inc.	79,296		8.7	9.7	$35.63	NR	2/28/2025
Major Tenants	681,903		75.0	85.6	$36.43
Other Tenants	97,854		10.8	14.4	$42.63
Vacant	129,942		14.3	—
Total All Tenants	909,699		100.0%	100.0%
(1)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.
(2)	Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues	As % of Total Base Revenues	Cumulative % of Total Base Revenues
2007	404	0.0%	0.0%	$23,696	0.1%	0.1%
2008	0	0.0	0.0%	$0	0.0	0.1%
2009	28,166	3.1	3.1%	$852,504	2.9	3.0%
2010	5,428	0.6	3.7%	$202,460	0.7	3.7%
2011	0	0.0	3.7%	$0	0.0	3.7%
2012	25,228	2.8	6.5%	$1,324,470	4.6	8.3%
2013	0	0.0	6.5%	$0	0.0	8.3%
2014	171,081	18.8	25.3%	$6,297,285	21.7	30.0%
2015	0	0.0	25.3%	$0	0.0	30.0%
2016	0	0.0	25.3%	$0	0.0	30.0%
2017 and Beyond	549,450	60.4	85.7%	$20,315,100	70.0	100.0%
Vacant	129,942	14.3	100.0%	—	—	100.0%
Total	909,699	100.0%		$29,015,515	100.0%
(1)	Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. The Lease Expiration Information table is based on the 126,140 square foot space expiring in 2022.

The Borrower and Sponsors.    The One State Street Plaza Borrower is One State Street, LLC, a New York limited liability company. The sponsor of the One State Street Plaza Borrower is Zev Wolfson, an individual.

The Mortgage Loan.    The One State Street Plaza Mortgage Loan was originated on November 1, 2007 and has a cut-off date principal balance of $295,000,000. The One State Street Plaza Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The One State Street Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.48% per annum. On the eleventh day of each month to but not including the stated maturity date, the One State Street Plaza Borrower is required to make interest-only payments on the One State Street Plaza Mortgage Loan. The principal balance of the One State Street Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on November 11, 2017.

The One State Street Plaza Borrower is prohibited from voluntarily prepaying the One State Street Plaza Mortgage Loan, in whole or in part, prior to August 11, 2017. From and after August 11, 2017, the One State Street Plaza Borrower may prepay the One State Street Plaza Mortgage Loan in whole only without payment of any prepayment consideration.

The One State Street Plaza Borrower may defease the One State Street Plaza Mortgage Loan, in whole only, on any date following the date that is two (2) years from the Issue Date, and by doing so obtain the release of the One State Street Plaza Mortgaged Property. A defeasance will be effected by the One State Street Plaza Borrower’s pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the One State Street Plaza Borrower under the One State Street Plaza Mortgage Plaza Loan and are sufficient to pay off the One State Street Plaza Mortgage Loan in its entirety on August 11, 2017. The One State Street Plaza Borrower’s right to defease the entire One State Street Plaza Mortgage Loan is subject to, among other things the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The One State Street Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the One State Street Plaza Mortgaged Property, a class A office located at One State Street, in New York, New York and the borrower’s air rights over a neighboring parcel pursuant to a certain air rights lease. The One State Street Plaza Mortgaged Property is located in Manhattan’s Financial District on the corner of State Street and Whitehall Street and contains 909,699 of net rentable area. The One State Street Plaza Mortgaged Property is leased by multiple tenants. The major tenants at the property are Fitch Investors Services, Inc. with 171,081 square feet (18.8% of the total space), Ambac Indemnity Corporation (which is rated AAA/AAA by S&P and Fitch, respectively) with 155,226 square feet (17.1% of the total space), Mizuho Corporate Bank (USA) (which is rated A+/A+ by S&P and Fitch, respectively) with 150,160 square feet (16.5% of the total space), People of the State of New York with 126,140 square feet (13.9% of the total space), and Source Media Inc. with 79,296 square feet (8.7% of the total space). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30,

2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. As of September 19, 2007, occupancy at the One State Street Plaza Mortgaged Property, based on square footage leased, was 85.7%.

Lockbox.    The One State Street Plaza Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the One State Street Plaza Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the capital expenditure reserve account in the amount of the monthly capital expenditure deposit; (e) to the air rights account in the amount of the monthly air rights reserve deposit; (f) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) during a Cash Trap Event Period or Fitch Cash Trap Period, funds in an amount sufficient to pay approved operating expenses for the applicable period in accordance with the related approved annual budget or otherwise approved by the lender shall be credited to the operating expense subaccount; (i) during a Cash Trap Event Period or Fitch Cash Trap Period, funds in an amount sufficient to pay extraordinary expenses for the applicable period approved by Lender, if any, shall be credited to the extraordinary expense subaccount; (j) during a Fitch Cash Trap Period, an amount equal to all amounts remaining on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above until the amount in the Fitch reserve account is equal to or greater than $7,000,000; (k) provided there is no Fitch Cash Trap Period then in effect, during a Cash Trap Period, all amounts remaining on deposit in the cash management account after the deposits for items (a) through (j) above shall be credited to the excess cash flow subaccount and held as additional collateral for the mortgage loan; and (l) provided no Fitch Cash Trap Period and/or Cash Trap Event Period exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (k) above will be disbursed to the One State Street Plaza Borrower. A Cash Trap Event Period will occur upon (i) an event of default, [(ii) certain events with respect to the manager as set forth in the loan documents] or (iii) if the debt service coverage ratio during any one calendar quarter is less than 1.00x; until, (x) in the case of clause (i) above, the event of default is cured or waived, (y) in the case of clause (ii) above, certain cure events occur with respect to such manager event or (z) in the case of clause (iii) above, the debt service coverage ratio reaches 1.05x as of the end of any calendar quarter. A Fitch Cash Trap Period will commence on June 30, 2013 and terminate at any time the amounts in the Fitch Rollover Reserve equals or exceeds $7,000,000 or is not longer required to be maintained pursuant to the loan agreement.

Terrorism Coverage.    The One State Street Plaza Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, provided the same is obtainable at commercially reasonable rates and terms (which shall be based upon deductibles generally acceptable in securitized transactions for similar loans) and maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the loan agreement. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or, if no insurer of such claims paying ability rating is then issuing such terrorism insurance, the chosen insurer is required to be the insurer which is offering such terrorism insurance and which has a claims paying ability rating the closest to that required by the loan agreement; and if perils of terrorism and acts of terrorism or other similar acts or events are hereafter excluded from the One State Street Plaza Borrower’s insurance coverage required under the loan agreement, the One State Street Plaza Borrower is required, if the same is available at commercially reasonable rates and terms, to obtain an endorsement to such policy, or a separate policy from an insurance provider which meets the requirements set forth in the loan agreement or is otherwise satisfactory to the lender, insuring against all such excluded acts or events in the amounts required for such coverage pursuant to the loan agreement or such lesser amount as may be approved by the lender in its sole discretion.

Permitted Mezzanine Debt.    Future additional mezzanine indebtedness to certain institutional lenders is permitted subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 60%, (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.40x, and (iv) receipt of rating agency confirmation.

Air Rights Lease.    The One State Street Plaza Borrower has pledged its leasehold interest in a certain air rights lease with an adjacent property owner as additional collateral for the One State Street Plaza Mortgage Loan. The air rights lease expires on July 31, 2019, provided that the One State Street Plaza Borrower has the right to extend such air rights lease to July 31, 2071 upon timely provision of notice, with no additional rent due for such extended period. Pursuant to an estoppel from the landlord, the One State Street Plaza Borrower has paid rent through the term of the air rights lease. The One State Street Plaza Borrower is responsible for a portion of the real estate taxes attributable to the land assessed value beneath the air rights. Pursuant to the loan documents, the One State Street Plaza Borrower is required to make monthly deposits into an air rights reserve account for tax payments due in an amount equal to one-twelfth of an amount which would be sufficient to pay all amounts payable (or estimated by the lender to be payable) during the following twelve months under the air rights lease. Pursuant to the air rights lease, the lender is granted certain notice and cure rights and certain rights to obtain a replacement air rights lease upon a termination thereof due to a default by the One State Street Plaza Borrower as tenant thereunder.

IV. The District at Tustin Legacy Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$206,000,000
Loan per Square Foot:	$395(1)
% of Initial Mortgage Pool Balance:	6.3%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.900% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	November 11, 2017
Maturity Balance:	$206,000,000
Borrower:	Vestar/Kimco Tustin, L.P.
Sponsor:	Lee and Nancy Hanley and Kimco Realty Corporation
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Occupancy/Net Cash Flow Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Lease Termination Payments Reserve(5)
Lockbox:	Springing Hard(6)
Other Secured Debt:	Permitted Mezzanine Financing(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Tustin, California
Year Built:	2006-2007
Year Renovated:	NAP(2)
Gross Square Feet:	985,684(8)
Collateral Square Feet:	521,694(9)
Overall Occupancy:	99.2%(10)
Small Shops Occupancy:	93.5%
Occupancy Date:	November 6, 2007(10)
Ownership Interest:	Fee
Property Management:	Vestar Properties, Inc., an affiliate of the Borrower
Small Shops Sales PSF:	NAP(2)(10)
Small Shops Cost of Occupancy:	NAP(2)(10)
U/W NCF:	$17,231,904
U/W NCF DSCR:	1.20x
Cut-off Date U/W NCF DSCR:	1.20x
Appraised Value:	$280,000,000(11)
Appraisal As of Date:	September 13, 2007
Cut-off Date LTV Ratio:	73.6%(11)
Maturity LTV Ratio:	73.6%(11)

(1)	Based on collateral square feet of the District at Tustin Legacy Mortgaged Property.
(2)	NAP means not applicable.
(3)	At origination, the District at Tustin Legacy Borrower deposited $539,830 into an occupancy/net cash flow reserve account to be released to the District at Tustin Legacy Borrower as certain specified tenants accept possession of their leased premises and confirm that their rental obligation will commence within 90 days after the date of disbursement. Each disbursement is to equal 12 months of the related tenant’s monthly base rent.
(4)	The District at Tustin Legacy Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes. Notwithstanding the foregoing, so long as the District at Tustin Legacy Borrower provides evidence of a blanket insurance policy covering the District at Tustin Legacy Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(5)	The District at Tustin Legacy Borrower is required to deposit payments received in connection with the termination of any lease into a leasing reserve account.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Permitted Mezzanine Financing’’ below.
(8)	Reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral.
(9)	Collateral square feet comprising the District at Tustin Legacy Mortgaged Property consists of 369,512 square feet of major stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements and the five related outparcel pads on which those improvements are situated. Collateral also consists of the Target anchor pad but not the Target store, and five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads. Collateral does not include the other major tenants, Costco and Lowe’s, both of which own their stores and pads.
(10)	As of November 6, 2007, the District at Tustin Legacy Shopping Center was 99.2% leased with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Shopping Center is expected to be 92.3% opened for business by November 16, 2007 with the remaining tenants opening by mid-2008. Therefore, comparable in-line sales per square foot and in-line cost of occupancy figures are not yet available.
(11)	Reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity Date LTV are each 68.9%.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Major Tenants
Costco(2)	160,417	16.3%	A/AA−	NAP(3)
Lowe’s(2)	138,134	14.0	A+/A+	NAP(3)
Target(4)	134,639	13.7	A+/A+	1/31/2033
AMC Theatres	68,159	6.9	B/B	6/30/2027
Whole Foods	60,550	6.1	BB+/NR	8/31/2027
TJ Maxx/Home Goods	57,000	5.8	A/NR	5/31/2017
Best Buy	30,000	3.0	BBB/BBB+	1/31/2018
Total Major Tenants Space	648,899	65.8
Other Significant Tenants	153,803	15.6
Small Shops	127,141	12.9
Outparcels(5)	55,841	5.7
Total GLA	985,684	100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	Costco and Lowe’s each own their respective store and pad and are not part of the collateral.
(3)	NAP means not applicable as tenant owns its store and pad which are not part of the collateral.
(4)	Target owns its store and leases its pad from the District at Tustin Legacy Borrower. The pad, but not the store, is part of the collateral.
(5)	Comprised of a total of 10 outparcels, of which the collateral consists of 25,041 square feet of outparcel improvements and the five related outparcel pads on which these improvements are situated. Collateral also consists of five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads.

Major Small Shops Tenant Information
Tenant	Approximate Square Feet	Lease Expiration Date
JT Schmid’s	8,008	9/30/2022
Bluewater Grill	7,250	12/31/2022
The Auld Dubliner	5,000	12/31/2017
Panera Bread	4,600	7/31/2017
Gstage	4,500	10/30/2017
Total	29,358

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	0	0.0	0.0%	0	0.0	0.0%
2011	0	0.0	0.0%	0	0.0	0.0%
2012	16,130	2.3	2.3%	836,982	4.8	4.8%
2013	3,282	0.5	2.8%	167,994	1.0	5.8%
2014	4,000	0.6	3.4%	148,000	0.9	6.6%
2015	0	0.0	3.4%	0	0.0	6.6%
2016	0	0.0	3.4%	0	0.0	6.6%
2017 and beyond	655,488	95.4	98.8%	16,196,206	93.4	100.0%
Vacant	8,233	1.2	100.0%	0	0.0	100.0%
Total	687,133	100.0%		$17,349,182	100.0%
(1)	Reflects expiring square feet of the District at Tustin Legacy Mortgaged Property including square footage attributed to Target and all outparcel improvements, and excluding the square footage attributed to Costco and Lowe’s which are not part of the collateral.
(2)	Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

The Borrower and Sponsor.    The District at Tustin Legacy Borrower is Vestar/Kimco Tustin, L.P. a California limited partnership, whose sponsors are Lee and Nancy Hanley and Kimco Realty Corporation. Lee Hanley is the controlling equity holder of Vestar Development Company. Vestar Development Company is a privately held real estate company specializing in the development of open-air retail centers and the management of retail, office and industrial properties in the western United States. Founded in 1977, Vestar Development Company currently owns 11.7 million square feet and manages 13.6 million square feet of shopping centers, industrial projects and office buildings. Kimco Realty Corporation is a publicly traded REIT listed on the NYSE under the symbol KIM. Kimco Realty Corporation (rated A−/NR by S&P and Fitch, respectively) was formed in 1960 and is the nation’s largest publicly traded owner, developer and operator of neighborhood and community shopping centers with approximately 1,519 properties totaling more than 180 million square feet of leaseable space in 45 states, Puerto Rico, Canada, Mexico and Chile.

The Mortgage Loan.    The District at Tustin Legacy Mortgage Loan was originated on November 9, 2007 and has a cut-off date principal balance of $206,000,000. The District at Tustin Legacy Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The District at Tustin Legacy Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.900% per annum. On the eleventh day of each month to but excluding the stated maturity date, the District at Tustin Legacy Borrower is required to make interest-only payments on the District at Tustin Legacy Mortgage Loan. The principal balance of the District at Tustin Legacy Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The District at Tustin Legacy Borrower is prohibited from voluntarily prepaying the District at Tustin Legacy Mortgage Loan, in whole or in part, at any time prior to July 11, 2017. From and after such date, the District at Tustin Legacy Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium.

The District at Tustin Legacy Borrower may defease the District at Tustin Legacy Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the District at Tustin Legacy Mortgaged Property. A defeasance will be effected by the District at Tustin Legacy Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (including non-callable and non-redeemable obligations of any agency of the United States of America all of whose obligations are unconditionally guaranteed by the United States of America), that produce payments which replicate the payment obligations of the District at Tustin Legacy Borrower under the District at Tustin Legacy Mortgage Loan and are sufficient to pay off the District at Tustin Legacy Mortgage Loan in its entirety on the date occurring four months prior to the stated maturity date. The District at Tustin Legacy Borrower’s right to defease the entire District at Tustin Legacy Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The District at Tustin Legacy Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the District at Tustin Legacy Borrower in the District at Tustin Legacy Mortgaged Property. The District at Tustin Legacy Mortgaged Property is comprised of an approximately 57-acre portion of a 985,684 square foot newly developed lifestyle/power center that is situated on approximately 87 acres in Tustin, California (the ‘‘District at Tustin Legacy Shopping Center’’). The District at Tustin Legacy Shopping Center was built in 2006-2007 and had its grand opening on August 17, 2007. The District at Tustin Legacy Shopping Center is part of a large-scale redevelopment of the former Tustin Marine Air Base into a master-planned community which includes the District at Tustin Legacy Shopping Center, in addition to residential units and office space which are not part of the collateral. As of November 6, 2007, the District at Tustin Legacy Shopping Center was 99.2% leased, with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Mortgaged Property is expected to be 92.3% opened for business by November 16, 2007, with the remaining tenants opening by mid-2008. The District at Tustin Legacy Shopping Center is anchored by Costco, Lowe’s, Target, Whole Foods, TJ Maxx/Home Goods and Best Buy, who together lease or own approximately 648,899 square feet of space. Costco and Lowe’s own their own pads and stores and are not part of the collateral while Target owns its store and leases its pad. The collateral comprising the District at Tustin Legacy Mortgaged Property totals 521,694 square feet consisting of 369,512 square feet of major stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements as well as outparcel pads and the Target anchor pad. Other significant tenants and in-line tenants reflect a diverse range of national retailers, including Borders Books, Office Depot, Michaels, Aveda, Chick Fil-A, Claire’s, Finish Line, Hot Topic, Panera Bread and Zumiez.

Subleasehold Interest; Obligation to Purchase.    The District at Tustin Legacy Borrower is also the owner and holder of a sub-leasehold interest in a 4.740 acre parcel adjacent to the District at Tustin Legacy Mortgaged Property that is primarily improved with parking and common area improvements (the ‘‘Tustin Sublease Parcel’’). The Tustin Sublease Parcel does not constitute collateral for the District at Tustin Legacy Mortgage Loan as of the Cut-off Date. Following completion of on-going environmental remediation of the Tustin Sublease Parcel, the District at Tustin Legacy Borrower is required to acquire fee simple title from the City of Tustin pursuant to the DDA (as defined under ‘‘—Disposition and Development’’ below) for a purchase price equal to $8.50 per square foot immediately upon the acquisition thereof by the City of Tustin from the United States of America (acting by and through the Department of Navy) and, simultaneously, convey a 2.315 acre portion thereof to Costco for a sale price of approximately $1,550,000, and a 2.191 acre portion thereof to Lowe’s for a sale price of $2,189,750, pursuant to separate purchase and sale agreements with each of the foregoing. Upon acquisition of fee simple title thereto, the District at Tustin Legacy Borrower is obligated to mortgage the remaining 0.234 acre portion of the Tustin Sublease Parcel (and any other portion of the Tustin Sublease Parcel that Costco or Lowe’s shall fail to purchase) to the holder of the District at Tustin Legacy Mortgage Loan. There is no assurance that Costco and Lowe’s shall comply with their respective purchase obligations, and the District at Tustin Legacy Borrower shall remain obligated to purchase such parcels from the City of Tustin regardless of whether Costco and Lowes complete their purchase. See ‘‘Risk Factors—Lending on Income-Producing Properties Entails Environmental Risks’’ above in this offering prospectus.

Disposition and Development.    The District at Tustin Legacy Mortgaged Property was acquired from the City of Tustin by the District at Tustin Legacy Borrower and developed pursuant to a Disposition and Development Agreement (Retail Property) (the ‘‘DDA’’) between the District at Tustin Legacy Borrower and the City of Tustin. The mortgage securing the District at Tustin Legacy Mortgaged Property is subject and subordinate to the terms of the DDA. The DDA imposes certain obligations and restrictions upon the District at Tustin Legacy Borrower and its successors, including the trust if it were to take title to the District at Tustin Legacy Mortgaged Property (each, a ‘‘Project Owner’’) with respect to the District at Tustin Legacy Mortgaged Property. Pursuant to the terms of the DDA, the trust would be exempt from liability to perform certain, but not all, obligations of the Project Owner during periods in which the trust (or its designee) is a successor owner of the District at Tustin Legacy Mortgaged Property by reason of foreclosure or deed in lieu of foreclosure. However, any party acquiring the District at Tustin Legacy Mortgaged Property upon or after a foreclosure sale or in any other manner would be required to assume the Project Owner’s obligation under the DDA (including, without limitation, the construction and indemnification obligations described below), and would therefore likely reduce any purchase price it would otherwise pay for the District at Tustin Legacy Mortgaged Property by the anticipated cost of complying with any unperformed obligations under the DDA. Although the District at Tustin Legacy Borrower has agreed to comply with the terms of the DDA, and Lee and Nancy Hanley and Kimco Realty Corporation (the ‘‘District at Tustin Legacy Guarantors’’) have guaranteed the performance of certain obligations of the District at Tustin Legacy Borrower under the DDA and related documents (including the performance of the DDA Work (as defined below), but not including the obligation to repurchase certain parcels within the shopping center, as described below), there is no assurance that the District at Tustin Legacy Borrower or the District at Tustin Legacy Guarantors will have the creditworthiness or ability to perform or will otherwise perform their obligations or that the trust’s remedies under the loan documents will offset all losses that may be suffered by the trust as the result of such non-performance. In addition, the mortgage lender is prohibited from exercising remedies against certain assets of Lee Hanley and Nancy Hanley, including their residences, personal property such as automobiles, art work and jewelry, interests in certain real estate investments, including Vestar Development Company, and retirement accounts, in connection with the enforcement of the guaranty. Pursuant to an infrastructure agreement between the City of Tustin and the District at Tustin Legacy Borrower, upon completion of certain infrastructure work included within the DDA Work, the District at Tustin Legacy Borrower is entitled to receive reimbursements aggregating approximately $46 million for infrastructure work performed by it in excess of its ‘‘fair share’’ of such work. The reimbursement obligation is not a general obligation of the City of Tustin, and is limited to certain identified sources of revenue, including proceeds from the sale of certain other property by the City of Tustin benefiting from the infrastructure work, as well as reimbursements from the Irvine Water District. The foregoing reimbursement rights are specifically excluded from the collateral for the District at Tustin Legacy Mortgage Loan. The obligations of the Project Owner under the DDA include the following:

Construction Obligations of District at Tustin Legacy Borrower.    Pursuant to the DDA, the Project Owner is required to perform certain on and off-site improvements (the ‘‘DDA Work’’). The District at Tustin Legacy Borrower has estimated the cost of the DDA Work to be approximately $28 million.

Permitted Mortgagees.    Prior to the issuance of a final certificate of compliance with respect to the District at Tustin Legacy Shopping Center (‘‘Final Certificate of Compliance’’), the DDA prohibits the mortgaging of the District of Tustin Legacy Mortgaged Property without the prior consent of the City of Tustin (except that portions of the District at Tustin Legacy Mortgaged Property that have received a Partial Certificate of Compliance (as defined herein) may be mortgaged without the City of Tustin’s consent), and conditions any such consent upon, among other things, the prospective mortgagee being a ‘‘Permitted Mortgagee’’, as defined in the DDA. Permitted Mortgagees are entitled to certain protections under the DDA, including certain limited notice and cure rights. ‘‘Permitted Mortgagees’’ are generally defined in the DDA as institutional lenders having a net worth over $5,000,000,000, and certain other lenders that are approved by the City of Tustin. The City of Tustin has confirmed that the trust will be a Permitted Mortgagee. A ‘‘Partial Certificate of Compliance’’ is a partial certificate of compliance issued with respect to individual parcels within the District at Tustin Legacy Mortgaged Property.

Restrictions on Transfer.    The DDA generally restricts transfers of the District at Tustin Legacy Mortgaged Property (including portions thereof or equity interests in the Project Owner) without the prior written consent of the City of Tustin prior to the City of Tustin’s issuance and recordation of a Final Certificate of Compliance. Notwithstanding the foregoing transfer restrictions, individual parcels within the District at Tustin Legacy Mortgaged Property may be sold without the City of Tustin’s consent if a Partial Certificate of Compliance has been issued with respect to the subject individual parcel. Neither the Final Certificate of Compliance nor any Partial Certificate of Compliance has been issued with respect to the District at Tustin Legacy Shopping Center. In addition, prior to the City of Tustin’s issuance and recordation of a Final Certificate of Compliance, the DDA provides the City of Tustin with a right of consent over other purchasers at a foreclosure sale, or from the Permitted Mortgagee or its affiliates following a foreclosure or deed in lieu of foreclosure. Pursuant to the DDA, the City of Tustin may not withhold its consent if the proposed transferee meets each of the following criteria: (1) has a reputation as a quality builder of retail developments of the scope and constructed of the quality described in the DDA; (2) is licensed to do business in California; (3) has a reputation for fair and honest business dealings with persons or entities generally; (4) has a sufficient net worth to undertake the obligations to be performed by the developer of the District at Tustin Legacy Shopping Center; and (5) has successfully constructed, marketed and leased Class A retail complexes. Notwithstanding the foregoing restrictions, transfer of the District at Tustin Legacy Mortgaged Property to a Permitted Mortgagee by foreclosure or deed in lieu of foreclosure is permitted without the City of Tustin’s prior written consent.

Restrictions on Use; Approval Right Regarding Tenants.    The DDA and certain special restrictions (the ‘‘Special Restrictions on Use’’) encumbering the District at Tustin Legacy Shopping Center (including the District at Tustin Legacy Mortgaged Property) provide that the District at Tustin Legacy Shopping Center shall be utilized only for lawful retail uses typical for a first-class retail shopping center, and shall contain only certain preapproved tenants that are specified in the DDA and the Special Restrictions on Use (‘‘District at Tustin Legacy Preapproved Tenants’’) and other tenants that are of a type and quality similar to the District at Tustin Legacy Preapproved Tenants (‘‘District at Tustin Legacy Other Tenants’’). The Special Restrictions on Use further provide that certain specified retail stores, including Wal-Mart, Kmart, Walgreens and Rite Aid, are prohibited from leasing space at the District at Tustin Legacy Shopping Center. The DDA and the Special Restrictions on Use also require, with respect to each retail building or retail pad at the District at Tustin Legacy Shopping Center, that until 90% of such retail building or retail pad has been leased (the ‘‘Initial Lease-Up Date’’), the City of Tustin must specifically approve any District at Tustin Legacy Other Tenant that intends to lease space in excess of 20,000 square feet at any such retail building or retail pad. Although after the Initial Lease-Up Date the City of Tustin has no approval rights with respect to leasing to any retail tenant, the City of Tustin is still entitled to receive advance notice of any such proposed tenant to confirm compliance with the use restrictions set forth in the DDA and the Special Restrictions on Use.

Percentage Rent.    The City of Tustin is to receive 25% of all percentage rents payable to the District at Tustin Legacy Borrower with respect to any lease at each retail building commencing one year after the first temporary certificate of occupancy is issued with respect to any leased space at such retail building and continuing for a period of twenty years following the date of the issuance of such certificate of occupancy.

Indemnification of City of Tustin.    The DDA requires the Project Owner to indemnify the City of Tustin for all environmental conditions (including pre-existing conditions) and clean-up costs required at District at Tustin Legacy Mortgaged Property. See ‘‘—Risk Factors—Lending on Income-Producing Properties Entails Environmental Risks’’ above.

Right of Reacquisition by District at Tustin Legacy Borrower.    Pursuant to the DDA, the Project Owner is required to enter into an agreement with each owner or ground lessee of a retail pad in excess of 20,000 square feet (a ‘‘Major Pad,’’ and each owner or ground lessee of a Major Pad, a ‘‘Major Pad Owner’’) affording the Project Owner the right to repurchase each Major Pad for a purchase price not to exceed the book value of the Major Pad Owner’s interest in such Major Pad, including the improvements thereon, in the event the Major Pad Owner violates the Special Restrictions on Use. The premises owned by Costco and Lowes and the premises ground leased by Target currently constitute the only Major Pads subject to the right of repurchase. Pursuant to the DDA, the City of Tustin has the right to require the Project Owner to exercise its repurchase rights with respect to any Major Pad Owner that is in violation of the Special Restrictions on Use with respect to its Major Pad. In the event that the District at Tustin Legacy Borrower becomes obligated to exercise any such repurchase right, there is no assurance that it or the District at Tustin Legacy Guarantors shall comply with their obligations to complete such repurchase pursuant to the District at Tustin Legacy Mortgage Loan documents. The District at Tustin Legacy Borrower is required to simultaneously mortgage any Major Pad to the holder of the District at Tustin Legacy Mortgage Loan simultaneously with its acquisition of such Major Pad in accordance with the foregoing.

Remedies of the City of Tustin.    Prior to the issuance of a Final Certificate of Compliance, in addition to any other remedies that the City of Tustin may have at law or equity, the City of Tustin has the following remedies with respect to defaults under the DDA that are not cured by the Project Owner or a Permitted Mortgagee: (i) the right to purchase any or all of the District at Tustin Legacy Mortgaged Property for fair market value to be determined in accordance with an appraisal procedure described in the DDA, (ii) the right to terminate the DDA and thereafter re-enter the District at Tustin Legacy Mortgaged Property and revest title thereto in the City of Tustin, subject to the lien of any Permitted Mortgage or (iii) the right to purchase the District at Tustin Legacy Mortgage Loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts secured by a Permitted Mortgage (exclusive of any defeasance or prepayment premium or default interest). The City of Tustin also has the right to exercise, or require the District at Tustin Legacy Borrower to exercise, the reacquisition rights referred to in ‘‘—Right of Reacquisition by District at Tustin Legacy Borrower’’ above. In addition, the City of Tustin has the right to cure defaults under the District at Tustin Legacy Mortgage Loan up to one week prior to any foreclosure of the Loan.

Community Facilities District.    The District at Tustin Legacy Mortgaged Property constitutes a part of a community facilities district known as the City of Tustin Community Facilities District No. 07-1 (Tustin Legacy/Retail Center) (‘‘CFD’’) which authorizes the assessment of the following special taxes on the District at Tustin Legacy Mortgaged Property in addition to real estate taxes that may otherwise be assessed against the District at Tustin Legacy Mortgaged Property: ‘‘Special Tax A,’’ which shall repay interest and principal, pay certain administrative expenses and fund required reserves, with respect to bonds that have been issued by the CFD in the aggregate principal sum of approximately $13,680,000, which bonds were issued to reimburse the District at Tustin Legacy Mortgage Borrower for the cost of certain infrastructure improvements at the District at Tustin Legacy Shopping Center, and ‘‘Special Tax B,’’ which shall be an annual charge to defray the annual costs of providing municipal services, including, but not limited to, police protection services, fire protection services, ambulance and paramedic services, to the District at Tustin Legacy Shopping Center. ‘‘Special Tax A’’ shall only be assessed against the District at Tustin Legacy Mortgaged Property, while ‘‘Special Tax B’’ shall be assessed against all parcels included within the District at Tustin Legacy Shopping Center, including parcels currently owned by Costco and Lowe’s.

Library Pledge Agreement.    The District at Tustin Legacy Borrower committed to donate the sum of $1,082,000 to the City of Tustin for a city library expansion project. The District at Tustin Legacy Borrower has represented that a $541,000 portion was paid at time of the issuance of the first certificate of occupancy with respect to the District at Tustin Legacy Mortgaged Property, and the remaining balance of $541,000 shall be due and payable on November 18, 2007 and May 18, 2008, in equal installments of $270,500.

Lockbox.    Upon the occurrence and during the continuance of an event of default involving the District at Tustin Legacy Borrower’s failure to pay any sum required to be paid under the District at Tustin Legacy Mortgage Loan documents, whether due to the mortgage lender or a third party, without limiting any other remedies the mortgage lender may have in connection with such an event of default, the mortgage lender shall have the right, upon written notice to the District at Tustin Legacy Borrower, to require that all gross income from operations at the District at Tustin Legacy Mortgaged Property be paid directly to a designated lock-box account under the exclusive control of the mortgage lender. The District at Tustin Legacy Mortgage Loan documents provide that the mortgage lender may apply amounts on deposit in the lock-box account to all expenses of managing and securing the District at Tustin Legacy Mortgaged Property, and to the payment of the District at Tustin Legacy Mortgage Loan, together with all costs and reasonable attorney’s fees. Notwithstanding the foregoing, if an event of default has been cured by the District at Tustin Legacy Borrower, and the mortgage lender has accepted such cure, then the proceeds on deposit in the lock-box account that have not been applied by the mortgage lender (including any interest thereon) shall be promptly returned to the District at Tustin Legacy Borrower and the above-described lockbox procedures shall not be applicable.

Terrorism Insurance.    The District at Tustin Legacy Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage (‘‘Terrorism Insurance’’) with coverage amounts of not less than an amount equal to the full insurable value of the District at Tustin Legacy Mortgaged Property, provided that for so long as the Federal Terrorism Risk Insurance Act, as the same may be amended from time to time (‘‘TRIA’’), remains in effect, the term ‘‘terrorism’’ shall have the meaning ascribed to ‘‘terrorism’’ in TRIA. Notwithstanding the foregoing, from and after June 1, 2008, District at Tustin Legacy Borrower is required to purchase Terrorism Insurance to the extent that the cost of such coverage does not cause the total cost of Terrorism Insurance plus the total cost of other insurance required to be carried by District at Tustin Legacy Borrower, including but not limited to comprehensive all risk insurance and commercial general liability insurance, to exceed 125% of the total cost of such other insurance during the preceding year (the ‘‘Terrorism Cost Cap’’) and, if the cost of Terrorism Insurance exceeds the Terrorism Cost Cap, the District at Tustin Legacy Borrower is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Cost Cap.

Permitted Mezzanine Financing.    The District at Tustin Legacy Borrower’s equity holders may obtain mezzanine financing (‘‘Mezzanine Financing’’) from a ‘‘qualified mezzanine lender’’ (as defined in the District at Tustin Legacy Mortgage Loan documents) subject to specified conditions including, (i) the Mezzanine Financing amount shall not exceed the amount which will result in a combined debt service coverage ratio on the District at Tustin Legacy Mortgage Loan and the Mezzanine Financing of 1.05x (on an interest-only basis) and a combined loan to value percentage of 90%, (ii) delivery of a subordination and intercreditor agreement acceptable to the lender, and (iii) lender’s receipt of confirmation from the applicable rating agencies that any transfer of interests or exercise of remedies under the Mezzanine Financing shall not result in a qualification, downgrade or withdrawal of any ratings assigned to the series 2007-C7 certificates.

AMC Theatres Expansion.    Pursuant to the lease with AMC Theatres at the District at Tustin Legacy Mortgaged Property (the ‘‘AMC Lease’’), if the District at Tustin Legacy Borrower or an affiliate thereof acquires certain property adjacent to the premises demised under the AMC Lease (the ‘‘AMC Expansion Parcel’’), the District at Tustin Legacy Borrower is required to offer the AMC Expansion Parcel to AMC Theatres for expansion in accordance with the AMC Lease. To ensure compliance with the AMC Lease, the loan documents permit the District at Tustin Legacy Borrower to acquire the AMC Expansion Parcel (and prohibit the acquisition of such parcel by any borrower affiliate), and require the District at Tustin Legacy Borrower to mortgage the AMC Expansion Parcel to the mortgage lender simultaneously with its acquisition thereof. Alternatively, the District at Tustin Legacy Borrower may cause an affiliate to acquire the expansion parcel to AMC Theatres and lease such expansion parcel to AMC Theatres pursuant to a separate lease, so long as the failure of the affiliate to comply with its obligations under the separate AMC lease with the affiliate will have no adverse effect on the District at Tustin Legacy Mortgage Loan or the District at Tustin Legacy Mortgaged Property, and the obligations of AMC Theatres under the AMC Lease will not be affected by the breach of the landlord’s obligations under the separate AMC lease.

V. The Carnegie Hall Tower Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$190,000,000
Loan per Square Foot:	$348
% of Initial Mortgage Pool Balance:	5.8%
Shadow Rating (S&P/Fitch)	AAA/AA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.9570% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 10, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 10, 2017
Maturity Balance:	$190,000,000
Borrower:	Carnegie Hall Tower II L.L.C.
Sponsors:	Rockrose Development Corporation
Defeasance/Prepayment:	Defeasance is permitted two years after the Issue Date; Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	None
Lockbox:	Hard(2)
Other Secured Debt:	$135,000,000 Aggregate
Mezzanine Debt and Future Mezzanine Debt Permitted(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1989
Year Renovated:	NAP(1)
Square Feet:	546,522
Occupancy:	92.3%(4)
Occupancy Date:	September 12, 2007
Ownership Interest:	Leasehold(5)
Property Management:	Rockrose Development Corp.
U/W NCF:	$22,648,606(4)
U/W NCF DSCR:	1.97x(4)
Cut-off Date U/W NCF DSCR:	1.97x(4)
Appraised Value:	$615,000,000
Appraisal As of Date:	July 16, 2007
Cut-off Date LTV Ratio:	30.9%
Maturity LTV Ratio:	30.9%

(1)	NAP means not applicable.
(2)	See ‘‘—Lockbox’’ below.
(3)	Represents a mezzanine loan in the aggregate principal amount, as of the cut-off date, of $135,000,000. See ‘‘—Mezzanine Financing,’’ and ‘‘—Permitted Mezzanine Financing’’ below.
(4)	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.
(5)	The Carnegie Hall Tower Mortgaged Property is a leasehold interest subject to a master lease and a ground lease which expires December 20, 2086. See ‘‘—Ground Lease’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(2)	Ratings	Lease Expiration Date
Stone Tower Operating LP	30,300	5.5%	7.2%	$87.00	NR	6/30/2017
Kingdon Capital Management Corp.	29,655	5.4	7.7	$94.53	NR	4/30/2011
Greystone & Co., Inc.	28,005	5.1	4.6	$60.30	NR	12/31/2013
Grubman Indursky, P.C	23,300	4.3	4.1	$64.00	NR	8/31/2013
IMG Artists, LLC	19,927	3.6	2.4	$44.70	NR	11/30/2014
Major Tenants	131,187	24.0	26.0
Other Tenants	373,287	68.3	74.0
Vacant	42,048	7.7	—
Total All Tenants	546,522	100.0%	100.0%
(1)	Ranked by approximate square feet.
(2)	Based on in-place underwritten base rental revenue.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues
2007	—	0.0%	0.0%	$—	0.0%	0.0%
2008	38,963	7.1	7.1%	2,813,242	7.7	7.7%
2009	77,957	14.3	21.4%	4,668,888	12.8	20.5%
2010	27,401	5.0	26.4%	1,759,649	4.8	25.3%
2011	68,404	12.5	38.9%	5,790,525	15.9	41.2%
2012	38,790	7.1	46.0%	2,801,621	7.7	48.8%
2013	92,992	17.0	63.0%	5,886,475	16.1	64.9%
2014	52,234	9.6	72.6%	2,995,263	8.2	73.1%
2015	29,194	5.3	77.9%	1,948,498	5.3	78.5%
2016	8,300	1.5	79.5%	830,000	2.3	80.8%
2017 and Beyond	70,239	12.9	92.3%	7,030,961	19.2	100.0%
Vacant	42,048	7.7	100.0%	—	—	100.0%
Total	546,522	100.0%		$36,525,123	100.0%
(1)	Based on in-place underwritten base rental revenue.

The Borrowers and Sponsors.    Carnegie Hall Tower II L.L.C. (the ‘‘Carnegie Hall Tower Borrower’’) is controlled by Carnegie Hall Tower Member L.L.C., which is controlled by Carnegie Hall Tower L.L.C., which is jointly controlled by Rockrose Equities L.L.C. and CHLP (GP) Corp. Rockrose Equities L.L.C. is controlled by Master HTF L.L.C., which is controlled by H. Henry Elghanayan, Kamran Elghanayan and Frederick Elghanayan. CHLP (GP) Corp. is also controlled by H. Henry Elghanayan, Kamran Elghanayan and Frederick Elghanayan.

The Mortgage Loan.    The Carnegie Hall Tower Mortgage Loan was originated on September 25, 2007 and has a cut-off date balance of $190,000,000. The Carnegie Hall Tower Mortgage Loan is secured by the Carnegie Hall Tower Mortgaged Property.

The Carnegie Hall Tower Mortgage Loan is a ten year loan with a stated maturity date of October 10, 2017, which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.9570% per annum. On the tenth day of each month (or the business day that is immediately preceding such date), but excluding the stated maturity date, the Carnegie Hall Tower Borrower is required to make interest-only payments on the Carnegie Hall Tower Mortgage Loan. The principal balance of the Carnegie Hall Tower Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on October 10, 2017.

The Carnegie Hall Tower Borrower is prohibited from voluntarily prepaying the Carnegie Hall Tower Mortgage Loan, in whole or in part, on or prior April 10, 2017. The Carnegie Hall Tower Borrower may prepay the Carnegie Hall Tower Mortgage Loan, in whole, but not in part, at any time on or after April 10, 2017 without a prepayment fee or yield maintenance premium.

The Carnegie Hall Tower Borrower may defease the Carnegie Hall Tower Mortgage Loan, in whole only, at any time after the date that is two years after the Issue Date, and by doing so in full, obtain the release of the Carnegie Hall Tower Mortgaged Property. A defeasance will be effected by the Carnegie Hall Tower Borrower by pledging substitute collateral that consists of direct, non-callable government securities that produce payments which replicate the payment obligations of the Carnegie Hall Tower Borrower under the Carnegie Hall Tower Mortgage Loan and are sufficient to pay off the Carnegie Hall Tower Mortgage Loan in its entirety on April 10, 2017. The Carnegie Hall Tower Borrower’s right to defease the Carnegie Hall Tower Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming, in connection with the securitization of any mortgage loan comprising the Carnegie Hall Tower Mortgage Loan, that such defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The Carnegie Hall Tower Mortgage Loan is secured by a first mortgage lien on the leasehold interest of the Carnegie Hall Tower Borrower in the Carnegie Hall Tower Mortgaged Property, a 60-story Class A office building located at 152 West 57th Street, New York, New York. The building is located on the south side of West 57th Street between Avenue of the Americas and Seventh Avenue in the West Side office submarket of Midtown Manhattan and offers views of Central Park. Built in 1989 by Rockrose Development Corporation, the sponsor of the mortgage loan, the Carnegie Hall Tower Mortgaged Property contains approximately 546,522 square feet of net rentable area on a 12,552 square foot parcel. As of the rent roll dated September 12, 2007, the building was approximately 88.9% occupied and 92.3% leased by 81 tenants, with the five largest tenants being Stone Tower Operating LP, leasing approximately 30,300 square feet (5.5% of total space), Kingdon Capital Management Corp., leasing approximately 29,655 square feet (5.4% of total space), Greystone & Co., Inc., leasing approximately 28,005 square feet (5.1% of total space), Grubman Indursky, P.C., leasing approximately 23,300 square feet (4.3% of total space), and IMG Artists, LLC, leasing approximately 19,927 square feet (3.6% of total space).

Lockbox.    The Carnegie Hall Tower Borrower is required to deposit, or cause to be deposited, all rents paid by tenants of the Carnegie Hall Tower Mortgaged Property into a lockbox account established and maintained by the Carnegie Hall Tower Borrower at Bank of America, N.A. in favor of the lender. The lender has the right to require the Carnegie Hall Tower Borrower to replace the lockbox bank with an eligible institution reasonably acceptable to the lender within 60 days after such demand. If the Carnegie Hall Tower Borrower or any manager receives any gross revenue from the Carnegie Hall Tower Mortgaged Property, then (i) such amounts are deemed to be collateral for the obligations and are required to be held in trust for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of any borrower or manager, and (iii) the Carnegie Hall Tower Borrower or any manager is required to deposit such amounts into the lockbox account within two business days of receipt. The lockbox account is under the sole control of the lender. Funds in the lockbox account are swept on a daily basis into an eligible account at the lockbox bank operated by the Carnegie Hall Tower Borrower and applied and disbursed to the Carnegie Hall Tower Borrower in accordance with the related loan documents. Upon the occurrence and during the continuance of an event of default under the loan documents, the lender may notify the lockbox bank and provide an account upon which funds from the lockbox account shall be directed in lieu of distribution to the Carnegie Hall Tower Borrower’s account. The Carnegie Hall Tower Borrower is required to pay for all expenses of opening and maintaining all of the above accounts.

Terrorism Coverage.    The Carnegie Hall Tower Borrower is required under the related loan documents to maintain, along with other insurance coverage and requirements, comprehensive all risk insurance, commercial general liability insurance, business income insurance and insurance against certain acts of terrorism. If the commercial and business income insurance do not cover acts of terrorism, the Carnegie Hall Tower Borrower must maintain terrorism insurance with coverage for loss resulting from perils and acts of terrorism on terms and amounts consistent with those provided in such general insurance coverages. The Carnegie Hall Tower Borrower is only required to obtain such coverage to the extent obtainable for annual premiums not in excess of 200% of the then premium for comprehensive all risk stand alone insurance. If at any time the lender is not in receipt of notice that all insurance required under the loan documents is in full force and effect, the lender has a right to take such action as the lender deems necessary, including the right to purchase the policy, and the insurance premiums incurred by the lender in connection with such action shall be paid by the Carnegie Hall Tower Borrower upon demand and until paid will be secured by the Carnegie Hall Tower Mortgaged Property and will bear interest at the default rate.

Ground Lease.    The Carnegie Hall Tower Mortgaged Property is subject to a master lease from The City of New York to The Carnegie Hall Corporation, and a ground lease from The Carnegie Hall Corporation to the Carnegie Hall Tower Mortgage Borrower. The ground lease expires on December 20, 2086. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee for so long as such mortgage meets the requirements of a recognized mortgagee set forth in the ground lease: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 10 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 30 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease subject to the satisfaction of certain conditions set forth in the ground lease, including, without limitation, transferee owning more than 20% of the transferee is not in default with any agreement with the City or State of New York, transferee was not convicted of felony within the last ten (10) years, transferee is not a South African entity and such transferee has a net worth in excess of $12.5mm (subject to indexing in accordance with terms of the ground lease); (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to the ground lessee pursuant to its insurance policies shall be deposited with the leasehold mortgagee or another depositary, as trustee, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Mezzanine Financing.    Carnegie Hall Tower Member L.L.C. (the ‘‘Carnegie Hall Tower Mezzanine Borrower’’), a single-purpose Delaware limited liability company, is the sole member of the Carnegie Hall Tower Borrower. At closing, the Carnegie Hall Tower Mezzanine Borrower obtained mezzanine financing which has an aggregate cut-off date principal balance of $135,000,000 (the ‘‘Carnegie Hall Tower Mezzanine Loan’’) from Landesbank Hessen-Thuringen Giroznetrale, New York Branch (the ‘‘Carnegie Hall Tower Mezzanine Lender’’). The Carnegie Hall Tower Mezzanine Loan matures on October 10, 2017 and interest accrues at a fixed rate per annum equal to 6.259% until September 26, 2017 and thereafter at .70% per annum in excess of the prime rate of interest established from time to time by Citibank, N.A. or such other U.S. Bank, as set forth in the mezzanine loan documents. The Carnegie Hall Tower Mezzanine Loan is secured by a pledge of 100% of the interests in the Carnegie Hall Tower Borrower. Provided no event of default (as defined under the related loan documents) shall have occurred and be continuing, the Carnegie Hall Tower Mezzanine Borrower may prepay the Carnegie Hall Tower Mezzanine Loan in whole upon the satisfaction of the requirements set forth in the related mezzanine loan documents. The Carnegie Hall Tower Mezzanine Loan is subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements and unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the certificates in connection with the securitization of the Carnegie Hall Tower Mortgage Loan has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

Permitted Mezzanine Financing.    Future additional mezzanine indebtedness to certain institutional lenders is permitted subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 80%, and (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.20x.

VI. The Miami Center Mortgage Loan

Mortgaged Loan Information
Cut-off Date Balance:	$170,000,000
Loan per Square Foot:	$217
% of Initial Mortgage Pool Balance:	5.2%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.250% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	September 11, 2012
Maturity Balance:	$170,000,000
Borrower:	Crescent Miami Center, LLC
Sponsors:	Crescent Real Estate Equities Limited Partnership, J.P. Morgan U.S. Real Estate Income and Growth Direct, LP
Defeasance/Prepayment:	Defeasance permitted after September 4, 2010. Prepayment with the greater of yield maintenance or 1% of the amount prepaid permitted on and after September 4, 2010. Prepayment without yield maintenance permitted three months prior to maturity date.
Up-Front Reserves:	None.
Ongoing Reserves:	Tax and Insurance Reserve(2)
Replacement Reserve(3)
Major Tenant Rollover Reserve(4)
Cash Flow Reserve(5)
Condominium Common Charges Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Future Mezzanine Debt Permitted(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office(9)
Location:	Miami, Florida
Year Built:	1982
Year Renovated:	1991
Square Feet:	784,040
Occupancy:	93.9%
Occupancy Date:	8/15/2007
Ownership Interest:	Fee
Property Management:	Crescent Property Services, Inc., an affiliate of the borrower
U/W NCF:	$15,910,826(10)
U/W NCF DSCR:	1.48x(10)
Cut-off Date U/W NCF DSCR:	1.48x(10)
Appraised Value:	$317,000,000
Appraisal As of Date:	8/17/2007
Cut-off Date LTV Ratio:	53.6%
Maturity LTV Ratio:	53.6%

(1)	NAP means not applicable.
(2)	During a ‘‘Miami Center Cash Sweep Event’’ (see ‘‘—Lockbox’’ below), the Miami Center Borrower is required to make monthly escrow deposits into a tax and insurance reserve for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Miami Center Mortgaged Property.
(3)	During a ‘‘Miami Center Cash Sweep Event,’’ the Miami Center Borrower is required to make monthly deposits into the replacement reserve for ongoing repairs and replacements at the Miami Center Property in an amount equal to $19,555. In lieu of making these ongoing reserve deposits, the Miami Center Borrower may deliver to the lender a letter of credit in accordance with the provisions of the related loan documents.
(4)	All excess cash flow is required to be deposited into a Major Tenant Rollover Reserve upon a Major Tenant Trigger Event including, but not limited to (i) the date that is 12 months prior to end of the lease term (including renewal terms) of Citicorp North America or Stanford Group Holdings, (ii) the required notice date for renewal options pursuant to the leases of Citicorp North America or Stanford Group Holdings, or (iii) 20% or more of the space occupied under the Citicorp North America or Stanford Group Holdings leases is surrendered, vacated or terminated. Such excess cash flow sweep is required to terminate upon (i) approximately $50.00 per square foot for the square footage subject to the applicable Major Tenant Trigger Event has been accumulated in the Major Tenant Rollover Reserve or has been provided in the form of a letter of credit acceptable to lender in accordance with the terms of the loan documents, (ii) the applicable tenant exercises its renewal or extension option for at least 80% of such space, or (iii) at least 80% of applicable space has been leased to one or more acceptable replacement tenants.
(5)	All excess cash flow is required to be swept into an Excess Cash Flow Reserve Fund upon, among other things, the DSCR as calculated at the end of any calendar quarter being less than 1.10x. Such excess cash flow sweep is required to terminate upon the property achieving a DSCR of at least 1.20x for two consecutive calendar quarters. In the calculation of DSCR for purposes of the excess cash flow sweep, any free rent associated with a Citicorp North America lease shall be assumed to be paid in full.
(6)	During a ‘‘Miami Center Cash Sweep Event,’’ if lender reasonably estimates that the amount of condominium common charges for which the Miami Center Borrower is responsible equals or exceeds $40,000 per annum, the Miami Center Borrower is required to make monthly escrow deposits for the payment of condominium common charges in an amount equal to one-twelfth of the estimated condominium common charges for the Miami Center Mortgaged Property.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Office condominium unit within a mixed-use center, which also includes a hotel condominium unit and retail condominium unit, which are not part of the Miami Center Mortgaged Property.
(10)	U/W NCF and U/W NCF DSCR also includes the amount by which average rent over the remaining term of the lease or mortgage loan term exceed the current base rent amount for Citicorp North America, Inc.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Citicorp North America, Inc.(5)(6)	176,667	22.5%	21.6%	$26.76	AA/AA	1/31/2020
Stanford Group Holdings, Inc.(7)	93,477	11.9	13.4	$31.47	NR	6/30/2016
Shutts & Bowen LLP(8)(9)	80,265	10.2	10.7	$29.08	NR	10/31/2015(10)
Shook, Hardy and Bacon L.L.P.	70,362	9.0	10.7	$33.23	NR	11/30/2010
MCIMetro Access Transmission Services LLC	41,615	5.3	4.7	$24.62	NR	9/30/2010
Major Tenants	462,386	59.0	61.1
Other	273,448	34.9	38.9
Vacant	48,206	6.1	0.0
Total All Tenants	784,040	100.0%	100.0%
(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease — up assumptions.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. ‘‘NR’’ means not rated.
(5)	Citicorp North America, Inc. has a one-time right to terminate the lease on the entire portion of its premises located on any single floor of the building on January 31, 2016, with 12 months notice.
(6)	Citicorp North America, Inc. executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space (153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). commencing payment of full, unabated rent. The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.
(7)	Stanford Group Holdings, Inc. has a one-time right to terminate the lease on the entire portion of its premises or decrease a portion of its space on the 12th floor (22,783 square feet) on June 30, 2013, with 2-months notice.
(8)	Shutts & Bowen LLP has the right to terminate the lease with respect its 8,761 square foot space at any time on or after June 30, 2007 with 150 days prior written notice.
(9)	Shutts & Bowen LLP occupies 80,265 square feet, with 68,727 square feet expiring on October 31, 2015, 8,761 square feet expiring on October 31, 2008 and 2,777 square feet expiring on June 30, 2008. The tenant occupies its 2,777 square foot space free of rent. No rental revenues were underwritten for such space. The total square feet and rent per square foot calculation is based on 80,265 square feet.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	8,906	1.1%	1.1%	$158,907	0.7%	0.7%
2008	21,817	2.8%	3.9%	612,710	2.8	3.5%
2009	0	0.0%	3.9%	3,000	0.0	3.5%
2010	159,998	20.4%	24.3%	4,722,947	21.6	25.1%
2011	70,286	9.0%	33.3%	2,201,456	10.1	35.2%
2012	57,396	7.3%	40.6%	1,919,350	8.8	44.0%
2013	18,719	2.4%	43.0%	618,027	2.8	46.8%
2014	0	0.0%	43.0%	—	0.0	46.8%
2015	68,727	8.8%	51.8%	2,115,286	9.7	56.5%
2016	93,477	11.9%	63.7%	2,941,847	13.4	69.9%
2017 and beyond	236,508	30.2%	93.9%	6,582,306	30.1	100.0%
Vacant	48,206	6.1%	100.0%	—	0.0	100.0%
Total	784,040			$21,875,838	100.0%
(1)	Lease expiration is based on the actual lease expiration date and do not reflect early termination options which are included in certain leases. Including certain of these early termination options in the calculation of square footage of potential leases expiring each year would result in the following totals: 17,667 square feet in 2007, 13,056 square feet in 2008, 0 square feet in 2009, 159,998 square feet in 2010, 70,286 square feet in 2011, 57,396 square feet in 2012, 112,196 square feet in 2013, 0 square feet in 2014, 68,727 square feet in 2015, 176,667 square feet in 2016 and 176,667 square feet in 2017 and beyond. Certain other termination options which are more contingent in nature have not been included in this expiration schedule.
(2)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsors.    Crescent Miami Center, LLC, a Delaware limited liability company (the ‘‘Miami Center Borrower’’), is 40% owned by Crescent Real Estate Equities Limited Partnership (‘‘Crescent’’), which is the managing member, and 60% owned by J.P. Morgan U.S. Real Estate Income and Growth Fund (the ‘‘Fund’’), which is one of six commingled funds operated by JPMorgan Asset Management. Since its launch in December 2001, the Fund has received aggregate capital commitments from investors totaling approximately $1.2 billion, of which over $1 billion has been called as of January 2, 2007. The gross value of the Fund’s portfolio of real estate and other assets as of December 31, 2006 was approximately $2.5 billion.

Crescent is headquartered in Fort Worth, Texas. Through its subsidiaries and joint ventures, Crescent owns and manages a portfolio of 54 office buildings totaling approximately 23 million square feet located across the United States, with concentrations in Miami, Dallas, Houston, Denver and Las Vegas. Previously a public company, Crescent was acquired by MSREF on August 3, 2007 for approximately $2.34 billion.

At the closing of the Miami Center Mortgage Loan, the Miami Center Borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the Miami Center Borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon, among others, Citicorp North America, Inc. commencing payment of full, unabated rent. There is no assurance that the sponsors of the Miami Center Borrower will have the creditworthiness to honor or will otherwise honor their obligations under the aforementioned guaranty.

The Mortgage Loan.    The Miami Center Mortgage Loan was originated on September 4, 2007 and has a cut-off date principal balance of $170,000,000. The Miami Center Mortgage Loan is a five-year loan with a stated maturity date of September 11, 2012. The Miami Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.250% per annum. On the eleventh day of each month, to but not including the stated maturity date, the Miami Center Borrower is required to make interest-only payments on the Miami Center Mortgage Loan. The principal balance of the Miami Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on September 11, 2012.

The Miami Center Borrower is prohibited from voluntarily prepaying the Miami Center Mortgage Loan, in whole or in part, prior to September 4, 2010. From and after September 4, 2010, the Miami Center Borrower may prepay the Miami Center Mortgage Loan, in whole only, provided that for a prepayment of the Miami Center Mortgage Loan made prior to June 11, 2012, the prepayment is accompanied by payment of a yield maintenance premium. From and after June 11, 2012, the Miami Center Borrower may prepay the Miami Center Mortgage Loan in whole only without payment of any yield maintenance premium.

The Miami Center Borrower may defease the Miami Center Mortgage Loan, in whole only, on any date following September 4, 2010, and by doing so obtain the release of the Miami Center Mortgaged Property. A defeasance will be effected by the Miami Center Borrower’s pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ as defined in the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Miami Center Borrower under the Miami Center Mortgage Loan and are sufficient to pay off the Miami Center Mortgage Loan in its entirety on June 11, 2012. The Miami Center Borrower’s right to defease the entire Miami Center Mortgage Loan is subject to, among other things the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The Miami Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in that certain condominium unit known as the ‘‘Office Unit’’ (the ‘‘Miami Center Mortgaged Property’’) in the condominium known as the ‘‘Miami Center, a Condominium,’’ (‘‘Miami Center’’) a 35-story class A office building located at 201 South Biscayne Boulevard in Miami, Florida. The Miami Center Mortgaged Property was originally constructed in 1982, renovated in 1991, and is comprised of 784,040 square feet of gross floor area. Miami Center includes a nine-story (two-stories below grade and seven-stories above grade) parking garage, which consists of approximately 1,400 spaces, and is attached to the office building with three elevators from levels 1 through 5 and one elevator for levels 6 through 9. On-site amenities at Miami Center include a clothing store, a convenience and gift shop, an automobile detail shop, a café, and a restaurant.

Major tenants at the Miami Center Mortgaged Property include Citicorp North America, Inc. (rated AA/AA by S&P/Fitch), Stanford Group Holdings, Inc., Shutts & Bowen LLP, Shook Hardy & Bacon L.L.P. and MCIMetro Access Transmission Services LLC. Citicorp North America occupies 22.5% of the total net rentable square feet, and contributes 21.6% of the in-place base rent. Citicorp recently renewed their current space and expanded to an additional 22,788 square feet through January 2020. Stanford Group Holdings occupies 11.9% of the total net rentable square feet, and contributes

13.4% of the in-place base rent. Shutts & Bowen LLP occupies 10.2% of the total net rentable square feet, and contributes 10.7% of the in-place base rent. Shook Hardy & Bacon L.L.P. occupies 9.0% of the total net rentable square feet, and contributes 10.7% of the in-place base rent. MCIMetro Access Transmission Services LLC occupies 5.3% of the total net rentable square feet, and contributes 4.7% of the in-place base rent.

Lockbox.    The Miami Center Borrower is required to deposit all rents paid by non-residential tenants of the Miami Center Mortgaged Property into a trust account established and maintained by the Miami Center Borrower at an account established at Bank of America, N.A. The lender has the right to require the Miami Center Borrower to replace such bank with an eligible institution reasonably acceptable to the lender. Upon the occurrence and during the continuance of a ‘‘Miami Center Cash Sweep Event’’ (defined below), all funds in excess of $50,000 are required to be swept by such local bank on a daily basis into an eligible account at a depository bank controlled by the lender and applied and disbursed in accordance with the related loan documents. The deposit account and all other sub-accounts thereof are under the sole control of the lender, and the Miami Center Borrower has no right of withdrawal therefrom. A ‘‘Miami Center Cash Sweep Event’’ will commence (i) upon the occurrence of an event of default under the Miami Center Loan, until such event of default has been cured; (ii) upon the occurrence of any bankruptcy action of the Miami Center Borrower or any manager (unless in the case of a bankruptcy action of a manager, the Miami Center Borrower has replaced such manager, within 60 days of the filing of the bankruptcy action involving such manager, with a qualified manager, as defined in the related loan documents, who is managing or will manage the Miami Center Mortgaged Property in accordance with the terms and provisions of the related loan documents), until such bankruptcy action is discharged, stayed or dismissed within the periods of time set forth in the related loan documents; (iii) if, as of the end of any calendar quarter, the debt service coverage ratio of the Miami Center Mortgaged Property is less than 1.10x, until the lender determines that the Miami Center Mortgaged Property has achieved a debt service coverage ratio of 1.20x for two consecutive calendar quarters or (iv) upon the occurrence of a Major Tenant Trigger Event, as defined above.

Terrorism Coverage.    The Miami Center Borrower is required to maintain insurance against terrorism and acts of terrorism and other similar acts or events, with coverage amounts at least equal to the actual replacement value of the Miami Center Mortgaged Property. If perils of terrorism and acts of terrorism or other similar acts or events are excluded from the Miami Center Borrower’s comprehensive all risk insurance and business interruption insurance coverage, the Miami Center Borrower is required, if the same is available, to obtain an endorsement to such policy, or a separate policy from an insurance provider meeting the requirements set forth in the related loan documents, insuring against all such excluded acts or events in the amounts required for such comprehensive all risk insurance and business interruption insurance coverage under the related loan documents. The Miami Center Borrower is only required to obtain such coverage to the extent obtainable for annual premiums not in excess of 200% of the aggregate insurance premiums payable with respect to the Miami Center Borrower’s comprehensive all risk insurance and business interruption insurance coverage at the time such coverage is being purchased.

Permitted Mezzanine Financing.    Future mezzanine debt secured by direct or indirect interests in the Miami Center Borrower from certain institutional lenders is permitted, commencing on October 11, 2008, subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement reasonably acceptable to the lender and the applicable rating agencies, (ii) achievement of an aggregate loan to value ratio that does not exceed 80%, (iii) achievement of an aggregate debt service coverage ratio that is at least equal to 1.15x and (iv) the applicable rating agencies each confirming that such an unsecured subordinate loan would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by the Miami Center Mortgage Loan.

Condominium.    The Miami Center Mortgaged Property is an office condominium unit within Miami Center created pursuant to a certain Declaration of Condominium for Miami Center executed February 23, 1989, as amended by a certain First Amendment to Declaration of Condominium for Miami Center dated August 29, 1990.

VII. The Legends at Village West Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$137,000,000
Loan per Square Foot:	$231.26(1)
% of Initial Mortgage Pool Balance:	4.2%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.745% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	September 1, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	August 1, 2017
Hyperamortization:	Yes
Maturity Date:	August 1, 2037
Maturity Balance:	$137,000,000
Borrower:	Legends of KC, LP, a Delaware limited partnership
Sponsor:	Legends of KC, LP
Defeasance/Prepayment:	Defeasance permitted two years and 15 days after Issue Date until the anticipated repayment date. Partial prepayment permitted until the anticipated repayment date, and if prior to two years and 15 days after Issue Date, with penalty. If partial prepayment after two years and 15 days after Issue Date, then required to defease the partial prepayment. Prepayment without penalty permitted six months prior to anticipated repayment date.
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6)
Rollover Reserve(7)
Lockbox:	Springing Hard(8)
Other Secured Debt:	Permitted Mezzanine Financing(9);
Permitted Subordinate Debt(10)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Kansas City, Kansas
Year Built:	2006
Year Renovated:	NAP
Gross Square Feet:	658,453(11)
Collateral Square Feet:	592,413(12)
Overall Occupancy:	94.7%(13)
In-Line Occupancy:	91.5%(14)
Occupancy Date:	October 3, 2007
Ownership Interest:	Fee
Property Management:	Red Asset Management, Inc., an affiliate of the Borrower(15)
In-Line Sales PSF:	$275.70(16)
In-Line Cost of Occupancy:	11.57%(16)
U/W NCF:	$11,087,207(17)
U/W NCF DSCR:	1.39x(17)
Cut-off Date U/W NCF DSCR:	1.39x(17)
Appraised Value:	$176,000,000(18)
Appraisal As of Date:	4/1/2007
Cut-off Date LTV Ratio:	77.8%(19)
Maturity LTV Ratio:	77.8%(19)

(1)	Based upon the collateral square feet of the Legends at Village West Mortgaged Property, which excludes tenant owned improvements on outparcels ground leased from the Legends at Village West Borrower.
(2)	NAP means ‘‘not applicable’’.
(3)	Interest rate after anticipated repayment date is the greater of (a) 7.745% or (b) the Treasury Rate for the week ending prior to the anticipated repayment date plus 2%.
(4)	Interest-only payments are due through and including the anticipated repayment date. Thereafter, amortizing monthly payments are due.
(5)	If the Legends at Village West Borrower provides the lender with satisfactory documentation evidencing the timely payment of the taxes, then the escrow for taxes is waived. Further, if the Legends at Village West Borrower maintains blanket policies of insurance, then the escrow for insurance is waived until and unless lender elects to reinstate the requirement following (a) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required and failure of the Legends at Village West Borrower to provide evidence of insurance coverages as required, (b) any cancellation, termination, or lapse of any insurance coverage required whether or not any notice is issued, or (c) lender having not received from Legends at Village West Borrower evidence of insurance coverages as required.
(6)	If the Legends at Village West Borrower fails to repair, maintain and replace the Legends at Village West Mortgaged Property, as evidence by an independent engineer’s report stating that items of deferred maintenance exist, then replacement reserves are funded at $7,530.75/month.
(7)	If the debt service coverage ratio for interest-only monthly payments falls below 1.10x, then rollover reserves are funded at $30,000/month until DSCR reaches 1.10x or higher.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Permitted Mezzanine Financing’’ below.
(10)	See ‘‘—Permitted Subordinate Financing’’ below.
(11)	Reflects the gross leaseable area of the entire center including seven outparcels totaling 66,040 square feet of tenant-owned improvements that are ground leased from the Legends at Village West Borrower. The out parcels, but not the improvements on such parcels, are part of the collateral. The gross square footage includes future construction of 6,000 square feet of in-line space (the ‘‘In-Line Space’’) and 40,000 square feet for two outparcels. A lease is in place for 3,000 square feet of the In-Line Space and for both of the outparcels.
(12)	The collateral square feet comprising the Legends at Village West Mortgaged Property consists of 179,757 square feet of anchor space and 412,656 square feet of in-line space.

(13)	Based on the October 3, 2007 rent roll. The occupancy rate includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.
(14)	Based on the October 3, 2007 rent roll. The occupancy rate includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 20,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.
(15)	See ‘‘—Property Management’’ below.
(16)	Based on annualized eight months ended August 31, 2007. Excludes in-line tenants that have less than eight months sales history.
(17)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 24,647 square feet (3.7% of gross leasable area) of space leased, paying rent, but not yet occupied and 60,927 square feet of space leased (9.3% of gross leasable area), not yet paying rent nor in occupancy. U/W NCF DSCR is based on interest only payments at a rate of 5.7450% per annum calculated on an Actual/360 Basis.
(18)	Appraised value represents the ‘‘as-is’’ value as of April 1, 2007. The ‘‘as-stabilized’’ value of $204,500,000 as of April 1, 2009.
(19)	The LTV is based on the ‘‘as-is’’ appraised value of $176,000,000. The ‘‘as-stabilized’’ value is 67.0%.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet(1)		As % of GLA(1)	Ratings(2)	Anchor Lease Expiration(3)
Anchor Tenants
Dave & Busters	46,953		7.1%	B−/NR	11/30/2015
TJ Maxx	30,271		4.6	A−/NR	10/31/2015
Linen N Things	28,017		4.3	B−/B−	1/31/2016
Off Broadway Shoes	21,554		3.3	NR	12/31/2015
Home Decorators Collection	20,410		3.1	BBB+/BBB+	1/31/2017
Old Navy	17,266		2.6	BB+/BB+	7/31/2011
Nike	15,286		2.3	A+/NR	4/30/2011
Total Anchor Space	179,757		27.3
In-Line Mall Space	412,656		62.7
Outparcels	66,040	(4)	10.0
Total GLA	658,453	(1)	100.0%
(1)	The GLA and As % of GLA are based on underwritten square footage, which includes 24,647 square feet of executed leases where rents have commenced, but the tenants have not yet taken occupancy and 60,927 square fee of executed leases where the tenants’ rent have not yet commenced nor have the tenants taken occupancy.
(2)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(3)	Lease renewal options for Anchors include, Dave & Busters (four 5-year options), TJ Maxx (four 5-year options), Linen N Things (three 5-year options), Off Broadway Shoes (one 4-year & 11 month option), Old Navy (two 5-year options) and Nike (three 5-year options).
(4)	Comprised of seven outparcels. The 66,040 square feet of improvements on these outparcels are owned by the tenants. The outparcels, but not the tenant-owned improvements are part of the collateral.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Ratings(2)	Lease Expiration Date
Deggies Karma	17,927	NR	12/31/2022
T Rex	17,000	NR	12/31/2020
Books A Million	16,981	NR	1/31/2017
Pin Up Bowl	16,846	NR	12/31/2016
Cavender’s Western Outfitter	16,207	NR	5/31/2016
Total	84,961
(1)	Ranked by approximate square feet.
(2)	‘‘NR’’ means not rated.

Lease Expiration Information(1)
Year	Approximate Expiring Anchor and In-line Square Feet(1)	As % of Total Anchor and In-line Square Feet	Cumulative % of Anchor and Total In-line Square Feet	Approximate Expiring Anchor and In-line Base Revenues	As % of Total Anchor and In-line Base Revenues	Cumulative % of Total Anchor and In-line Base Revenues
2007	0	0.0%	0.0%	$0.00	0.0%	0.0%
2008	0	0.0	0.0%	$0.00	0.0	0.0%
2009	2,392	0.4	0.4%	$40.52	0.9	0.9%
2010	19,614	3.3	3.7%	$26.22	4.6	5.5%
2011	97,175	16.4	20.1%	$18.62	16.1	21.6%
2012	28,595	4.8	24.9%	$22.29	5.7	27.3%
2013	3,000	0.5	25.5%	$28.00	0.7	28.0%
2014	3,384	0.6	26.0%	$24.00	0.7	28.8%
2015	119,285	20.1	46.2%	$14.88	15.8	44.6%
2016	136,051	23.0	69.1%	$21.06	25.6	70.2%
2017 and beyond	147,942	25.0	94.1%	$22.61	29.8	100.0%
Vacant	34,975	5.9			100.0%
Total	592,413	100.0%			100.0%
(1)	The lease expiration information is based on underwritten square footage and base rent revenues, which excludes tenant-owned improvements on outparcels and includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.

The Borrower and Sponsor.     Legends of KC, LP (the ‘‘Legends at Village West Borrower’’) is a Delaware limited partnership whose business is limited solely to owning and operating the Legends at Village West Mortgaged Property. The Legends at Village West Borrower is prohibited from filing bankruptcy without the consent of its general partner and the independent manager. The Legends at Village West Borrower is owned by Red Speedway SPE, Inc., its general partner and Morgan Stanley Real Estate Investment GMBH, its limited partner. RED Group, the parent company of RED Speedway SPE, Inc. is majority owned and controlled by partners Dan Lowe, Michael Ebert, Scott Rehorn, Michael Helmuth, Jeff McMahon and Steven Maun, who also operate RED Development, LLC (‘‘RED’’). Red was formed in 1995 and is co-headquartered in Kansas City, Missouri and Scottsdale, Arizona. RED develops, leases, owns and manages retail properties including lifestyle centers, multi-use concepts and power centers across the county. RED has more than 30 projects open, in development or under construction totaling 19 million square feet.

The Mortgage Loan.     The Legends at Village West Mortgage Loan was originated on July 31, 2007, and has a cut-off date principal balance of $137,000,000. The Legends at Village West Mortgage Loan is a 30-year loan with a stated maturity date of August 1, 2037. The first ten years require interest-only payments at a rate of 5.745% per annum until the anticipated repayment date. After the anticipated repayment date, the loan goes into a hyperamortization period until payoff. The Legends at Village West Borrower is required to make monthly payments (interest-only prior to the anticipated repayment date) on the first day of each month. On the disbursement date of the Legends at Village West Mortgage Loan proceeds, and on each of the first five due dates, the Legends at Village West Borrower is required to pay interest in advance in the amount of $350,000 and such interest shall be credited to the Legends at Village West Borrower on each subsequent due date.

The Legends at Village West Borrower may defease the Legends at Village West Mortgage Loan, in whole, on any due date after the expiration of two years and 15 days following the Issue Date and prior to the anticipated repayment date. In connection with a defeasance of the entire loan, the Legends at Village West Borrower will obtain the release of all the Legends at Village West Mortgaged Property. A defeasance in whole will be effected by the Legends at Village West Borrower’s: (a) pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that produce payments which replicate the payment obligations of the Legends at Village West Borrower under the Legends at Village West Mortgage Loan and that are sufficient to pay off the Legends at Village West Mortgage Loan in its entirety six months prior to the anticipated repayment date; and (b) the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Legends at Village West Borrower may prepay the Legends at Village West Mortgage Loan note, in part, on any business day (provided if such prepayment date is not a due date, the prepayment must include interest that would accrue from the date of such payment to the next succeeding due date) prior to the anticipated repayment date subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the remaining amount of the Legends at Village West Mortgage Loan debt (the ‘‘Remaining Legends Mortgage Loan Debt’’) is not less than 50% of the appraised value of the Legends at Village West Mortgaged Property as determined on the date of the Legends at Village West Mortgage Loan note; and (c)(i) if the partial prepayment is after the date that is two years and 15 days from the Issue Date (the ‘‘Partial Defeasance Date’’), then the Legends at Village West Borrower must defease the partial prepayment (a ‘‘Partial Defeasance’’) in accordance with certain conditions, or (ii) if the partial prepayment is before the Partial Defeasance Date, then the Legends at Village West Borrower shall be required to pay a yield maintance premium calculated in accordance with the related loan documents. A Partial Defeasance in accordance with clause (c)(i) of the preceding sentence will be effected by the Legends at Village West Borrower: (a) executing and delivering all of the documents necessary to, at the lender’s option, either (i) split the Legends at Village West Mortgage Loan note into two substitute notes or (ii) modify the existing Legends at Village West Mortgage Loan note by reducing the outstanding principal balance by the amount of the Partial Defeasance; (b) pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that, together with the Remaining Legends Mortgage Loan Debt payment obligations, produce payments which replicate the payment obligations of the Legends at Village West Borrower under the Legends at Village West Mortgage Loan and that are sufficient to pay off the Legends at Village West Mortgage Loan in its entirety six months prior to the anticipated repayment date; and (c) the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

Voluntary prepayment of entire balance of the Legends at Village West Mortgage Loan is prohibited except during the last 246 months of the Legends at Village West Mortgage Loan term (which period begins six months prior to the anticipated repayment date).

The Mortgaged Property.    The Legends at Village West Mortgage Loan is secured by a first priority mortgage lien on the fee simple and ground leasehold interest of the Legends at Village West Borrower in the Legends at Village West Mortgaged Property, which is a Class A destination-oriented, open-air lifestyle center containing specialty stores, entertainment, dining venues and unique retail. The Legends at Village West Mortgaged Property is comprised of 16 buildings and nine outparcels totaling 658,453 square feet and is developed on a +/- 87 acre site that has excellent visibility. The tenants are located in one, two and three story buildings with a walkway extending between them. The walkway prompts pedestrian traffic and features amenities such as brick walkways, sculptures, fireplaces, water fountains and gathering spots accented by the attractive landscaping. In addition to the major tenants, the center has over 70 in-line tenants including, but not limited to national and local tenants such as Gap, Buckle, Finish Line, Maurice’s, Aeropostale, Tommy Hilfiger, Brooks Brothers, EB Games, American Eagle, Adidas, Banana Republic, Lane Bryant and Converse. Restaurant tenants include, but are not limited to Saddle Ranch Chop House, Hash House A Go-Go, Yard House, Stix, Panera Bread, Planet Sub and Chipotle. There are five outparcels developed with additional restaurants, which include Outback Steakhouse, Chili’s, Johnny Carnino’s, Culver’s, and Taco Bueno. Collateral scheduled for future development includes one building totaling 6,000 square feet, of in-line space, of which 3,000 square feet is leased to Payless ShoeSource and two outparcels leased to Marriott Residence Inn and Courtyard by Marriott. Additional future development will also include two outparcels that are subject to a Letter of Intent with Hot Dog Hall of Fame and Camping World. The income from the two additional outparcels has been excluded from the underwriting and appraised value of the Legends at Village West Mortgage Loan. Also part of the center, but not part of the collateral is a 14 screen ‘‘state of the art’’ theatre, with 3,000 luxury seats, Target, JCPenney and 14 other restaurants all located on outparcels.

The Legends at Village West Mortgaged Property is located in the western portion of Kansas City, is within the Kansas City MSA, and is approximately 12 miles west of downtown Kansas City and 11 miles south of the Kansas City International Airport. The site is located in the northwest quadrant of the Interstate 70/435 interchange and is part of a 400-acre development referred to as ‘‘The Tourism District,’’ which is a tourist attraction in the State of Kansas, attracting 12 million visitors annually.

Property Management.    The manager is RED Asset Management, Inc., a Delaware corporation and affiliate of the Legends at Village West Borrower. The management agreement generally provides for a management fee of 3% of the gross monthly income actually collected on the Legends at Village West Mortgaged Property and is subordinate to the Legends at Village West Mortgage Loan. In 2004, RED Asset Management, Inc. was formed to oversee the property management aspects of RED Development’s portfolio and is responsible for the management of eight centers in five states.

Lockbox.    The Legends at Village West Borrower is required, if the Legends at Village West Mortgage Loan is not paid in full on or prior to the anticipated repayment date, to cause the tenants to deposit all rents derived from the Legends at Village West Mortgaged Property directly into a segregated lockbox account under the control of lender. The funds on deposit in the lockbox account will be applied as follows, at the related lender’s option: first, to the payment of the Legend Borrower’s real estate tax and insurance reserve obligations; second, to the payment of debt service; third, to the payment of any of the Legends at Village West Borrower’s escrows or reserves; fourth, to the payment of the Legends at Village West Borrower’s monthly operating expenses; fifth, to the payment of any extraordinary expenses; sixth, to the payment of other amounts due with respect to the Legends at Village West Mortgage Loan; seventh, to the payment of any outstanding principal due under the Legends at Village West Mortgage Loan documents; eighth, to the payment of any accrued interest; ninth, to the payment of any affiliate expenses; and tenth, to the Legends at Village West Borrower.

Prepaid Interest.    On each of the first five interest only payment dates, the Legends at Village West Borrower is required to pay interest in advance in the amount of $350,000 and such interest shall be credited to the Legends at Village West Borrower at each subsequent interest only monthly payment date so that the final credit shall take place on the sixth interest only monthly payment date. In the event of a default the prepaid interest may be applied to the reduction of the outstanding principal balance.

Terrorism Insurance.    The Legends at Village West Borrower is required to maintain commercial property and business income insurance that cover perils of terrorism and acts of terrorism at all times so long as: (a) lender determines that either (i) prudent owners of real estate comparable to the Legends at Village West Mortgaged Property are maintaining such insurance, or (ii) prudent institutional lenders are requiring that such owners maintain such insurance; or (b) such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by any applicable rating agency.

Permitted Mezzanine Financing.    The Legends at Village West Mortgage Loan documents permit the pledge of equity interests in the entities comprising Legends at Village West Borrower (other than the SPE component entity) or the interests in entities comprising the SPE component entity, to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.10x; (c) the term of the mezzanine financing shall be co-terminus with or end prior to the anticipated repayment date of the Legends at Village West Mortgage Loan; (d) the mezzanine lender shall be an institutional lender satisfying rating agency criteria; (e) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to lender and the applicable rating agencies; (f) execution of a lockbox agreement; and (g) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any class of series 2007-C7 certificates.

Permitted Subordinate Debt.    The Legends at Village West Mortgage Loan documents permit the Legends at Village West Borrower to incur additional, subordinate debt, subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the principal amount of the subordinate debt shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.10x; (c) the term of the subordinate debt shall be co-terminus with or end prior to the anticipated repayment date of the Legends at Village West Mortgage Loan; (d) the subordinate lender shall enter into a subordination agreement in form and substance acceptable to lender and the applicable rating agencies; and (e) the applicable rating agencies shall have confirmed in writing that such subordinate debt will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

Separate Tax Lot.    A Legends at Village West Mortgaged Property tax lot includes a parcel of land that is not collateral for the loan upon which a parking ramp utilized in connection with the Legends at Village West Mortgaged Property is situated. Although the additional parcel is not part of the Legends at Village West Mortgaged Property, the Legends at Village West Borrower is required, pursuant to a parking garage agreement, to maintain such property and pay the taxes therefor.

VIII. The Nashville Multifamily Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$116,769,627
Loan per Unit:	$73,302
% of Initial Mortgage Pool Balance:	3.6%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.650% per annum
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	August 11, 2012
Maturity Balance:	$116,769,627
Borrowers:	Arbors of Brentwood Apartments LLC, Cambridge at Hickory Hollow Apartments LLC, Cherry Creek Apartments LLC and Preakness Apartments LLC
Sponsor:	New Dawn Companies, LLC and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted, in whole or in part with releases, two years after Issue Date. Prepayment, in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(2)
Replacement Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Replacement Reserve(5)
Lockbox:	Springing Hard(6)
Other Secured Debt:	$32,130,373 Mezzanine Debt(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(8)
Property Type:	Multifamily
Location:	Tennessee(8)
Year Built:	1985-1999
Year Renovated:	2007(9)
Number of Units:	1,593(8)
Occupancy:	95.0%(10)
Occupancy Date:	August 2, 2007
Ownership Interest:	Fee
Property Management:	New Dawn Residential Group LLC, an affiliate of the Borrowers
U/W NCF:	$8,387,740(11)
U/W NCF DSCR:	1.25x(12)
Cut-off Date U/W NCF DSCR:	1.25x(12)
Appraised Value:	$145,200,000(13)
Appraisal As of Date:	July 12, 2007(13)
Cut-off Date LTV Ratio:	80.4%(14)
Maturity Date LTV Ratio:	80.4%(14)

(1)	NAP means not applicable.
(2)	At origination, the Nashville Multifamily Portfolio Borrowers deposited $451,200 into a required repairs reserve account to pay for costs related to immediate required repairs at the Nashville Multifamily Portfolio Mortgaged Properties.
(3)	At origination, the Nashville Multifamily Portfolio Borrowers deposited $12,563,124 into a replacement reserve account to pay for budgeted capital expenditures at the Nashville Multifamily Portfolio Mortgaged Properties.
(4)	The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Nashville Multifamily Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Nashville Multifamily Portfolio Borrowers maintain a blanket or umbrella insurance policy approved by lender and if lender does not require the Nashville Multifamily Portfolio Borrowers to obtain a separate insurance policy.
(5)	The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits in the amount of $33,440 into a replacement reserve account to pay for replacements and repairs to be made during the calendar year to the Nashville Multifamily Portfolio Mortgaged Properties.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Mezzanine Financing’’ below.
(8)	The Nashville Multifamily Portfolio Mortgaged Properties are comprised of four garden-style apartment complexes located in and around Nashville, Tennessee with an aggregate of 1,593 residential units. See ‘‘—The Mortgaged Properties’’ below.
(9)	Reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007. See ‘‘—The Mortgaged Properties’’ below.
(10)	Reflects overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties.

(11)	Reflects aggregate in-place U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NCF is projected to be $10,347,246 based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.
(12)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 (described in footnote (11) above) are each 1.55x.
(13)	Aggregate of the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.
(14)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as renovated and stabilized appraised value of $169,950,000 (described in footnote (13) above) are each 68.7%.

The Nashville Multifamily Portfolio Mortgaged Properties
Property(1)	Location		Approximate Number of Units	Occupancy(2)	Appraised Value(3)	Allocated Loan Amount
Cherry Creek Apartments	Hermitage,	TN	627	96.3%	$67,550,000	$54,328,075
Arbors of Brentwood Apartments	Nashville,	TN	346	94.5	31,000,000	24,924,275
Cambridge at Hickory Hollow Apartments	Antioch,	TN	360	93.6	30,250,000	24,330,361
Preakness Apartments	Antioch,	TN	260	94.2	16,400,000	13,186,915
Total/Weighted Average(4)			1,593	95.0%	$145,200,000	$116,769,627
(1)	Ranked by allocated loan amount
(2)	Occupancy for each property is as of August 2, 2007.
(3)	Reflects as-is appraised market values as of July 12, 2007. The as renovated and stabilized appraised values for the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 are $76,800,000 for Cherry Creek Apartments, $37,000,000 for Arbors of Brentwood Apartments, $35,250,000 for Cambridge at Hickory Hollow Apartments and $20,900,000 for Preakness Apartments for an aggregate stabilized value for the Nashville Multifamily Portfolio Mortgaged Properties of $169,950,000.
(4)	Reflects overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties.

The Borrowers and Sponsor.    The Nashville Multifamily Portfolio Borrowers are Arbors of Brentwood Apartments LLC, Cambridge at Hickory Hollow Apartments LLC, Cherry Creek Apartments LLC and Preakness Apartments LLC, each a Delaware limited liability company whose sponsors are a partnership comprised of New Dawn Companies, LLC and an affiliate of Lehman Brothers. New Dawn Companies, LLC was formed by its lead principal, Sheila Mead. Ms. Mead previously co-founded Bainbridge Companies and has been involved in the supervision, acquisition and development of multifamily projects and condominium conversions in excess of $2 billion. New Dawn Companies, LLC is a fully integrated real estate company engaged in the development, management, acquisition and disposition of multifamily real estate. New Dawn Companies, LLC reports that its portfolio contains approximately 1,416 units, along with the recently acquired subject 1,593 unit Nashville Multifamily Portfolio, and approximately 79.52 acres of unimproved commercial land with a minimum zoning density of 536 units. An affiliate of the mortgage loan seller is an indirect equity holder in the Nashville Multifamily Portfolio Borrowers.

The Mortgage Loan.    The Nashville Multifamily Portfolio Mortgage Loan was originated on August 9, 2007 and has a cut-off date principal balance of $116,769,627. The Nashville Multifamily Portfolio Mortgage Loan is secured by a first priority deed of trust upon the fee interest of the Nashville Multifamily Portfolio Borrowers in the Nashville Multifamily Portfolio Mortgaged Properties. The Nashville Multifamily Portfolio Mortgage Loan is a five-year loan with a stated maturity date of August 11, 2012, which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.650% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Nashville Multifamily Portfolio Borrowers are required to make interest-only payments on the Nashville Multifamily Portfolio Mortgage Loan. The principal balance of the Nashville Multifamily Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Nashville Multifamily Portfolio Borrowers are prohibited from voluntarily prepaying the Nashville Multifamily Portfolio Mortgage Loan, in whole or in part, prior to May 11, 2012. From and after May 11, 2012, the Nashville Multifamily Portfolio Borrowers may prepay the Nashville Multifamily Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

Provided no event of default shall then exist, the Nashville Multifamily Portfolio Borrowers may defease the Nashville Multifamily Portfolio Mortgage Loan, in whole, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of all of the Nashville Multifamily Portfolio Mortgaged Properties. A defeasance will be effected by the Nashville Multifamily Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Nashville Multifamily

Portfolio Borrowers under the Nashville Multifamily Portfolio Mortgage Loan and are sufficient to pay off the Nashville Multifamily Portfolio Mortgage Loan in its entirety on the stated maturity date. The Nashville Multifamily Portfolio Borrower’s right to defease the entire Nashville Multifamily Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C7 certificates.

At any time following the second anniversary of the Issue Date and further provided that no event of default shall then exist, the Nashville Multifamily Portfolio Borrowers may defease the Nashville Multifamily Portfolio Mortgage Loan in part and obtain the release of one or more of the Nashville Multifamily Portfolio Mortgaged Properties by simultaneously defeasing 125% of the Nashville Multifamily Portfolio Mortgage Loan amount allocated to the property being defeased. The right of the Nashville Multifamily Portfolio Borrowers to partially defease the Nashville Multifamily Portfolio Mortgage Loan and obtain a release of one or more individual mortgaged properties is subject to the satisfaction of certain conditions, in addition to those described above, as set forth in the Nashville Multifamily Portfolio loan documents, including (i) the debt service coverage ratio (based on the debt service payments due with respect to the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan (defined below)) for the remaining Nashville Multifamily Portfolio Mortgaged Properties (the ‘‘Remaining Properties’’) shall be at least equal to the greater of (x) the debt service coverage ratio for the Nashville Multifamily Portfolio Mortgaged Properties for the 12 full calendar months immediately preceding the closing date of the Nashville Multifamily Portfolio Mortgage Loan, and (y) the debt service coverage ratio for all of the Remaining Properties, together with the Nashville Multifamily Portfolio Mortgaged Property proposed to be released (the ‘‘Release Property’’) for the 12 full calendar months immediately preceding the release of the Release Property, and (ii) the loan-to-value ratio (based on a loan amount comprised of the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan) for the Remaining Properties is not greater than the lesser of (x) the loan-to-value ratio at the closing date of the Nashville Multifamily Portfolio Mortgage Loan, and (y) the loan-to-value ratio immediately preceding the release date (without giving effect to the Release Property). Concurrent with a partial defeasance of the Nashville Multifamily Portfolio Mortgage Loan, the Nashville Multifamily Portfolio Mezzanine Borrowers must also simultaneously partially prepay the Nashville Multifamily Portfolio Mezzanine Loan as required by the terms of the Nashville Multifamily Portfolio Mezzanine Loan documents, as applicable.

The Mortgaged Properties.    The Nashville Multifamily Portfolio Mortgaged Properties are comprised of four garden-style apartment complexes located in and around Nashville, Tennessee. The four properties contain an aggregate of 83 one-, two- and three-story buildings situated on approximately 142.4 landscaped acres with on-site parking with an aggregate of 2,963 parking spaces. The Nashville Multifamily Portfolio Mortgaged Properties, with an aggregate of 1,593 units, were constructed between 1985 and 1999 and are currently undergoing an approximate $12,560,000 planned capital expenditure program, including exterior and interior improvements, that is expected to be completed by 2010 with the majority being done in 2007-2009. The planned renovations include, but are not limited to, upgrades and replacements to roofs, windows, painting, appliances, landscaping, signage, cabinets, fitness centers, HVAC, model units and leasing offices. Amenities at the complexes include swimming pools, fitness centers, tennis courts, racquetball, laundry facilities, picnic areas, volleyball and playgrounds. As of August 2, 2007, the overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties was 95.0%.

Mix of Residential Units at the Nashville Multifamily Portfolio Mortgaged Properties
Property(1)	Location		Year Built/ Year Renovated(2)	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom	Parking
Cherry Creek Apartments	Hermitage,	TN	1985,1996,1999/2007	627	246	333	48	1,285
Arbors of Brentwood Apartments	Nashville,	TN	1986/2007	346	225	77	44	608
Cambridge at Hickory Hollow Apartments	Antioch,	TN	1997/2007	360	150	174	36	642
Preakness Apartments	Antioch,	TN	1985/2007	260	180	80	0	428
Total				1,593	801	664	128	2,963
(1)	Ranked by allocated loan amount.
(2)	Reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007.

Lockbox.    The Nashville Multifamily Portfolio Borrowers are required to maintain lockbox accounts with respect to the Nashville Multifamily Portfolio Mortgaged Properties that are under the control of the lender. The Nashville Multifamily Portfolio Borrowers are required to deposit, or cause to be deposited, all rents from the Nashville Multifamily Portfolio Mortgaged Properties into the lockbox accounts within one business day of receipt, provided, however, that the Nashville Multifamily Portfolio Borrowers are not required to deposit rents into the lockbox accounts within such one business day period until the aggregate amount of rents collected exceeds $500. All funds available in the lockbox accounts are transferred on each business day to the cash management account, which is held by an eligible institution and is also under the control of the Nashville Multifamily Portfolio Mortgage Loan lender. Provided that no event of default has occurred and is existing under the Nashville Multifamily Portfolio Mortgage Loan documents, the funds on deposit in the cash management account are disbursed on each business day in the following order of priority as set forth in the Nashville Multifamily Portfolio Mortgage Loan documents: (i) first, to payment of the Nashville Multifamily Portfolio Borrower’s monthly real estate tax reserve obligation; (ii) second, to payment of the Nashville Multifamily Portfolio Borrower’s monthly insurance reserve obligation; (iii) third, to payment of monthly debt service due on the Nashville Multifamily Portfolio Mortgage Loan; (iv) fourth, to payment of any interest accruing at the default rate and late payment charges, if any, due under the Nashville Multifamily Portfolio Mortgage Loan; (v) fifth, to payment of the Nashville Multifamily Portfolio Borrower’s monthly replacement reserve obligation; (vi) sixth, to payment of the Nashville Multifamily Portfolio Borrower’s monthly operating expenses; (vii) seventh, to payment of any monthly extraordinary expenses; (viii) eighth, for so long as the Nashville Multifamily Portfolio Mezzanine Loan remains outstanding, payment to the holder of the Nashville Multifamily Portfolio Mezzanine Loan for payment of monthly mezzanine debt service due on the Nashville Multifamily Portfolio Mezzanine Loan; and (ix) finally, provided that an event of default has not occurred and is not continuing, the remainder to the Nashville Multifamily Portfolio Borrower.

Terrorism Coverage.    The Nashville Multifamily Portfolio Borrowers are required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage (‘‘Terrorism Insurance’’) in an amount equal to 100% of the replacement value of the Nashville Multifamily Portfolio Mortgaged Properties (the ‘‘Terrorism Insurance Required Amount’’). Notwithstanding the foregoing, as long as the Terrorism Risk Insurance Act of 2002, as the same may be amended (‘‘TRIA’’), is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), lender shall accept terrorism insurance which covers against ‘‘covered acts’’ as defined by TRIA (or such other program) as full compliance with the risks that are required to be covered. For any period during which TRIA or another federal governmental program which provides substantially similar protections as TRIA is not in effect, the Nashville Multifamily Portfolio Borrowers are not obligated to expend more than $250,000 (the ‘‘Terrorism Insurance Cap’’) in any fiscal year on insurance premiums for Terrorism Insurance and if the cost of insurance premiums for Terrorism Insurance in the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the Nashville Multifamily Portfolio Borrowers are required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.

Mezzanine Financing.    The holder of 100% of the direct and indirect interests in the Nashville Multifamily Portfolio Borrowers (the ‘‘Nashville Multifamily Portfolio Mezzanine Borrower’’) has incurred one or more mezzanine loans in the aggregate principal amount of $32,130,373 (the ‘‘Nashville Multifamily Portfolio Mezzanine Loan’’). The Nashville Multifamily Portfolio Mezzanine Loan is coterminous with the Nashville Multifamily Portfolio Mortgage Loan. The Nashville Multifamily Portfolio Mezzanine Loan bears interest at an annual fixed rate and may be prepaid, in whole only, without penalty, three months prior to the maturity date. Interest only payments ore due on the eleventh calendar day of each month. The Nashville Multifamily Portfolio Mezzanine Loan is subject to an intercreditor agreement between the holder of the Nashville Multifamily Portfolio Mezzanine Loan and the lender under the Nashville Multifamily Portfolio Mortgage Loan that sets forth the relative priorities between the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan. The intercreditor agreement provides, among other things, that (a) all payments due under the Nashville Multifamily Portfolio Mezzanine Loan are subordinate to any and all payments required under the Nashville Multifamily Portfolio Mortgage Loan documents, (b) the Nashville Multifamily Portfolio Mezzanine Loan lender will have certain rights to receive notice of and cure defaults under the Nashville Multifamily Portfolio Mortgage Loan, (c) upon the occurrence of an event of default under the Nashville Multifamily Portfolio Mortgage Loan, no payments will be retained by the Nashville Multifamily Portfolio Mezzanine Loan lender on the Nashville Multifamily Portfolio Mezzanine Loan until all payments that are due or that will become due under the Nashville Multifamily Portfolio Mortgage Loan are paid in full to the Nashville Multifamily Portfolio Mortgage Loan lender, (d) the Nashville Multifamily Portfolio Mezzanine Loan lender may amend or modify the Nashville Multifamily Portfolio Mezzanine Loan in certain respects without the consent of the Nashville Multifamily Portfolio Mortgage Loan lender, (e) the Nashville Multifamily Portfolio Mezzanine Loan lender is not permitted to transfer more than 49% of its beneficial interest in the Nashville Multifamily Portfolio Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C7 certificates has been received, (f) upon the occurrence of an event of default under the Nashville Multifamily Portfolio Mezzanine Loan documents, the Nashville Multifamily Portfolio Mezzanine Loan lender may foreclose upon the membership interests in the Nashville Multifamily Portfolio Borrowers, which could result in a change of control with respect to the Nashville Multifamily Portfolio Borrowers and a change in the management of the Nashville Multifamily Portfolio Mortgaged Properties, (g) if the Nashville Multifamily Portfolio Mortgage Loan is accelerated or becomes specially serviced or if the Nashville Multifamily Portfolio Mortgage Loan lender exercises any right or remedy under the Nashville Multifamily Portfolio Mortgage Loan documents with respect to the Nashville Multifamily Portfolio Borrowers or the Nashville Multifamily Portfolio Mortgaged Properties, the Nashville Multifamily Portfolio Mezzanine Loan lender has the right to purchase the Nashville Multifamily Portfolio Mortgage Loan, in whole but not in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, (2) any advances made by the Nashville Multifamily Portfolio Mortgage Loan lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the Nashville Multifamily Portfolio Mortgage Loan but, to the extent that neither the Nashville Multifamily Portfolio Mezzanine Loan lender nor any affiliate of the Nashville Multifamily Portfolio Mezzanine Loan lender owns any direct or indirect beneficial interest in the Nashville Multifamily Portfolio Borrowers, specifically excluding any late charges, default interest, exit fees, liquidated damage amounts, acceleration prepayment premiums, and, if the Nashville Multifamily Portfolio Mezzanine Loan lender purchases the Nashville Multifamily Portfolio Mortgage Loan within 90 days of the related right to purchase the Nashville Multifamily Portfolio Mortgage Loan, prepayment fees, premiums, liquidation fees or workout fees, and (h) an event of default under the Nashville Multifamily Portfolio Mortgage Loan will trigger an event of default under the Nashville Multifamily Portfolio Mezzanine Loan.

Mezzanine Debt Service Reserve and Working Capital Reserve.    At origination, the Nashville Multifamily Portfolio Mezzanine Borrower deposited $3,510,000 into a debt service shortfall reserve fund under the control of the Nashville Multifamily Portfolio Mezzanine Loan lender for the payment of debt service on the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan. In addition, at origination, the Nashville Multifamily Portfolio Mezzanine Borrower deposited $1,000,000 into a working capital reserve fund under the control of the Nashville Multifamily Portfolio Mezzanine Loan lender for one or more contributions to the Nashville Multifamily Portfolio Borrowers to pay operating expenses to the extent gross income from operations is not sufficient, or deposits for contracts entered into in connection with budgeted capital expenditures.

Pending Americans with Disabilities Act Litigation.    Two (2) of the Nashville Multifamily Portfolio Mortgaged Properties, known as Cambridge at Hickory Hollow and Cherry Creek Apartments, are subject to a pending lawsuit entitled ‘‘The Equal Rights Center v. Equity Residential, et al. (United States District Court for the District of Maryland, Case No. 1:06-cv-01060-AMD)’’. The lawsuit was brought against a predecessor owner of such properties for certain alleged violations of the Americans with Disabilities Act and other laws promulgated by the Fair Housing Act, Title VIII of the Civil Rights Act of 1968. The related Nashville Multifamily Portfolio Borrowers that own such properties are indemnified by the prior owner against any losses, claims, damages and liabilities which they may incur in connection with the lawsuit but there can be no assurance that such prior owner will perform under such indemnity. In addition, at origination of the Nashville Multifamily Portfolio Mortgage Loan, the cost of remediation for the alleged violations, in the aggregate amount of $1,948,207, was included in the budgeted capital expenditures for such Nashville Multifamily Portfolio Mortgaged Properties and was reserved for in a replacement reserve fund but there can be no assurance that the amounts reserved will be adequate to cover all the costs of such remediation. There can be no assurance regarding how such lawsuit will be settled or resolved or that such lawsuit will not adversely affect the Nashville Multifamily Portfolio Borrowers or the operation of the Nashville Multifamily Portfolio Mortgaged Properties.

IX. The Meyerland Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$92,700,000
Loan per Square Foot:	$117(1)
% of Initial Mortgage Pool Balance:	2.8%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.730% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2007
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	October 11, 2017
Maturity Balance:	$84,920,390
Borrower:	Meyerland Plaza (DE), LLC
Sponsor:	Ronus, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Capital Expenditure Reserve(5)
Leasing Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Houston, Texas
Year Built:	1957
Year Renovated:	1993-1996 and 2005-2006
Gross Square Feet:	936,543(9)
Collateral Square Feet:	789,394(10)
Overall Occupancy:	99.0%
In-Line Occupancy:	97.8%(11)
Occupancy Date:	September 19, 2007
Ownership Interest:	Fee
Property Management:	Ronus Properties, LLC, an affiliate of the Borrower
In-Line Sales PSF:	$515(12)
In-Line Cost of Occupancy:	5.9%(12)
U/W NCF:	$7,651,221
U/W NCF DSCR:	1.06x(13)
Cut-off Date U/W NCF DSCR:	1.21x(14)
Appraised Value:	$136,550,000
Appraisal As of Date:	August 21, 2007
Cut-off Date LTV Ratio:	67.9%
Maturity LTV Ratio:	62.2%

(1)	Based on collateral square feet of the Meyerland Plaza Mortgaged Property.
(2)	NAP means not applicable.
(3)	Payments of interest-only are required through and including the payment date in October 2010.
(4)	The Meyerland Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Meyerland Plaza Mortgaged Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(5)	The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $6,578 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the Meyerland Plaza Mortgaged Property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $157,878.
(6)	The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $25,000 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits will not be required during such times the balance of funds in the leasing reserve account exceeds $1,000,000.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Reflects gross leasable area of the entire mall (adjusted to exclude certain second floor warehouse space) including any anchors or outparcels which may not be part of the collateral.
(10)	Collateral square feet comprising the Meyerland Plaza Mortgaged Property consists of 363,739 square feet of anchor space, 272,285 square feet of junior anchor space and 153,370 square feet of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels but not the tenant-owned improvements on these outparcels.
(11)	Reflects in-line occupancy including junior anchors.
(12)	In-line sales per square foot and in-line cost of occupancy for the year 2006 reflect tenants occupying less than 7,000 square feet. In-line cost of occupancy reflects rent as a percentage of sales and excludes other costs associated with in-line tenants occupying their space.
(13)	Calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.
(14)	Calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.730% calculated on an Actual/360 day basis.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet		As % of GLA	Ratings(1)	Lease Expiration
Anchors
JCPenney	201,872		21.6%	BBB-/BBB	11/30/2012(2)
Target	116,010		12.4	A+/A+	NAP(3)
Palais Royal	102,615	(4)	11.0	NR	1/31/2012(5)
Bed, Bath & Beyond	59,252		6.3	BBB/NR	1/31/2010(6)
Total Anchor Space	479,749		51.2%
Junior Anchors
24 Hour Fitness	36,498		3.9%	B/NR	5/31/2016(7)
Ross Dress For Less	33,853		3.6	BBB/NR	1/31/2014(8)
Stein Mart	33,733		3.6	NR	4/7/2010(9)
Circuit City	33,680		3.6	NR	1/31/2015(10)
Marshalls	29,900		3.2	A/NR	1/31/2010(11)
Borders	28,508		3.0	NR	1/31/2011(12)
Old Navy	27,633		3.0	BB+/BB+	5/31/2009(13)
Spirit Halloween	25,156		2.7	NR	11/16/2007(14)
Office Max	23,324		2.5	B+/NR	2/28/2010(15)
Total Junior Anchor Space	272,285		29.1%
In-line Mall Space	153,370		16.4
Outparcels	31,139	(16)	3.3
Total GLA	936,543	(17)	100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	JCPenney’s lease provides for three, five-year extension options.
(3)	NAP means not applicable as Target owns its store and pad, neither of which are part of the collateral.
(4)	Palais Royal’s space includes 42,858 square feet that is used as office space and 22,453 square feet that is used as warehouse space.
(5)	Palais Royal’s lease provides for two, five-year extension options.
(6)	Bed, Bath & Beyond’s lease provides for three, five-year extension options.
(7)	24 Hour Fitness’ lease provides for two, five-year extension options.
(8)	Ross Dress For Less’ lease provides for four, five-year extension options.
(9)	Stein Mart’s lease provides for three, five-year extension options.
(10)	Circuit City’s lease provides for three, five-year extension options.
(11)	Marshalls’ lease provides for two, five-year extension options.
(12)	Borders’ lease provides for four, five-year extension options.
(13)	Old Navy’s lease provides for one, five-year extension option.
(14)	Spirit Halloween is a temporary tenant and rent attributed to its space has been excluded from underwritten net cash flow.
(15)	Office Max’s lease provides for three, five-year extension options.
(16)	Comprised of five outparcels. The 31,139 square feet of improvements on these outparcels are owned by the tenants. The outparcels, but not the tenant-owned improvements, are part of the collateral.
(17)	Excludes 27,390 square feet of second floor warehouse space.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Lease Expiration
Talbots	11,790	1/31/2009
Pier 1 Imports	10,799	7/31/2015
Dress Barn	9,725	12/31/2009
Alfred Angelo Bridal	8,390	9/30/2011
Express	7,366	2/28/2012
Total	48,070
(1)	Ranked by approximate square feet.

Lease Expiration Information
Year	Approximate Expiring Junior Anchor and In-Line Square Feet	As % of Total Junior Anchor and In-Line Square Feet	Cumulative % of Total Junior Anchor and In- Line Square Feet	Approximate Expiring Junior Anchor and In-Line Base Revenues(1)	As % of Total Junior Anchor and In-Line Base Revenues(1)	Cumulative % of Total Junior Anchor and In- Line Base Revenues(1)
2007(2)	42,245	9.9%	9.9%	$269,196	4.0%	4.0%
2008	11,966	2.8	12.7%	350,385	5.2	9.2%
2009	68,436	16.1	28.8%	1,551,589	23.0	32.1%
2010	96,401	22.6	51.5%	1,201,038	17.8	49.9%
2011	40,947	9.6	61.1%	608,834	9.0	58.9%
2012	23,522	5.5	66.6%	683,308	10.1	69.1%
2013	10,605	2.5	69.1%	265,950	3.9	73.0%
2014	39,151	9.2	78.3%	599,023	8.9	81.9%
2015	46,732	11.0	89.3%	786,431	11.6	93.5%
2016	36,498	8.6	97.8%	437,976	6.5	100.0%
2017 and beyond	0	0.0	97.8%	0	0.0	100.0%
Vacant	9,152	2.2	100.0%	0	–
Total	425,655	100.0%		$6,753,731	100.0%
(1)	Based on underwritten base rental revenues applicable to junior anchors and in-line tenants only and excluding any base rental revenues attributed to vacant lease-up assumptions.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Meyerland Plaza Borrower is Meyerland Plaza (DE), LLC, a Delaware limited liability company, whose ultimate sponsor is Ronus, Inc., an Atlanta-based privately held real estate company that has been active in the U.S. market for the past 25 years and is the entity that holds the U.S. real estate assets for Ronald de Waal, a Belgian billionaire with extensive business holdings throughout Europe and the U.S. In 2001, Ronus, Inc. established an affiliated entity, Ronus Properties, LLC. Ronus Properties, LLC is an owner and developer of commercial real estate with full-service capabilities in development, asset management, property management, leasing and construction. Ronus Properties, LLC currently owns and manages a portfolio of approximately 4,000,000 square feet of shopping centers, office space and mixed-use developments primarily located in established metropolitan areas in the eastern U.S. Ronus Properties, LLC also provides pre-development and institutional equity and expertise for joint venture developments, including ground-up and redevelopment opportunities.

The Mortgage Loan.    The Meyerland Plaza Mortgage Loan was originated on September 20, 2007, and has a cut-off date principal balance of $92,700,000. The Meyerland Plaza Mortgage Loan is a ten-year loan with a stated maturity date of October 11, 2017. The Meyerland Plaza Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.730% per annum. On the eleventh day of each month through and including the payment date in October 2010, the Meyerland Plaza Borrower is required to make payments of interest only on the Meyerland Plaza Mortgage Loan. On the eleventh day of each month from and including November, 2010, up to but excluding the stated maturity date, the Meyerland Plaza Borrower is required to make constant monthly debt service payments aggregating $600,018.56 on the Meyerland Plaza Mortgage Loan (based on a conventional 30-year amortization schedule). The outstanding principal balance of the Meyerland Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Meyerland Plaza Borrower is prohibited from voluntarily prepaying the Meyerland Plaza Mortgage Loan, in whole or in part, prior to July 11, 2017. From and after July 11, 2017, the Meyerland Plaza Borrower may prepay the Meyerland Plaza Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Meyerland Plaza Borrower may defease the Meyerland Plaza Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Meyerland Plaza Mortgaged Property. A defeasance will be effected by the Meyerland Plaza Borrower’s pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Meyerland Plaza Borrower under the Meyerland Plaza Mortgage Loan and are sufficient to pay off the Meyerland Plaza Mortgage Loan in its entirety on July 11, 2017. The Meyerland Plaza Borrower’s right to defease the entire Meyerland Plaza Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Meyerland Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Meyerland Plaza Borrower in the Meyerland Plaza Mortgaged Property, which is comprised of a portion of Meyerland Plaza, a regional shopping center located in Houston, Texas. Meyerland Plaza was built in 1957 as an open air mall and was redeveloped from 1993 to 1996 during which time 250,000 square feet of additional space was added. After the Meyerland Plaza Borrower purchased the Meyerland Plaza Mortgaged Property in 1998, it converted a movie theater at the southwest corner of the site into 60,000 square feet of additional retail space. Meyerland Plaza is anchored by four stores with an aggregate of 479,749 square feet comprised of JCPenney, Target, Palais Royal and Bed, Bath & Beyond. Junior anchors at Meyerland Plaza comprise 272,285 square feet and include 24 Hour Fitness, Ross Dress For Less, Stein Mart, Circuit City, Marshalls, Borders, Old Navy and Office Max. The Meyerland Plaza Mortgaged Property totals 789,394 square feet consisting of 201,872 square feet of JCPenney anchor space, 102,615 square feet of Palais Royal anchor space, 59,252 square feet of Bed, Bath & Beyond anchor space, 272,285 square feet of junior anchor space and 153,370 of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels with 31,139 square feet of tenant-owned improvements. The parcel and store occupied by Target at Meyerland Plaza (the ‘‘Meyerland Plaza Target Parcel’’) are not part of the collateral for the Meyerland Plaza Mortgage Loan. The Meyerland Plaza Mortgaged Property is subject to the Meyerland Plaza Operation and Easement Agreement (as defined under ‘‘—Partial Release’’ below). The in-line tenants reflect a diverse range of national retailers including Talbots, Pier 1 Imports, Dress Barn, Alfred Angelo Bridal and Express. As of September 19, 2007, based on square footage leased, in-line occupancy (including junior anchors) at Meyerland Plaza was 97.8% and overall mall occupancy (including any temporary tenants) was 99.0%.

Lockbox.    Under the terms of the Meyerland Plaza Mortgage Loan documents, the Meyerland Plaza Borrower and/or the property manager are required to cause tenants of the Meyerland Plaza Mortgaged Property to deposit all rents directly into a property account under the control of the lender under the Meyerland Plaza Mortgage Loan. After the occurrence of a ‘‘Meyerland Plaza Cash Trap Event,’’ which is defined in the Meyerland Plaza Mortgage Loan documents as (i) an event of default under the Meyerland Plaza Mortgage Loan, (ii) the debt service coverage ratio with respect to the Meyerland Plaza Mortgage Loan (as measured at the end of any calendar month based upon adjusted net cash flow for the 12-month period ended as of the end of such calendar month) is less than the minimum DSCR threshold of 1.10x, or (iii) the failure of the Meyerland Plaza Borrower, which failure remains uncured for three business days after the lender’s delivery of notice of such failure, to furnish to the lender, within 30 days after the end of each calendar month, the Meyerland Plaza Borrower’s calculation of the debt service coverage ratio for the 12-month period ending at the end of such calendar month, together with the Meyerland Plaza Borrower’s method of calculation and such detail and background information as the lender shall reasonably require, the holder of the Meyerland Plaza Mortgage Loan may require all amounts in the property account to be transferred, and any amounts thereafter so deposited to be periodically transferred, to a lockbox account under the control of such holder. After the occurrence of a Meyerland Plaza Cash Trap Event (other than an event of default under the Meyerland Plaza Mortgage Loan), all funds on deposit in such lockbox account shall be applied in the following order: (i) first, to fund the reserves established for taxes, charges or insurance premiums on the related Meyerland Plaza Mortgaged Property; (ii) second, to replenish the debt service account in order that such account contains funds sufficient to pay the monthly debt service due on the related Meyerland Plaza Mortgage Loan; (iii) third, to replenish the capital reserve account, (iv) fourth, to replenish the leasing reserve account, (v) fifth, to replenish the debt service account to pay any other amounts then due lender; (vi) sixth, to transfer an amount equal to the applicable monthly operating expenses provided in the approved operating budget (or such other amount as shall be approved by lender) to the operating expenses account; and (vii) seventh, to deposit the balance into the supplemental debt reserve account, which balance shall be held as additional collateral for the obligations secured by the Meyerland Plaza Mortgage Loan documents. Upon the occurrence and during the continuance of an event of default, all funds on deposit in the property account, the lockbox account and any other collateral accounts shall be disbursed to or as directed by the lender under the Meyerland Plaza Mortgage Loan.

Terrorism Insurance.    The Meyerland Plaza Borrower is required to maintain casualty and business interruption and rent loss insurance with respect to the Meyerland Plaza Mortgaged Property which contains coverage with respect to perils of terrorism and acts of terrorism.

Permitted Mezzanine Financing.    The Meyerland Plaza Mortgage Loan documents permit the pledge of direct or indirect interests in the Meyerland Plaza Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.15x, (b) the mezzanine financing shall not mature prior to the maturity date of the Meyerland Plaza Mortgage Loan and (c) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Meyerland Plaza Mortgage Loan and the applicable rating agencies.

Partial Release.    The Meyerland Plaza Mortgaged Property is subject to that certain Operation and Easement Agreement between Target Corporation and Ronus Meyerland Plaza, L.P., a predecessor-in-interest to the Meyerland Plaza Borrower (the ‘‘Meyerland Plaza Operation and Easement Agreement’’). Pursuant to the Meyerland Plaza Operation and Easement Agreement, the Meyerland Plaza Borrower is obligated to convey a portion of a roadway within the Meyerland Plaza shopping center to Target Corporation in the event that Target Corporation requires the conveyance of such right of way in order to plat the Meyerland Plaza Target Parcel as a separate subdivision lot. The Meyerland Plaza Mortgage Loan documents permit the partial release of such portion of roadway for no consideration in connection with a conveyance thereof to Target Corporation.

X. The Superstition Gateway Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,725,000
Loan per Square Foot:	$245.09(1)
% of Initial Mortgage Pool Balance:	2.6%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.20% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 1, 2007
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	November 1, 2017
Maturity Balance:	$79,458,977
Borrower:	DTD-DEVCO 8E, LLC and DTD-DEVCO 8W, LLC
Sponsor:	Tim J. Dollander; Tim J. Dollander as Trustee of the TJD Separate Property Trust Dated September 1, 2005; Christopher P. Hinkson; Christopher P. Hinkson as Trustee of the Christopher P. Hinkson Revocable Living Trust Dated October 5, 2005; Walter L. Brown, Jr.; Walter L. Brown, Jr. as Trustee of the Walter L. Brown, Jr. Revocable Trust Dated July 29, 2005
Defeasance/Prepayment:	Defeasance permitted beginning two years and 15 days after Issue Date.
Up-Front Reserves:	Stabilization Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6) Rollover Reserve(7)
Lockbox:	NAP(2)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Mesa, Arizona
Year Built:	2006
Year Renovated:	NAP(2)
Gross Square Feet:	483,615(9)
Collateral Square Feet:	345,685(10)
Overall Occupancy:	98.4%
In-Line Occupancy:	94.0%
Occupancy Date:	October 3, 2007
Ownership Interest:	Fee
Property Management:	Platinum Management Company, LLC, an affiliate of the Borrower
In-Line Sales PSF:	NAV(11)
In-Line Cost of Occupancy:	NAV(11)
U/W NCF:	$7,180,995
U/W NCF DSCR:	1.15x(12)
Cut-off Date U/W NCF DSCR:	1.34x(13)
Appraised Value:	$115,050,000
Appraisal As of Date:	September 14, 2007
Cut-off Date LTV Ratio:	73.64%
Maturity LTV Ratio:	69.06%

(1)	Based on collateral square feet of the Superstition Gateway Mortgaged Property.
(2)	NAP means ‘‘not applicable.’’
(3)	Payments of interest only are required through and including the payment date in November 2012.
(4)	At closing, the Superstition Gateway Borrower deposited $1,577,291 into a reserve account related to tenants not yet in place and paying rent. So long as no event of default has occurred and is continuing, the lender is required to disburse no less than $300,000 of the funds on deposit in the reserve account to the Superstition Gateway Borrower upon receipt of, among other things, estoppels from certain threshold tenants stating that said tenants are in place, open for business and paying rent. So long as no event of default has occurred and is continuing, the lender is required to disburse the remainder of the funds on deposit in the reserve account to the Superstition Gateway Borrower upon receipt of, among other things, estoppels from the remainder of the tenants stating that said tenants are in place, open for business and paying rent.
(5)	The Superstition Gateway Borrower is required to make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Superstition Gateway Borrower provides evidence of a blanket insurance policy covering the Superstition Gateway Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(6)	Following the lender’s determination, in its reasonable discretion, from site inspections that the Superstition Gateway Mortgaged Property is not being properly maintained, the Superstition Gateway Borrower is required to make monthly escrow deposits in the amount of $2,880 into a replacement reserve account for the payment of certain costs of replacements and required repairs properly classified as capital expenditures.
(7)	Commencing on the payment date in December 2013, the Superstition Gateway Borrower is required to make monthly deposits in the amount of $16,667 into a rollover reserve account for tenant improvement and leasing commission obligations incurred with respect to leasing the property. Notwithstanding the foregoing, monthly rollover reserve deposits will not be required during such times that the balance of funds in the rollover reserve account exceeds $800,000.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Reflects gross leasable area of the entire center including 137,930 square feet of tenant-owned improvements which are not part of the collateral.
(10)	Collateral square feet comprising the Superstition Gateway Mortgaged Property consists of 87,280 square feet of anchor space, 128,706 square feet of junior anchor space and 129,699 of in-line space. In addition, the Superstition Gateway Mortgaged Property includes six pad sites but not the tenant-owned improvements on these pad sites.
(11)	NAV means ‘‘not available’’. Tenants’ sales are not available due to recent lease-up.
(12)	Based on the in-place U/W NCF and calculated based on the annual payments based on a 30 year amortization, which commence on the December 2012 payment date.
(13)	Based on the in-place U/W NCF and calculated based on the annual interest-only payments for the Superstition Gateway Mortgage loan.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet		As % of GLA		Ratings(1)	Anchor Lease Expiration(2)
Major Tenants
Kohl’s	0	(3)	0.0	%(3)	BBB+/BBB+	1/31/2027
LA Fitness	45,000		9.3		NR	2/28/2022
Dickinson’s Theatres, Inc.	42,280		8.7		NR	10/4/2027
Babies R Us	0	(3)	0.0	(3)	B/B−	1/31/2017
Ross Dress for Less, Inc..	30,187		6.2		BBB/NR	1/31/2017
Best Buy	30,000		6.2		BBB/BBB+	1/31/2017
Bed Bath & Beyond.	28,042		5.8		BBB/NR	12/31/2016
Staples	20,390		4.2		BBB+/BBB+	11/30/2016
Petsmart	20,087		4.2		BB/NR	3/31/2017
Total Major Tenant Space	215,986		44.7
In-Line Space	129,699		26.8
Pad sites	137,930	(4)	28.5
Total GLA	483,615		100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means ‘‘not rated’’.
(2)	Lease renewal options for major tenants are as follows: Kohl’s – eight 5-year options; LA Fitness – three 5-year options; Dickinson’s Theatres, Inc. – four 5-year options; Babies R Us – eight 5-year options; Ross Dress for Less, Inc. – four 5-year options; Best Buy – four 5-year options; Bed Bath & Beyond – four 5-year options; Staples – four 5-year options; Petsmart – four 5-year options.
(3)	Kohl’s and Babies R Us lease their pads and own their respective improvements. Their Square Feet and Percentage of GLA, respectively, are included in the Pad sites figures.
(4)	Comprised of six pad sites. The 137,930 square feet of improvements on these pad sites are owned by the tenants. The pad sites, but not the tenant-owned improvements, are part of the collateral.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Ratings(2)	Lease Expiration Date
ULTA Beauty	10,880	NR	11/30/2016
Party City	10,880	NR	6/30/2012
Famous Footwear	7,000	NR	10/31/2011
Eastern Buffet	5,975	NR	11/30/2014
Mattress Firm	5,019	NR	1/31/2012
Total	39,754
(1)	Ranked by approximate square feet.
(2)	NR means ‘‘not rated.’’.

Lease Expiration Information
Year	Approximate Expiring Collateral Square Feet(1)	As % of Total Collateral Square Feet	Cumulative % of Total Collateral Square Feet	Approximate Expiring Collateral Base Revenues	As % of Total Collateral Base Revenues	Cumulative % of Total Collateral Base Revenues
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	0	0.0	0.0%	0	0.0	0.0%
2011	8,200	2.4	2.4%	151,500	2.2	2.2%
2012	50,229	14.5	16.9%	1,513,905	22.0	24.2%
2013	3,016	0.9	17.8%	114,640	1.7	25.8%
2014	10,312	3.0	20.8%	309,727	4.5	30.3%
2015	0	0.0	20.8%	0	0.0	30.3%
2016	61,472	17.8	38.5%	886,523	12.9	43.2%
2017 and beyond	204,646	59.2	97.7%	3,916,800	56.8	100.0%
Vacant	7,810	2.3	100.0%	0	—
Total	345,685	100.0%		$6,893,095	100.0%
(1)	Excludes 137,930 square feet of tenant-owned improvements on pad sites.

The Borrower and Sponsor.    The Superstition Gateway Borrower is DTD-DEVCO 8E, LLC, an Arizona limited liability company, and DTD-DEVCO 8W, LLC, an Arizona limited liability company. DTD-DEVCO 8E, LLC owns the fee interest in the portion of the Superstition Gateway Mortgaged Property commonly known as Superstition Gateway East. DTD-DEVCO 8W, LLC owns the fee interest in the portion of the Superstition Gateway Mortgaged Property commonly known as Superstition Gateway West. Each of the Superstition Gateway Borrowers is a co-borrower. The indemnitors, Tim J. Dollander, Christopher P. Hinkson, and Walter L. Brown, Jr. are principals of Diversified Partners. Diversified Partners has leased, sold and developed 5,000 acres of commercial property and more than 11,500,000 square feet of retail properties nationally. Together, the Desert Troon Companies and Diversified Partners are the majority owners of the Superstition Gateway Borrower. Desert Troon Companies (‘‘DTC’’) has operated for over 20 years as an independent, entrepreneurial company with a long history in master-planned communities and mixed-use projects throughout the United States and Europe. The DTC portfolio currently includes over 2,000 acres of golf communities, and in excess of 1,000,000 square feet of commercial/retail developments.

The Mortgage Loan.    The Superstition Gateway Mortgage Loan was originated on October 5, 2007, and has a cut-off date principal balance of $84,725,000. The Superstition Gateway Mortgage Loan is a ten-year loan with a stated maturity date of November 1, 2017. The Superstition Gateway Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.20% per annum. On the first day of each month to and including November 1, 2012, the Superstition Gateway Borrower is required to make interest-only payments on the Superstition Gateway Mortgage Loan. On the first day of each month thereafter through the scheduled maturity date, the Superstition Gateway Borrower is required to make a debt service payment on the Superstition Gateway Mortgage Loan of $518,914.34. The remaining principal balance of the Superstition Gateway Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Superstition Gateway Borrower is prohibited from voluntarily prepaying the Superstition Gateway Mortgage Loan, in whole or in part, at any time prior to the date which is 90 days prior to the stated maturity date.

The Superstition Gateway Borrower may defease the Superstition Gateway Mortgage Loan, in whole only, at any time after the expiration of two years and fifteen days following the Issue Date, and by doing so obtain the release of the Superstition Gateway Mortgaged Property. A defeasance will be effected by the Superstition Gateway Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Superstition Gateway Borrower under the Superstition Gateway Mortgage Loan and are sufficient to pay off the Superstition Gateway Mortgage Loan in its entirety on the stated maturity date. The Superstition Gateway Borrower’s right to defease the entire Superstition Gateway Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Superstition Gateway Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Superstition Gateway Borrower in the Superstition Gateway Mortgaged Property, a Class A, anchored retail shopping center located in Mesa, Arizona. Superstition Gateway was built in 2006 and contains 345,685 square feet of collateral space. Superstition Gateway is anchored by two stores with an aggregate of 87,280 square feet comprised of Dickinson’s Theaters, Inc. and LA Fitness. Junior anchors at Superstition Gateway comprise 128,706 square feet and include Best Buy, Ross Dress for Less, Inc., Bed, Bath & Beyond, Staples, and Petsmart. The property also includes 129,699 square feet of in-line space and 137,903 square feet of tenant-owned improvements located on six pad sites. Pad tenants include Kohl’s, Babies R Us, Chili’s, KFC and A&W, JP Morgan Chase Bank, and In-N-Out Burgers. In addition, the Superstition Gateway Mortgaged Property is shadow anchored by a Wal-Mart supercenter, which is not part of the collateral for the Superstition Gateway Mortgage Loan. The in-line tenants reflect a diverse range of national retailers including ULTA Beauty, Famous Footwear, Mattress Firm, Verizon Wireless, Gamestop, Starbucks, Subway, T-Mobile, and H&R Block. As of October 3, 2007, the Superstition Gateway Mortgaged Property was 98.4% occupied.

Terrorism Insurance.    The Superstition Gateway Borrower is required to maintain insurance which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Permitted Mezzanine Financing.    The Superstition Gateway Mortgage Loan documents permit the pledge of direct or indirect interests in the Superstition Gateway Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall have occurred and is continuing under the Superstition Gateway Mortgage Loan, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.01x, (c) the term of the mezzanine financing (including any extension terms) shall be co-terminus with the term of the Superstition Gateway Mortgage Loan or shall expire prior to the maturity date of the Superstition Gateway Mortgage Loan, (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Superstition Gateway Mortgage Loan, and (e) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C7 certificates.

Loan Combinations

General.    The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. For example, as more specifically described below in this ‘‘—Loan Combinations’’ section and under ‘‘Servicing of the Loan Combinations’’ in this offering prospectus, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s) or representative(s), being herein referred to as the ‘‘Loan Combination Controlling Party’’ for the subject Loan Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loan(s)(1)		Related Subordinate Non-Trust Loan(s)(2)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
Innkeepers Portfolio	$412,701,271	12.6%	$412,701,271	Series 2007-C6 Securitization(3)	NAP	NAP	1.12x	70.3%
Sears Tower	$50,000,000	1.5%	(5)	Series 2007-C2 Securitization(4)	(5)	UBS Mortgage Loan Seller(6)	1.26x	63.9%
(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis relative to the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.
(3)	The related Pari Passu Non-Trust Loan is included in the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 commercial mortgage securitization.
(4)	The Sears Tower Note A-1 Non-Trust Loan of $340,000,000 is included in the Series 2007-C2 Securitization.
(5)	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes — the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000 and the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 — and the Sears Tower B-Note Non-Trust Loan of $100,000,000. The Sears Tower Note A-1 Non-Trust Loan was contributed to the Series 2007-C2 securitization, the Sears Tower Note A-3 Non-Trust Loan is not included in the LB-UBS series 2007-C7 commercial mortgage securitization, and the Sears Tower Note A-2 Loan Combination was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the Sears Tower Note A-2-B Non-Trust Loan). The Sears Tower Note A-1 Non-Trust Loan is generally pari passu in right of payment to the Sears Tower Note A-2 Loan Combination; the Sears Tower Note A-3 Non-Trust Loan is generally pari passu in right of payment to the Sears Tower Note A-2 Loan Combination; the Sears Tower Note A-2-B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Mortgage Loan; and the Sears Tower Note B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan.
(6)	The current Non-Trust Loan Noteholder may transfer the subject Subordinate Non-Trust Loan to a third party institutional noteholder or include it in a commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2007-C7 securitization transaction.

The Innkeepers Portfolio Loan Combination.

General.     The Innkeepers Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Innkeepers Portfolio Mortgaged Properties. See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ above for a more detailed description of the Innkeepers Portfolio Mortgage Loan. The Innkeepers Portfolio Loan Combination is: (a) subject to a Co-Lender Agreement, dated as of August 13, 2007 (the ‘‘Innkeepers Portfolio Co-Lender Agreement’’), between the two holders of the mortgage loans comprising the Innkeepers Portfolio Loan Combination; and (b) serviced under the series 2007-C6 pooling and servicing agreement, which is the governing document for the securitization of a pool of mortgage loans that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

Loan Combination Controlling Party.     As of any date of determination, the Loan Combination Controlling Party for the Innkeepers Portfolio Loan Combination will be the holder of the Innkeepers Portfolio Mortgage Loan and the holder of the Innkeepers Portfolio Pari Passu Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Innkeepers Portfolio Mortgage Loan will be, in accordance with the series 2007-C7 pooling and servicing agreement, the series 2007-C7 controlling class representative).

Consent Rights.     Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2007-C6 master servicer and/or the 2007-C6 special servicer with respect to certain specified servicing actions regarding the Innkeepers Portfolio Loan Combination, including those involving foreclosure or material modification of the Innkeepers Portfolio Loan Combination. However, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, then the series 2007-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2007-C6 pooling and servicing agreement, and the decision of such series 2007-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

Replacement of Special Servicer.      The majority holders or beneficial owners of the series 2007-C6 controlling class may terminate the series 2007-C6 special servicer, and the holder of the Innkeepers Portfolio Mortgage Loan or its designee (which designee will be, under the series 2007-C7 pooling and servicing agreement, the series 2007-C7 controlling class representative) may replace the series 2007-C6 special servicer with respect to the Innkeepers Portfolio Loan Combination only, subject to satisfaction of the conditions similar to those set forth under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.     Pursuant to the Innkeepers Portfolio Co-Lender Agreement, all amounts received with respect to the Innkeepers Portfolio Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Innkeepers Portfolio Loan Combination on a pro rata and pari passu basis.

The Sears Tower Loan Combination.

General.     The Sears Tower Mortgage Loan is part of the Sears Tower Loan Combination, which is comprised of multiple mortgage loans that are all secured by the Sears Tower Mortgaged Property. The Sears Tower Loan Combination is comprised of: (a) the Sears Tower Mortgage Loan; (b) one mortgage loan (the ‘‘Sears Tower Note A-1 Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $340,000,000; (c) one mortgage loan (the ‘‘Sears Tower Note A-3 Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $273,330,000, (d) one mortgage loan (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’, together with the Sears Tower Mortgage Loan, the ‘‘Sears Tower Note A-2 Loan Combination’’ or, together with the Sears Tower Note A-1 Non-Trust Loan, and the Sears Tower Note A-3 Non-Trust Loan, the ‘‘Sears Tower Note A Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan and subordinate in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $16,670,000 and (e) one or more mortgage loans (collectively, the ‘‘Sears Tower Note B Non-Trust Loan’’ and each, a ‘‘Sears Tower Note B Non-Trust Loan’’), which are generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, with an aggregate original principal balance of $100,000,000. The Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2-B Non-Trust Loan, the Sears Tower Note A-3 Non-Trust Loan and the Sears Tower Note B Non-Trust Loan together constitute the Sears Tower Non-Trust Loans. The Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans are serviced under the series 2007-C2 pooling and servicing agreement, which is the governing document for the securitization of a pool of mortgage loans that includes the Sears Tower Note A-1 Non-Trust Loan and for the servicing of the entire Sears Tower Loan Combination. See ‘‘Servicing of the Sears Tower Loan

Combination’’ in this prospectus supplement for a more detailed description of certain rights of the Sears Tower Non-Trust Loan Noteholders. The holders of the mortgage loans comprising the Sears Tower Loan Combination are bound by the terms and provisions of the Sears Tower Co-Lender Agreement.

Loan Combination Controlling Party.    As of any date of determination, the Loan Combination Controlling Party for the Sears Tower Loan Combination will be (A) the most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such most junior Sears Tower Note B Non-Trust Loan, (B) the next most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the next most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such next most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such next most junior Sears Tower Note B Non-Trust Loan, and (C) at such time as the unpaid principal balance of the most senior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most senior Sears Tower Note B Non-Trust Loan, is less than 25.0% of the original principal balance of such most senior Sears Tower Note B Non-Trust Loan, the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, each of whom may act directly or through a representative (which representative, in the case of the Sears Tower Mortgage Loan, under the series 2007-C7 pooling and servicing agreement, will be the series 2007-C7 controlling class representative).

Consent Rights.     Subject to certain limitations, the Loan Combination Controlling Party for the Sears Tower Loan Combination will have the ability to advise and direct the 2007-C2 master servicer and/or the 2007-C2 special servicer with respect to certain specified servicing actions under the series 2007-C2 pooling and servicing agreement regarding the Sears Tower Loan Combination, including certain actions involving foreclosure or material modification of the Sears Tower Loan Combination, subject to certain conditions described in the Sears Tower Loan Combination Co-Lender Agreement. Notwithstanding the foregoing, if the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan constitute the related Loan Combination Controlling Party, but such holders have not, within the requisite time period provided for in the Sears Tower Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or series 2007-C2 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or 2007-C2 master servicer, as applicable, will be binding on all such parties.

Purchase Option.     If and for so long as the Sears Tower Loan Combination is specially serviced and a scheduled payment on the Sears Tower Loan Combination is at least 60 days delinquent, the Sears Tower Note B Non-Trust Loan Noteholders each have the option to purchase the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the the Sears Tower Note A-3 Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the the Sears Tower Note A-3 Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Cure Rights.     Each of the Sears Tower Note B Non-Trust Loan Noteholders has the assignable right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events in the aggregate are permitted during the term of the Sears Tower Loan Combination, (ii) no more than three consecutive cure events by any Sears Tower Note B Non-Trust Loan Noteholder are permitted and (iii) no more than four cure events by any Sears Tower Note B Non-Trust Loan Noteholder, whether or not consecutive, are permitted within any 12-month period. An individual ‘‘cure event’’ means the one-month period for which the holder of either promissory note for the applicable Sears Tower Note B Non-Trust Loan has exercised its cure rights under the Sears Tower Co-Lender Agreement.

Replacement of Special Servicer.     The related Loan Combination Controlling Party may replace the series 2007-C2 special servicer with respect to the Sears Tower Loan Combination only, subject to satisfaction of the conditions set forth in the Sears Tower Co-Lender Agreement.

Priority of Payments.     Pursuant to that certain co-lender agreement entered into with respect to the Sears Tower Loan Combination (the ‘‘Sears Tower Senior Co-Lender Agreement’’), following the allocation of payments to each mortgage loan in the Sears Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination or the Sears Tower Note A-3 Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination or the Sears Tower Note A-3 Non-Trust Loan at a time when the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•	third, to each of the Sears Tower Note B Non-Trust Loans, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by the related Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to (i) all scheduled principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•	sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents;

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the Sears Tower Senior Co-Lender Agreement.

Pursuant to the Sears Tower Senior Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan at a time when the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by such Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	seventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	eighth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the Sears Tower borrower and due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan;

•	eleventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any other amounts paid by The Sears Tower borrower and due in respect of such Sears Tower Note B Non-Trust Loan;

•	twelfth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the Sears Tower Senior Co-Lender Agreement.

In addition, pursuant to that certain sub-co-lender agreement entered into with respect to the Sears Tower Note A-2 Loan Combination (the ‘‘Sears Tower Sub-Co-Lender Agreement’’ and, together with the Sears Tower Senior Co-Lender Agreement, the ‘‘Sears Tower Co-Lender Agreement’’), following the allocation of payments to each mortgage loan in the Sears Tower Note A-2 Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-2 Loan Combination for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-2 Loan Combination at a time when the Sears Tower Note A-2 Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-2 Loan Combination pursuant to the Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Sears Tower Mortgage Loan, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loans relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), and (iv) on the maturity date of the Sears Tower Note A-2 Loan Combination, all principal payments attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	third, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), and (iv) on the maturity date of the Sears Tower Note A-2 Loan Combination, all principal payments attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	fifth, to the Sears Tower Mortgage Loan, any prepayment consideration attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	sixth, to the Sears Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	seventh, to the Sears Tower Note A-2-B Non-Trust Loan, any prepayment consideration attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	eighth, to each Sears Tower Note A-2-B Non-Trust Loan, any late payment charges and Default Interest due in respect of such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	ninth, for such remaining purposes as are provided in the Sears Tower Sub-Co-Lender Agreement.

Pursuant to the Sears Tower Sub-Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Note A-2 Loan Combination for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-2 Loan Combination at a time when the Sears Tower Note A-2 Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-2 Loan Combination pursuant to the Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Sears Tower Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Sears Tower Mortgage Loan, any prepayment consideration attributable to the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	sixth, to the Sears Tower Note A-2-B Non-Trust Loan, any prepayment consideration attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	seventh, to the Sears Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to the Sears Tower Note A-2-B Non-Trust Loan, any late payment charges and Default Interest due in respect of the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the Sears Tower Mortgage Loan, any other amounts paid by the Sears Tower Borrower and due in respect of the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	tenth, to the Sears Tower Note A-2-B Non-Trust Loan, any other amounts paid by the Sears Tower Borrower and due in respect of the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination); and

•	eleventh, for such remaining purposes as are provided in the Sears Tower Sub-Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Certain tenants at the related mortgaged real properties have the right to terminate their lease(s) prior to the stated expiration dates of such leases, and the exercise of such termination rights may cause such leases to terminate prior to the maturity date of the related underlying mortgage loan. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Polaris Retail Center, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, an anchor tenant at the related mortgaged real property has an early termination option exercisable within 60 days after the expiration of the fifth lease year if such tenant’s gross sales do not exceed $2,200,000 in such fifth year of the lease term.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Stirling Bay, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 3.5% of the Initial Loan Group 2 Balance, the related mortgaged real property participates in the Housing Assistance Payment (HAP) program.

•	Fifty-nine (59) of the mortgaged real properties, securing 15.6% of the Initial Mortgage Pool Balance and 16.9% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Twenty-six (26) of the mortgaged real properties, securing 5.4% of the Initial Mortgage Pool Balance and 5.9% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Six (6) of the mortgaged real properties, securing mortgaged loans representing 1.3% of the Initial Mortgage Pool Balance, of which four (4) mortgage loans are in Loan Group 1, representing 0.8% of the Initial Loan Group 1 Balance, and two (2) mortgage loans are in Loan Group 2, representing 7.3% of the Initial Loan Group 2 Balance, respectively, each is a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

Leasehold Mortgages.    With respect to eight (8) of the mortgaged real properties, collectively securing 7.0% of the Initial Mortgage Pool Balance and 7.6% of the Initial Loan Group 1 Balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loans are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real properties. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the District at Tustin Legacy Mortgage Loan, which mortgage loan represents 6.3% of the Initial Mortgage Pool Balance and 6.8% of the Initial Loan Group 1 Balance, during the continuation of an event of default under a certain disposition and development agreement to which the related borrower is subject, the City of Tustin has the right to (x) purchase any or all of the District at Tustin Legacy Mortgaged Property, (y) acquire title thereto or (z) purchase the District at Tustin Legacy Mortgage Loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts payable thereunder (exclusive of any defeasance or prepayment premium or default interest), in each case, subject to certain conditions set forth under ‘‘Description of the Mortgage Pool—Significant

Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development—Remedies of the City of Tustin’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Crossroads Plaza, which mortgage loan represents 2.3% of the Initial Mortgage Pool Balance and 2.5% of the Initial Loan Group 1 Balance, the related borrower has granted a tenant at the related mortgaged real property (Recreational Equipment, Inc. and its successors and assigns (‘‘REI’’)) the option to purchase its premises and the land (‘‘REI Option Parcel’’) for an amount equal to $1,700,000. The related borrower has represented in the related loan documents that REI gave notice, on February 7, 1997, of its intent to exercise such purchase option, however the sale of the REI Option Parcel has not yet been completed because all conditions precedent to such sale pursuant to the related lease have not yet been satisfied and there is no assurance as to whether or when such conditions will be satisfied.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Fairfield Shopping Center, which mortgage loan represents 0.9% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the City of Virginia Beach, Virginia has an option to purchase a specified portion of the related mortgaged real property, which is a currently unimproved parcel of land (lying within a four-foot right of way) and all improvements thereafter constructed, for a price equal to the fair market value of the release parcel exclusive of the improvements located thereon, which right is not subordinated to the mortgage.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Giant Eagle, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, Giant Eagle, Inc., a tenant at the mortgaged real property has a right of first refusal to purchase the mortgaged real property, but such right to purchase shall not apply to any mortgage granted with respect to the mortgaged real property or to any foreclosure of any such mortgage or deed-in-lieu thereof, but will apply to any subsequent transfers.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tractor Supply Shreveport, Tractor Supply Odessa and Tractor Supply DeRidder, which mortgage loans collectively represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first refusal to purchase the related mortgaged real property, or any portion thereof, if mortgagor receives a bona fide offer therefor which mortgagor desires to accept.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Walgreens Tryon, Walgreens Pueblo, Walgreens Amity and Walgreens Taylor, which mortgage loans collectively represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first offer to purchase the related mortgaged real property or any entity owning such property.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘—Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

In addition, with respect to each of the The Legends at Village West Mortgage Loan and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Stoneridge III Office and Storage Outlet, which mortgage loans collectively represent 4.6% of the Initial Mortgage Pool Balance and 5.0% of the Initial

Loan Group 1 Balance, the borrower is permitted to incur additional secured and/or unsecured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan to value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Subordinate Debt’’ above in the offering prospectus.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in mortgage borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the Carnegie Hall Tower Mortgage Loan, which mortgage loan represents 5.8% of the Initial Mortgage Pool Balance and 6.3% of the Initial Loan Group 1 Balance, there is an existing mezzanine loan, which matures on October 10, 2017, secured by a pledge of 100% of the equity interests in the related mortgage borrower in the amount of $135,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Nashville Multifamily Portfolio Mortgage Loan, which mortgage loan represents 3.6% of the Initial Mortgage Pool Balance and 44.0% of the Initial Loan Group 2 Balance, the direct equity interests in the related mortgage borrower have been pledged to secure a related mezzanine loan in the amount of $32,130,373. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan— Mezzanine Financing’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 21-25 West 20th Street, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the direct equity interests in the related mortgage borrower have been pledged to secure a mezzanine loan in the amount of $4,500,000. The related intercreditor agreement provides, among other things, that: (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C7 certificates has been received, and (e) upon a monetary event of default with respect to the related mortgage loan or if the related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest (other than Default Interest) thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 71.1% of the Initial Mortgage Pool Balance, 76.7% of the Initial Loan Group 1 Balance and 7.3% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount; and/or

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-Off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Aventura Mall(1)	430,000,000	NAP	NAP
Innkeepers Portfolio(2)	412,701,271	80%	1.08x
One State Street Plaza(3)	295,000,000	60%	1.40x
District at Tustin Legacy(4)	206,000,000	90%	1.05x
Carnegie Hall Tower(5)	190,000,000	80%	1.20x
Miami Center(6)	170,000,000	80%	1.15x
The Legends at Village West(7)	137,000,000	85%	1.10x
Meyerland Plaza(8)	92,700,000	85%	1.15x
Superstition Gateway(9)	84,725,000	85%	1.01x
Crossroads Plaza	75,000,000	85%	1.15x
Interstate Corporate Center	38,200,000	85%	1.15x
Fairfield Shopping Center	30,000,000	85%	1.15x
Ithaca Multifamily Portfolio	23,500,000	75%	1.40x
Soundview Marketplace	21,524,949	90%	1.10x
Southgate Shopping Center	17,400,000	85%	1.15x
Bucks Town Corp Center	17,135,000	85%	1.07x
Duval Street	13,500,000	80%	1.15x
The Villas Apartments	12,000,000	90%	1.05x
Discovery Office	10,600,000	80%	1.20x
Rosenberg Shopping Center	10,100,000	85%	1.15x
Rosewood Village	7,300,000	85%	1.15x
Kaplan Career Institute	6,095,630	75%	1.15x
Liberty Gray Plaza	5,970,000	85%	1.07x
Wachovia Bank Tower	5,800,000	85%	1.05x
Riley Place Shopping Center	5,100,000	85%	1.15x
Guadalupe Plaza	5,000,000	85%	1.15x
Batesville Shopping Center	4,150,000	85%	1.05x
River Plaza	3,400,000	80%	1.20x
Binghamton Retail Portfolio	3,109,281	80%	1.20x

(1)	Mezzanine financing is permitted without the satisfaction of DSCR and LTV tests. See ‘‘—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(3)	See ‘‘—Significant Underlying Mortgage Loans—The One State Street Plaza Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(4)	See ‘‘—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(5)	See ‘‘—Significant Underlying Mortgage Loans—Carnegie Hall Tower Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(6)	See ‘‘—Significant Underlying Mortgage Loans—Miami Center Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(7)	See ‘‘—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(8)	See ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(9)	See ‘‘—Significant Underlying Mortgage Loans—The Superstition Gateway Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.
(10)	Pursuant to the related loan documents, the equity holders of the Rosewood Village borrower are permitted to transfer their interests in such borrower to a qualified entity, which may, notwithstanding the referenced Maximum Combined LTV Ratio and Minimum Combined DSCR set forth above, obtain mezzanine financing equal to the amount by which the purchase price paid for such membership interests exceeds the outstanding principal balance of the related mortgage loan.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment

on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

Most of the borrowers under the mortgage loans that we intend to include in the trust are permitted to customary trade debt and equipment financing. In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur (i) debt that is secured by some collateral other than the related mortgaged real property or interests in the related borrower or (ii) unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, there exist various fire code violations, zoning violations, housing and building code violations and/or environmental control board violations on such mortgaged real properties, as further described under ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ and ‘‘—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors— Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    Seventy-nine (79) mortgage loans that we intend to include in the trust, representing approximately 90.9% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	14	43.3%
Hard/Hotel	1	12.6%
Springing Hard	17	21.2%
Soft	1	0.3%
Springing Soft	46	13.5%
•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts may be deposited into the lockbox account by a property manager (which may be affiliated with the borrower) or, in certain cases, by the borrower, while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Springing Hard Lockbox. Either—
1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.
•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.
•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;
2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;
3.	a failure to meet a specified debt service coverage ratio;

4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

However, not all mortgage loans require all such insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

In the case of the Sears Tower Mortgage Loan, which mortgage loan represents 1.5% of the Initial Mortgage Pool Balance and 1.7% of the Initial Loan Group 1 Balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by TRIA. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance. In addition, it should be noted that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Thirty-seven (37) of the mortgaged real properties, securing 28.0% of the Initial Mortgage Pool Balance, 28.7% of the Initial Loan Group 1 Balance and 19.6% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Such windstorm insurance usually requires higher than customary deductibles.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus, but neither we nor any of our affiliates makes any representations or warranties with respect to any such appraised values. Further, it is possible that the market values of the mortgaged real properties for any underlying mortgage loan have declined since the respective dates of those appraisals.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of such loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

Environmental Insurance.    Certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire pursuant to one or more mortgage loan purchase agreements—

•	53 mortgage loans, with an aggregate cut-off date principal balance of $1,811,746,121, from the Lehman Mortgage Loan Seller;

•	38 mortgage loans, with an aggregate cut-off date principal balance of $1,125,756,370, from the UBS Mortgage Loan Seller; and

•	19 mortgage loans, with an aggregate cut-off date principal balance of $344,405,187, from the KeyBank Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2007-C7 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller, the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, and each of the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller will be required to deliver to the trustee, with respect to each mortgage loan contributed by it to the series 2007-C7 commercial mortgage securitization, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

provided that the Lehman Mortgage Loan Seller, in the case of the Innkeepers Portfolio Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of the Sears Tower Mortgage Loan, will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C7 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Innkeepers Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Innkeepers Portfolio Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2007-C6 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan.

The above loan documents, among others, with respect to the Sears Tower Mortgage Loan (with the exception of the original mortgage note evidencing the Sears Tower Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2007-C2 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Sears Tower Note A Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C7 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C7 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C7 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C7 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C7 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C7 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	any of the above-described documents required to be delivered to the trustee by us or the related mortgage loan seller, as applicable, is not delivered,

•	we or the related mortgage loan seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other underlying mortgage loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C7 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the related mortgage loan seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of each Lehman Mortgage Loan, or the related mortgage loan seller, in the case of each other underlying mortgage loan, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, we, with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and the related mortgage loan seller with respect to each other underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), will be required to deliver to the master servicer, each within a specified period of time following the Issue Date, the documents required to be included in the related Servicing File pursuant to the series 2007-C7 pooling and servicing agreement for the subject underlying mortgage loan, but only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C7 pooling and servicing agreement, and (c) are in our possession or under our control, or in the possession or under the control of the related mortgage loan seller, as applicable; provided that neither we nor the related mortgage loan seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other underlying mortgage loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the related mortgage loan seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the related mortgage loan seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make, with respect to each Lehman Mortgage Loan, and the related mortgage loan seller will make, with respect to each other mortgage loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Innkeepers Portfolio Mortgage Loan, the trustee under the series 2007-C6 pooling and servicing agreement or, in the case of the Sears Tower Mortgage Loan, the trustee under the series 2007-C2 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C7 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2007-C7 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the related mortgage loan seller, as applicable,

•	we or the related mortgage loan seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other mortgage loan that we include in the trust, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C7 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the related mortgage loan seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the related mortgage loan seller with respect to any other mortgage loans that we include in the trust, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any underlying mortgage loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the related mortgage loan seller, in the case of any other underlying mortgage loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the related mortgage loan seller (in the case of any other mortgage loan that we include in the trust), in the event that such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C7 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C7 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C7 pooling and servicing agreement).

The time period within which we or the related mortgage loan seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other mortgage loan that we include in the trust, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if we or the related mortgage loan seller, as applicable, are diligently attempting to correct the problem, then, with limited exception, we or it, as the case may be, will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C7 controlling class representative so consents, then we or the related mortgage loan seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the related mortgage loan sellers described above will constitute the sole remedies available to the series 2007-C7 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against us or the related mortgage loan seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the series 2007-C7 pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, each related mortgage loan seller, and the other parties to the series 2007-C7 pooling and servicing agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations against us or the related mortgage loan seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the related mortgage loan seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the related mortgage loan seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2007-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C7 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C7, a common law trust created under the laws of the State of New York pursuant to the series 2007-C7 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C7 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C7 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2007-C7 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C7 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C7 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006 and (e) over $10.5 billion of multifamily and commercial mortgage loans during fiscal year 2007 through the cut-off date.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Securities Inc.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the mortgage loan sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized $4,890,927,965.66 of commercial mortgage loans in 2007 to date.

UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

Underwriting Guidelines and Processes.    Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which UBSRESI acquires mortgage loans.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

A.    Loan Analysis.    Generally both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.    Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates, as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio and LTV Ratio.    The underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI or its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

D.    Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

E.    Assessments of Property Condition.    As part of the underwriting process, the property assessments and reports described below will be obtained:

(1)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or its affiliates, as applicable, or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

F.    Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, it will generally be examined whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

G.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates. Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSRESI for inclusion in the trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

KeyBank National Association.    KeyBank National Association (‘‘KeyBank’’) is a co-sponsor of the series 2007-C7 transaction and is one of the mortgage loan sellers. KeyBank is the seller of 19 of the underlying mortgage loans with an aggregate cut-off date principal balance of $344,405,187, which mortgage loans collectively represent 10.5% of the Initial Mortgage Pool Balance and all of which loans were underwritten and originated by KeyBank. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of June 30, 2007, KeyBank had total assets of approximately $89.930 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $83.091 billion and approximately $6.839 billion in stockholder’s equity.

KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank’s Real Estate Capital Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $3.3 billion was originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

	Year (Amts in $ billions)
	2004	2005	2006
Originated by KeyBank	1.213	1.385	2.221
Total Commercial Mortgage Loans Securitized	1.099	1.323	1.905

Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank’s commercial mortgage loans that are securitized (including those included in the series 2007-C7 commercial mortgage securitization transaction) and, in most cases, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

KeyBank’s Underwriting Standards.

A.    General.    Set forth below is a general discussion of certain of KeyBank’s underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this ‘‘—KeyBank’s Underwriting Standards’’ section.

B.    Loan Analysis.    KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and Patriot Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

C.    Loan Approval.    Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

D.    Debt Service Coverage Ratio and Loan-to-Value Ratio.    KeyBank’s underwriting includes a calculation of the debt service coverage ratio in connection with the origination of a commercial mortgage loan. The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of ‘‘Underwritten Net Cash Flow’’ in the ‘‘Glossary’’ to this offering prospectus and ‘‘Exhibit A-1- Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties’’ in this offering prospectus.

E.    Property Assessments.    As part of its underwriting process, KeyBank will obtain the following property assessments.

F.    Appraisals.    KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

G.    Environmental Assessment.    KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

H.    Property Condition Assessment.    KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

I.    Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

J.    Zoning and Building Code Compliance.    KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

K.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—KeyBank’s Underwriting Standards’’ section, the depositor may purchase underlying mortgage loans for transfer to the issuing entity that vary from, or do not comply with, KeyBank’s underwriting guidelines.

Mortgage Loan Sellers

LBHI and/or an affiliate thereof, UBSRESI and KeyBank will be the mortgage loan sellers for the series 2007-C7 securitization transaction. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C7 pooling and servicing agreement, and are described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C7 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, including all of the KeyBank Mortgage Loans, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. Except for KRECM, no such sub-servicer is expected to primary service mortgage loan representing more than 10% of the Initial Mortgage Pool Balance. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the initial master servicer under the series 2007-C7 pooling and servicing agreement, the initial master servicer of the Innkeepers Portfolio Loan Combination under the series 2007-C6 pooling and servicing agreement and the initial master servicer of the Sears Tower Loan Combination under the series 2007-C2 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 9/30/2007
By Approximate Number	15,531	17,641	20,725	24,157
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$345.2

Within this portfolio, as of September 30, 2007, are approximately 20,582 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $285.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of September 30, 2007 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico, and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB).*	Approximate Outstanding Advances (P&I and SA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*    ‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C7 pooling and servicing agreement, or with respect to the Innkeepers Portfolio Loan Combination, under the series 2007-C6 pooling and servicing agreement, or with respect to the Sears Tower Loan Combination, under the series 2007-C2 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus (or, in the case of an Outside Serviced Trust Mortgage Loan, to any comparable account established under the governing servicing agreement) within the time required by the series 2007-C7 pooling and servicing agreement (or, in the case of an Outside Serviced Trust Mortgage Loan, required by the applicable governing servicing agreement). On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2007-C7 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ regarding Wachovia has been provided by it.

Wachovia will make no representations as to the validity or sufficiency of the series 2007-C2, series 2007-C6 or series 2007-C7 pooling and servicing agreement, the series 2007-C2, series 2007-C6 or series 2007-C7 certificates, the underlying mortgage loans or this offering prospectus.

The Initial Outside Master Servicer.    Wachovia will also be: (a) the initial master servicer of the Innkeepers Portfolio Loan Combination under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6; and (b) the initial master servicer of the Sears Tower Loan Combination under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

The Initial Special Servicer.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than with respect to the Innkeepers Portfolio Mortgage Loan). Pursuant to the series 2007-C2 pooling and servicing agreement, LNR Partners acts as special servicer for the Sears Tower Loan Combination. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-C7 and the series 2007-C2 pooling and servicing agreements, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 207 as of September 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of September 30, 2007 with a then current face value in excess of $244 billion. Additionally, LNR Partners has resolved over $18.0 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.5 billion for the nine months ended September 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of September 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 28,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of over $320 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2007-C7 and series 2007-C2 pooling and servicing agreements for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C7 or series 2007-C2 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C7 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C7 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee, Midland, KRECM or any originator of any of the underlying mortgage loans identified in this offering prospectus.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series 2007-C7 certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ regarding LNR Partners has been provided by it.

    The Initial Outside Special Servicers.

The Innkeepers Portfolio Loan Combination.    Midland Loan Services, Inc. (‘‘Midland’’) is the initial special servicer of the Innkeepers Portfolio Loan Combination pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C6 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2007, Midland was servicing approximately 25,506 commercial and multifamily mortgage loans with a principal balance of approximately $231 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,537 of such loans, with a total principal balance of approximately $156 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2007, Midland was named the special servicer in approximately 144 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $104 billion. With respect to such transactions as of such date, Midland was administering approximately 111 assets with an outstanding principal balance of approximately $407 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth – MBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

Midland may enter into one or more arrangements with the holders or beneficial owners of a majority interest in the controlling class of the series 2007-C6 certificates to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s continued appointment as special servicer under the series 2007-C6 pooling and servicing agreement.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding Midland has been provided by it.

The Sears Tower Loan Combination.    LNR Partners will also be the initial special servicer of the Sears Tower Loan Combination pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

The Initial Primary Servicer of the KeyBank Mortgage Loans.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be a primary servicer in respect of all of the KeyBank Mortgage Loans, which have an aggregate cut-off date principal balance of $344,405,187. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. (NYSE: KEY). KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/31/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70.0 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by S&P, Fitch and Moody’s.. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1 as a master servicer, CPS1 as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a primary servicer.

KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as a primary servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits:

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A-1
Short-Term Deposits:	A1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties with respect to the KeyBank Mortgage Loans under the applicable sub-servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C7 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C7 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its primary servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the applicable sub-servicing agreement for assets of the same type included in the series 2007-C7 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as a primary servicer, generally responsible for primary servicing functions with respect to the KeyBank Mortgage Loans. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions with respect to the KeyBank Mortgage Loans. In addition, KRECM may from time to time perform some of its primary servicing obligations with respect to the KeyBank Mortgage Loans through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the issuing entity, the master servicer, the special servicer, Midland, the trustee, or any originator of any of the underlying mortgage loans identified in this offering prospectus (other than KeyBank).

The information set forth in this offering prospectus concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C7 pooling and servicing agreement, the series 2007-C7 certificates, the underlying mortgage loans or this offering prospectus.

We are not aware of any other sub-servicer that will primary service underlying mortgage loans representing 10% or more of the Initial Mortgage Pool Balance or that is affiliated with one of the sponsors.

The Trustees

The Initial Trustee.    LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C7 pooling and servicing agreement, on behalf of the series 2007-C7 certificateholders. In addition,

LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C7 or at such other address as the trustee may designate from time to time.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 720 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of September 30, 2007, LaSalle served as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The long-term unsecured debt of LaSalle is rated ‘‘AA+’’ by S&P, ‘‘AA’’ by Fitch and ‘‘Aaa’’ by Moody’s.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C7 pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and UBSRESI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSRESI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSRESI to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C7 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C7 certificateholders and prepare a monthly statement to series 2007-C7 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C7 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C7 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C7 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C7 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C7 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C7 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

    The Initial Outside Trustee.

LaSalle is also the trustee under: (a) the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, and is in such capacity the mortgagee of record and the custodian of various loan documents for the Innkeepers Portfolio Loan Combination; and (b) the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, and is in such capacity the mortgagee of record and the custodian of various loan documents for the Sears Tower Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of LBHI, a co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of LBHI is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Sponsors,’’ ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties’’ in this offering prospectus and ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBSRESI, a co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by UBSRESI or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties’’ in this offering prospectus.

All of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller were originated by the KeyBank Mortgage Loan Seller. KeyCorp Real Estate Capital Markets, Inc., a wholly owned subsidiary of the KeyBank Mortgage Loan Seller will act as the primary servicer of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers,’’ ‘‘—The Servicers—The Initial Primary Servicer of the KeyBank Mortgage Loans’’ and ‘‘Summary of Offering Prospectus—Relevant Parties’’ in this offering prospectus.

Wachovia Bank, National Association, the initial master servicer, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See also ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBSRESI and Lehman Brothers Bank, FSB, an affiliate of LBHI (Lehman Brothers Bank, FSB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), whereby the trustee, for consideration, provides custodial services to each of UBSRESI and Lehman for certain commercial mortgage loans originated or purchased by UBSRESI or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBSRESI and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C7 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2007-C7 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C7 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C7 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C7 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C7 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of any related REO Properties acquired by the special servicer on behalf of the series 2007-C7 certificateholders as a result of foreclosure or other similar action.

Because the Innkeepers Portfolio Loan Combination and the Sears Tower Loan Combination are subject to servicing arrangements not governed by the series 2007-C7 pooling and servicing agreement, we have adopted the use of the following terms:

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C7 pooling and servicing agreement. The Innkeepers Portfolio Loan Combination and the Sears Tower Loan Combination are both Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Innkeepers Portfolio Mortgage Loan and the Sears Tower Mortgage Loan are both Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C7 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C7 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C7 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C7 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans)—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C7 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C7 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C7 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the applicable Innkeepers Portfolio Pari Passu Non-Trust Loan is part of the Series 2007-C6 Securitization, the Innkeepers Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C6 Securitization (subject to replacement of each such party), in accordance with the series 2007-C6 pooling and servicing agreement (or any permitted successor servicing agreement), and

•	for so long as the applicable Sears Tower Non-Trust Loan is part of the Series 2007-C2 Securitization, the Sears Tower Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C2 Securitization (subject to replacement of each such party), in accordance with the series 2007-C2 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C7 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C7 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C7 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C7 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C7 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C7 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C7 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C7 certificateholders, will be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C7 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C7 pooling and servicing agreement, and under this ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C7 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C7 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C7 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C7 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C7 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee and the series 2007-C7 certificateholders, to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C7 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee and the series 2007-C7 certificateholders for the performance of their respective obligations and duties under the series 2007-C7 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned under the series 2007-C7 pooling and servicing agreement with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans), including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	in the case of each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, be calculated on an Actual/360 Basis, and, in the case of each other mortgage loan in the trust, be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan)—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C7 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us or the related mortgage loan seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C7 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C7 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C7 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C7 certificateholders.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts and/or reserve accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C7 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C7 certificates (or, in the case of the Floating Rate Classes, to the respective corresponding REMIC regular interests), in reduction of the interest payable thereon, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C7 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C7 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C7 pooling and servicing agreement. In addition, the series 2007-C7 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C7 certificateholders, as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00049% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. In the case of KeyBank Mortgage Loans that accrue interest on an Actual/360 Basis, the trustee fee will accrue on an Actual/360 Basis, and in the case of the remaining underlying mortgage loans, the trustee fee will accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C7 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C7 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C7 pooling and servicing agreement. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C7 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of each underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each of the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Mortgage Loan, and the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Mortgage Loan, provides that such Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an ‘‘appraisal reduction amount.’’ Any ‘‘appraisal reduction amount’’ with respect to a Loan Combination pursuant to the related pooling and servicing agreement will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C7 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C7 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for an ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds, with a corresponding reduction in the Total Principal Distribution Amount, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C7 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C7 certificateholders to the detriment of other classes of series 2007-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C7 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C7 certificates.

The Series 2007-C7 Controlling Class Representative

Series 2007-C7 Controlling Class.    As of any date of determination, the controlling class of series 2007-C7 certificateholders will be the holders of the most subordinate class of series 2007-C7 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C7 certificateholders will be the holders of the most subordinate class of series 2007-C7 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C7 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of

Payments’’ in this offering prospectus. The class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates will be treated as one class, the class A-M and A-MFL certificates will be treated as one class and the class A-J and A-JFL certificates will be treated as one class, in each case for purposes of determining, and exercising the rights of, the controlling class of series 2007-C7 certificates. For clarification, the controlling class of series 2007-C7 certificateholders will in no event be the holders of the class X-CL, X-CP, X-W or V certificates or the holders of the series 2007-C7 REMIC residual certificates.

Selection of the Series 2007-C7 Controlling Class Representative.    The series 2007-C7 pooling and servicing agreement permits the holder or holders of series 2007-C7 certificates representing a majority of the voting rights allocated to the series 2007-C7 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C7 Controlling Class Representative’’ section and elsewhere in this offering prospectus. In addition, if the series 2007-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C7 certificates representing a majority of the voting rights allocated to the series 2007-C7 controlling class that a series 2007-C7 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C7 controlling class certificates will be the series 2007-C7 controlling class representative.

If the series 2007-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C7 controlling class representative may be an expense of the trust.

Rights and Powers of The Series 2007-C7 Controlling Class Representative.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C7 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C7 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C7 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C7 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C7 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender) or (b) occurs in connection with a defeasance;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C7 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C7 controlling class representative’s response.

In addition, the series 2007-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C7 pooling and servicing agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C7 controlling class representative, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of The Series 2007-C7 Controlling Class Representative’’ subsection, may (1) require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C7 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject the master servicer or special servicer, as applicable, to liability or materially expand the scope of its obligations under the series 2007-C7 pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C7 controlling class representative for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust that is being specially serviced under the series 2007-C7 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C7 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

•	for 60 days following the first of those notices, the series 2007-C7 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Limitation on Liability of The Series 2007-C7 Controlling Class Representative.    The series 2007-C7 controlling class representative will not be liable to the trust or the series 2007-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C7 controlling class representative will not be protected against any liability to a series 2007-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C7 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C7 certificates, that:

•	the series 2007-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C7 certificates;

•	the series 2007-C7 controlling class representative may act solely in the interests of the holders of the series 2007-C7 controlling class;

•	the series 2007-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C7 certificates other than the series 2007-C7 controlling class;

•	the series 2007-C7 controlling class representative may take actions that favor the interests of the holders of the series 2007-C7 controlling class over the interests of the holders of one or more other classes of series 2007-C7 certificates;

•	the series 2007-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C7 controlling class; and

•	the series 2007-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C7 controlling class, and no series 2007-C7 certificateholder may take any action whatsoever against the series 2007-C7 controlling class representative for having so acted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C7 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C7 pooling and servicing agreement against the proposed special servicer.

If the controlling class of series 2007-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C7 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C7 pooling and servicing agreement and the series 2007-C7 certificateholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer or the master servicer, in accordance with the series 2007-C7 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C7 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C7 pooling and servicing agreement. Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due on encumbrance or due on sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans).

The series 2007-C7 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C7 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2007-C7 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties and (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2007-C7 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the mortgage loan, or materially and adversely affect the value of the related mortgaged real property, or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2007-C7 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2007-C7 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

With respect to any action proposed to be taken by the master servicer under the second preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the second preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2007-C7 pooling and servicing agreement. Without limiting the generality of the foregoing, (x) any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval, and (y) in certain circumstances as set forth in the series 2007-C7 pooling and servicing agreement, any request for a property substitution permitted pursuant to the provisions of the loan documents (other than by defeasance) related to any mortgage loan included in the trust (other than the Outside Serviced Trust Mortgage Loans), must be submitted to the special servicer for review or approval.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C7 certificates.

The series 2007-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest (including Post-ARD Additional Interest) and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

The master servicer will be permitted, with the special servicer’s consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if—

•	that ARD Loan is not being specially serviced,

•	prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

•	the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2007-C7 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2007-C7 pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, the master servicer and special servicer under the series 2007-C7 pooling and servicing agreement will not be responsible for entering into any modifications or amendments or for granting any waivers or consents with respect to the Outside Serviced Loan Combinations. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

Certain Matters Relating to Claims and Litigation

The series 2007-C7 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets to the extent set forth in the series 2007-C7 pooling and servicing agreement. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2007-C7 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified to the extent set forth in the series 2007-C7 pooling and servicing agreement out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Certain Matters Relating to Claims and Litigation’’ section.

The discussion in this ‘‘—Certain Matters Relating to Claims and Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

The foregoing rights of the special servicer to direct, manage, prosecute and/or defend any Trust Related Litigation may be, as and to the extent provided in the series 2007-C7 pooling and servicing agreement, subject to the consent and/or direction of the series 2007-C7 controlling class representative.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2007-C7 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ above. The Appraisal Reduction Amount for any mortgage loan serviced under the series 2007-C7 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), the series 2007-C7 controlling class representative, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C7 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Maintenance of Insurance

The series 2007-C7 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C7 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The series 2007-C7 controlling class representative may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than a REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C7 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C7 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of an Outside Serviced Loan Combination, the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C7 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a)

the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C7 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C7 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, in any related loan document or, in the case of the District at Tustin Legacy Mortgage Loan, in the DDA.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) has occurred, then, subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above and applicable law, the special servicer may, on behalf of the trust, take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C7 certificateholders, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of the Series 2007-C7 Controlling Class Representative’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of The Series 2007-C7 Controlling Class Representative’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C7 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C7 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C7 certificateholders, as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C7 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C7 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement. See ‘‘Servicing of the Loan Combinations’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C7 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C7 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee and the special servicer copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C7 pooling and servicing agreement. Such information will be made available to the series 2007-C7 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB but only in years in which the trust is required to file an annual report on Form 10-K under the Securities Exchange Act of 1934) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C7 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C7 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C7 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C7 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	the trustee’s collection account;

•	the trustee’s floating rate account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C7 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C7 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

Deposits.    Under the series 2007-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	all remittances to the trust under the series 2007-C6 pooling and servicing agreement and/or the Innkeepers Portfolio Co-Lender Agreement with respect to Innkeepers Portfolio Mortgage Loan;

•	all remittances to the trust under the series 2007-C2 pooling and servicing agreement and/or the Sears Tower Co-Lender Agreement with respect to the Sears Tower Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.    to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)    monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)    payments and other collections received after the end of the related collection period,

(c)    amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C7 certificateholders in accordance with any of clauses 3. through 21. below, and

(d)    amounts deposited in the custodial account in error;

2.    apply amounts held for future distribution on the series 2007-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.    to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.    to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.    to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)    specially serviced mortgage loan, or

(b)    mortgage loan as to which the related mortgaged real property has become an REO Property;

6.    to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.    to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.    to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C7 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.    to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.    in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.    to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.    to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.    to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.    to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.    to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Certain Matters Relating to Claims and Litigation’’ above;

16.    to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C7 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.    in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.    to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C7 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C7 certificateholders without cause, all as set forth in the series 2007-C7 pooling and servicing agreement;

19.    with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.    to make any required payments due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.    to pay any other items described in this offering prospectus as being payable from the custodial account;

22.    to withdraw amounts deposited in the custodial account in error;

23.    to invest amounts held in the custodial account in Permitted Investments; and

24.    to clear and terminate the custodial account upon the termination of the series 2007-C7 pooling and servicing agreement.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C7 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C7 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C7 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C7 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence, and

•	any portion of those amounts that may be retained as reserves as described in the next paragraph.

The special servicer may, subject to the limitations described in the series 2007-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer and sub-servicers retained by it will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

    Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C7 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C7 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C7 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. For any distribution date, the funds available to make payments on the series 2007-C7 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Payments of Post-ARD Additional Interest’’ in this offering prospectus, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, (i) in the case of an Outside Serviced Trust Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C6 or series 2007-C2, as applicable, pooling and servicing agreement accrues with respect to such Outside Serviced Trust Mortgage Loan on a 30/360 Basis, and (ii) in the case of a KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, the related mortgage interest rate, minus the related Administrative Cost Rate) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we make, with respect to a Lehman Mortgage Loan, or the related mortgage loan seller makes, with respect to any other mortgage loan that we include in the trust, a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Floating Rate Account.    The trustee must maintain an account—the floating rate account—in which it will hold payments allocable to the REMIC regular interest corresponding to each Floating Rate Class and payments from the swap counterparty under the related interest rate swap agreement corresponding to each Floating Rate Class, and from which it will make payments on each Floating Rate Class and regularly scheduled payments due to the swap counterparty under the related interest rate swap agreement for each Floating Rate Class. Only the trustee will have access to funds in the floating rate account. That floating rate account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the Floating Rate Certificates.

The funds held in the trustee’s floating rate account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s floating rate account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C7 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C7 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C7 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C7 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C7 pooling and servicing agreement or by series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C7 certificateholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C7 pooling and servicing agreement or by series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C7 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C7 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within ten (10) days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C7 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C7 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C7 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C7 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C7 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C7 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement.

The holders of series 2007-C7 certificates entitled to a majority of the voting rights for the series 2007-C7 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C7 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C7 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C7 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C7 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C7 pooling and servicing agreement.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C7 certificateholders entitled to waive a comparable event of default under the series 2007-C7 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C7 controlling class representative or the holders of series 2007-C7 certificates entitled to 25% of the series 2007-C7 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement.

No series 2007-C7 certificateholder will have the right under the series 2007-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C7 certificateholders entitled to not less than 25% of the series 2007-C7 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C7 controlling class representative.

Third-Party Beneficiaries

The mortgage loan sellers will be third-party beneficiaries of the series 2007-C7 pooling and servicing agreement to the extent set forth therein. Accordingly, the series 2007-C7 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

SERVICING OF THE LOAN COMBINATIONS

The series 2007-C6 pooling and servicing agreement initially governs the servicing and administration of the Innkeepers Portfolio Loan Combination and any related REO Property. The series 2007-C6 pooling and servicing agreement is the governing document for the Series 2007-C6 Securitization, which closed prior to the Issue Date. Under the series 2007-C6 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is Midland Loan Services, Inc. The series 2007-C2 pooling and servicing agreement initially governs the servicing and administration of the Sears Tower Loan Combination and any related REO Property. The series 2007-C2 pooling and servicing agreement is the governing document for the Series 2007-C2 Securitization, which closed prior to the Issue Date. Under the series 2007-C2 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The master servicer, special servicer and trustee under the series 2007-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2007-C6 master servicer, the series 2007-C6 special servicer, the series 2007-C6 trustee, the series 2007-C2 master servicer, the series 2007-C2 special servicer or the series 2007-C2 trustee or to make servicing advances with respect to either the Innkeepers Portfolio Loan Combination or the Sears Tower Loan Combination. Each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C7 securitization and the servicing arrangements under each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C7 pooling and servicing agreement. In that regard:

•	One or more parties to each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement will be responsible for making servicing advances with respect to the subject Loan

Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the related underlying mortgage loan included in the series 2007-C7 securitization transaction.

•	The mortgage loans that form the subject Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2007-C7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject Loan Combination).

•	The mortgage loans that form the subject Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2007-C7 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the related underlying mortgage loan included in the series 2007-C7 securitization transaction that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C7 pooling and servicing agreement with respect to other underlying mortgage loans; provided that (a) the special servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000, and (b) the workout fee rate and the liquidation fee rate for the Innkeepers Portfolio Mortgage Loan will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.

•	In general, under each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, any Sears Tower Note B Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

•	The master servicer and special servicer for the Series 2007-C2 Securitization, in the case of the Sears Tower Loan Combination, or for the Series 2007-C6 Securitization, in the case of the Innkeepers Portfolio Loan Combination, will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to that Loan Combination under terms and conditions similar to those described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, except that, as specified in each of the series 2007-C2 pooling and servicing agreement and the series 2007-C6 pooling and servicing agreement, the master servicer thereunder will be primarily responsible for approving certain modifications, consents, waivers or amendments, including without limitation—

(a)	consenting to subordination of the lien of the subject Loan Combination to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that such master servicer has determined in accordance with the applicable servicing standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject Loan Combination, or materially or adversely affect the value of the related mortgaged real property;

(b)	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

(c)	granting releases of non-material parcels of the related mortgaged real property, releases of the related mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of the related mortgaged real property as required by the related loan documents;

(d)	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

(e)	subject to certain related conditions, approving annual budgets for the related mortgaged property;

(f)	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

(g)	waiving provisions of the subject Loan Combination requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(h)	subject to certain other restrictions regarding principal prepayments, waiving any provision of the subject Loan Combination requiring a specified number of days notice prior to a principal prepayment;

(i)	consenting to changing the property manager with respect to the related mortgaged real property; and

(j)	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the applicable servicing standard.

•	In addition, the management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the series 2007-C2 or series 2007-C6 trust fund or any party to the series 2007-C2 or series 2007-C6 pooling and servicing agreement will generally be handled by the related master servicer and/or special servicer, as more specifically provided for in the series 2007-C2 or series 2007-C6, as applicable, pooling and servicing agreement. In connection with handling such matters, the related master servicer and/or special servicer may be required to seek the consent of the series 2007-C2 or series 2007-C6, as applicable, controlling class representative with respect to material decisions and settlement proposals. In addition, the related master servicer or special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C2 or series 2007-C6, as applicable, pooling and servicing agreement.

•	Any modification, extension, waiver or amendment of the payment terms of the subject Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the related underlying mortgage loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement.

•	Subject to the discussion in the following bullets, neither the special servicer nor the master servicer under the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, will be permitted to take (or, in case of that special servicer, if and when appropriate, to consent to that master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the applicable pooling and servicing agreement with respect to the applicable Loan Combination, as to which action the related Loan Combination Controlling Party has objected within such time period provided for in the related Co-Lender Agreement (which is not more than 30 days) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

(a)	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

(b)	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

(c)	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the applicable pooling and servicing agreement;

(d)	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

(e)	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

(f)	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

(g)	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

(h)	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

(i)	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

(j)	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

(k)	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

(l)	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

(m)	any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

(n)	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

(o)	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

(p)	any modification to a ground lease or certain designated space leases;

(q)	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

(r)	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

(s)	the subordination of any lien created pursuant to the terms of the related loan documents;

(t)	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

(u)	any proposed amendment to any single purpose entity provision of the related loan documents;

(v)	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

(w)	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the mortgage loans in the subject Loan Combination, as a collective whole, then the applicable special servicer or master servicer (to the extent the master servicer is otherwise permitted to take such action under the controlling pooling and servicing agreement), as applicable, may take (or, in the case of the applicable special servicer, if and to the extent applicable, consent to the applicable master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

•	In addition, subject to the discussion in the following bullets, the related Loan Combination Controlling Party may generally direct the special servicer and/or master servicer under the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, to take, or refrain from taking, any actions with respect to a Loan Combination that the related Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

•	Notwithstanding the foregoing, in the case of the Innkeepers Portfolio Loan Combination, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan (or their respective representatives) as the related Loan Combination Controlling Party have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2007-C6 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the such special servicer or such master servicer, as applicable, will be binding on all such parties. Likewise, if the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan or their respective representatives constitute the related Loan Combination Controlling Party, and if they have not, within the requisite time period provided for in the Sears Tower Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or master servicer, as applicable, will be binding on all such parties, subject to certain conditions set forth in the series 2007-C2 pooling and servicing agreement.

•	Further notwithstanding the foregoing, no advice, direction or objection given or made by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing bullets in this ‘‘Servicing of the Loan Combinations’’ section, may (1) require or cause the applicable special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject that servicer to liability or materially expand the scope of its obligations under the respective pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect. Furthermore, neither the series 2007-C6 special servicer nor the series 2007-C2 special servicer will be obligated to seek approval from the related Loan Combination Controlling Party under the related pooling and servicing agreement for any actions to be taken by such special servicer with respect to the workout or liquidation of the subject Loan Combination if—

(a)	the applicable special servicer has, as described above, notified the applicable Loan Combination Controlling Party in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of that Loan Combination and

(b)	for 60 days following the first of those notices, the applicable Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

•	The holders or beneficial owners of a majority interest in each of the series 2007-C6 controlling class and the series 2007-C2 controlling class will have the right to replace the special servicer under the series 2007-C6 pooling and servicing agreement and series 2007-C2 pooling and servicing agreement, respectively, and the series 2007-C7 controlling class representative will have the right to replace the special servicer under the series 2007-C6 pooling and servicing agreement solely with respect to the Innkeepers Portfolio Mortgage Loan, and the related Loan Combination Controlling Party will have the right to replace the special servicer under the series 2007-C2 pooling and servicing agreement solely with respect to the Sears Tower Loan Combination, in each case on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2007-C7 pooling and servicing agreement by the holders or beneficial owners of a majority interest in the series 2007-C7 controlling class, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

•	In general, the respective parties to each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C7 pooling and servicing agreement.

•	If the related Non-Trust Loan is ever no longer part of the trust fund created pursuant to the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, then the subject Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer and, if applicable, the special servicer under the related pooling and servicing agreement, on terms substantially similar to those in the related pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree. No such other servicing agreement may be entered into on behalf of the trust as the holder of the related underlying mortgage loan unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement, and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C7 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2007-C7 certificates will be issued, on or about November 30, 2007, under the series 2007-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the KeyBank Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

•	the trust’s interest in any REO Property relating to an Outside Serviced Trust Mortgage Loan; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The securitization transaction will also include swap agreements relating to the Floating Rate Certificates.

The series 2007-C7 certificates will include the following classes:

•	the A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, X-CP and X-W classes, which are the classes of series 2007-C7 certificates that are offered by this offering prospectus, and

•	the A-2FL, A-3FL, A-MFL, A-JFL, X-CL, G, H, J, K, L, M, N, P, Q, S, T and V classes and the series 2007-C7 REMIC residual certificates, which are the classes of series 2007-C7 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this offering prospectus.

Each Floating Rate Class will represent undivided interests in a grantor trust, the assets of which will include, among other things, a REMIC regular interest, the rights and obligations under an interest rate swap agreement and a sub-account of the trustee’s floating rate account. For so long as it is in effect, the interest rate swap agreement in respect of any particular Floating Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the REMIC regular interest corresponding to that Floating Rate Class will be exchanged for amounts payable as interest by the swap counterparty under the related interest rate swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. Each interest rate swap agreement will provide for amounts payable to the issuing entity to be calculated on the basis of a LIBOR-based interest rate accruing on a notional amount equal to the total principal balance of the applicable Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the corresponding REMIC regular interest.

The class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C7 certificates that will have principal balances and are sometimes referred to as the series 2007-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C7 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Notwithstanding the foregoing, in the case of each of the Floating Rate Classes, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class before actually being distributed to the certificateholders of that Floating Rate Class. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses will be made in response to a corresponding reduction made in the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased in connection with a reinstatement of any portion of the related total principal balance previously reduced as described in the prior sentence. The total principal balance of any Floating Rate Class will at any time equal the total principal balance of the corresponding REMIC regular interest.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C7 interest only certificates. For purposes of calculating the amount of accrued interest, each class of series 2007-C7 interest only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal         % (the ‘‘Class X-CL Percentage’’) of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time.

The total notional amount of the class X-W certificates will equal         % (the ‘‘Class X-W Percentage’’) of the total principal balance of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time.

The Class X-CL Percentage will equal 100% minus the Class X-W Percentage.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2007-C7 certificates through and including the distribution date in , % (the ‘‘Class X-CP Percentage’’) of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the Class X-CP Percentage of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The class V certificates and the series 2007-C7 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates and the REMIC regular interests relating to certain Floating Rate Classes, the pool of mortgage loans backing the series 2007-C7 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C7 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

All payments with respect to the REMIC regular interest corresponding to each Floating Rate Class will be made to the applicable sub-account of the trustee’s floating rate account.

Payments of Interest.    All of the classes of the series 2007-C7 certificates (except for the series 2007-C7 REMIC residual certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

With respect to each interest-bearing class of the series 2007-C7 certificates and each REMIC regular interest corresponding to a Floating Rate Class, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C7 certificates or that particular REMIC regular interest for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C7 certificates or that particular REMIC regular interest outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of each of the Floating Rate Classes, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in                             .

In addition, in the case of each Floating Rate Class, if funds allocated to payments of interest distributions with respect to the corresponding REMIC regular interest on any distribution date are less than the applicable net amount payable to the swap counterparty for that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related interest rate swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate Class on the subject distribution date.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C7 certificates (exclusive of the Floating Rate Classes) and each REMIC regular interest corresponding to a Floating Rate Class will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C7 certificates or that REMIC regular interest as the case may be, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C7 certificates or that REMIC regular interest, as the case may be.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C7 certificates (exclusive of the Floating Rate Classes) or with respect to the REMIC regular interest corresponding to any Floating Rate Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C7 certificates or that REMIC regular interest, as the case may be, on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C7 certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C7 certificates and REMIC regular interest for the related interest accrual period. Although Net Aggregate Prepayment Interest Shortfalls will not be directly allocated to any of the Floating Rate Classes, any such shortfalls allocated to the REMIC regular interest corresponding to a Floating Rate Class will result in a dollar- for- dollar reduction in the interest distributable on that Floating Rate Class.

Any distributions of interest allocated to the REMIC regular interest corresponding to any Floating Rate Class will be deposited in the applicable sub-account of the trustee’s floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate Certificates and/or the swap counterparty, as applicable.

Calculation of Pass-Through Rates.    The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2007-C7 certificates (except the Floating Rate Classes), provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C7 certificates.

The pass-through rates for the class [        ], [        ], [        ] and [        ] certificates will be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for that class.

The pass-through rates for the class [        ], [        ], [        ], L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class [        ],[        ], [        ], L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C7 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class [        ], [        ] and [        ] certificates will, in the case of each of those classes, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class	Margin
%
%
%

The pass-through rate for the class [        ], [        ], [        ], [        ], [        ], [        ] and [        ] certificates will, with respect to any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate applicable to the class [        ] REMIC regular interest for each applicable interest accrual period will equal [        ]% per annum.

The pass-through rate applicable to the class [        ] REMIC regular interest for each applicable interest accrual period will equal the lesser of—

•	[ ]% per annum, and

•	the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rates applicable to the class [        ] and [        ] REMIC regular interests will, in the case of each of those REMIC regular interests, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

For so long as the related swap agreement is in effect and there is no continuing event of default thereunder, the pass-through rate applicable to a Floating Rate Class for any applicable interest accrual period will equal LIBOR plus the applicable class margin set forth in the following table.

Class	Margin
A-2FL	%
A-3FL	%
A-MFL	%
A-JFL	%

However, the pass-through rate with respect to any Floating Rate Class may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing event of default under the related interest rate swap agreement, or if the related interest rate swap agreement is terminated and a replacement interest rate swap agreement is not obtained, then the pass-through rate applicable to that Floating Rate Class will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that Floating Rate Class will also convert to those of the corresponding REMIC regular interest. ‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the series 2007-C7 pooling and servicing agreement.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in [                            ], will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X-CP Component’’) of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of the Class X-CP Components. Each Class X-CP Component will be comprised of a designated portion of the total principal balance of a specified class of series 2007-C7 principal balance certificates as described under ‘‘—General’’ above. If any portion of the total principal balance of any class of series 2007-C7 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then such portion of the total principal balance of that particular class of series 2007-C7 principal balance certificates will represent a separate Class X-CP Component for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in [                            ], on any particular Class X-CP Component in effect immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C7 principal balance certificates that relates to the subject Class X-CP Component (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

Following the interest accrual period that ends in [                            ], the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in [                            ] and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-CL Component’’) of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those components. Each Class X-CL Component will be comprised of a designated portion of the total principal balance of one of the classes of series 2007-C7 principal balance certificates. With respect to any distribution date and any class of series 2007-C7 principal balance certificates: (1) if there is, as described under ‘‘—General’’ above, a Class X-CP Component that relates to such class immediately prior to such distribution date, and such Class X-CP Component is less than the Class X-CL Percentage of the total principal balance of such class, then, for purposes of calculating the accrual of interest during the related interest accrual period, there will be two separate Class X-CL Components that relate to such class of series 2007-C7 principal balance certificates—a first Class X-CL Component that will equal such Class X-CP Component identified above in this clause (1), and a second Class X-CL Component that will equal the difference between (x) the Class X-CL Percentage of the total principal balance of such class, and (y) the amount of such first Class X-CL Component; and (2) in all other cases, for purposes of calculating the accrual of interest during the related interest accrual period, the Class X-CL Percentage of the total principal balance of such class of series 2007-C7 principal balance certificates will constitute a sole, separate Class X-CL Component for such class of series 2007-C7 principal balance certificates.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in [                                ], on any particular Class X-CL Component in effect immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of a class of series 2007-C7 principal balance certificates, which designated portion also constitutes a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate for the subject Class X-CL Component will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2007-C7 principal balance certificates (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest); and

(2)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of a class of series 2007-C7 principal balance certificates, which designated portion does not also constitute a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate for the subject Class X-CL Component will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2007-C7 principal balance certificates (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in [                            ], the Class X-CL Percentage of the total principal balance of each class of series 2007-C7 principal balance certificates will constitute a single separate Class X-CL Component, and the applicable class X-CL strip rate with respect to such Class X-CL Component for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for such class of series 2007-C7 principal balance certificates (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

The pass-through rate for the class X-W certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-W strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-W Component’’) of the total notional amount of the class X-W certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X-W Components. Each of those Class X-W Components will be comprised of the applicable Class X-W Percentage of the total principal balance of one of the classes of series 2007-C7 principal balance certificates.

For purposes of accruing interest on the class X-W certificates during any interest accrual period, the applicable class X-W strip rate with respect to each Class X-W Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C7 principal balance certificates that relates to that Class X-W Component (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The class V certificates and the series 2007-C7 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C7 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C7 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The ‘‘Total Principal Distribution Amount’’ for any distribution date will be an amount equal to the total, without duplication, of the following:

•	payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

In general, as described under ‘‘—Payments—Priority of Payments’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C7 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in Loan Group 1 or underlying mortgage loans in Loan Group 2.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C7 certificates then outstanding.

Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C7 principal balance certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) payments of principal up to the total principal balance of that class of series 2007-C7 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution Amount for such final distribution date.

In the case of each Floating Rate Class, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of the applicable Floating Rate Certificates.

The class X-CP, X-CL, X-W and V certificates and the series 2007-C7 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2007-C7 principal balance certificates or any such REMIC regular interest, as the case may be, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class or the holders of the Floating Rate Class that corresponds to that REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2007-C7 principal balance certificates (exclusive of a Floating Rate Class) or any REMIC regular interest that corresponds to a Floating Rate Class, for any distribution date, the total amount payable with respect to that class of series 2007-C7 principal balance certificates or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2007-C7 principal balance certificates or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2007-C7 principal balance certificates or of the REMIC regular interest corresponding to a Floating Rate Class, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C7 principal balance certificates or to the trustee’s floating rate account with respect to the subject REMIC regular interest, as the case may be. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-AB and A-3 certificates and to the trustee’s floating rate account with respect to the class A-2FL and A-3FL REMIC regular interests, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class and each such REMIC regular interest on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes and/or REMIC regular interests as described above, the Available P&I Funds will be allocated among all those classes and REMIC regular interests pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal, first, to the holders of the class A-1 certificates, second, to the holders of the class A-2 certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-2 certificates and the class A-2FL REMIC regular interest), third, to the holders of the class A-AB certificates, fourth, to the holders of the class A-3 certificates and to the trustee’s floating rate account with respect to the class A-3FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-3 certificates and the class A-3FL REMIC regular interest), and fifth, to the holders of the class A-1A certificates, sequentially among those classes and REMIC regular interests in that order, in each case until the total principal balance of the subject class of series 2007-C7 certificates and/or REMIC regular interest has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates and to the trustee’s floating rate account with respect to the class A-2FL and A-3FL REMIC regular interests, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes and REMIC regular interests for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-AB, A-3 and A-1A classes and the class A-2FL and A-3FL REMIC regular interests will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes and REMIC regular interests then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates and the class A-2FL and A-3FL REMIC regular interests as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)    payments to the holders of the class A-M certificates and to the trustee’s floating rate account with respect to the class A-MFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-M certificates and the class A-MFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-M certificates and the class A-MFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A certificates and the class A-2FL and A-3FL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the then respective loss reimbursement amounts for the class A-M certificates and the class A-MFL REMIC regular interest;

(2)    payments to the holders of the class A-J certificates and to the trustee’s floating rate account with respect to the class A-JFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-J certificates and the class A-JFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-J certificates and the class A-JFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates and the class A-2FL, A-3FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the respective then loss reimbursement amounts for the class A-J certificates and the class A-JFL REMIC regular interest;

(3)    payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M and A-J certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)    payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J and B certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)    payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B and C certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)    payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)    payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D and E certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)    payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)    payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)    payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)    payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)    payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)    payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)    payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)    payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)    payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)    payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)    payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class A-2FL, A-3FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C7 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, each class of series 2007-C7 principal balance certificates and REMIC regular interest referred to above in this paragraph will represent the right to receive payments of principal sufficient to retire those certificates or that REMIC regular interest, as the case may be, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or the trustee’s floating rate account if the REMIC regular interest corresponding to any Floating Rate Class is) then entitled to payments of principal on such distribution date from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C7 certificates or any such REMIC regular interest, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C7 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C7 principal balance certificates or to the trustee’s floating rate account with respect to that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

•	The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL, X-CP and/or X-W certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in [ ]—

1.	[ ]% thereof to the holders of the class X-CL certificates; and

2.	[ ]% thereof to the holders of the class X-CP certificates; and

3.	[ ]% thereof to the holders of the class X-W certificates; and

•	on any distribution date subsequent to the distribution date in [ ]—

1.	[ ]% thereof to the holders of the class X-CL certificates; and

2.	[ ]% thereof to the holders of the class X-W certificates.

So long as the interest rate swap agreement relating to any Floating Rate Class remains in effect and there is no continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the swap counterparty. If the interest rate swap agreement relating to any Floating Rate Class is no longer in effect or there is a continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the holders of the applicable Floating Rate Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments on each of the Floating Rate Classes.    All distributions allocable to the REMIC regular interest corresponding to a Floating Class, as well as all payments by the swap counterparty under the related interest rate swap agreement, will be deposited in the applicable sub-account of the trustee’s floating rate account. Payments on each of the Floating Rate Classes, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the applicable sub-account of the trustee’s floating rate account.

In general, the holders of certificates of any Floating Rate Class will be entitled to receive on each distribution date an amount equal to the excess, if any, of (a) the sum of (i) all payments, if any, made with respect to the corresponding REMIC regular interest on that distribution date, plus (ii) all payments, if any, made by the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement, over (b) all regularly scheduled payments, if any, payable to the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement.

Payments of Post-ARD Additional Interest.    The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C7 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C7 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C7 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C7 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If this occurs following the payments made to the series 2007-C7 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C7 principal balance certificates and REMIC regular interests are to be successively reduced in the following order, until the total principal balance of those classes of certificates and REMIC regular interests equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL, pro rata based on total outstanding principal balances
18th	A-M and A-MFL, pro rata based on total outstanding principal balances
19th	A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A, pro rata based on total outstanding principal balances

The references in the foregoing table to ‘‘A-2FL,’’ ‘‘A-3FL,’’ ‘‘A-MFL’’ and ‘‘A-JFL’’ means the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest, the class A-MFL REMIC regular interest and the class A-JFL REMIC regular interest, respectively. However, any reduction in the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the applicable Floating Rate Class.

The reductions in the total principal balances of the respective classes of series 2007-C7 principal balance certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) those classes of series 2007-C7 principal balance certificates and REMIC regular interests.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and Post-ARD Additional Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C7 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, the total principal balance(s) of one or more classes of series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C7 principal balance certificates and/or REMIC regular interest with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C7 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C7 certificates (exclusive of the Floating Rate Classes) and the various respective REMIC regular interests corresponding to the Floating Rate Classes that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan (other than each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis) will be calculated on a 30/360 Basis. The master servicing fee for each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis will be calculated on an Actual/360 Basis.(3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account.	Compensation	Interest and investment income related to the subject account (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans.	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for each Outside Serviced Trust Mortgage Loan will be calculated on a 30/360 Basis. (4)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.(5)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip that accrues at the related outside special servicing fee rate on the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(4)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable.	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) that has been and continues to be worked-out, an amount that will equal a workout fee rate of 1.0%, multiplied by each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Compensation	Out of each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or related REO Property for which the special servicer receives any Liquidation Proceeds, an amount equal to the product of (i) a liquidation fee rate of 1.0%, multiplied by (ii) the amount of the related payment or proceeds (exclusive of Default Interest and Post-ARD Additional Interest). (6)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C7 pooling and servicing agreement, except that, in the case of the Innkeepers Portfolio Mortgage Loan, the workout fee rate and liquidation fee rate will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (and in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (7)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans).	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans.	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (8)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account, interest reserve account and floating rate account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account, interest reserve account and floating rate account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account.	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance.	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance.	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account.	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances.	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property).	Reimbursement of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense.	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement.	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan.	Reimbursement of expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool, and second, out of any other payments and/or collections on the mortgage pool.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee / trustee	The cost of transferring mortgage files and related documents to a successor trustee.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel.	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account.	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses.	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities.	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property.	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property.	Time to time
The cost or expenses incurred in connection with determining the identity of the series 2007-C7 controlling class representative	The amount of such cost or expenses.	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C7 controlling class certificates).	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C7 pooling and servicing agreement, the series 2007-C7 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)).(9)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account.	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C7 pooling and servicing agreement or the series 2007-C7 certificates. (9)	Indemnification	Amounts on deposit on the master servicer’s custodial account.	Time to time
Servicing Advances Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C7 pooling and servicing agreement.	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination.	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C7 certificates.
(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2007-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.04% per annum to 0.12% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expense—The Principal Master Servicing Compensation’’ in this offering prospectus.
(4)	The outside master servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal 0.01% per annum, and the outside special servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. The outside master servicing fee rate for the Sears Tower Mortgage Loan will equal 0.01% per annum, and the outside special servicing fee rate for the Sears Tower Mortgage Loan will equal 0.25% per annum.
(5)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C7 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this offering prospectus.
(6)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.
(7)	Allocable between the master servicer and the special servicer as provided in the series 2007-C7 pooling and servicing agreement.
(8)	The trustee fee rate will equal 0.00049% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Trustee Compensation’’ in this offering prospectus. In the case of the KeyBank Mortgage Loans that accrue on an Actual/360 Basis, the trustee fee will be calculated on an Actual/360 Basis, and, in the case of each other underlying mortgage loan, the trustee fee will be calculated on a 30/360 Basis.
(9)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C7 pooling and servicing agreement, or allocable overhead.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’

below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C7 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C7 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C7 master servicer is required to aggregate that information with the CMSA reports the series 2007-C7 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C7 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C7 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C7 certificateholders and beneficial owners of series 2007-C7 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C7 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C7 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C7 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C7 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C7 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C7 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C7 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C7 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C7 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C7 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C7 pooling and servicing agreement will be given to each series 2007-C7 certificateholder. The final payment with respect to each series 2007-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C7 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C7 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C7 certificates. However, the rights of any single holder or group of holders of the series 2007-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C7 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the Floating Rate Certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C7 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP and X-W certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X-CP and X-W certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of the related borrower to repay an ARD Loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP or X-W certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C7 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP and/or X-W certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will vary with changes in the relative sizes of the Class X-CP Components and Class X-W Components, respectively.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C7 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X-W certificates and may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates and the REMIC regular interests corresponding to certain Floating Rate Classes. As a result, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ and ‘‘Servicing of the Loan Combinations’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP and X-W certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

Payments of principal will be made with respect to the various classes of series 2007-C7 principal balance certificates and/or, in the case of the Floating Rate Classes, the various corresponding REMIC regular interests in the order described under ‘‘Description of the Offered Certificates—Payments— Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C7 principal balance certificates (or, in the case of the Floating Rate Classes, the corresponding REMIC regular interests).

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP and X-W certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C7 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C7 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C7 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, with respect to each Floating Rate Class, the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

Further, in the opinion of Thacher Proffitt & Wood LLP, the portion of the trust consisting of the Post-ARD Additional Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class V certificates will evidence beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes will evidence or constitute regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the class V certificates will represent undivided beneficial ownership interests in a grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan,

•	the certificates comprising any particular Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account; and

•	each class of the series 2007-C7 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X-CL, X-CP and X-W certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP and X-W certificates will, and the other classes of offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP or X-W certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP or X-W certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP and X-W Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP and X-W certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels, and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C7 certificateholders.

See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C7 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C7 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an ‘‘Exemption Rating Agency’’) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the Issue Date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans and for loans for which an appraisal has not recently been obtained, as indicated by the appraisal date as specified on Annex A-1 than it is for the other mortgage loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of securities between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5%

or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of series 2007-C7 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the offered certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2007-C7 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	the continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2007-C7 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

Upon initial issuance, the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. Otherwise, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 30, 2007, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

Certain of the underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses and the prospectus supplement relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to [        ]% of each of the [        ], [        ], [        ], [        ] and [        ] classes, [        ]% of each of the [        ], [        ], [        ], [        ] and [        ] classes and [        ]% of each of the [        ], [        ], [        ] and [        ] classes; and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Wachovia Capital Markets, LLC is acting as co-manager.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C7 certificates to the public in that Relevant Member State other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the certificates shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the foregoing, the expression an ‘‘offer of series 2007-C7 certificates to the public’’ in relation to any series 2007-C7 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C7 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C7 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page 7 of this offering prospectus.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP and/or X-W certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP and X-W certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP and X-W certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP and X-W certificates. The ratings of the class X-CP and X-W certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘A/B Loan Combination’’ means a Loan Combination consisting solely of an underlying mortgage loan and one or more Subordinate Non-Trust Loans.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C7 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2007-C7 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C7 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C7 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C7 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

In the case of an Outside Serviced Trust Mortgage Loan, an Appraisal Reduction Amount will be calculated with respect to the entire related Loan Combination in accordance with the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Loan Combination, or in accordance with the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Loan Combination, in a manner generally the same as that described above, but treating the subject Loan Combination as a single underlying mortgage loan for purposes of such calculation.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, among the mortgage loans in that Loan Combination as follows—

•	with respect to the Innkeepers Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan; and

•	with respect to the Sears Tower Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Sears Tower Note B Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Sears Tower Note B Non-Trust Loan, and then, on a pro rata basis by balance, between the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, with the portion thereof allocable to the Sears Tower Note A-2 Loan Combination to be allocated, first, to the Sears Tower Note A-2-B Non-Trust Loan, and then to the Sears Tower Mortgage Loan.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events with respect to the Innkeepers Portfolio Mortgage Loan will be as set forth in, and appraisals of the Innkeepers Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C6 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events will be similar, but may not be identical, to those described above.

Appraisal Trigger Events with respect to the Sears Tower Mortgage Loan will be as set forth in, and appraisals of the Sears Tower Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2007-C2 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events will be similar, but may not be identical, to those described above.

‘‘ARD Balance’’ means, with respect to an ARD Loan, the expected balance as of the anticipated repayment date, assuming no prepayments or defaults.

‘‘ARD Loan’’ means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, referred to as its anticipated repayment date, but as to which the failure to repay such mortgage loan by such anticipated prepayment date would not by itself be a default.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C7 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Aventura Mall Borrower’’ means the borrower under the Aventura Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Aventura Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Aventura Mall Mortgaged Property.

‘‘Aventura Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Aventura Mall.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘Carnegie Hall Tower Borrower’’ means the borrower under the Carnegie Hall Tower Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Carnegie Hall Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Carnegie Hall Tower Mortgaged Property.

‘‘Carnegie Hall Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Carnegie Hall Tower.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex F to this offering prospectus. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to — and, furthermore, following retirement of the class A-1, A-2 and A-2FL certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the scheduled principal balance that is specified for such distribution date on Annex F to this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class X-CL Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-CL Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this offering prospectus.

‘‘Class X-CP Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-CP Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this offering prospectus.

‘‘Class X-W Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-W Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMBS’’ means commercial and multifamily mortgaged-backed securities.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the Innkeepers Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the Innkeepers Portfolio Mortgage Loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the Innkeepers Portfolio Pari Passu Non-Trust Loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the Sears Tower Mortgage Loan, as shown on Annex A-1 to this offering prospectus, together with the Sears Tower Senior Percentage of the total cut-off date principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Underwritten Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘DDA’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development’’ in this offering prospectus.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of (a) all interest accrued on the subject mortgage loan at the related mortgage interest rate and (b) any Post-ARD Additional Interest accrued on the subject mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘District at Tustin Legacy Borrower’’ means the borrower under the District at Tustin Legacy Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘ District at Tustin Legacy Mortgage Loan’’ means the underlying mortgage loan secured by the District at Tustin Legacy Mortgaged Property.

‘‘District at Tustin Legacy Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as District at Tustin Legacy.

‘‘District at Tustin Legacy Shopping Center’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—The Mortgaged Property’’ in this offering prospectus.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Excluded Plan’’ means any Plan with respect to which any member of the Restricted Group is a ‘‘plan sponsor’’ within the meaning of section 3(16)(B) of ERISA.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Final Certificate of Compliance’’ means a final certificate of compliance with respect to the District at Tustin Legacy Shopping Center.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Floating Rate Certificates’’ means, collectively, the class A-2FL, A-3FL, A-MFL and A-JFL certificates.

‘‘Floating Rate Class’’ means a class of Floating Rate Certificates.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Innkeepers Cash Management Event’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Lockbox’’ in this offering prospectus.

‘‘Innkeepers Portfolio Borrowers’’ means the borrowers under the Innkeepers Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Innkeepers Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Innkeepers Portfolio Loan Combination.

‘‘Innkeepers Portfolio Loan Combination’’ means, collectively, the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan.

‘‘Innkeepers Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Innkeepers Portfolio Mortgaged Properties.

‘‘Innkeepers Portfolio Mortgaged Properties’’ means the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as Innkeepers Portfolio.

‘‘Innkeepers Portfolio Pari Passu Non-Trust Loan’’ and ‘‘Innkeepers Portfolio Non-Trust Loan’’ each means the Non-Trust Loan secured by the Innkeepers Portfolio Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

‘‘Innkeepers Portfolio Pari Passu Non-Trust Loan Noteholder’’ and ‘‘Innkeepers Portfolio Non-Trust Loan Noteholder’’ each means the holder of the promissory note for the Innkeepers Portfolio Pari Passu Non-Trust Loan.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C7 certificates, which will be on or about November 30, 2007.

‘‘Key,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means KeyBank or any affiliate of KeyBank.

‘‘KeyBank’’ means KeyBank National Association.

‘‘KeyBank Mortgage Loan’’ means a mortgage loan that was, directly or indirectly, acquired by us from the KeyBank Mortgage Loan Seller for inclusion in the trust.

‘‘KeyBank Mortgage Loan Seller’’ means KeyBank.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C7 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of the District at Tustin Legacy Mortgage Loan by the City of Tustin in accordance with the DDA;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the ‘‘Loan Combinations’’ described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus, divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of the Sears Tower Mortgage Loan, the sum of the cut-off date principal balance of that mortgage loan and the Sears Tower Senior Percentage of the total cut-off date principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of Innkeepers Portfolio Mortgage Loan, the total cut-off date principal balance of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘LTV’’ and ‘‘LTV Ratio’’ each means loan-to-value ratio.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the Innkeepers Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected principal balance of the Sears Tower Mortgage Loan on its stated maturity date, together with the Sears Tower Senior Percentage of the expected total principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘Meyerland Plaza Borrower’’ means the borrower under the Meyerland Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Meyerland Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the Meyerland Plaza Mortgaged Property.

‘‘Meyerland Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Meyerland Plaza.

‘‘Meyerland Plaza Target Parcel’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—The Mortgaged Property’’ in this offering prospectus.

‘‘Meyerland Plaza Operation and Easement Agreement’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Partial Release’’ in this offering prospectus.

‘‘Miami Center Borrower’’ means the borrower under the Miami Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Miami Center Cash Sweep Event’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—Lockbox’’ in this offering prospectus.

‘‘Miami Center Mortgage Loan’’ means the underlying mortgage loan secured by the Miami Center Mortgaged Property.

‘‘Miami Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Miami Center.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C7 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C7 certificates and the REMIC regular interest corresponding to each Floating Rate Class is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	each ARD Loan is paid in full on its anticipated repayment date.

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, where on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment in an amount equal to (x) a constant payment amount (assuming no default, equal to $308,493.00 from March 11, 2011 through and including February 11, 2014 and $316,112.39 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 West Avenue, the related borrower is required to make additional monthly amortization payments of $15,349.87, solely to the extent available from excess cash flow, on and after the payment date in June 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Riverstone Apartments, the related borrower is required to make additional monthly amortization payments of $13,061.88, solely to the extent available from excess cash flow, on and after the payment date in July 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Discovery Office, the related borrower is required to make additional monthly amortization payments of $10,732.54, solely to the extent available from excess cash flow, on and after the payment date in May 2012;

•	payments on the offered certificates are made on the 15th day of each month, commencing in December 2007; and

•	the offered certificates are settled on November 30, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘Nashville Multifamily Portfolio Borrowers’’ means the borrowers under the Nashville Multifamily Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Nashville Multifamily Portfolio Mezzanine Borrower’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Nashville Multifamily Portfolio Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Nashville Multifamily Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Nashville Multifamily Portfolio Mortgaged Properties.

‘‘Nashville Multifamily Portfolio Mortgaged Properties’’ means the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as Nashville Multifamily Portfolio.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan and/or a KeyBank Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of each Outside Serviced Trust Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under each of the series 2007-C2 pooling and servicing agreement and the series 2007-C6 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C7 pooling and servicing agreement; and

•	in the case of each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) the related Administrative Cost Rate, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘ Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘OFAC’’ means the U.S. Treasury Office of Foreign Assets Control.

‘‘One State Street Plaza Borrower’’ means the borrower under the One State Street Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One State Street Plaza Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘One State Street Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the One State Street Plaza Mortgaged Property.

‘‘One State Street Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as One State Street Plaza.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. The Innkeepers Portfolio Loan Combination is a Pari Passu Loan Combination.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The Innkeepers Portfolio Pari Passu Non-Trust Loan is a Pari Passu Non-Trust Loan.

‘‘Partial Certificate of Compliance’’ means a partial certificate of compliance with respect to individual parcels within the District at Tustin Legacy Mortgaged Property.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	in the case of the District at Tustin Legacy Mortgage Loan, the related DDA.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C7 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest or Post-ARD Additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on December 17, 2007 and is in a lockout period through December 16, 2008 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates— Payments—Payments of Principal’’ in this offering prospectus.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	a mortgage loan seller,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘RevPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Sears Tower Co-Lender Agreement’’ means, collectively, the Sears Tower Senior Co-Lender Agreement and the Sears Tower Sub-Co-Lender Agreement.

‘‘Sears Tower Loan Combination’’ means, together, the Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans.

‘‘Sears Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Sears Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A-2.

‘‘Sears Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower.

‘‘Sears Tower Non-Trust Loan’’ means the Sears Tower Note A Non-Trust Loan or the Sears Tower Note B Non-Trust Loan, as applicable.

‘‘Sears Tower Non-Trust Loan Noteholder’’ means the holder of the promissory note for a Sears Tower Non-Trust Loan.

‘‘Sears Tower Note A Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note A-1 Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note A-2 Loan Combination’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note A-2-B Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note A-3 Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note B Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note B Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Sears Tower Note B Non-Trust Loan.

‘‘Sears Tower Senior Co-Lender Agreement’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Senior Percentage’’ means a fraction, the numerator of which is the cut-off date principal balance of the Sears Tower Mortgage Loan, and the denominator of which is the cut-off date principal balance of the Sears Tower Note A-2 Loan Combination.

‘‘Sears Tower Sub-Co-Lender Agreement’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans and may include one or more Pari Passu Non-Trust Loans.

‘‘Series 2007-C2 Securitization’’ means the securitization that includes the Sears Tower Note A Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, were issued.

‘‘Series 2007-C6 Securitization’’ means the securitization that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, were issued.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C7 certificateholders, those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C7 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C7 certificateholders (as a collective whole) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C7 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C7 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C7 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C7 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing; provided that the master servicer and special servicer under the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Loan Combination, or the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Loan Combination, will be required to service and administer the subject Loan Combination taking into account the interests of the related Non-Trust Loan Noteholder(s) and, in the event the subject Loan Combination becomes specially serviced or the related mortgaged real property becomes an REO Property, the applicable special servicer will be obligated to service and administer the subject Loan Combination with a view to maximizing the recovery on such Loan Combination to the related Non-Trust Loan Noteholder(s) as well as the series 2007-C7 certificateholders.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C7 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C7 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C7 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C7 certificateholders, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C7 certificateholders;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C7 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C7 certificateholders and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

The Outside Serviced Loan Combinations are not being serviced under the series 2007-C7 pooling and servicing agreement, and the Servicing Transfer Events with respect thereto under the series 2007-C6 pooling and servicing agreement (which governs the servicing of the Innkeepers Portfolio Loan Combination) or the series 2007-C2 pooling and servicing agreement (which governs the servicing of the Sears Tower Loan Combination), as applicable, will be similar, but may not be identical, to the foregoing; provided that if a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; and provided, further, that, if a Sears Tower Note B Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, or the transfer to special servicing of the Sears Tower Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount as a result of the reimbursement of nonrecoverable advances or the collection of Recovered Amounts as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this offering prospectus),

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘Superstition Gateway Borrower’’ means the borrower under the Superstition Gateway Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Superstition Gateway Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Superstition Gateway Mortgage Loan’’ means the underlying mortgage loan secured by the Superstition Gateway Mortgaged Property.

‘‘Superstition Gateway Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Superstition Gateway.

‘‘The Legends at Village West Borrower’’ means the borrower under The Legends at Village West Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘The Legends at Village West Mortgage Loan’’ means the underlying mortgage loan secured by the Legends at Village West Mortgaged Property.

‘‘The Legends at Village West Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as The Legends at Village West.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to an Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this offering prospectus.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSRESI’’ each means UBS Real Estate Securities Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Underwritten Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to the Innkeepers Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for that mortgage loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	with respect to the Sears Tower Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for that mortgage loan, together with the Sears Tower Senior Percentage of the monthly debt service payments on the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1— Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Underwritten Net Cash Flow’’ means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Underwritten Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than five (5) months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

In determining the ‘‘revenue’’ component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Underwritten Net Cash Flow.’’

For more detailed information regarding the Underwritten Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Underwritten Net Operating Income’’ means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•    the Underwritten Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

A-1-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP
  NO.       NO.     NO.   LOAN SELLER                PROPERTY NAME               ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1        (1)      1        LB       Aventura Mall                             19501 Biscayne Boulevard
   2        (2)      1        LB       Innkeepers Portfolio                      Various
  2A1                1        LB       Residence Inn Silicon Valley II           1080 Stewart Drive
  2A2                1        LB       Residence Inn Silicon Valley I            750 Lakeway Drive
  2A3                1        LB       Residence Inn Saddle River                7 Boroline Road
------------------------------------------------------------------------------------------------------------------------------------
  2A4                1        LB       Residence Inn Ohare Rosemont              7101 Chestnut Street
  2A5                1        LB       Residence Inn Gaithersburg                9721 Washingtonian Boulevard
  2A6                1        LB       Residence Inn San Mateo                   2000 Winward Way
  2A7                1        LB       Summerfield Suites El Segundo             810 South Douglas Street
  2A8                1        LB       Residence Inn Bellevue                    14455 Northeast 29th Place
------------------------------------------------------------------------------------------------------------------------------------
  2A9                1        LB       Residence Inn San Jose South              6111 San Ignacio Avenue
  2A10               1        LB       Residence Inn Mountain View               1854 El Camino Real West
  2A11               1        LB       Summerfield Suites Belmont                400 Concourse Drive
  2A12               1        LB       Residence Inn Tukwila                     16201 West Valley Highway
  2A13               1        LB       Hampton Inn Willow Grove                  1500 Easton Road
------------------------------------------------------------------------------------------------------------------------------------
  2A14               1        LB       Residence Inn Addison                     14975 Quorum Drive
  2A15               1        LB       Residence Inn Lynnwood                    18200 Alderwood Mall Parkway
  2A16               1        LB       Courtyard Fort Lauderdale                 3440 West Cypress Creek Road
  2A17               1        LB       Residence Inn Denver Downtown             2777 Zuni Street
  2A18               1        LB       Residence Inn Atlanta Downtown            134 Peachtree Street NW
------------------------------------------------------------------------------------------------------------------------------------
  2A19               1        LB       Summerfield Suites Las Colinas            59901 N. MacArthur Boulevard
  2A20               1        LB       Residence Inn Altamonte Springs           270 Douglas Avenue
  2A21               1        LB       Residence Inn Bothell                     11920 Northeast 195th Street
  2A22               1        LB       Residence Inn Arlington                   1050 Brookhollow Plaza Drive
  2A23               1        LB       Hampton Inn Germantown                    20260 Goldenrod Lane
------------------------------------------------------------------------------------------------------------------------------------
  2A24               1        LB       Residence Inn Denver South                6565 South Yosemite
  2A25               1        LB       Summerfield Suites Mount Laurel           3000 Crawford Place
  2A26               1        LB       Residence Inn Richmond NW                 3940 Westerre Parkway
  2A27               1        LB       Hampton Inn Islandia                      1600 Veterans Memorial Highway
  2A28               1        LB       Residence Inn Cherry Hill                 1821 Old Cuthbert Road
------------------------------------------------------------------------------------------------------------------------------------
  2A29               1        LB       Residence Inn Peachtree Corners           5500 Triangle Drive
  2A30               1        LB       Hampton Inn Lombard                       222 East 22nd Street
  2A31               1        LB       Residence Inn Richmond                    2121 Dickens Road
  2A32               1        LB       Hampton Inn Westchester                   2222 Enterprise Drive
  2A33               1        LB       Residence Inn San Jose                    2761 South Bascom Avenue
------------------------------------------------------------------------------------------------------------------------------------
  2A34               1        LB       Residence Inn Louisville                  120 North Hurstbourne Parkway
  2A35               1        LB       Residence Inn Lexington North             1080 Newtown Pike
  2A36               1        LB       Hampton Inn Schaumburg                    1300 E. Higgins Road
  2A37               1        LB       Residence Inn Livonia                     17250 Fox Drive
  2A38               1        LB       Residence Inn Shelton                     1001 Bridgeport Avenue
------------------------------------------------------------------------------------------------------------------------------------
  2A39               1        LB       Residence Inn Binghamton                  4610 Vestal Parkway East
  2A40               1        LB       Towneplace Suites Horsham                 198 Precision Drive
  2A41               1        LB       Hampton Inn Naples                        3210 Tamiami Trail North
  2A42               1        LB       Residence Inn Portland                    800 Roundwood Drive
  2A43               1        LB       Residence Inn Windsor                     100 Dunfey Lane
------------------------------------------------------------------------------------------------------------------------------------
  2A44               1        LB       Hampton Inn Columbia                      8880 Columbia 100 Parkway
  2A45               1        LB       Residence Inn Fremont                     5400 Farwell Place
   3        (3)      1        UBS      One State Street Plaza                    One State Street
   4        (4)      1        LB       District at Tustin Legacy                 2201 to 2895 Park Avenue
   5        (5)      1        UBS      Carnegie Hall Tower                       152 West 57th Street
------------------------------------------------------------------------------------------------------------------------------------
   6        (6)      1        UBS      Miami Center                              201 South Biscayne Boulevard
   7        (7)      1      KeyBank    The Legends at Village West               Southeast Corner of Village West Parkway &
                                                                                 Parallel Parkway
   8        (8)      2        LB       Nashville Multifamily Portfolio           Various
  8A1                2        LB       Cherry Creek Apartments                   1100 Crystal Springs Lane
  8A2                2        LB       Arbors of Brentwood Apartments            100 Brentwood Place
------------------------------------------------------------------------------------------------------------------------------------
  8A3                2        LB       Cambridge at Hickory Hollow Apartments    660 Bell Road
  8A4                2        LB       Preakness Apartments                      630 Bell Road
   9        (9)      1        LB       Meyerland Plaza                           420 Meyerland Plaza
   10      (10)      1      KeyBank    Superstition Gateway                      SWC of US 60 and Signal Butte Road
   11      (11)      1        LB       Crossroads Plaza                          213 Crossroads Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   12      (12)      1        LB       Ritz Carlton Bachelor Gulch               0130 Daybreak Ridge
   13      (13)      1        UBS      Ballston Tower                            671 North Glebe Road
   14                1        UBS      Chateau Marmont                           8221 West Sunset Boulevard
   15      (14)      1        UBS      Sears Tower                               233 South Wacker Drive
   16      (15)      1        UBS      LeedsPark                                 4500 Leeds Avenue
------------------------------------------------------------------------------------------------------------------------------------
   17                1        LB       Charleston Plaza                          2400-2450 Charleston Road
   18      (16)      1        LB       Interstate Corporate Center               Intersection of I-64 and I-264
   19                1        LB       Fairfield Shopping Center                 5100-5399 Fairfield Shopping Center; 837, 849, 853
                                                                                 Kempsville Road; 5224, 5232, 5256 Providence Road
   20      (17)      1        UBS      Ithaca Multifamily Portfolio              Various
  20A1               1        UBS      Eddygate Park Apartments                  110 Dryden Road
------------------------------------------------------------------------------------------------------------------------------------
  20A2               1        UBS      Center Ithaca                             171 East State Street
  20A3               1        UBS      Lakeland Apartments                       319 Highland Avenue
  20A4               1        UBS      Cayuga Apartments                         100 West Buffalo Street
   21      (18)      1        UBS      Soundview Marketplace                     10 Shore Road
   22                1        UBS      Hamilton Business Center                  Various
------------------------------------------------------------------------------------------------------------------------------------
   23                1        UBS      21-25 West 20th Street                    19-25 West 20th Street
   24                1        LB       Southgate Shopping Center                 571 Hebron Road
   25      (19)      1        UBS      Bucks Town Corp Center                    800 Town Center Drive, et al
   26                2        LB       Waters Edge Apartments                    800 Broward Road
   27      (20)      1        UBS      Banco Popular Portfolio                   Various
------------------------------------------------------------------------------------------------------------------------------------
  27A1               1        UBS      162-164 East 116th Street                 162-164 East 116th Street
  27A2               1        UBS      1046 Southern Boulevard                   1046 -1050 Southern Boulevard
  27A3               1        UBS      1619 Sheepshead Bay Road                  1619 Sheepshead Bay Road
  27A4               1        UBS      918 Seneca Avenue                         918 Seneca Avenue
   28      (21)      1        UBS      101 West Avenue                           101 West Avenue
------------------------------------------------------------------------------------------------------------------------------------
   29      (22)      2        UBS      519-525 Hudson Street                     519-525 Hudson Street
   30                1        LB       400 Woodland Prime                        N74W12501 Leatherwood Court
   31                2      KeyBank    Carlyle Apartments                        2031 Locust Street
   32                1        UBS      Duval Street                              400 Duval Street
   33                2        LB       Somerset Place & Woodridge Apartments     Various
------------------------------------------------------------------------------------------------------------------------------------
  33A1               2        LB       Woodridge Apartments                      1533 Raymond Road
  33A2               2        LB       Somerset Place                            1523 East County Line Road
   34      (23)      2        UBS      Riverstone Apartments                     25740 Shiawassee Road
   35                2        LB       The Villas Apartments                     1709, 1710 and 1718 South Jentilly Lane
   36      (24)      1        LB       Bashas Gold Canyon                        5301 South Superstition Mountain Drive
------------------------------------------------------------------------------------------------------------------------------------
   37                1        LB       Whole Foods - Cupertino                   20955 Stevens Creek Boulevard
   38                1        LB       Spanish Springs Shopping Center           1200-1390 Disc Drive
   39                1      KeyBank    Giant Eagle                               5461 New Albany Road
   40                1      KeyBank    Geist Pavilion                            11501 Geist Pavilion Drive
   41                1        LB       Tower Parking Garage                      40 North Front Street
------------------------------------------------------------------------------------------------------------------------------------
   42                1        LB       Publix at FishHawk Shopping Center        5642 FishHawk Crossing Boulevard
   43      (25)      1        UBS      Discovery Office                          920, 1002 and 1014 East Algonquin Road
   44                1        LB       Publix at Palm Coast                      800 Belle Terre Parkway
   45                1        LB       Rosenberg Shopping Center                 5101 Avenue H
   46                1      KeyBank    Northrop Grumman Industrial Building      2410-2420 Santa Fe Avenue
------------------------------------------------------------------------------------------------------------------------------------
   47                1        LB       Abingdon Towne Center                     360 Towne Center Drive
   48                1        LB       Hotel Vintage Court                       650 Bush Street
   49                1      KeyBank    Mount Vernon Village Center               3809-3825 Mount Vernon Avenue
   50                1      KeyBank    Stoneridge III Office                     40900 Woodward Avenue
   51      (26)      2        LB       Stirling Bay                              576 Lawrence Street
------------------------------------------------------------------------------------------------------------------------------------
   52                2      KeyBank    Highland Grande Apartments                6726 Tara Boulevard
   53                1        LB       Magnolia Green III Office Building        6901 Professional Parkway East
   54                2        LB       San Joaquin MHP                           336 East Alluvial Avenue
   55                1      KeyBank    945 Goethals Drive                        945 Goethals Drive
   56                2        LB       Cedars of San Marcos                      1101 Leah Avenue
------------------------------------------------------------------------------------------------------------------------------------
   57      (27)      2        LB       Rosewood Village                          601 West Rochelle Road
   58                2        LB       Pleasant Run Apartments                   2525 West Pleasant Run Road
   59                1        UBS      Comfort Inn & Country Inn Portfolio       Various
  59A1               1        UBS      Comfort Inn                               199 Pleasant Street
  59A2               1        UBS      Country Inn                               936 Stillwater Avenue
------------------------------------------------------------------------------------------------------------------------------------
   60                1      KeyBank    Underwood Gartland 9                      24309 Woodinville-Snohomish Road NE
   61                1      KeyBank    Century Park III                          10025 Investment Drive
   62                1        LB       Hunt Club Corners                         520 Hunt Club Boulevard
   63                1        LB       Kohl's Branson                            1001 Branson Hills Parkway
   64      (28)      1      KeyBank    Marin Self Storage & Wine Vaults          55 Golden Gate Drive
------------------------------------------------------------------------------------------------------------------------------------
   65                1        UBS      Gateway Plaza                             401 East State Street
   66                1        UBS      Kaplan Career Institute                   750 Envious Lane
   67                1        LB       Premier Park of Commerce - FedEx Ground   45th Street & Park Avenue
   68                1        UBS      Liberty Gray Plaza                        6225 - 6255 Lake Gray Boulevard
   69                1        LB       Wachovia Bank Tower                       104 North Main Street
------------------------------------------------------------------------------------------------------------------------------------
   70                2        UBS      The Villas                                6156 South Loop East
   71                2        LB       Summit on the Ridge                       9500 Summit Drive
   72                1        LB       Premier Park of Commerce - FedEx Freight  45th Street & Park Avenue
   73                2      KeyBank    Ashley Oaks Apartments                    3770 Ashley Oaks Drive
   74      (29)      1        UBS      Northstar Shopping Center                 1400-1564 West Buckingham Road
------------------------------------------------------------------------------------------------------------------------------------
   75      (30)      1        UBS      Canton Marketplace                        1455 N. Trade Days Boulevard
   76                1        LB       Riley Place Shopping Center               4208 U.S. Highway 90
   77                1        UBS      Quality Inn - Laurel                      One  2nd Street
   78                1        LB       Guadalupe Plaza                           6211 Fourth Street, NW
   79      (31)      1        LB       The Shoppes at Orange Grove               3805 West River Road
------------------------------------------------------------------------------------------------------------------------------------
   80                1        LB       Polaris Retail Center                     1140-1158 Polaris Parkway
   81                1        LB       Hillcrest Shopping Center                 91-129 Kelley Boulevard
   82                1        UBS      Noah's Ark Storage                        8150 Kitty Hawk Road
   83                1        LB       Batesville Shopping Center                Highway 6 West
   84                1      KeyBank    Storage Outlet                            150 County Road
------------------------------------------------------------------------------------------------------------------------------------
   85                1      KeyBank    9 West Jackson                            9 West Jackson Avenue
   86                1        LB       River Plaza                               815-859 South Tillotson Avenue
   87                1        LB       La Vergne Food Lion                       5185 Murfreesboro Road
   88                1        UBS      Binghamton Retail Portfolio               Various
  88A1               1        UBS      904 Upper Front Street                    904 Upper Front Street
------------------------------------------------------------------------------------------------------------------------------------
  88A2               1        UBS      Chuck E Cheese                            3901 Vestal Parkway East
  88A3               1        UBS      Applebee's-Dickinson                      842-850 Upper Front Street
   89                1        UBS      Tractor Supply Shreveport                 SWC Highway 171 & Ardis Taylor Drive
   90                1      KeyBank    Burma Commerce Park                       9000-9002 Burma Road
   91                1        UBS      Tractor Supply Odessa                     7800 East Highway 191
------------------------------------------------------------------------------------------------------------------------------------
   92      (32)      1        LB       21609 North 12th Avenue                   21609 North 12th Avenue
   93                1      KeyBank    West Winds Business Park                  7575 NE West Winds Boulevard
   94                1        LB       Meyerland Commons                         4946-4990 Beechnut Street
   95      (33)      2        LB       Cedar Bluff Apartments                    5930 Red Bluff Road
   96                1        UBS      Tractor Supply DeRidder                   1050 North Pine Street
------------------------------------------------------------------------------------------------------------------------------------
   97      (34)      1        UBS      Walgreens Tryon                           8538 N Tyron Street
   98      (35)      1        UBS      Walgreens Pueblo                          2900 W Northern Avenue
   99                1      KeyBank    Janita Plaza                              3620-3654 East Flamingo Road
  100                1        LB       5600 East 7th Street                      5600 East 7th Street
  101                1        LB       CVS Pharmacy - Rocky Hill                 2427 Main Street
------------------------------------------------------------------------------------------------------------------------------------
  102                1        LB       Starbucks Center                          13411 Euclid Street
  103      (36)      1        UBS      Walgreens Amity                           3080 Milton Road
  104      (37)      1        UBS      Walgreens Taylor                          20090 Goddard Road
  105                1        LB       1350 South King Street                    1350 South King Street
  106                1        UBS      Barksdale Storage                         2205 Barksdale Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  107      (38)      1        LB       Wadel Connally Office Building            112 East Line Street
  108      (39)      1        UBS      Crossroads Shopping Center                754 San Souci Parkway
  109                1        UBS      Arvada Office Max                         5275 Wadsworth Bypass
  110                1        LB       University Shoppes IV                     1111 Brown Street

                                                                CROSS         ORIGINAL   CUT-OFF DATE  % OF AGGREGATE
CONTROL                                            LOAN     COLLATERALIZED    BALANCE      BALANCE      CUT-OFF DATE
  NO.            CITY         STATE    ZIP       PURPOSE        GROUPS          ($)          ($)          BALANCE
---------------------------------------------------------------------------------------------------------------------

   1     Aventura               FL      33180  Refinance    No              430,000,000   430,000,000       13.1%
   2     Various             Various  Various  Acquisition  No              412,701,271   412,701,271       12.6%
  2A1    Sunnyvale              CA      94086               Yes (LB-A)
  2A2    Sunnyvale              CA      94085               Yes (LB-A)
  2A3    Saddle River           NJ      07458               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A4    Rosemont               IL      60018               Yes (LB-A)
  2A5    Gaithersburg           MD      20878               Yes (LB-A)
  2A6    San Mateo              CA      94404               Yes (LB-A)
  2A7    El Segundo             CA      90245               Yes (LB-A)
  2A8    Bellevue               WA      98007               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A9    San Jose               CA      95119               Yes (LB-A)
  2A10   Mountain View          CA      94040               Yes (LB-A)
  2A11   Belmont                CA      94002               Yes (LB-A)
  2A12   Tukwila                WA      98188               Yes (LB-A)
  2A13   Willow Grove           PA      19090               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A14   Dallas                 TX      75240               Yes (LB-A)
  2A15   Lynnwood               WA      98037               Yes (LB-A)
  2A16   Fort Lauderdale        FL      33309               Yes (LB-A)
  2A17   Denver                 CO      80211               Yes (LB-A)
  2A18   Atlanta                GA      30303               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A19   Irving                 TX      75039               Yes (LB-A)
  2A20   Alamonte Springs       FL      32714               Yes (LB-A)
  2A21   Bothell                WA      98011               Yes (LB-A)
  2A22   Arlington              TX      76006               Yes (LB-A)
  2A23   Germantown             MD      20876               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A24   Englewood              CO      80111               Yes (LB-A)
  2A25   Mount Laurel           NJ      08054               Yes (LB-A)
  2A26   Richmond               VA      23233               Yes (LB-A)
  2A27   Islandia               NY      11722               Yes (LB-A)
  2A28   Cherry Hill            NJ      08034               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A29   Norcross               GA      30092               Yes (LB-A)
  2A30   Lombard                IL      60148               Yes (LB-A)
  2A31   Richmond               VA      23230               Yes (LB-A)
  2A32   Westchester            IL      60154               Yes (LB-A)
  2A33   Campbell               CA      95008               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A34   Louisville             KY      40222               Yes (LB-A)
  2A35   Lexington              KY      40511               Yes (LB-A)
  2A36   Schaumburg             IL      60173               Yes (LB-A)
  2A37   Livonia                MI      48152               Yes (LB-A)
  2A38   Shelton                CT      06484               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A39   Vestal                 NY      13850               Yes (LB-A)
  2A40   Horsham                PA      19044               Yes (LB-A)
  2A41   Naples                 FL      34103               Yes (LB-A)
  2A42   Scarborough            ME      04074               Yes (LB-A)
  2A43   Windsor                CT      06095               Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------
  2A44   Columbia               MD      21045               Yes (LB-A)
  2A45   Fremont                CA      94536               Yes (LB-A)
   3     New York               NY      10004  Refinance    No              295,000,000   295,000,000        9.0%
   4     Tustin                 CA      92782  Refinance    No              206,000,000   206,000,000        6.3%
   5     New York               NY      10019  Refinance    No              190,000,000   190,000,000        5.8%
---------------------------------------------------------------------------------------------------------------------
   6     Miami                  FL      33131  Refinance    No              170,000,000   170,000,000        5.2%
   7
         Kansas City            KS      66111  Refinance    No              137,000,000   137,000,000        4.2%
   8     Various                TN    Various  Acquisition  No              116,769,627   116,769,627        3.6%
  8A1    Hermitage              TN      37076               Yes (LB-B)
  8A2    Nashville              TN      37211               Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------
  8A3    Antioch                TN      37013               Yes (LB-B)
  8A4    Antioch                TN      37013               Yes (LB-B)
   9     Houston                TX      77096  Refinance    No               92,700,000    92,700,000        2.8%
   10    Mesa                   AZ      85209  Refinance    No               84,725,000    84,725,000        2.6%
   11    Cary                   NC      27518  Refinance    No               75,000,000    75,000,000        2.3%
---------------------------------------------------------------------------------------------------------------------
   12    Avon                   CO      81620  Refinance    No               61,000,000    61,000,000        1.9%
   13    Arlington              VA      22203  Refinance    No               60,000,000    60,000,000        1.8%
   14    Los Angeles            CA      90046  Refinance    No               55,000,000    55,000,000        1.7%
   15    Chicago                IL      60606  Refinance    No               50,000,000    50,000,000        1.5%
   16    North Charleston       SC      29419  Acquisition  No               45,875,000    45,875,000        1.4%
---------------------------------------------------------------------------------------------------------------------
   17    Mountain View          CA      94043  Refinance    No               40,000,000    39,913,870        1.2%
   18    Norfolk                VA      23502  Refinance    No               38,200,000    38,200,000        1.2%
   19
         Virginia Beach         VA      23464  Refinance    No               30,000,000    30,000,000        0.9%
   20    Ithaca                 NY      14850  Refinance    No               23,500,000    23,500,000        0.7%
  20A1   Ithaca                 NY      14850               Yes (UBS-B)
---------------------------------------------------------------------------------------------------------------------
  20A2   Ithaca                 NY      14850               Yes (UBS-B)
  20A3   Ithaca                 NY      14850               Yes (UBS-B)
  20A4   Ithaca                 NY      14850               Yes (UBS-B)
   21    Port Washington        NY      11050  Acquisition  No               21,800,000    21,524,949        0.7%
   22    Hamilton Township      NJ      08691  Acquisition  No               20,500,000    20,500,000        0.6%
---------------------------------------------------------------------------------------------------------------------
   23    New York               NY      10011  Acquisition  No               18,500,000    18,500,000        0.6%
   24    Heath                  OH      43056  Refinance    No               17,400,000    17,400,000        0.5%
   25    Langhorne              PA      19047  Acquisition  No               17,135,000    17,135,000        0.5%
   26    Jacksonville           FL      32218  Refinance    No               16,000,000    16,000,000        0.5%
   27    Various                NY    Various  Acquisition  No               15,840,000    15,840,000        0.5%
---------------------------------------------------------------------------------------------------------------------
  27A1   New York               NY      10029               Yes (UBS-A)
  27A2   Bronx                  NY      10459               Yes (UBS-A)
  27A3   Brooklyn               NY      11235               Yes (UBS-A)
  27A4   Ridgewood              NY      11385               Yes (UBS-A)
   28    Jenkintown             PA      19046  Acquisition  No               14,960,000    14,960,000        0.5%
---------------------------------------------------------------------------------------------------------------------
   29    New York               NY      10014  Refinance    No               14,800,000    14,800,000        0.5%
   30    Menomonee Falls        WI      53051  Refinance    No               14,250,000    14,250,000        0.4%
   31    Philadelphia           PA      19103  Refinance    No               13,600,000    13,600,000        0.4%
   32    Key West               FL      33040  Acquisition  No               13,500,000    13,500,000        0.4%
   33    Jackson                MS    Various  Acquisition  No               12,800,000    12,800,000        0.4%
---------------------------------------------------------------------------------------------------------------------
  33A1   Jackson                MS      39204               Yes (LB-D)
  33A2   Jackson                MS      39211               Yes (LB-D)
   34    Southfield             MI      48034  Refinance    No               12,000,000    12,000,000        0.4%
   35    Tempe                  AZ      85281  Acquisition  No               12,000,000    12,000,000        0.4%
   36    Apache Junction        AZ      85218  Refinance    No               11,980,000    11,980,000        0.4%
---------------------------------------------------------------------------------------------------------------------
   37    Cupertino              CA      95014  Acquisition  No               11,987,000    11,962,983        0.4%
   38    Sparks                 NV      89436  Refinance    No               12,000,000    11,862,974        0.4%
   39    New Albany             OH      43054  Refinance    No               11,700,000    11,700,000        0.4%
   40    Fishers                IN      46037  Refinance    No               11,125,000    11,125,000        0.3%
   41    Columbus               OH      43215  Refinance    No               11,000,000    11,000,000        0.3%
---------------------------------------------------------------------------------------------------------------------
   42    Lithia                 FL      33547  Refinance    No               10,800,000    10,717,385        0.3%
   43    Schaumburg             IL      60173  Refinance    No               10,600,000    10,600,000        0.3%
   44    Palm Coast             FL      32164  Refinance    No               10,500,000    10,470,859        0.3%
   45    Rosenberg              TX      77471  Refinance    Yes (LB-1)       10,100,000    10,100,000        0.3%
   46    Redondo Beach          CA      90278  Refinance    No               10,000,000    10,000,000        0.3%
---------------------------------------------------------------------------------------------------------------------
   47    Abingdon               VA      24210  Refinance    No               10,000,000     9,993,047        0.3%
   48    San Francisco          CA      94108  Refinance    No                9,500,000     9,500,000        0.3%
   49    Alexandria             VA      22305  Refinance    No                9,350,000     9,350,000        0.3%
   50    Bloomfield Hills       MI      48304  Refinance    No                9,300,000     9,300,000        0.3%
   51    Lowell                 MA      08152  Acquisition  No                9,300,000     9,300,000        0.3%
---------------------------------------------------------------------------------------------------------------------
   52    Jonesboro              GA      30236  Refinance    No                8,600,000     8,600,000        0.3%
   53    Sarasota               FL      34240  Refinance    No                8,000,000     7,933,807        0.2%
   54    Fresno                 CA      93720  Refinance    No                7,800,000     7,800,000        0.2%
   55    Richland               WA      99352  Refinance    No                7,600,000     7,591,187        0.2%
   56    San Marcos             TX      78666  Refinance    No                7,400,000     7,400,000        0.2%
---------------------------------------------------------------------------------------------------------------------
   57    Irving                 TX      75062  Acquisition  No                7,300,000     7,300,000        0.2%
   58    Lancaster              TX      75146  Acquisition  No                7,100,000     7,100,000        0.2%
   59    Various                ME    Various  Refinance    No                7,000,000     7,000,000        0.2%
  59A1   Brunswick              ME      04011               Yes (UBS-D)
  59A2   Bangor                 ME      04401               Yes (UBS-D)
---------------------------------------------------------------------------------------------------------------------
   60    Woodinville            WA      98072  Refinance    No                7,000,000     7,000,000        0.2%
   61    Knoxville              TN      37932  Refinance    No                7,000,000     7,000,000        0.2%
   62    Apopka                 FL      32703  Acquisition  No                7,000,000     6,891,934        0.2%
   63    Branson                MO      65616  Refinance    No                6,700,000     6,700,000        0.2%
   64    San Rafael             CA      94901  Acquisition  No                6,330,000     6,330,000        0.2%
---------------------------------------------------------------------------------------------------------------------
   65    Ithaca                 NY      14850  Refinance    No                6,150,000     6,150,000        0.2%
   66    Nashville              TN      37217  Refinance    No                6,100,000     6,095,630        0.2%
   67    West Palm Beach        FL      33407  Refinance    Yes (LB-2)        6,000,000     6,000,000        0.2%
   68    Jacksonville           FL      32244  Acquisition  No                5,970,000     5,970,000        0.2%
   69    Gainesville            FL      32601  Acquisition  No                5,800,000     5,800,000        0.2%
---------------------------------------------------------------------------------------------------------------------
   70    Houston                TX      77087  Refinance    No                5,750,000     5,750,000        0.2%
   71    Benbrook               TX      76126  Refinance    No                5,700,000     5,700,000        0.2%
   72    West Palm Beach        FL      33407  Refinance    Yes (LB-2)        5,700,000     5,700,000        0.2%
   73    Lafayette              IN      47905  Refinance    No                5,600,000     5,600,000        0.2%
   74    Garland                TX      75042  Refinance    No                5,500,000     5,490,768        0.2%
---------------------------------------------------------------------------------------------------------------------
   75    Canton                 TX      75103  Refinance    No                5,300,000     5,300,000        0.2%
   76    Pace                   FL      32571  Acquisition  No                5,100,000     5,100,000        0.2%
   77    Laurel                 MD      20707  Acquisition  No                5,075,000     5,055,734        0.2%
   78    Albuquerque            NM      87107  Refinance    Yes (LB-1)        5,000,000     5,000,000        0.2%
   79    Marana                 AZ      85741  Refinance    No                5,000,000     5,000,000        0.2%
---------------------------------------------------------------------------------------------------------------------
   80    Columbus               OH      43240  Refinance    No                5,040,000     4,980,158        0.2%
   81    Millbrook              AL      36054  Refinance    No                4,700,000     4,700,000        0.1%
   82    Converse               TX      78109  Acquisition  No                4,250,000     4,250,000        0.1%
   83    Batesville             MS      38606  Acquisition  No                4,150,000     4,150,000        0.1%
   84    Pomona                 CA      91766  Refinance    No                3,784,000     3,784,000        0.1%
---------------------------------------------------------------------------------------------------------------------
   85    Naperville             IL      60540  Refinance    No                3,500,000     3,500,000        0.1%
   86    Muncie                 IN      47304  Acquisition  No                3,400,000     3,400,000        0.1%
   87    La Vergne              TN      37086  Acquisition  No                3,300,000     3,300,000        0.1%
   88    Various                NY    Various  Refinance    No                3,117,000     3,109,281        0.1%
  88A1   Dickinson              NY      13905               Yes (UBS-E)
---------------------------------------------------------------------------------------------------------------------
  88A2   Vestal                 NY      13850               Yes (UBS-E)
  88A3   Dickinson              NY      13905               Yes (UBS-E)
   89    Shreveport             LA      71103  Acquisition  Yes (UBS-F)       3,078,000     3,078,000        0.1%
   90    Palm Beach Gardens     FL      33403  Refinance    No                2,900,000     2,900,000        0.1%
   91    Odessa                 TX      79762  Acquisition  Yes (UBS-F)       2,871,000     2,871,000        0.1%
---------------------------------------------------------------------------------------------------------------------
   92    Phoenix                AZ      85027  Refinance    No                2,850,000     2,850,000        0.1%
   93    Concord                NC      28027  Refinance    No                2,800,000     2,800,000        0.1%
   94    Houston                TX      77096  Refinance    No                2,800,000     2,800,000        0.1%
   95    Pasadena               TX      77505  Refinance    No                2,600,000     2,600,000        0.1%
   96    DeRidder               LA      70634  Acquisition  Yes (UBS-F)       2,580,000     2,580,000        0.1%
---------------------------------------------------------------------------------------------------------------------
   97    Charlotte              NC      28262  Refinance    No                2,575,000     2,575,000        0.1%
   98    Pueblo                 CO      81005  Refinance    No                2,575,000     2,575,000        0.1%
   99    Las Vegas              NV      89121  Refinance    No                2,500,000     2,500,000        0.1%
  100    Long Beach             CA      90804  Refinance    No                2,450,000     2,450,000        0.1%
  101    Rocky Hill             CT      06067  Refinance    No                2,250,000     2,250,000        0.1%
---------------------------------------------------------------------------------------------------------------------
  102    Garden Grove           CA      92843  Refinance    No                2,240,000     2,240,000        0.1%
  103    Charlotte              NC      28215  Refinance    No                2,200,000     2,200,000        0.1%
  104    Taylor                 MI      48180  Refinance    No                2,175,000     2,171,457        0.1%
  105    Honolulu               HI      96814  Acquisition  No                2,100,000     2,100,000        0.1%
  106    Bossier City           LA      71112  Refinance    No                1,970,000     1,970,000        0.1%
---------------------------------------------------------------------------------------------------------------------
  107    Tyler                  TX      75701  Acquisition  No                1,800,000     1,800,000        0.1%
  108    Hanover                PA      18706  Acquisition  No                1,459,000     1,456,810        0.0%
  109    Arvada                 CO      80002  Refinance    No                1,375,000     1,372,739        0.0%
  110    Dayton                 OH      45409  Refinance    No                1,080,000     1,078,208        0.0%

          CUMULATIVE %              ADMINISTRATIVE   INTEREST                                        ORIGINAL      REMAINING
CONTROL  OF INITIAL POOL  MORTGAGE       COST         ACCRUAL            AMORTIZATION             INTEREST-ONLY  INTEREST-ONLY
  NO.        BALANCE      RATE (%)     RATE (%)        BASIS                 TYPE                 PERIOD (MOS.)  PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------

   1           13.1%        5.9050         0.10049  Actual/360  Interest Only                          121            121
   2           25.7%        6.7125         0.06049  Actual/360  Interest Only - Balloon                 60            56
  2A1
  2A2
  2A3
------------------------------------------------------------------------------------------------------------------------------
  2A4
  2A5
  2A6
  2A7
  2A8
------------------------------------------------------------------------------------------------------------------------------
  2A9
  2A10
  2A11
  2A12
  2A13
------------------------------------------------------------------------------------------------------------------------------
  2A14
  2A15
  2A16
  2A17
  2A18
------------------------------------------------------------------------------------------------------------------------------
  2A19
  2A20
  2A21
  2A22
  2A23
------------------------------------------------------------------------------------------------------------------------------
  2A24
  2A25
  2A26
  2A27
  2A28
------------------------------------------------------------------------------------------------------------------------------
  2A29
  2A30
  2A31
  2A32
  2A33
------------------------------------------------------------------------------------------------------------------------------
  2A34
  2A35
  2A36
  2A37
  2A38
------------------------------------------------------------------------------------------------------------------------------
  2A39
  2A40
  2A41
  2A42
  2A43
------------------------------------------------------------------------------------------------------------------------------
  2A44
  2A45
   3           34.7%        6.4800         0.04049  Actual/360  Interest Only                          120            120
   4           40.9%        6.9000         0.10049  Actual/360  Interest Only                          120            120
   5           46.7%        5.9570         0.04049  Actual/360  Interest Only                          120            119
------------------------------------------------------------------------------------------------------------------------------
   6           51.9%        6.2500         0.04049  Actual/360  Interest Only                           60            58
   7
               56.1%        5.7450         0.05049  Actual/360  Interest Only, HyperAm                 120            117
   8           59.6%        5.6500         0.10049  Actual/360  Interest Only                           60            57
  8A1
  8A2
------------------------------------------------------------------------------------------------------------------------------
  8A3
  8A4
   9           62.5%        6.7300         0.10049  Actual/360  Interest Only - Balloon                 36            35
   10          65.1%        6.2000         0.05049  Actual/360  Interest Only - Balloon                 60            60
   11          67.3%        6.7250         0.10049  Actual/360  Interest Only - Balloon                 36            34
------------------------------------------------------------------------------------------------------------------------------
   12          69.2%        6.9000         0.10049  Actual/360  Interest Only - Balloon                 36            35
   13          71.0%        6.4500         0.04049  Actual/360  Interest Only - Balloon                 60            59
   14          72.7%        5.7280         0.04049  Actual/360  Interest Only                          120            116
   15          74.2%        6.2695         0.03049  Actual/360  Interest Only                          120            111
   16          75.6%        6.7130         0.04049  Actual/360  Interest Only - Balloon                 24            24
------------------------------------------------------------------------------------------------------------------------------
   17          76.8%        5.6000         0.10049    30/360    Interest Only - Balloon                 12             0
   18          78.0%        6.7000         0.07049  Actual/360  Interest Only - Balloon                 36            35
   19
               78.9%        6.5600         0.10049  Actual/360  Interest Only - Balloon                 24            23
   20          79.6%        6.0300         0.04049  Actual/360  Interest Only - Balloon                 60            60
  20A1
------------------------------------------------------------------------------------------------------------------------------
  20A2
  20A3
  20A4
   21          80.3%        5.7300         0.04049  Actual/360  Balloon                                 0              0
   22          80.9%        6.3100         0.04049  Actual/360  Interest Only - Balloon                 60            58
------------------------------------------------------------------------------------------------------------------------------
   23          81.5%        6.3670         0.04049  Actual/360  Interest Only - Balloon                 60            58
   24          82.0%        6.3400         0.10049  Actual/360  Interest Only - Balloon                 60            57
   25          82.5%        6.3830         0.04049  Actual/360  Interest Only - Balloon                 36            35
   26          83.0%        6.4300         0.10049  Actual/360  Interest Only - Balloon                 24            20
   27          83.5%        6.4475         0.04049  Actual/360  Interest Only - Balloon                 60            60
------------------------------------------------------------------------------------------------------------------------------
  27A1
  27A2
  27A3
  27A4
   28          84.0%        6.2400         0.04049  Actual/360  Interest Only                          120            114
------------------------------------------------------------------------------------------------------------------------------
   29          84.4%        6.1340         0.04049  Actual/360  Interest Only                          120            117
   30          84.8%        6.6500         0.10049  Actual/360  Interest Only - Balloon                 24            24
   31          85.3%        5.8800         0.05049  Actual/360  Interest Only - Balloon                 36            34
   32          85.7%        6.7650         0.04049  Actual/360  Interest Only                           60            57
   33          86.1%        6.4100         0.10049  Actual/360  Interest Only - Balloon                 60            57
------------------------------------------------------------------------------------------------------------------------------
  33A1
  33A2
   34          86.4%        5.9400         0.04049  Actual/360  Interest Only                          120            115
   35          86.8%        6.1300         0.10049  Actual/360  Interest Only - Balloon                 48            43
   36          87.1%        5.9200         0.10049    30/360    Interest Only - Balloon                 24            11
------------------------------------------------------------------------------------------------------------------------------
   37          87.5%        5.9800         0.10049    30/360    Balloon                                 0              0
   38          87.9%        5.9100         0.10049    30/360    Balloon                                 0              0
   39          88.2%        5.9300         0.05049  Actual/360  Interest Only - Balloon                 60            58
   40          88.6%        5.7800         0.05049  Actual/360  Interest Only - Balloon                 60            50
   41          88.9%        6.2200         0.10049    30/360    Interest Only - Balloon                 24            13
------------------------------------------------------------------------------------------------------------------------------
   42          89.2%        5.6800         0.10049    30/360    Balloon                                 0              0
   43          89.6%        6.3100         0.04049  Actual/360  Interest Only                          120            113
   44          89.9%        6.2700         0.10049    30/360    Balloon                                 0              0
   45          90.2%        6.3400         0.10049  Actual/360  Interest Only - Balloon                 60            57
   46          90.5%        6.0400         0.08049  Actual/360  Interest Only                          120            118
------------------------------------------------------------------------------------------------------------------------------
   47          90.8%        6.6400         0.12049  Actual/360  Balloon                                 0              0
   48          91.1%        6.5900         0.10049  Actual/360  Interest Only - Balloon                 60            60
   49          91.4%        6.5300         0.05049  Actual/360  Interest Only                           60            58
   50          91.6%        6.1500         0.05049  Actual/360  Interest Only - Balloon                 36            34
   51          91.9%        6.9300         0.10049  Actual/360  Interest Only - Balloon                 36            23
------------------------------------------------------------------------------------------------------------------------------
   52          92.2%        6.2500         0.05049  Actual/360  Interest Only - Balloon                 36            20
   53          92.4%        5.8900         0.10049    30/360    Balloon                                 0              0
   54          92.7%        6.3200         0.10049    30/360    Interest Only                          120            117
   55          92.9%        6.4800         0.05049  Actual/360  Balloon                                 0              0
   56          93.1%        6.7000         0.10049  Actual/360  Interest Only - Balloon                 36            34
------------------------------------------------------------------------------------------------------------------------------
   57          93.4%        6.8400         0.10049  Actual/360  Interest Only - Balloon                 24            22
   58          93.6%        6.9700         0.12049  Actual/360  Interest Only - Balloon                 24            23
   59          93.8%        6.9050         0.04049  Actual/360  Balloon                                 0              0
  59A1
  59A2
------------------------------------------------------------------------------------------------------------------------------
   60          94.0%        6.3100         0.05049  Actual/360  Interest Only - Balloon, HyperAm        60            58
   61          94.2%        5.5400         0.05049  Actual/360  Interest Only - Balloon                 60            58
   62          94.4%        6.0100         0.10049    30/360    Balloon                                 0              0
   63          94.6%        5.9500         0.10049  Actual/360  Interest Only - Balloon                 60            60
   64          94.8%        6.2900         0.05049  Actual/360  Interest Only - Balloon                 60            58
------------------------------------------------------------------------------------------------------------------------------
   65          95.0%        6.4900         0.04049  Actual/360  Interest Only - Balloon                 36            35
   66          95.2%        6.5350         0.04049  Actual/360  Balloon                                 0              0
   67          95.4%        5.8600         0.10049    30/360    Interest Only                          120            120
   68          95.6%        6.3830         0.04049  Actual/360  Interest Only - Balloon                 36            35
   69          95.7%        6.8100         0.10049  Actual/360  Interest Only - Balloon                 37            37
------------------------------------------------------------------------------------------------------------------------------
   70          95.9%        5.7500         0.04049  Actual/360  Interest Only - Balloon                 60            54
   71          96.1%        6.6200         0.10049  Actual/360  Interest Only - Balloon                 36            35
   72          96.3%        5.8600         0.10049    30/360    Interest Only                          120            120
   73          96.4%        5.6100         0.05049  Actual/360  Interest Only - Balloon                 36            30
   74          96.6%        6.3800         0.04049  Actual/360  Balloon                                 0              0
------------------------------------------------------------------------------------------------------------------------------
   75          96.8%        6.8200         0.04049  Actual/360  Balloon                                 0              0
   76          96.9%        5.9600         0.10049  Actual/360  Interest Only - Balloon                 36            30
   77          97.1%        6.7400         0.04049  Actual/360  Balloon                                 0              0
   78          97.2%        6.3400         0.10049  Actual/360  Interest Only - Balloon                 60            57
   79          97.4%        6.4200         0.10049  Actual/360  Interest Only - Balloon                 24            14
------------------------------------------------------------------------------------------------------------------------------
   80          97.5%        5.7000         0.10049    30/360    Balloon                                 0              0
   81          97.7%        6.1500         0.10049  Actual/360  Interest Only - Balloon                 36            34
   82          97.8%        6.6380         0.04049  Actual/360  Interest Only - Balloon                 36            34
   83          97.9%        6.5300         0.10049  Actual/360  Interest Only - Balloon                 36            33
   84          98.0%        6.9400         0.10049  Actual/360  Interest Only - Balloon                 60            58
------------------------------------------------------------------------------------------------------------------------------
   85          98.1%        6.0300         0.05049  Actual/360  Interest Only, HyperAm                 120            118
   86          98.2%        6.9900         0.10049  Actual/360  Interest Only - Balloon                 72            72
   87          98.3%        6.8400         0.10049  Actual/360  Interest Only - Balloon                 36            35
   88          98.4%        6.3100         0.04049  Actual/360  Balloon                                 0              0
  88A1
------------------------------------------------------------------------------------------------------------------------------
  88A2
  88A3
   89          98.5%        5.8000         0.04049  Actual/360  Interest Only                          120            117
   90          98.6%        6.4900         0.10049  Actual/360  Interest Only - Balloon                 36            35
   91          98.7%        5.8900         0.04049  Actual/360  Interest Only                          120            117
------------------------------------------------------------------------------------------------------------------------------
   92          98.8%        6.4500         0.10049  Actual/360  Interest Only - Balloon                 60            60
   93          98.9%        6.2700         0.05049  Actual/360  Interest Only - Balloon                 12            10
   94          99.0%        6.7300         0.10049  Actual/360  Interest Only - Balloon                 36            35
   95          99.0%        5.8000         0.10049  Actual/360  Interest Only - Balloon                 24            18
   96          99.1%        5.8100         0.04049  Actual/360  Interest Only                          120            118
------------------------------------------------------------------------------------------------------------------------------
   97          99.2%        6.4690         0.04049  Actual/360  Interest Only - Balloon                 60            58
   98          99.3%        6.4690         0.04049  Actual/360  Interest Only - Balloon                 60            58
   99          99.4%        5.9500         0.05049  Actual/360  Interest Only - Balloon                 60            57
  100          99.4%        6.4500         0.10049  Actual/360  Interest Only - Balloon                 36            36
  101          99.5%        6.6200         0.10049  Actual/360  Interest Only - Balloon                 36            34
------------------------------------------------------------------------------------------------------------------------------
  102          99.6%        6.4800         0.10049  Actual/360  Interest Only - Balloon                 36            35
  103          99.6%        6.4690         0.04049  Actual/360  Interest Only - Balloon                 60            58
  104          99.7%        6.5100         0.04049  Actual/360  Balloon                                 0              0
  105          99.8%        6.7600         0.10049  Actual/360  Fully Amortizing                        0              0
  106          99.8%        6.5900         0.04049  Actual/360  Interest Only - Balloon                 24            20
------------------------------------------------------------------------------------------------------------------------------
  107          99.9%        6.6000         0.10049  Actual/360  Interest Only - Balloon                 24            23
  108          99.9%        6.8560         0.04049  Actual/360  Balloon                                 0              0
  109         100.0%        6.4690         0.04049  Actual/360  Balloon                                 0              0
  110         100.0%        6.4300         0.10049  Actual/360  Balloon                                 0              0

            ORIGINAL         REMAINING       ORIGINAL     REMAINING                    MATURITY OR
CONTROL      TERM TO          TERM TO      AMORTIZATION  AMORTIZATION    ORIGINATION   ANTICIPATED      BALLOON
  NO.    MATURITY (MOS.)  MATURITY (MOS.)  TERM (MOS.)   TERM (MOS.)         DATE     REPAYMENT DATE  BALANCE ($)
-------------------------------------------------------------------------------------------------------------------

   1           121              121             0             0           11/15/2007      12/11/2017  430,000,000
   2           120              116            360           360           6/29/2007        7/9/2017  389,593,207
  2A1
  2A2
  2A3
-------------------------------------------------------------------------------------------------------------------
  2A4
  2A5
  2A6
  2A7
  2A8
-------------------------------------------------------------------------------------------------------------------
  2A9
  2A10
  2A11
  2A12
  2A13
-------------------------------------------------------------------------------------------------------------------
  2A14
  2A15
  2A16
  2A17
  2A18
-------------------------------------------------------------------------------------------------------------------
  2A19
  2A20
  2A21
  2A22
  2A23
-------------------------------------------------------------------------------------------------------------------
  2A24
  2A25
  2A26
  2A27
  2A28
-------------------------------------------------------------------------------------------------------------------
  2A29
  2A30
  2A31
  2A32
  2A33
-------------------------------------------------------------------------------------------------------------------
  2A34
  2A35
  2A36
  2A37
  2A38
-------------------------------------------------------------------------------------------------------------------
  2A39
  2A40
  2A41
  2A42
  2A43
-------------------------------------------------------------------------------------------------------------------
  2A44
  2A45
   3           120              120             0             0            11/1/2007      11/11/2017  295,000,000
   4           120              120             0             0            11/9/2007      11/11/2017  206,000,000
   5           120              119             0             0            9/25/2007      10/10/2017  190,000,000
-------------------------------------------------------------------------------------------------------------------
   6           60               58              0             0             9/4/2007       9/11/2012  170,000,000
   7
               120              117             0             0            7/31/2007        8/1/2037  137,000,000
   8           60               57              0             0             8/9/2007       8/11/2012  116,769,627
  8A1
  8A2
-------------------------------------------------------------------------------------------------------------------
  8A3
  8A4
   9           120              119            360           360           9/20/2007      10/11/2017   84,920,390
   10          120              120            360           360           10/5/2007       11/1/2017   79,458,977
   11          120              118            360           360            9/5/2007       9/11/2017   68,695,443
-------------------------------------------------------------------------------------------------------------------
   12          120              119            360           360           10/1/2007      10/11/2017   56,048,326
   13          120              119            360           360          10/11/2007       10/9/2017   56,453,367
   14          120              116             0             0            6/14/2007        7/9/2017   55,000,000
   15          120              111             0             0            1/31/2007       2/11/2017   50,000,000
   16          120              120            360           360           11/1/2007       11/9/2017   41,286,856
-------------------------------------------------------------------------------------------------------------------
   17          120              106            360           358           8/17/2006       9/11/2016   33,984,390
   18          120              119            360           360           9/13/2007      10/11/2017   34,975,449
   19
               120              119            360           360           10/3/2007      10/11/2017   26,915,441
   20          120              120            360           360           11/8/2007       11/9/2017   21,990,271
  20A1
-------------------------------------------------------------------------------------------------------------------
  20A2
  20A3
  20A4
   21          120              110            324           314          12/14/2006       1/11/2017   17,457,343
   22          120              118            360           360           8/27/2007        9/9/2017   19,253,322
-------------------------------------------------------------------------------------------------------------------
   23          120              118            360           360           8/20/2007        9/9/2017   17,387,580
   24          120              117            360           360           7/20/2007       8/11/2017   16,348,869
   25          120              119            360           360           9/17/2007       10/9/2017   15,598,299
   26          60               56             360           360           6/29/2007       7/11/2012   15,469,289
   27          120              120            360           360           11/5/2007       11/9/2017   14,902,504
-------------------------------------------------------------------------------------------------------------------
  27A1
  27A2
  27A3
  27A4
   28          120              114             0             0             5/9/2007       5/11/2017   14,960,000
-------------------------------------------------------------------------------------------------------------------
   29          120              117             0             0            7/25/2007        8/9/2017   14,800,000
   30          120              120            360           360          10/19/2007      11/11/2017   12,807,933
   31          84               82             360           360            8/1/2007        9/1/2014   12,903,425
   32          60               57              0             0            8/10/2007        8/9/2012   13,500,000
   33          120              117            360           360           7/13/2007       8/11/2017   12,037,451
-------------------------------------------------------------------------------------------------------------------
  33A1
  33A2
   34          120              115             0             0            5/30/2007       6/11/2017   12,000,000
   35          120              115            360           360           5/31/2007       6/11/2017   11,065,626
   36          120              107            360           360            9/8/2006      10/11/2016   10,497,622
-------------------------------------------------------------------------------------------------------------------
   37          120              118            360           358           8/30/2007       9/11/2017   10,026,044
   38          120              109            360           349          11/15/2006      12/11/2016   10,018,043
   39          120              118            360           360           8/29/2007        9/1/2017   10,933,851
   40          120              110            360           360           12/8/2006        1/1/2017   10,377,397
   41          120              109            300           300          11/13/2006      12/11/2016    9,097,681
-------------------------------------------------------------------------------------------------------------------
   42          120              115            300           295           5/16/2007       6/11/2017    8,163,798
   43          120              113             0             0            3/28/2007       4/11/2017   10,600,000
   44          120              118            300           298           8/30/2007       9/11/2017    8,083,177
   45          120              117            360           360           7/25/2007       8/11/2017    9,489,860
   46          120              118             0             0            8/30/2007        9/1/2017   10,000,000
-------------------------------------------------------------------------------------------------------------------
   47          120              119            360           359           10/4/2007      10/11/2017    8,638,479
   48          120              120            360           360          10/30/2007      11/11/2017    8,953,609
   49          60               58              0             0             8/7/2007        9/1/2012    9,350,000
   50          120              118            360           360           8/21/2007        9/1/2017    8,428,470
   51          120              107            360           360           10/5/2006      10/11/2016    8,549,180
-------------------------------------------------------------------------------------------------------------------
   52          120              104            360           360            6/2/2006        7/1/2016    7,809,671
   53          120              112            360           352           2/28/2007       3/11/2017    6,675,084
   54          120              117             0             0             8/1/2007       8/11/2017    7,800,000
   55          120              119            300           299           9/21/2007       10/1/2017    5,980,870
   56          120              118            360           360            9/5/2007       9/11/2017    6,774,932
-------------------------------------------------------------------------------------------------------------------
   57          60               58             360           360           8/16/2007       9/11/2012    7,077,952
   58          120              119            360           360          10/10/2007      10/11/2017    6,424,323
   59          120              120            300           300           11/7/2007       11/9/2017    5,583,198
  59A1
  59A2
-------------------------------------------------------------------------------------------------------------------
   60          120              118            300           300           8/23/2007        9/1/2032    6,358,351
   61          120              118            360           360            8/8/2007        9/1/2017    6,506,562
   62          180              165            360           345           7/12/2006       8/11/2021    4,975,568
   63          120              120            360           360           11/7/2007      11/11/2017    6,262,883
   64          120              118            360           360           8/15/2007        9/1/2017    5,943,527
-------------------------------------------------------------------------------------------------------------------
   65          120              119            360           360          10/11/2007       10/9/2017    5,609,512
   66          120              119            360           359           9/26/2007       10/9/2017    5,254,154
   67          120              120             0             0           10/15/2007      11/11/2017    6,000,000
   68          120              119            360           360           9/17/2007       10/9/2017    5,434,598
   69          121              121            360           360          11/16/2007      12/11/2017    5,320,690
-------------------------------------------------------------------------------------------------------------------
   70          120              114            360           360           4/30/2007       5/11/2017    5,360,810
   71          120              119            360           360           9/21/2007      10/11/2017    5,211,361
   72          120              120             0             0           10/15/2007      11/11/2017    5,700,000
   73          120              114            360           360           4/30/2007        5/1/2017    5,022,154
   74          120              118            360           358           9/11/2007        9/9/2017    4,716,305
-------------------------------------------------------------------------------------------------------------------
   75          120              120            300           300          11/13/2007       11/9/2017    4,215,967
   76          120              114            360           360           4/12/2007       5/11/2017    4,605,804
   77          120              115            360           355           6/11/2007       6/11/2017    4,396,308
   78          120              117            360           360           7/25/2007       8/11/2017    4,697,951
   79          120              110            360           360          12/29/2006       1/11/2017    4,471,841
-------------------------------------------------------------------------------------------------------------------
   80          120              109            360           349          11/15/2006      12/11/2016    4,183,473
   81          120              118            360           360           8/13/2007       9/11/2017    4,259,550
   82          120              118            360           360           8/27/2007        9/9/2017    3,886,689
   83          120              117            360           360           7/13/2007       8/11/2017    3,788,111
   84          120              118            360           360           8/21/2007        9/1/2017    3,581,490
-------------------------------------------------------------------------------------------------------------------
   85          120              118             0             0            8/29/2007        9/1/2037    3,500,000
   86          180              180            360           360           11/1/2007      11/11/2022    3,022,494
   87          120              119            360           360           9/20/2007      10/11/2017    3,028,941
   88          120              117            360           357           7/26/2007        8/9/2017    2,667,862
  88A1
-------------------------------------------------------------------------------------------------------------------
  88A2
  88A3
   89          120              117             0             0             8/8/2007        8/9/2017    3,078,000
   90          120              119            360           360           9/13/2007       10/1/2017    2,645,137
   91          120              117             0             0            7/31/2007        8/9/2017    2,871,000
-------------------------------------------------------------------------------------------------------------------
   92          120              120            360           360           11/8/2007      11/11/2017    2,681,406
   93          120              118            360           360           8/16/2007        9/1/2017    2,466,097
   94          120              119            360           360           9/20/2007      10/11/2017    2,565,017
   95          120              114            360           360            5/8/2007       5/11/2017    2,293,940
   96          120              118             0             0            9/13/2007        9/9/2017    2,580,000
-------------------------------------------------------------------------------------------------------------------
   97          120              118            360           360           8/16/2007       9/10/2017    2,423,280
   98          120              118            360           360           8/16/2007       9/10/2017    2,423,280
   99          120              117            360           360            8/1/2007        8/1/2017    2,337,018
  100          120              120            360           360          10/30/2007      11/11/2017    2,232,879
  101          120              118            360           360           8/29/2007       9/11/2017    2,056,992
-------------------------------------------------------------------------------------------------------------------
  102          120              119            360           360           9/28/2007      10/11/2017    2,042,765
  103          120              118            360           360           8/16/2007       9/10/2017    2,070,375
  104          120              118            360           358           8/21/2007       9/10/2017    1,871,914
  105          167              167            167           167          10/22/2007      10/11/2021       31,299
  106          120              116            360           360           7/11/2007        7/9/2017    1,768,771
-------------------------------------------------------------------------------------------------------------------
  107          120              119            360           360           9/21/2007      10/11/2017    1,616,294
  108          120              118            360           358           8/31/2007        9/9/2017    1,267,659
  109          120              118            360           358           8/16/2007       9/10/2017    1,182,037
  110          120              118            360           358           9/10/2007       9/11/2017      927,420

                                     PROPERTY                                       MONTHLY       GROSS
CONTROL       PROPERTY                 TYPE                    PREPAYMENT             DEBT       INCOME
  NO.           TYPE                 SPECIFIC                  PROVISIONS         SERVICE ($)      ($)
----------------------------------------------------------------------------------------------------------

   1     Retail                Regional Mall           L(25),D(93),O(3)             2,145,347   71,330,434
   2     Hotel                 Various                 L(29),D(88),O(3)             2,666,493  190,628,132
  2A1    Hotel                 Limited Service
  2A2    Hotel                 Limited Service
  2A3    Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A4    Hotel                 Limited Service
  2A5    Hotel                 Limited Service
  2A6    Hotel                 Limited Service
  2A7    Hotel                 Limited Service
  2A8    Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A9    Hotel                 Limited Service
  2A10   Hotel                 Limited Service
  2A11   Hotel                 Limited Service
  2A12   Hotel                 Limited Service
  2A13   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A14   Hotel                 Limited Service
  2A15   Hotel                 Limited Service
  2A16   Hotel                 Full Service
  2A17   Hotel                 Limited Service
  2A18   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A19   Hotel                 Limited Service
  2A20   Hotel                 Limited Service
  2A21   Hotel                 Limited Service
  2A22   Hotel                 Limited Service
  2A23   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A24   Hotel                 Limited Service
  2A25   Hotel                 Limited Service
  2A26   Hotel                 Limited Service
  2A27   Hotel                 Limited Service
  2A28   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A29   Hotel                 Limited Service
  2A30   Hotel                 Limited Service
  2A31   Hotel                 Limited Service
  2A32   Hotel                 Limited Service
  2A33   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A34   Hotel                 Limited Service
  2A35   Hotel                 Limited Service
  2A36   Hotel                 Limited Service
  2A37   Hotel                 Limited Service
  2A38   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A39   Hotel                 Limited Service
  2A40   Hotel                 Limited Service
  2A41   Hotel                 Limited Service
  2A42   Hotel                 Limited Service
  2A43   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
  2A44   Hotel                 Limited Service
  2A45   Hotel                 Limited Service
   3     Office                CBD                     L(25),D(92),O(3)             1,615,125   46,966,052
   4     Retail                Anchored                L(25),D(91),O(4)             1,200,951   25,814,018
   5     Office                CBD                     L(26),D(88),O(6)               956,292   41,160,267
----------------------------------------------------------------------------------------------------------
   6     Office                CBD                     L(36),DorYM1%(21),O(3)         897,714   28,264,593
   7
         Retail                Anchored                L(28),D(86),O(6)               666,819   17,955,341
   8     Multifamily           Garden                  L(28),D(29),O(3)               557,426   14,912,129
  8A1    Multifamily           Garden
  8A2    Multifamily           Garden
----------------------------------------------------------------------------------------------------------
  8A3    Multifamily           Garden
  8A4    Multifamily           Garden
   9     Retail                Regional Mall           L(26),D(91),O(3)               600,019   12,150,733
   10    Retail                Anchored                L(25),D(93),O(2)               518,914    9,750,303
   11    Retail                Anchored                L(27),D(90),O(3)               485,203    8,099,225
----------------------------------------------------------------------------------------------------------
   12    Hotel                 Full Service            L(26),D(94)                    401,746   44,376,451
   13    Office                Urban                   L(26),D(91),O(3)               377,270    7,358,045
   14    Hotel                 Full Service            L(29),D(88),O(3)               266,180   17,811,876
   15    Office                CBD                     L(34),D(83),O(3)               264,857  131,646,425
   16    Industrial/Warehouse  Warehouse/Distribution  L(25),D(92),O(3)               296,417    8,530,044
----------------------------------------------------------------------------------------------------------
   17    Retail                Anchored                L(60),YM1%(57),O(3)            229,632    5,773,461
   18    Office                N/A                     L(48),D(66),O(6)               246,496    6,048,819
   19
         Retail                Anchored                L(48),D(70),O(2)               190,806    3,189,581
   20    Multifamily           Mid/High Rise           L(27),YM3%(93)                 141,348    4,177,772
  20A1   Multifamily           Mid/High Rise
----------------------------------------------------------------------------------------------------------
  20A2   Multifamily           Mid/High Rise
  20A3   Multifamily           Garden
  20A4   Multifamily           Mid/High Rise
   21    Retail                Anchored                L(35),D(82),O(3)               132,377    4,855,080
   22    Industrial/Warehouse  Flex                    L(27),D(90),O(3)               127,023    2,780,923
----------------------------------------------------------------------------------------------------------
   23    Parking Garage        N/A                     L(27),D(90),O(3)               115,319    1,542,000
   24    Retail                Anchored                L(28),D(86),O(6)               108,155    2,022,425
   25    Office                Suburban                L(26),D(91),O(3)               106,990    2,375,018
   26    Multifamily           Garden                  L(24),YM1%(34),O(2)            100,395    2,788,431
   27    Retail                Single Tenant           L(25),D(92),O(3)                99,573    1,377,384
----------------------------------------------------------------------------------------------------------
  27A1   Retail                Single Tenant
  27A2   Retail                Single Tenant
  27A3   Retail                Single Tenant
  27A4   Retail                Single Tenant
   28    Office                Suburban                L(31),D(88),O(1)                78,872    2,051,448
----------------------------------------------------------------------------------------------------------
   29    Multifamily           Mid/High Rise           L(50),D(67),O(3)                76,703    1,904,658
   30    Office                N/A                     L(48),D(72)                     91,480    2,157,380
   31    Multifamily           High-rise               L(27),D(9),YM1%(42),O(6)        80,493    2,018,704
   32    Retail                Unanchored              L(14),YM1%(40),O(6)             77,163    1,444,619
   33    Multifamily           Garden                  L(28),D(92)                     80,149    2,512,832
----------------------------------------------------------------------------------------------------------
  33A1   Multifamily           Garden
  33A2   Multifamily           Garden
   34    Multifamily           Garden                  L(30),D(87),O(3)                60,225    2,664,560
   35    Multifamily           Garden                  L(24),YM1%(96)                  72,952    1,483,987
   36    Retail                Anchored                L(35),YM1%(3),D(79),O(3)        71,211    1,575,114
----------------------------------------------------------------------------------------------------------
   37    Retail                Single Tenant           L(48),YM1%(69),O(3)             71,714    2,382,040
   38    Retail                Anchored                L(60),YM1%(57),O(3)             71,253    2,115,401
   39    Retail                Single Tenant           L(27),D(91),O(2)                69,622      999,018
   40    Retail                Unanchored              L(35),D(82),O(3)                65,135    1,236,222
   41    Parking Garage        Parking Garage          L(48),YM1%(69),O(3)             72,360    2,147,724
----------------------------------------------------------------------------------------------------------
   42    Retail                Anchored                L(36),YM1%(81),O(3)             67,487    1,325,502
   43    Office                Suburban                L(32),D(85),O(3)                56,512    1,965,367
   44    Retail                Anchored                L(48),YM1%(69),O(3)             69,395    1,470,960
   45    Retail                Anchored                L(28),D(86),O(6)                62,780    1,285,981
   46    Industrial/Warehouse  R&D                     YM1%(114),O(6)                  51,172    1,258,864
----------------------------------------------------------------------------------------------------------
   47    Retail                Anchored                L(26),D(91),O(3)                64,130    1,259,398
   48    Hotel                 Full Service            L(48),D(72)                     60,610    5,524,154
   49    Retail                Anchored                YM1%(36),O(24)                  51,728    1,214,094
   50    Office                Suburban                YM0.5%(117),O(3)                56,658    1,512,623
   51    Multifamily           Garden                  L(48),D(72)                     61,437    1,498,701
----------------------------------------------------------------------------------------------------------
   52    Multifamily           Garden                  L(41),D(77),O(2)                52,952    2,218,253
   53    Office                N/A                     L(48),YM1%(69),O(3)             47,400    1,112,298
   54    Mobile Home Park      Mobile Home Park        L(48),YM1%(69),O(3)             41,080    1,334,888
   55    Office                Medical                 L(26),D(92),O(2)                51,221    1,675,579
   56    Multifamily           Garden                  L(27),D(92),O(1)                47,751    1,358,500
----------------------------------------------------------------------------------------------------------
   57    Multifamily           Garden                  L(27),D(33)                     47,785    1,590,071
   58    Multifamily           Garden                  L(26),D(93),O(1)                47,094    1,453,662
   59    Hotel                 Limited Service         L(25),D(93),O(2)                49,051    3,025,563
  59A1   Hotel                 Limited Service
  59A2   Hotel                 Limited Service
----------------------------------------------------------------------------------------------------------
   60    Industrial/Warehouse  Office/Warehouse        L(27),D(90),O(3)                46,437      956,971
   61    Office                Suburban                YM1%(117),O(3)                  39,921      906,416
   62    Retail                Anchored                L(72),YM1%(105),O(3)            42,014    1,235,276
   63    Retail                Single Tenant           L(48),D(72)                     39,955      690,695
   64    Self-Storage          Self Storage            L(27),D(91),O(2)                39,140      876,633
----------------------------------------------------------------------------------------------------------
   65    Office                Suburban                L(26),D(94)                     38,832      905,046
   66    Office                Suburban                L(26),D(88),O(6)                38,697      543,123
   67    Industrial/Warehouse  N/A                     L(48),YM1%(69),O(3)             29,300      486,732
   68    Industrial/Warehouse  Flex                    L(26),D(91),O(3)                37,276      852,804
   69    Office                N/A                     L(25),D(96)                     37,850            0
----------------------------------------------------------------------------------------------------------
   70    Multifamily           Garden                  L(31),D(86),O(3)                33,555      997,332
   71    Multifamily           Garden                  L(26),D(91),O(3)                36,479    1,083,898
   72    Industrial/Warehouse  N/A                     L(48),YM1%(69),O(3)             27,835      457,848
   73    Multifamily           Garden                  YM1%(117),O(3)                  32,184      974,234
   74    Retail                Anchored                L(27),DorYM1%(90),O(3)          34,331      942,566
----------------------------------------------------------------------------------------------------------
   75    Self-Storage          N/A                     L(25),YM1%(92),O(3)             36,853    1,182,787
   76    Retail                Anchored                L(48),D(72)                     30,446      686,628
   77    Hotel                 Limited Service         L(30),D(88),O(2)                32,883    1,692,080
   78    Retail                Shadow Anchored         L(28),D(86),O(6)                31,079      709,251
   79    Retail                Unanchored              L(48),D(72)                     31,341      564,429
----------------------------------------------------------------------------------------------------------
   80    Retail                Unanchored              L(36),YM1%(81),O(3)             29,252      690,433
   81    Retail                Shadow Anchored         L(48),D(69),O(3)                28,634      473,260
   82    Self-Storage          N/A                     L(25),YM1%(94),O(1)             27,250      639,211
   83    Retail                Anchored                L(28),D(92)                     26,313      635,620
   84    Self-Storage          Self Storage            L(27),D(33),O(60)               25,023      938,224
----------------------------------------------------------------------------------------------------------
   85    Retail                Unanchored              L(27),D(91),O(2)                17,881      588,227
   86    Retail                Shadow Anchored         L(25),YM1%(143),O(12)           22,597      473,162
   87    Retail                Anchored                L(48),D(72)                     21,602      455,877
   88    Retail                Various                 L(28),YM1%(89),O(3)             19,314      477,854
  88A1   Retail                Unanchored
----------------------------------------------------------------------------------------------------------
  88A2   Retail                Single Tenant
  88A3   Retail                Single Tenant
   89    Retail                Single Tenant           YM1%(28),DorYM1%(89),O(3)       15,084      252,290
   90    Mixed-Use             Office/Industrial       L(26),D(92),O(2)                18,311      454,912
   91    Retail                Single Tenant           YM1%(28),DorYM1%(89),O(3)       14,288      241,520
----------------------------------------------------------------------------------------------------------
   92    Industrial/Warehouse  N/A                     L(25),D(95)                     17,920      356,889
   93    Industrial/Warehouse  Office/Warehouse        L(27),D(91),O(2)                17,277      352,640
   94    Retail                Unanchored              L(26),D(91),O(3)                18,124      354,321
   95    Multifamily           Garden                  L(48),D(72)                     15,256      687,316
   96    Retail                Single Tenant           YM1%(27),DorYM1%(90),O(3)       12,665      211,692
----------------------------------------------------------------------------------------------------------
   97    Retail                Single Tenant           L(25),YM1%(92),O(3)             16,223      411,212
   98    Retail                Single Tenant           L(25),YM1%(92),O(3)             16,223      416,811
   99    Retail                Unanchored              L(28),D(90),O(2)                14,908      397,609
  100    Retail                Unanchored              L(25),D(95)                     15,405      262,606
  101    Retail                Single Tenant           L(48),D(69),O(3)                14,400      283,480
----------------------------------------------------------------------------------------------------------
  102    Retail                Unanchored              L(26),D(94)                     14,129      378,601
  103    Retail                Single Tenant           L(25),YM1%(92),O(3)             13,861      364,702
  104    Retail                Single Tenant           L(25),YM1%(92),O(3)             13,762      368,483
  105    Office                N/A                     L(25),D(142)                    19,437    1,146,857
  106    Self-Storage          N/A                     L(29),YM1%(90),O(1)             12,569      303,053
----------------------------------------------------------------------------------------------------------
  107    Office                N/A                     L(26),D(94)                     11,496      362,605
  108    Retail                Unanchored              L(27),D(92),O(1)                 9,566      208,611
  109    Retail                Single Tenant           L(25),YM1%(92),O(3)              8,663      344,455
  110    Retail                Unanchored              L(48),D(72)                      6,777      178,626

            TOTAL       U/W NET     U/W NET
CONTROL   EXPENSES     OPERATING     CASH               MOST RECENT           MOST RECENT
  NO.        ($)      INCOME ($)   FLOW ($)               PERIOD                  NOI
-----------------------------------------------------------------------------------------

   1      21,248,698  50,081,736  49,100,050               2006                39,439,159
   2     109,916,119  80,712,013  71,639,678           TTM (7/2007)            79,825,410
  2A1                                                       N/A                       N/A
  2A2                                                       N/A                       N/A
  2A3                                                       N/A                       N/A
-----------------------------------------------------------------------------------------
  2A4                                                       N/A                       N/A
  2A5                                                       N/A                       N/A
  2A6                                                       N/A                       N/A
  2A7                                                       N/A                       N/A
  2A8                                                       N/A                       N/A
-----------------------------------------------------------------------------------------
  2A9                                                       N/A                       N/A
  2A10                                                      N/A                       N/A
  2A11                                                      N/A                       N/A
  2A12                                                      N/A                       N/A
  2A13                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A14                                                      N/A                       N/A
  2A15                                                      N/A                       N/A
  2A16                                                      N/A                       N/A
  2A17                                                      N/A                       N/A
  2A18                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A19                                                      N/A                       N/A
  2A20                                                      N/A                       N/A
  2A21                                                      N/A                       N/A
  2A22                                                      N/A                       N/A
  2A23                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A24                                                      N/A                       N/A
  2A25                                                      N/A                       N/A
  2A26                                                      N/A                       N/A
  2A27                                                      N/A                       N/A
  2A28                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A29                                                      N/A                       N/A
  2A30                                                      N/A                       N/A
  2A31                                                      N/A                       N/A
  2A32                                                      N/A                       N/A
  2A33                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A34                                                      N/A                       N/A
  2A35                                                      N/A                       N/A
  2A36                                                      N/A                       N/A
  2A37                                                      N/A                       N/A
  2A38                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A39                                                      N/A                       N/A
  2A40                                                      N/A                       N/A
  2A41                                                      N/A                       N/A
  2A42                                                      N/A                       N/A
  2A43                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  2A44                                                      N/A                       N/A
  2A45                                                      N/A                       N/A
   3      16,419,131  30,546,921  29,918,009               2006                22,698,181
   4       8,245,055  17,568,963  17,231,904                N/A                       N/A
   5      18,021,567  23,138,700  22,648,606               2006                20,530,491
-----------------------------------------------------------------------------------------
   6      11,612,746  16,651,847  15,910,826         TTM (07/31/2007)          12,981,973
   7
           6,436,576  11,518,765  11,087,207       T-8 Ann. (8/31/2007)         7,406,174
   8       6,126,139   8,785,990   8,387,740       T-12 Ending 6/30/2007        8,894,208
  8A1                                                       N/A                       N/A
  8A2                                                       N/A                       N/A
-----------------------------------------------------------------------------------------
  8A3                                                       N/A                       N/A
  8A4                                                       N/A                       N/A
   9       4,261,031   7,889,702   7,651,221        T-12 (08/06-07/07)          8,946,035
   10      2,365,120   7,385,183   7,180,995                N/A                       N/A
   11      1,714,163   6,385,061   6,127,795        T-12 (06/06-05/07)          5,913,265
-----------------------------------------------------------------------------------------
   12     36,889,188   7,487,263   6,032,298               2007                 9,961,727
   13      1,896,425   5,461,620   5,190,652         TTM (07/31/2007)           5,751,946
   14     12,364,859   5,447,018   4,734,542         TTM (08/31/2007)           5,339,681
   15     65,735,997  65,910,428  62,425,952         TTM (06/30/2007)          50,342,160
   16      4,598,251   3,931,794   3,767,058               2006                 3,350,346
-----------------------------------------------------------------------------------------
   17      1,738,627   4,034,834   3,984,665         T-12 (9/06-8/07)           4,479,303
   18      2,291,367   3,757,452   3,284,386   2007 YTD Annualized End 6/07     3,581,415
   19
             583,234   2,606,347   2,515,868          T-12(8/06-7/07)           2,412,339
   20      1,867,716   2,310,056   2,210,330          TTM (9/30/2007)           1,807,401
  20A1                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  20A2                                                      N/A                       N/A
  20A3                                                      N/A                       N/A
  20A4                                                      N/A                       N/A
   21      2,593,344   2,261,736   2,106,822      Annualized (9/30/2007)        2,083,706
   22        905,934   1,874,989   1,793,206                N/A                       N/A
-----------------------------------------------------------------------------------------
   23         15,420   1,526,580   1,522,940                N/A                       N/A
   24        399,953   1,622,472   1,529,592          T-12 (5/31/07)            1,566,408
   25        750,426   1,624,591   1,541,595               2006                 1,588,197
   26      1,384,244   1,404,187   1,298,743        T-12 (07/06-06/07)          1,226,286
   27         19,254   1,358,130   1,354,841                N/A                       N/A
-----------------------------------------------------------------------------------------
  27A1                                                      N/A                       N/A
  27A2                                                      N/A                       N/A
  27A3                                                      N/A                       N/A
  27A4                                                      N/A                       N/A
   28        781,317   1,270,131   1,190,240               2006                 1,350,484
-----------------------------------------------------------------------------------------
   29        775,042   1,129,615   1,109,615               2006                   910,037
   30        821,095   1,336,285   1,301,941         T-12 (6/06-5/07)             724,457
   31        844,700   1,174,003   1,147,189       T-8 Ann. (8/31/2007)         1,245,621
   32        309,581   1,135,038   1,117,345               2006                 1,075,693
   33      1,222,132   1,290,700   1,223,500               2006                 1,192,071
-----------------------------------------------------------------------------------------
  33A1                                                      N/A                       N/A
  33A2                                                      N/A                       N/A
   34      1,664,100   1,000,460     911,460          TTM (8/31/2007)             924,982
   35        505,851     978,136     943,886        2007 YTD (Jan-Mar)          1,017,527
   36        497,809   1,077,305   1,030,937         T-12 (8/06-7/07)           1,038,428
-----------------------------------------------------------------------------------------
   37      1,206,937   1,175,103   1,164,961                N/A                       N/A
   38        569,219   1,546,182   1,499,051         T-12 (9/06-8-07)           1,339,988
   39         29,971     969,048     962,098                N/A                       N/A
   40        263,594     972,628     935,529                N/A                       N/A
   41        581,802   1,565,922   1,528,922         T-12 (8/06-7/07)           1,762,388
-----------------------------------------------------------------------------------------
   42        418,329     907,173     882,176     YTD (8/31/07) Annualized         940,660
   43        836,076   1,129,291   1,006,024               2006                   620,932
   44        371,218   1,099,742   1,073,878                N/A                       N/A
   45        368,205     917,776     873,989               2006                   745,697
   46        285,883     972,981     916,397       T-7 Ann. (7/31/2007)         1,311,034
-----------------------------------------------------------------------------------------
   47        229,394   1,030,004     922,795          Annualized 2007           1,010,230
   48      4,336,915   1,187,239     966,272          T-12 6/30/2007            1,312,348
   49        265,935     948,159     886,934       T-7 Ann. (7/31/2007)           995,251
   50        598,170     914,453     829,165       T-7 Ann. (7/31/2007)         1,027,511
   51        659,132     839,569     809,834            Trailing 12               844,337
-----------------------------------------------------------------------------------------
   52      1,219,804     998,449     912,562          TTM (8/31/2007)           1,026,853
   53        352,912     759,386     705,662        T-12 Ending 8/31/07           666,000
   54        637,731     697,157     690,689       T-12 (Sept 06-Aug 07)          735,924
   55        686,467     989,112     876,579       T-8 Ann. (8/31/2007)         1,075,954
   56        642,809     715,691     673,666            Trailing 12               676,069
-----------------------------------------------------------------------------------------
   57        870,522     719,549     669,149        T-12 (06/06-05/07)            672,514
   58        745,021     708,641     648,783   Trailing 12 (Aug 06-July 07)       621,033
   59      2,088,724     936,839     815,816         TTM (08/31/2007)             932,113
  59A1                                                      N/A                       N/A
  59A2                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
   60        231,451     725,520     677,133                N/A                       N/A
   61        251,779     654,637     597,669                N/A                       N/A
   62        515,320     719,956     637,440         T-12 (9/06-8/07)             706,679
   63        141,013     549,682     546,237                N/A                       N/A
   64        306,295     570,338     566,099          TTM (6/30/2007)             559,560
-----------------------------------------------------------------------------------------
   65        294,222     610,824     570,519          TTM (8/31/2007)             618,755
   66              0     543,123     532,593                N/A                       N/A
   67         17,036     469,696     459,966                N/A                       N/A
   68        283,157     569,647     536,816               2006                   402,032
   69              0     547,737     500,085                N/A                       N/A
-----------------------------------------------------------------------------------------
   70        495,496     531,836     482,836          TTM (8/31/2007)             561,299
   71        549,464     534,434     501,634        T-12 (07/06-06/07)            469,099
   72         16,025     441,823     438,033                N/A                       N/A
   73        466,098     508,135     471,015       T-8 Ann. (8/31/2007)           469,025
   74        353,420     589,145     521,712          TTM (6/30/2007)             312,186
-----------------------------------------------------------------------------------------
   75        582,919     599,869     585,919          TTM (8/31/2007)             764,649
   76        198,585     488,043     461,637             5/07-8/07                139,191
   77      1,115,428     576,652     508,969          TTM (3/31/2007)             534,243
   78        250,049     459,202     423,413               2006                   448,511
   79        102,387     462,042     440,648     2007 YTD Ann. (1/07-9/07)        303,208
-----------------------------------------------------------------------------------------
   80        215,560     474,873     452,945           T-12 (08/07)               503,212
   81         76,246     397,014     373,261          Annualized 2007             212,216
   82        229,097     410,114     398,631          TTM (6/30/2007)             400,434
   83        169,459     466,161     402,685               2006                   467,352
   84        549,783     388,440     375,427       T-6 Ann. (6/30/2007)           361,136
-----------------------------------------------------------------------------------------
   85        188,577     399,651     380,118       T-8 Ann. (8/31/2007)           374,642
   86        141,742     331,420     314,406          TTM (7/06-6/07)             346,380
   87        104,584     351,293     320,746         2007 YTD Jan-June            140,591
   88        185,796     292,058     277,733               2006                   271,477
  88A1                                                      N/A                       N/A
-----------------------------------------------------------------------------------------
  88A2                                                      N/A                       N/A
  88A3                                                      N/A                       N/A
   89          7,569     244,722     231,083                N/A                       N/A
   90        174,643     280,269     267,133       T-7 Ann. (7/31/2007)           122,121
   91          7,246     234,274     219,632                N/A                       N/A
-----------------------------------------------------------------------------------------
   92         94,556     262,333     237,670               2006                   253,824
   93         64,726     287,914     260,090       T-8 Ann. (8/31/2007)            96,029
   94        110,202     244,119     233,693               2006                   182,243
   95        433,549     253,767     227,517  2007 YTD Annualized (End 8/07)      225,936
   96          6,351     205,341     192,787                N/A                       N/A
-----------------------------------------------------------------------------------------
   97         24,673     386,539     386,539                N/A                       N/A
   98         25,009     391,802     391,802                N/A                       N/A
   99        123,845     273,764     242,693       T-5 Ann. (5/31/2007)           328,609
  100         55,457     207,149     203,225                N/A                       N/A
  101         94,427     189,053     188,041        T-12 (05/06-04/07)            192,674
-----------------------------------------------------------------------------------------
  102        180,891     197,710     188,062                N/A                       N/A
  103         21,882     342,820     342,820                N/A                       N/A
  104         22,109     346,374     346,374                N/A                       N/A
  105        707,015     439,842     387,669          T-10 Annualized             449,065
  106        110,153     192,900     184,171          TTM (5/31/2007)             169,562
-----------------------------------------------------------------------------------------
  107        159,960     202,645     178,652     2007 Annualized 1/07-6/07        205,448
  108         54,266     154,344     137,584               2006                   131,963
  109        127,985     216,470     192,970                N/A                       N/A
  110         60,872     117,754     112,474                N/A                       N/A

                                                                                2ND               2ND          3RD
CONTROL  GROUP                                                              MOST RECENT       MOST RECENT  MOST RECENT
  NO.     NO.   LOAN SELLER                PROPERTY NAME                        YEAR              NOI         YEAR
----------------------------------------------------------------------------------------------------------------------

   1       1        LB       Aventura Mall                                      2005           39,523,246       N/A
   2       1        LB       Innkeepers Portfolio                               2006           75,398,334      2005
  2A1      1        LB       Residence Inn Silicon Valley II                    N/A                   N/A       N/A
  2A2      1        LB       Residence Inn Silicon Valley I                     N/A                   N/A       N/A
  2A3      1        LB       Residence Inn Saddle River                         N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A4      1        LB       Residence Inn Ohare Rosemont                       N/A                   N/A       N/A
  2A5      1        LB       Residence Inn Gaithersburg                         N/A                   N/A       N/A
  2A6      1        LB       Residence Inn San Mateo                            N/A                   N/A       N/A
  2A7      1        LB       Summerfield Suites El Segundo                      N/A                   N/A       N/A
  2A8      1        LB       Residence Inn Bellevue                             N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A9      1        LB       Residence Inn San Jose South                       N/A                   N/A       N/A
  2A10     1        LB       Residence Inn Mountain View                        N/A                   N/A       N/A
  2A11     1        LB       Summerfield Suites Belmont                         N/A                   N/A       N/A
  2A12     1        LB       Residence Inn Tukwila                              N/A                   N/A       N/A
  2A13     1        LB       Hampton Inn Willow Grove                           N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A14     1        LB       Residence Inn Addison                              N/A                   N/A       N/A
  2A15     1        LB       Residence Inn Lynnwood                             N/A                   N/A       N/A
  2A16     1        LB       Courtyard Fort Lauderdale                          N/A                   N/A       N/A
  2A17     1        LB       Residence Inn Denver Downtown                      N/A                   N/A       N/A
  2A18     1        LB       Residence Inn Atlanta Downtown                     N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A19     1        LB       Summerfield Suites Las Colinas                     N/A                   N/A       N/A
  2A20     1        LB       Residence Inn Altamonte Springs                    N/A                   N/A       N/A
  2A21     1        LB       Residence Inn Bothell                              N/A                   N/A       N/A
  2A22     1        LB       Residence Inn Arlington                            N/A                   N/A       N/A
  2A23     1        LB       Hampton Inn Germantown                             N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A24     1        LB       Residence Inn Denver South                         N/A                   N/A       N/A
  2A25     1        LB       Summerfield Suites Mount Laurel                    N/A                   N/A       N/A
  2A26     1        LB       Residence Inn Richmond NW                          N/A                   N/A       N/A
  2A27     1        LB       Hampton Inn Islandia                               N/A                   N/A       N/A
  2A28     1        LB       Residence Inn Cherry Hill                          N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A29     1        LB       Residence Inn Peachtree Corners                    N/A                   N/A       N/A
  2A30     1        LB       Hampton Inn Lombard                                N/A                   N/A       N/A
  2A31     1        LB       Residence Inn Richmond                             N/A                   N/A       N/A
  2A32     1        LB       Hampton Inn Westchester                            N/A                   N/A       N/A
  2A33     1        LB       Residence Inn San Jose                             N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A34     1        LB       Residence Inn Louisville                           N/A                   N/A       N/A
  2A35     1        LB       Residence Inn Lexington North                      N/A                   N/A       N/A
  2A36     1        LB       Hampton Inn Schaumburg                             N/A                   N/A       N/A
  2A37     1        LB       Residence Inn Livonia                              N/A                   N/A       N/A
  2A38     1        LB       Residence Inn Shelton                              N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A39     1        LB       Residence Inn Binghamton                           N/A                   N/A       N/A
  2A40     1        LB       Towneplace Suites Horsham                          N/A                   N/A       N/A
  2A41     1        LB       Hampton Inn Naples                                 N/A                   N/A       N/A
  2A42     1        LB       Residence Inn Portland                             N/A                   N/A       N/A
  2A43     1        LB       Residence Inn Windsor                              N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  2A44     1        LB       Hampton Inn Columbia                               N/A                   N/A       N/A
  2A45     1        LB       Residence Inn Fremont                              N/A                   N/A       N/A
   3       1        UBS      One State Street Plaza                             2005           22,674,726       N/A
   4       1        LB       District at Tustin Legacy                          N/A                   N/A       N/A
   5       1        UBS      Carnegie Hall Tower                                2005           21,366,342      2004
----------------------------------------------------------------------------------------------------------------------
   6       1        UBS      Miami Center                                       2006           12,827,863      2005
   7       1      KeyBank    The Legends at Village West                        2006            3,084,507       N/A
   8       2        LB       Nashville Multifamily Portfolio                    2006            8,612,751      2005
  8A1      2        LB       Cherry Creek Apartments                            N/A                   N/A       N/A
  8A2      2        LB       Arbors of Brentwood Apartments                     N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  8A3      2        LB       Cambridge at Hickory Hollow Apartments             N/A                   N/A       N/A
  8A4      2        LB       Preakness Apartments                               N/A                   N/A       N/A
   9       1        LB       Meyerland Plaza                                    2006            7,946,154      2005
   10      1      KeyBank    Superstition Gateway                               N/A                   N/A       N/A
   11      1        LB       Crossroads Plaza                                   2006            5,838,196      2005
----------------------------------------------------------------------------------------------------------------------
   12      1        LB       Ritz Carlton Bachelor Gulch                        2006            7,876,837      2005
   13      1        UBS      Ballston Tower                                     2006            5,615,456      2005
   14      1        UBS      Chateau Marmont                                    2006            5,183,102      2005
   15      1        UBS      Sears Tower                                        2006           52,696,945      2005
   16      1        UBS      LeedsPark                                          2005            2,859,556       N/A
----------------------------------------------------------------------------------------------------------------------
   17      1        LB       Charleston Plaza                                   N/A                   N/A       N/A
   18      1        LB       Interstate Corporate Center                        2006            3,721,273      2005
   19      1        LB       Fairfield Shopping Center                          2006            2,118,644      2005
   20      1        UBS      Ithaca Multifamily Portfolio                       2006            1,799,152      2005
  20A1     1        UBS      Eddygate Park Apartments                           N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  20A2     1        UBS      Center Ithaca                                      N/A                   N/A       N/A
  20A3     1        UBS      Lakeland Apartments                                N/A                   N/A       N/A
  20A4     1        UBS      Cayuga Apartments                                  N/A                   N/A       N/A
   21      1        UBS      Soundview Marketplace                        TTM (9/30/2006)       1,966,722      2005
   22      1        UBS      Hamilton Business Center                           N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   23      1        UBS      21-25 West 20th Street                             N/A                   N/A       N/A
   24      1        LB       Southgate Shopping Center                          2006            1,631,479      2005
   25      1        UBS      Bucks Town Corp Center                             2005            1,418,338       N/A
   26      2        LB       Waters Edge Apartments                             2006            1,365,575      2005
   27      1        UBS      Banco Popular Portfolio                            N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  27A1     1        UBS      162-164 East 116th Street                          N/A                   N/A       N/A
  27A2     1        UBS      1046 Southern Boulevard                            N/A                   N/A       N/A
  27A3     1        UBS      1619 Sheepshead Bay Road                           N/A                   N/A       N/A
  27A4     1        UBS      918 Seneca Avenue                                  N/A                   N/A       N/A
   28      1        UBS      101 West Avenue                                    2005            1,206,740      2004
----------------------------------------------------------------------------------------------------------------------
   29      2        UBS      519-525 Hudson Street                              N/A                   N/A       N/A
   30      1        LB       400 Woodland Prime                                 2006            1,141,118      2005
   31      2      KeyBank    Carlyle Apartments                           TTM (8/31/2007)       1,261,864      2006
   32      1        UBS      Duval Street                                       2005              862,909      2004
   33      2        LB       Somerset Place & Woodridge Apartments              2005            1,311,919       N/A
----------------------------------------------------------------------------------------------------------------------
  33A1     2        LB       Woodridge Apartments                               N/A                   N/A       N/A
  33A2     2        LB       Somerset Place                                     N/A                   N/A       N/A
   34      2        UBS      Riverstone Apartments                              2006              979,502      2005
   35      2        LB       The Villas Apartments                              2006              887,725       N/A
   36      1        LB       Bashas Gold Canyon                                 N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   37      1        LB       Whole Foods - Cupertino                            N/A                   N/A       N/A
   38      1        LB       Spanish Springs Shopping Center                    2006            1,235,666      2005
   39      1      KeyBank    Giant Eagle                                        N/A                   N/A       N/A
   40      1      KeyBank    Geist Pavilion                                     N/A                   N/A       N/A
   41      1        LB       Tower Parking Garage                               2006            1,723,231      2005
----------------------------------------------------------------------------------------------------------------------
   42      1        LB       Publix at FishHawk Shopping Center                 N/A                   N/A       N/A
   43      1        UBS      Discovery Office                                   2005              476,193       N/A
   44      1        LB       Publix at Palm Coast                               N/A                   N/A       N/A
   45      1        LB       Rosenberg Shopping Center                          N/A                   N/A       N/A
   46      1      KeyBank    Northrop Grumman Industrial Building               2006            1,317,347      2005
----------------------------------------------------------------------------------------------------------------------
   47      1        LB       Abingdon Towne Center                              2006            1,075,795      2005
   48      1        LB       Hotel Vintage Court                                2006            1,257,236      2005
   49      1      KeyBank    Mount Vernon Village Center                        2006              806,618      2005
   50      1      KeyBank    Stoneridge III Office                              2006              936,337      2005
   51      2        LB       Stirling Bay                                 2006 Annualized         819,878      2005
----------------------------------------------------------------------------------------------------------------------
   52      2      KeyBank    Highland Grande Apartments                         2006              981,151      2005
   53      1        LB       Magnolia Green III Office Building                 2006               58,000       N/A
   54      2        LB       San Joaquin MHP                                    2006              766,126      2005
   55      1      KeyBank    945 Goethals Drive                                 2006            1,025,492      2005
   56      2        LB       Cedars of San Marcos                               N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   57      2        LB       Rosewood Village                                   2006              597,939      2005
   58      2        LB       Pleasant Run Apartments                            2006              635,605      2005
   59      1        UBS      Comfort Inn & Country Inn Portfolio                2006              830,128      2005
  59A1     1        UBS      Comfort Inn                                        N/A                   N/A       N/A
  59A2     1        UBS      Country Inn                                        N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   60      1      KeyBank    Underwood Gartland 9                               N/A                   N/A       N/A
   61      1      KeyBank    Century Park III                                   N/A                   N/A       N/A
   62      1        LB       Hunt Club Corners                                  N/A                   N/A       N/A
   63      1        LB       Kohl's Branson                                     N/A                   N/A       N/A
   64      1      KeyBank    Marin Self Storage & Wine Vaults                   2006              500,321      2005
----------------------------------------------------------------------------------------------------------------------
   65      1        UBS      Gateway Plaza                                      2006              577,858      2005
   66      1        UBS      Kaplan Career Institute                            N/A                   N/A       N/A

   67      1        LB       Premier Park of Commerce - FedEx Ground            N/A                   N/A       N/A
   68      1        UBS      Liberty Gray Plaza                                 2005              627,724       N/A

   69      1        LB       Wachovia Bank Tower                                N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   70      2        UBS      The Villas                                         2006              528,608      2005
   71      2        LB       Summit on the Ridge                                2006              427,154      2006
   72      1        LB       Premier Park of Commerce - FedEx Freight           N/A                   N/A       N/A
   73      2      KeyBank    Ashley Oaks Apartments                       TTM (8/31/2007)         493,158      2006
   74      1        UBS      Northstar Shopping Center                          2006              309,823      2005
----------------------------------------------------------------------------------------------------------------------
   75      1        UBS      Canton Marketplace                                 2006              775,191      2005
   76      1        LB       Riley Place Shopping Center                        2006              363,135      2005
   77      1        UBS      Quality Inn - Laurel                               2006              442,778      2005
   78      1        LB       Guadalupe Plaza                                    2005              334,646      2004
   79      1        LB       The Shoppes at Orange Grove                  TTM (7/06-6/07)         207,688      2006
----------------------------------------------------------------------------------------------------------------------
   80      1        LB       Polaris Retail Center                     2006 7 mo. Annualized      554,519       N/A
   81      1        LB       Hillcrest Shopping Center                          N/A                   N/A       N/A
   82      1        UBS      Noah's Ark Storage                                 2006              376,313      2005
   83      1        LB       Batesville Shopping Center                         2005              442,472      2004
   84      1      KeyBank    Storage Outlet                               TTM (4/30/2007)         366,903      2006
----------------------------------------------------------------------------------------------------------------------
   85      1      KeyBank    9 West Jackson                               TTM (4/30/2007)         499,181      2006
   86      1        LB       River Plaza                                        2006              355,128      2005
   87      1        LB       La Vergne Food Lion                                2006              361,356      2005
   88      1        UBS      Binghamton Retail Portfolio                        N/A                   N/A       N/A
  88A1     1        UBS      904 Upper Front Street                             N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
  88A2     1        UBS      Chuck E Cheese                                     N/A                   N/A       N/A
  88A3     1        UBS      Applebee's-Dickinson                               N/A                   N/A       N/A
   89      1        UBS      Tractor Supply Shreveport                          N/A                   N/A       N/A
   90      1      KeyBank    Burma Commerce Park                                2006              322,416      2005
   91      1        UBS      Tractor Supply Odessa                              N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   92      1        LB       21609 North 12th Avenue                            N/A                   N/A       N/A
   93      1      KeyBank    West Winds Business Park                           2006               47,152       N/A
   94      1        LB       Meyerland Commons                                  N/A                   N/A       N/A
   95      2        LB       Cedar Bluff Apartments                             2006              259,391      2005
   96      1        UBS      Tractor Supply DeRidder                            N/A                   N/A       N/A
----------------------------------------------------------------------------------------------------------------------
   97      1        UBS      Walgreens Tryon                                    N/A                   N/A       N/A
   98      1        UBS      Walgreens Pueblo                                   N/A                   N/A       N/A
   99      1      KeyBank    Janita Plaza                                       2006              255,015      2005
  100      1        LB       5600 East 7th Street                               N/A                   N/A       N/A
  101      1        LB       CVS Pharmacy - Rocky Hill                          2006              186,765      2005
----------------------------------------------------------------------------------------------------------------------
  102      1        LB       Starbucks Center                                   N/A                   N/A       N/A
  103      1        UBS      Walgreens Amity                                    N/A                   N/A       N/A
  104      1        UBS      Walgreens Taylor                                   N/A                   N/A       N/A
  105      1        LB       1350 South King Street                             2006              277,544      2005
  106      1        UBS      Barksdale Storage                                  2006              179,058      2005
----------------------------------------------------------------------------------------------------------------------
  107      1        LB       Wadel Connally Office Building                     2006              158,653      2005
  108      1        UBS      Crossroads Shopping Center                         2005              126,165       N/A
  109      1        UBS      Arvada Office Max                                  N/A                   N/A       N/A
  110      1        LB       University Shoppes IV                              N/A                   N/A       N/A

                                CUT-OFF DATE
             3RD         U/W        U/W                                    CUT-OFF  SCHEDULED   HOSPITALITY
CONTROL  MOST RECENT     NCF        NCF         APPRAISED       APPRAISAL    DATE   MATURITY/     AVERAGE           YEAR
  NO.        NOI      DSCR (X)    DSCR (X)      VALUE ($)         DATE     LTV (%)   LTV (%)   DAILY RATE ($)       BUILT
-----------------------------------------------------------------------------------------------------------------------------

   1             N/A    1.91        1.91        910,000,000     9/25/2007    47.3      47.3         N/A                  1983
   2      66,521,046    1.12        1.28      1,173,900,000       Various    70.3      66.4        117.29             Various
  2A1            N/A                             77,700,000      5/1/2007                          134.41                1985
  2A2            N/A                             74,300,000      5/1/2007                          138.94                1983
  2A3            N/A                             52,000,000      5/1/2007                          141.13                2002
-----------------------------------------------------------------------------------------------------------------------------
  2A4            N/A                             41,000,000     4/25/2007                          116.07                1998
  2A5            N/A                             37,300,000      5/1/2007                          150.77                1998
  2A6            N/A                             37,300,000      5/3/2007                          126.23                1985
  2A7            N/A                             34,500,000     4/27/2007                          129.92                1995
  2A8            N/A                             34,400,000     4/26/2007                          157.48                1984
-----------------------------------------------------------------------------------------------------------------------------
  2A9            N/A                             33,600,000      5/2/2007                          120.55                1998
  2A10           N/A                             33,500,000      5/2/2007                          155.80                1985
  2A11           N/A                             33,000,000      5/4/2007                          123.51                1995
  2A12           N/A                             32,400,000      5/1/2007                          122.63                1985
  2A13           N/A                             31,100,000     4/23/2007                          120.11                1991
-----------------------------------------------------------------------------------------------------------------------------
  2A14           N/A                             30,900,000     4/25/2007                          100.10                1996
  2A15           N/A                             29,500,000     4/30/2007                          126.25                1987
  2A16           N/A                             28,600,000     4/25/2007                          115.20                1988
  2A17           N/A                             28,200,000     4/26/2007                          118.17                1982
  2A18           N/A                             28,000,000      5/1/2007                          127.80                1996
-----------------------------------------------------------------------------------------------------------------------------
  2A19           N/A                             27,400,000     4/26/2007                          102.24                1996
  2A20           N/A                             27,000,000     4/27/2007                          103.17                1985
  2A21           N/A                             25,500,000     4/27/2007                          129.11                1991
  2A22           N/A                             24,800,000     4/26/2007                          100.83                1995
  2A23           N/A                             23,800,000      5/2/2007                          104.89                1986
-----------------------------------------------------------------------------------------------------------------------------
  2A24           N/A                             23,000,000     4/26/2007                          97.47                 1981
  2A25           N/A                             20,800,000     4/24/2007                          101.74                1996
  2A26           N/A                             19,800,000     4/30/2007                          100.87                1998
  2A27           N/A                             19,200,000      5/4/2007                          114.91                1988
  2A28           N/A                             18,200,000     4/24/2007                          113.33                1989
-----------------------------------------------------------------------------------------------------------------------------
  2A29           N/A                             18,200,000     4/30/2007                          88.93                 1998
  2A30           N/A                             16,400,000     4/27/2007                          97.28                 1987
  2A31           N/A                             16,300,000     4/30/2007                          111.73                1985
  2A32           N/A                             16,300,000     4/26/2007                          102.38                1988
  2A33           N/A                             16,200,000      5/3/2007                          128.70                1986
-----------------------------------------------------------------------------------------------------------------------------
  2A34           N/A                             16,000,000      5/2/2007                          92.64                 1984
  2A35           N/A                             15,500,000      5/4/2007                          99.41                 1985
  2A36           N/A                             15,400,000     4/24/2007                          97.99                 1986
  2A37           N/A                             14,500,000     4/30/2007                          98.69                 1998
  2A38           N/A                             14,300,000     4/30/2007                          115.56                1988
-----------------------------------------------------------------------------------------------------------------------------
  2A39           N/A                             14,100,000      5/2/2007                          123.06                1987
  2A40           N/A                             13,100,000     4/23/2007                          91.33                 1999
  2A41           N/A                             13,000,000     4/26/2007                          103.01                1990
  2A42           N/A                             12,800,000     4/30/2007                          111.77                1996
  2A43           N/A                             12,800,000      5/1/2007                          111.30                1986
-----------------------------------------------------------------------------------------------------------------------------
  2A44           N/A                             11,500,000      5/1/2007                          126.78                2001
  2A45           N/A                             10,700,000      5/2/2007                          104.02                1985
   3             N/A    1.54        1.54        500,000,000     10/1/2007    59.0      59.0         N/A                  1972
   4             N/A    1.20        1.20        280,000,000     9/13/2007    73.6      73.6         N/A             2006-2007
   5      18,931,304    1.97        1.97        615,000,000     7/16/2007    30.9      30.9         N/A                  1989
-----------------------------------------------------------------------------------------------------------------------------
   6      13,342,448    1.48        1.48        317,000,000     8/17/2007    53.6      53.6         N/A                  1982
   7             N/A    1.39        1.39        176,000,000      4/1/2007    77.8      77.8         N/A                  2006
   8       8,394,090    1.25        1.25        145,200,000     7/12/2007    80.4      80.4         N/A               Various
  8A1            N/A                             67,550,000     7/12/2007                           N/A        1985/1996/1999
  8A2            N/A                             31,000,000     7/12/2007                           N/A                  1986
-----------------------------------------------------------------------------------------------------------------------------
  8A3            N/A                             30,250,000     7/12/2007                           N/A                  1997
  8A4            N/A                             16,400,000     7/12/2007                           N/A                  1985
   9       7,057,693    1.06        1.21        136,550,000     8/21/2007    67.9      62.2         N/A                  1957
   10            N/A    1.15        1.34        115,050,000     9/14/2007    73.6      69.1         N/A                  2006
   11      5,976,661    1.05        1.20        104,000,000     7/24/2007    72.1      66.1         N/A             1991-2007
-----------------------------------------------------------------------------------------------------------------------------
   12      5,938,625    1.25        1.41         82,800,000      9/1/2007    73.7      67.7        449.37                2002
   13      5,549,585    1.15        1.32         92,500,000     9/14/2007    64.9      61.0         N/A                  2000
   14      4,127,381    1.48        1.48         80,600,000     5/10/2007    68.2      68.2        518.94                1928
   15     61,687,140    1.93        1.93      1,220,000,000     3/21/2007    41.8      41.8         N/A                  1973
   16            N/A    1.06        1.21         57,500,000     9/19/2007    79.8      71.8         N/A                  1966
-----------------------------------------------------------------------------------------------------------------------------
   17            N/A    1.45        1.78         62,600,000      9/1/2006    63.8      54.3         N/A                  2006
   18      3,324,569    1.11        1.27         51,500,000     7/26/2007    74.2      67.9         N/A           1968 & 1977
   19      1,893,547    1.10        1.26         38,700,000     7/31/2007    77.5      69.5         0.00                 1977
   20      1,760,313    1.30        1.54         35,100,000     7/10/2007    67.0      62.7         N/A               Various
  20A1           N/A                             18,300,000     7/10/2007                           N/A                  1987
-----------------------------------------------------------------------------------------------------------------------------
  20A2           N/A                             10,300,000     7/10/2007                           N/A                  1981
  20A3           N/A                              4,200,000     7/10/2007                           N/A                  1941
  20A4           N/A                              2,300,000     7/10/2007                           N/A                  1933
   21      1,945,585    1.33        1.33         29,500,000     9/20/2007    73.0      59.2         N/A                  1962
   22            N/A    1.18        1.37         27,200,000     6/27/2007    75.4      70.8         N/A               Various
-----------------------------------------------------------------------------------------------------------------------------
   23            N/A    1.10        1.28         30,800,000     7/26/2007    60.1      56.5         N/A                  1927
   24      1,593,996    1.18        1.37         22,500,000     6/26/2007    77.3      72.7         N/A                  1960
   25            N/A    1.20        1.39         22,800,000     7/13/2007    75.2      68.4         N/A                  1989
   26      1,075,040    1.08        1.25         22,000,000     3/14/2007    72.7      70.3         N/A           1971 & 1977
   27            N/A    1.13        1.31         19,800,000     9/17/2007    80.0      75.3         N/A               Various
-----------------------------------------------------------------------------------------------------------------------------
  27A1           N/A                              8,400,000     9/17/2007                           N/A                  1920
  27A2           N/A                              5,800,000     9/17/2007                           N/A                  1921
  27A3           N/A                              3,500,000     9/17/2007                           N/A                  1921
  27A4           N/A                              2,100,000     9/17/2007                           N/A                  1930
   28      1,155,159    1.26        1.26         18,700,000     1/15/2007    80.0      80.0         N/A                  1989
-----------------------------------------------------------------------------------------------------------------------------
   29            N/A    1.21        1.21         25,100,000      7/2/2007    59.0      59.0         N/A                  1880
   30      1,106,412    1.19        1.36         21,500,000     10/1/2007    66.3      59.6         N/A                  1998
   31      1,312,364    1.19        1.41         19,400,000      6/8/2007    70.1      66.5         N/A                  1925
   32        721,130    1.21        1.21         19,000,000      6/8/2007    71.1      71.1         N/A                  1928
   33            N/A    1.27        1.47         16,600,000     6/14/2007    77.1      72.5         N/A               Various
-----------------------------------------------------------------------------------------------------------------------------
  33A1           N/A                             10,600,000     6/14/2007                           N/A                  1987
  33A2           N/A                              6,000,000     6/14/2007                           N/A                  1981
   34      1,019,404    1.26        1.26         15,000,000      4/4/2007    80.0      80.0         N/A                  1970
   35            N/A    1.08        1.27         15,150,000     4/10/2007    79.2      73.0         N/A                  1968
   36            N/A    1.21        1.45         17,150,000     9/19/2007    69.9      61.2         N/A                  2000
-----------------------------------------------------------------------------------------------------------------------------
   37            N/A    1.35        1.35         20,500,000      7/1/2007    58.4      48.9         N/A                  2007
   38      1,210,190    1.75        1.75         24,300,000     9/27/2006    48.8      41.2         N/A                  1995
   39            N/A    1.15        1.36         14,700,000     7/27/2007    79.6      74.4         N/A                  2007
   40            N/A    1.20        1.43         13,900,000      7/1/2007    80.0      74.7         N/A                  2005
   41      1,644,029    1.76        2.23         15,800,000      9/4/2006    69.6      57.6         N/A                  1986
-----------------------------------------------------------------------------------------------------------------------------
   42            N/A    1.09        1.09         18,000,000      4/2/2007    59.5      45.4         N/A                  2006
   43            N/A    1.48        1.48         12,700,000     1/10/2007    83.5      83.5         N/A                  1980
   44            N/A    1.29        1.29         18,700,000     6/15/2007    56.0      43.2         N/A                  2006
   45            N/A    1.16        1.35         13,100,000     6/26/2007    77.1      72.4         N/A                  1986
   46      1,277,143    1.49        1.49         17,100,000     6/28/2007    58.5      58.5         N/A                  1977
-----------------------------------------------------------------------------------------------------------------------------
   47      1,014,895    1.20        1.20         12,800,000     8/20/2007    78.1      67.5         N/A                  1988
   48        884,808    1.33        1.52         17,200,000     7/20/2007    55.2      52.1        111.46                1912
   49        735,420    1.43        1.43         14,200,000     4/24/2007    65.8      65.8         N/A                  1946
   50      1,041,021    1.22        1.43         11,700,000      7/3/2007    79.5      72.0         N/A                  1986
   51        732,582    1.10        1.24         14,200,000      7/9/2007    65.5      60.2         N/A                  1870
-----------------------------------------------------------------------------------------------------------------------------
   52      1,021,411    1.44        1.67         17,000,000     8/10/2007    50.6      45.9         N/A                  1972
   53            N/A    1.24        1.24         10,500,000     12/7/2006    75.6      63.6         N/A                  2005
   54        658,463    1.40        1.40         12,690,000     6/13/2007    61.5      61.5         N/A                  1972
   55      1,029,607    1.43        1.43         13,000,000      8/8/2007    58.4      46.0         N/A                  2001
   56            N/A    1.18        1.34         10,400,000     7/16/2007    71.2      65.1         N/A                  1984
-----------------------------------------------------------------------------------------------------------------------------
   57        472,300    1.17        1.32          9,150,000      1/1/2008    79.8      77.4         N/A                  1972
   58        627,977    1.15        1.29          9,000,000     8/24/2007    78.9      71.4         N/A                  1983
   59        709,876    1.39        1.39         10,600,000       Various    66.0      52.7        83.49                 1989
  59A1           N/A                              5,600,000     5/19/2007                          86.48                 1989
  59A2           N/A                              5,000,000      5/1/2007                          81.10                 1989
-----------------------------------------------------------------------------------------------------------------------------
   60            N/A    1.22        1.51         11,250,000      7/1/2007    62.2      56.5         N/A                  2007
   61            N/A    1.25        1.52          8,800,000      8/1/2007    79.5      73.9         N/A                  2006
   62            N/A    1.26        1.26         11,500,000     4/19/2006    59.9      43.3         N/A                  1980
   63            N/A    1.14        1.35          8,530,000     9/14/2007    78.5      73.4         N/A                  2007
   64        435,953    1.21        1.40          8,800,000     6/29/2007    71.9      67.5         N/A                  2000
-----------------------------------------------------------------------------------------------------------------------------
   65        609,523    1.22        1.41          8,600,000      6/8/2007    71.5      65.2         N/A                  1995
   66            N/A    1.15        1.15          8,450,000      8/1/2007    72.1      62.2         N/A                  2007

   67            N/A    1.31        1.31          8,000,000     7/25/2007    75.0      75.0         N/A                  2007
   68            N/A    1.20        1.39          8,120,000     7/19/2007    73.5      66.9         N/A                  1988

   69            N/A    1.10        1.25          7,500,000     5/21/2007    77.3      70.9         N/A                  1973
-----------------------------------------------------------------------------------------------------------------------------
   70        412,041    1.20        1.44          7,200,000     3/15/2007    79.9      74.5         N/A                  1971
   71        332,392    1.15        1.31          7,635,000      7/3/2007    74.7      68.3         N/A                  1986
   72            N/A    1.31        1.31          7,600,000     7/25/2007    75.0      75.0         N/A                  2007
   73        425,572    1.22        1.47          7,000,000      4/3/2007    80.0      71.7         N/A                  1987
   74        395,022    1.27        1.27          7,750,000     7/20/2007    70.8      60.9         N/A                  1969
-----------------------------------------------------------------------------------------------------------------------------
   75        530,711    1.32        1.32          7,900,000     8/13/2007    67.1      53.4         N/A                  2004
   76        450,857    1.26        1.50          6,400,000     2/22/2007    79.7      72.0         N/A                  1990
   77        488,022    1.29        1.29          7,000,000     3/15/2007    72.2      62.8        82.16                 1965
   78        373,169    1.14        1.32          7,500,000     6/15/2007    66.7      62.6         N/A                  1985
   79         76,408    1.17        1.35          6,375,000     10/3/2007    78.4      70.1         N/A                  2006
-----------------------------------------------------------------------------------------------------------------------------
   80            N/A    1.29        1.29          7,450,000      8/9/2006    66.8      56.2         N/A                  2002
   81            N/A    1.09        1.27          6,000,000     5/30/2007    78.3      71.0         N/A                  2007
   82        324,014    1.22        1.39          5,380,000     7/25/2007    79.0      72.2         N/A                  2000
   83        397,042    1.28        1.47          5,200,000     5/14/2007    79.8      72.8         N/A                  1992
   84        314,184    1.25        1.41          5,100,000     4/25/2007    74.2      70.2         N/A                  2003
-----------------------------------------------------------------------------------------------------------------------------
   85        465,955    1.77        1.77          6,200,000      6/1/2007    56.5      56.5         N/A                  1965
   86        310,002    1.16        1.30          4,320,000     9/12/2007    78.7      70.0         N/A                  1997
   87        375,872    1.24        1.40          4,600,000     5/31/2007    71.7      65.8         N/A                  1996
   88            N/A    1.20        1.20          4,440,000     5/11/2007    70.0      60.1         N/A               Various
  88A1           N/A                              1,840,000     5/11/2007                           N/A                  2006
-----------------------------------------------------------------------------------------------------------------------------
  88A2           N/A                              1,540,000     5/11/2007                           N/A                  2000
  88A3           N/A                              1,060,000     5/11/2007                           N/A                  2005
   89            N/A    1.28        1.28          3,860,000      5/3/2007    79.7      79.7         N/A                  2007
   90        256,596    1.22        1.40          4,100,000      7/2/2007    70.7      64.5         N/A                  2001
   91            N/A    1.28        1.28          3,635,000     5/21/2007    79.0      79.0         N/A                  2007
-----------------------------------------------------------------------------------------------------------------------------
   92            N/A    1.11        1.28          4,025,000      8/3/2007    70.8      66.6         N/A                  1981
   93            N/A    1.25        1.46          3,610,000     6/12/2007    77.6      68.3         N/A                  2004
   94            N/A    1.07        1.22          4,130,000     8/21/2007    67.8      62.1         N/A                  1998
   95        133,956    1.24        1.49          3,400,000     2/20/2007    76.5      67.5         N/A                  1971
   96            N/A    1.27        1.27          3,230,000      8/3/2007    79.9      79.9         N/A                  2007
-----------------------------------------------------------------------------------------------------------------------------
   97            N/A    1.99        2.29          6,575,000      7/1/2007    39.2      36.9         N/A                  1998
   98            N/A    2.01        2.32          6,580,000     6/23/2007    39.1      36.8         N/A                  1998
   99        262,624    1.36        1.60          4,280,000     4/21/2007    58.4      54.6         N/A                  1986
  100            N/A    1.10        1.27          3,200,000      9/5/2007    76.6      69.8         N/A                  2007
  101        197,191    1.09        1.25          2,950,000     7/31/2007    76.3      69.7         N/A                  2000
-----------------------------------------------------------------------------------------------------------------------------
  102            N/A    1.11        1.28          3,400,000      6/5/2007    65.9      60.1         N/A                  2007
  103            N/A    2.06        2.38          5,600,000      7/1/2007    39.3      37.0         N/A                  1998
  104            N/A    2.10        2.10          5,200,000     6/20/2007    41.8      36.0         N/A                  1998
  105        279,382    1.66        1.66          3,500,000     7/12/2007    60.0       0.9         N/A                  1962
  106        148,385    1.22        1.40          2,475,000     6/26/2007    79.6      71.5         N/A                  1984
-----------------------------------------------------------------------------------------------------------------------------
  107        117,545    1.30        1.48          2,500,000     7/31/2007    72.0      64.7         N/A                  1909
  108            N/A    1.20        1.20          2,050,000      6/1/2007    71.1      61.8         N/A                  1969
  109            N/A    1.86        1.86          3,920,000     6/23/2007    35.0      30.2         N/A                  1999
  110            N/A    1.38        1.38          1,600,000      5/1/2007    67.4      58.0         N/A                  2007

                                   SQ FEET,           UNIT       LOAN                      RENT
CONTROL        YEAR              PADS, ROOMS           OF         PER      OCCUPANCY       ROLL           OWNERSHIP
  NO.        RENOVATED          UNITS OR ACRE       MEASURE      UNIT   PERCENTAGE (%)     DATE           INTEREST
------------------------------------------------------------------------------------------------------------------------

   1          1997-1998 & 2007      2,070,241         Sq Feet      423       99.7         9/1/2007            Fee Simple
   2                       N/A          5,683           Rooms  145,241       76.2        7/31/2007            Fee Simple
  2A1                2003/2006            247           Rooms                80.4        7/31/2007            Fee Simple
  2A2                     2003            231           Rooms                75.7        7/31/2007            Fee Simple
  2A3                      N/A            174           Rooms                79.5        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A4                      N/A            192           Rooms                75.3        7/31/2007            Fee Simple
  2A5                2006-2007            132           Rooms                71.6        7/31/2007            Fee Simple
  2A6                2003/2005            160           Rooms                82.3        7/31/2007            Fee Simple
  2A7                     2003            122           Rooms                87.8        7/31/2007            Fee Simple
  2A8                     2006            120           Rooms                76.9        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A9           2004/2006/2007            150           Rooms                74.7        7/31/2007            Fee Simple
  2A10                    2003            112           Rooms                83.2        7/31/2007            Fee Simple
  2A11                    2004            132           Rooms                83.2        7/31/2007            Fee Simple
  2A12                    2006            144           Rooms                78.7        7/31/2007            Fee Simple
  2A13               2003-2004            150           Rooms                68.3        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A14          2003/2004/2005            150           Rooms                83.2        7/31/2007            Fee Simple
  2A15               2005/2007            120           Rooms                84.3        7/31/2007            Fee Simple
  2A16               2005-2006            136           Rooms                73.4        7/31/2007             Leasehold
  2A17                    2002            156           Rooms                72.9        7/31/2007            Fee Simple
  2A18               2003/2006            160           Rooms                70.4        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A19                     N/A            148           Rooms                78.6        7/31/2007            Fee Simple
  2A20                    2006            128           Rooms                73.6        7/31/2007            Fee Simple
  2A21          2003/2004/2006            120           Rooms                74.9        7/31/2007            Fee Simple
  2A22               2006-2007            114           Rooms                78.6        7/31/2007            Fee Simple
  2A23               2005/2007            178           Rooms                61.1        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A24               2005-2006            128           Rooms                76.5        7/31/2007            Fee Simple
  2A25               2002/2005            116           Rooms                85.8        7/31/2007            Fee Simple
  2A26                    2007            104           Rooms                82.5        7/31/2007            Fee Simple
  2A27                    2006            120           Rooms                73.2        7/31/2007            Fee Simple
  2A28               2005/2007             96           Rooms                87.5        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A29                    2006            120           Rooms                73.3        7/31/2007            Fee Simple
  2A30          2004/2005/2006            128           Rooms                64.3        7/31/2007            Fee Simple
  2A31                    2006             80           Rooms                79.7        7/31/2007            Fee Simple
  2A32          2004/2006/2007            112           Rooms                72.0        7/31/2007            Fee Simple
  2A33               2004-2005             80           Rooms                81.6        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A34               2001/2006             96           Rooms                71.4        7/31/2007            Fee Simple
  2A35               2002/2006             80           Rooms                86.8        7/31/2007            Fee Simple
  2A36          2004/2006/2007            128           Rooms                67.0        7/31/2007            Fee Simple
  2A37                     N/A            112           Rooms                73.6        7/31/2007            Fee Simple
  2A38               2005-2006             96           Rooms                77.2        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A39          2004/2006/2007             72           Rooms                83.7        7/31/2007            Fee Simple
  2A40               2005-2006             95           Rooms                79.1        7/31/2007            Fee Simple
  2A41                    2006            107           Rooms                63.3        7/31/2007            Fee Simple
  2A42               2002/2006             78           Rooms                74.6        7/31/2007            Fee Simple
  2A43                    2006             96           Rooms                77.4        7/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  2A44                    2006             83           Rooms                69.4        7/31/2007            Fee Simple
  2A45               2005/2007             80           Rooms                75.9        7/31/2007            Fee Simple
   3                       N/A        909,699         Sq Feet      324       85.7        9/19/2007            Fee Simple
   4                       N/A        985,684         Sq Feet      395       99.2        11/6/2007            Fee Simple
   5                       N/A        546,522         Sq Feet      348       92.3        9/12/2007             Leasehold
------------------------------------------------------------------------------------------------------------------------
   6                      1991        784,040         Sq Feet      217       93.9        8/15/2007            Fee Simple
   7                       N/A        658,453         Sq Feet      208       94.7        10/3/2007            Fee Simple
   8                      2007          1,593           Units   73,302       95.0         8/2/2007            Fee Simple
  8A1                     2007            627           Units                96.3         8/2/2007            Fee Simple
  8A2                     2007            346           Units                94.5         8/2/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  8A3                     2007            360           Units                93.6         8/2/2007            Fee Simple
  8A4                     2007            260           Units                94.2         8/2/2007            Fee Simple
   9     1993-1996 & 2005-2006        936,543         Sq Feet      117       99.0        9/19/2007            Fee Simple
   10                      N/A        483,615         Sq Feet      175       98.4        10/3/2007            Fee Simple
   11                      N/A        670,884         Sq Feet      153       96.7        8/16/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   12                     2007            117           Rooms  521,368       64.4       12/31/2006            Fee Simple
   13                      N/A        220,435         Sq Feet      272       100.0       10/4/2007            Fee Simple
   14                     2007             63           Rooms  873,016       88.4        8/31/2007            Fee Simple
   15                     1993      3,787,238         Sq Feet      135       79.5        6/30/2007            Fee Simple
   16                     2001        886,902         Sq Feet       52       96.2        9/18/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   17                      N/A        132,653         Sq Feet      301       100.0       9/20/2007            Fee Simple
   18                     2007        381,759         Sq Feet      100       88.0        10/1/2007            Fee Simple
   19                      N/A        240,471         Sq Feet      125       92.3        9/26/2007            Fee Simple
   20                  Various            190           Units  123,684       98.4       10/17/2007            Fee Simple
  20A1                    2003             58           Units                100.0      10/17/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  20A2                     N/A             62           Units                98.4       10/17/2007            Fee Simple
  20A3                    2003             43           Units                97.7       10/17/2007            Fee Simple
  20A4                    1999             27           Units                96.3       10/17/2007            Fee Simple
   21                     1992        183,979         Sq Feet      117       94.5        11/1/2007  Fee Simple/Leasehold
   22                  Various        285,058         Sq Feet       72       92.5         7/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   23                      N/A            292  Parking Spaces   63,356       100.0       11/1/2007            Fee Simple
   24                     2006        214,321         Sq Feet       81       99.6        8/24/2007            Fee Simple
   25                      N/A        141,714         Sq Feet      121       100.0       7/18/2007            Fee Simple
   26                      N/A            404           Units   39,604       77.2       10/18/2007            Fee Simple
   27                      N/A         21,922         Sq Feet      723       91.9        11/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  27A1                     N/A          7,372         Sq Feet                76.0        11/1/2007            Fee Simple
  27A2                     N/A          5,590         Sq Feet                100.0       11/1/2007            Fee Simple
  27A3                     N/A          5,935         Sq Feet                100.0       11/1/2007            Fee Simple
  27A4                     N/A          3,025         Sq Feet                100.0       11/1/2007            Fee Simple
   28                      N/A         84,184         Sq Feet      178       94.8        1/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   29                     1992             78           Units  189,744       100.0       10/1/2007            Fee Simple
   30                      N/A         99,290         Sq Feet      144       100.0      10/18/2007            Fee Simple
   31                     1995             87           Units  156,322       100.0       8/31/2007            Fee Simple
   32                     2004         32,157         Sq Feet      420       100.0        8/7/2007            Fee Simple
   33                      N/A            336           Units   38,095       93.8          Various            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  33A1                     N/A            192           Units                97.4        9/29/2007            Fee Simple
  33A2                     N/A            144           Units                88.9        10/1/2007            Fee Simple
   34                     1996            355           Units   33,803       90.7        10/2/2007            Fee Simple
   35                     2006            137           Units   87,591       94.2         9/1/2007            Fee Simple
   36                     2007         88,418         Sq Feet      135       97.3        9/14/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   37                      N/A         67,613         Sq Feet      177       100.0       7/30/2007             Leasehold
   38                      N/A        108,539         Sq Feet      109       98.6        10/1/2007            Fee Simple
   39                      N/A         69,495         Sq Feet      168       100.0       8/23/2007            Fee Simple
   40                      N/A         63,949         Sq Feet      174       94.6        8/31/2007            Fee Simple
   41                      N/A          1,056          Spaces   10,417       100.0       6/18/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   42                      N/A         67,300         Sq Feet      159       93.2        9/30/2007            Fee Simple
   43                      N/A        135,000         Sq Feet       79       93.6        7/24/2007            Fee Simple
   44                      N/A         67,650         Sq Feet      155       100.0       8/28/2007            Fee Simple
   45                      N/A        113,628         Sq Feet       89       93.4        7/16/2007            Fee Simple
   46                     1997        112,000         Sq Feet       89       100.0        8/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   47                      N/A        166,450         Sq Feet       60       98.4            39352            Fee Simple
   48                     1983            107           Rooms    88785       71.7        6/30/2007            Fee Simple
   49                     2002         51,466         Sq Feet      182       94.1        7/31/2007            Fee Simple
   50                      N/A         61,334         Sq Feet      152       96.0        8/21/2007            Fee Simple
   51                     1982            118           Units    78814       100.0        9/4/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   52                     2004            328           Units    26220       94.5        8/26/2007            Fee Simple
   53                      N/A         47,966         Sq Feet      165       100.0        9/1/2007            Fee Simple
   54                      N/A            196            Pads    39796       100.0       9/25/2007            Fee Simple
   55                      N/A         57,967         Sq Feet      131       100.0       8/17/2007             Leasehold
   56                      N/A            168           Units    44048       88.1        8/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   57                     1999            224           Units    32589       96.9        8/13/2007            Fee Simple
   58                      N/A            240           Units    29583       90.4        10/8/2007            Fee Simple
   59                      N/A            173           Rooms    40462       62.0        5/31/2007            Fee Simple
  59A1                    2006             77           Rooms                54.9        5/31/2007            Fee Simple
  59A2                    2006             96           Rooms                67.6        5/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   60                      N/A         96,760         Sq Feet       72       100.0       7/19/2007            Fee Simple
   61                      N/A         51,963         Sq Feet      135       72.3        7/10/2007            Fee Simple
   62                      N/A        101,522         Sq Feet       68       100.0       8/31/2007            Fee Simple
   63                      N/A         68,890         Sq Feet       97       100.0       11/7/2007            Fee Simple
   64                      N/A         28,444         Sq Feet      223       92.6        7/27/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   65                     2002         68,384         Sq Feet       90       100.0       10/1/2007            Fee Simple
   66                      N/A         26,600         Sq Feet      229       100.0       8/15/2007            Fee Simple

   67                      N/A        459,937         Sq Feet       13       100.0       10/1/2007            Fee Simple
   68                      N/A         94,999         Sq Feet       63       100.0        8/1/2007            Fee Simple

   69                     1992         43,342         Sq Feet      134       96.6       10/10/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   70                     1999            196           Units    29337       83.2        9/25/2007            Fee Simple
   71                      N/A            164           Units    34756       92.1        9/14/2007            Fee Simple
   72                      N/A        432,640         Sq Feet       13       100.0       10/1/2007            Fee Simple
   73                     2002            128           Units    43750       94.5        9/14/2007            Fee Simple
   74                      N/A         89,475         Sq Feet       61       92.6         7/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   75                      N/A         93,000         Sq Feet       57       90.0         8/1/2007            Fee Simple
   76                      N/A         65,650         Sq Feet       78       96.3        9/20/2007            Fee Simple
   77                     2006             96           Rooms    52664       57.2        5/31/2007            Fee Simple
   78                      N/A         86,929         Sq Feet       58       94.7        7/16/2007            Fee Simple
   79                      N/A         21,161         Sq Feet      236       100.0       10/4/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   80                      N/A         19,113         Sq Feet      261       100.0       9/25/2007            Fee Simple
   81                      N/A         32,540         Sq Feet      144       90.2         8/1/2007            Fee Simple
   82                     2003         76,550         Sq Feet       56       94.2         8/2/2007            Fee Simple
   83                      N/A        126,456         Sq Feet       33       97.6       10/19/2007            Fee Simple
   84                      N/A         87,890         Sq Feet       43       80.9        7/30/2007             Leasehold
------------------------------------------------------------------------------------------------------------------------
   85                     1999         19,421         Sq Feet      180       100.0       10/2/2007            Fee Simple
   86                      N/A         25,892         Sq Feet      131       100.0       11/1/2007            Fee Simple
   87                      N/A         47,037         Sq Feet       70       100.0       9/20/2007            Fee Simple
   88                      N/A         20,824         Sq Feet      149       100.0         Various            Fee Simple
  88A1                     N/A          4,650         Sq Feet                100.0       11/5/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  88A2                     N/A         11,316         Sq Feet                100.0       6/21/2007            Fee Simple
  88A3                     N/A          4,858         Sq Feet                100.0       6/21/2007            Fee Simple
   89                      N/A         19,097         Sq Feet      161       100.0       7/16/2007            Fee Simple
   90                      N/A         22,700         Sq Feet      128       100.0        9/5/2007            Fee Simple
   91                      N/A         22,670         Sq Feet      127       100.0       7/17/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   92                      N/A         44,388         Sq Feet       64       88.7        11/7/2007            Fee Simple
   93                      N/A         40,167         Sq Feet       70       80.7        8/31/2007            Fee Simple
   94                      N/A         12,532         Sq Feet      223       100.0       8/23/2007            Fee Simple
   95                      N/A            105           Units    24762       92.4        9/20/2007            Fee Simple
   96                      N/A         19,097         Sq Feet      135       100.0       9/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
   97                      N/A         13,905         Sq Feet      185       100.0       7/30/2007            Fee Simple
   98                      N/A         15,120         Sq Feet      170       100.0       7/30/2007            Fee Simple
   99                     2006         25,185         Sq Feet       99       87.3         9/1/2007            Fee Simple
  100                      N/A          3,725         Sq Feet      658       100.0      10/30/2007            Fee Simple
  101                      N/A         10,125         Sq Feet      222       100.0       7/10/2007             Leasehold
------------------------------------------------------------------------------------------------------------------------
  102                      N/A          7,107         Sq Feet      315       100.0       9/25/2007             Leasehold
  103                      N/A         13,905         Sq Feet      158       100.0       7/30/2007            Fee Simple
  104                      N/A         13,905         Sq Feet      156       100.0       7/30/2007            Fee Simple
  105                     1975         41,675         Sq Feet       50       99.0       10/18/2007             Leasehold
  106                      N/A         58,090         Sq Feet       34       93.9        6/19/2007            Fee Simple
------------------------------------------------------------------------------------------------------------------------
  107                     2000         29,713         Sq Feet       61       99.4        9/13/2007            Fee Simple
  108                     1987         27,119         Sq Feet       54       91.1         7/3/2007            Fee Simple
  109                      N/A         23,500         Sq Feet       58       100.0       8/31/2007            Fee Simple
  110                      N/A          4,800         Sq Feet      225       100.0       8/13/2007            Fee Simple

         LARGEST                                                                LARGEST         LARGEST
CONTROL  TENANT                                                               TENANT AREA    TENANT LEASE
  NO.    NAME                                                              LEASED (SQ. FT.)    EXP. DATE
---------------------------------------------------------------------------------------------------------

   1     Macy's                                                                     254,539     7/31/2019
   2     N/A                                                                            N/A           N/A
  2A1    N/A                                                                            N/A           N/A
  2A2    N/A                                                                            N/A           N/A
  2A3    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A4    N/A                                                                            N/A           N/A
  2A5    N/A                                                                            N/A           N/A
  2A6    N/A                                                                            N/A           N/A
  2A7    N/A                                                                            N/A           N/A
  2A8    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A9    N/A                                                                            N/A           N/A
  2A10   N/A                                                                            N/A           N/A
  2A11   N/A                                                                            N/A           N/A
  2A12   N/A                                                                            N/A           N/A
  2A13   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A14   N/A                                                                            N/A           N/A
  2A15   N/A                                                                            N/A           N/A
  2A16   N/A                                                                            N/A           N/A
  2A17   N/A                                                                            N/A           N/A
  2A18   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A19   N/A                                                                            N/A           N/A
  2A20   N/A                                                                            N/A           N/A
  2A21   N/A                                                                            N/A           N/A
  2A22   N/A                                                                            N/A           N/A
  2A23   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A24   N/A                                                                            N/A           N/A
  2A25   N/A                                                                            N/A           N/A
  2A26   N/A                                                                            N/A           N/A
  2A27   N/A                                                                            N/A           N/A
  2A28   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A29   N/A                                                                            N/A           N/A
  2A30   N/A                                                                            N/A           N/A
  2A31   N/A                                                                            N/A           N/A
  2A32   N/A                                                                            N/A           N/A
  2A33   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A34   N/A                                                                            N/A           N/A
  2A35   N/A                                                                            N/A           N/A
  2A36   N/A                                                                            N/A           N/A
  2A37   N/A                                                                            N/A           N/A
  2A38   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A39   N/A                                                                            N/A           N/A
  2A40   N/A                                                                            N/A           N/A
  2A41   N/A                                                                            N/A           N/A
  2A42   N/A                                                                            N/A           N/A
  2A43   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  2A44   N/A                                                                            N/A           N/A
  2A45   N/A                                                                            N/A           N/A
   3     Fitch Investors Services, Inc.                                             171,081    12/31/2014
   4     Target (Ground Lease)                                                      134,639     1/31/2033
   5     Stone Tower Operating LP                                                    30,300     6/30/2017
---------------------------------------------------------------------------------------------------------
   6     Citicorp North America, Inc.                                               176,667     1/31/2020
   7     Dave & Busters                                                              46,953    11/30/2015
   8     N/A                                                                            N/A           N/A
  8A1    N/A                                                                            N/A           N/A
  8A2    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  8A3    N/A                                                                            N/A           N/A
  8A4    N/A                                                                            N/A           N/A
   9     JCPenney                                                                   201,872    11/30/2012
   10    Kohl's                                                                      88,904     1/31/2027
   11    Best Buy                                                                    51,259    10/31/2011
---------------------------------------------------------------------------------------------------------
   12    N/A                                                                            N/A           N/A
   13    E*Trade Financial Corporation                                              220,435     2/28/2013
   14    N/A                                                                            N/A           N/A
   15    Ernst & Young, LLP                                                         387,360     5/31/2012
   16    Behr America, Inc.                                                         363,040     4/30/2011
---------------------------------------------------------------------------------------------------------
   17    Bed Bath & Beyond                                                           35,000     1/31/2021
   18    Comm. of VA, Dept. of General Services                                      31,072    10/31/2016
   19    Food Lion                                                                   38,538    11/30/2012
   20    N/A                                                                            N/A           N/A
  20A1   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  20A2   N/A                                                                            N/A           N/A
  20A3   N/A                                                                            N/A           N/A
  20A4   N/A                                                                            N/A           N/A
   21    King Kullen Grocery Co., Inc.                                               48,100     9/26/2012
   22    Energy Photovoltaics, Inc.                                                  63,500     7/31/2017
---------------------------------------------------------------------------------------------------------
   23    Flatiron 20 Parking LLC                                                        292     8/31/2032
   24    Giant Eagle                                                                 69,000    12/31/2011
   25    ICT Group, Inc.                                                             64,710     4/30/2009
   26    N/A                                                                            N/A           N/A
   27    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  27A1   Banco Popular - Manhattan                                                    5,600    10/31/2017
  27A2   Banco Popular - Bronx 2                                                      5,590    10/31/2027
  27A3   Banco Popular - Brooklyn                                                     5,935    10/31/2027
  27A4   Banco Popular - Queens                                                       3,025    10/31/2027
   28    Goldenberg Rosenthal                                                        39,119    11/30/2013
---------------------------------------------------------------------------------------------------------
   29    N/A                                                                            N/A           N/A
   30    Froedtert & Community Health                                                99,290     6/30/2020
   31    N/A                                                                            N/A           N/A
   32    Y&C Malls, Inc.                                                              8,557    12/31/2015
   33    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  33A1   N/A                                                                            N/A           N/A
  33A2   N/A                                                                            N/A           N/A
   34    N/A                                                                            N/A           N/A
   35    N/A                                                                            N/A           N/A
   36    Basha's                                                                     53,625     5/31/2020
---------------------------------------------------------------------------------------------------------
   37    Whole Foods                                                                 67,613     1/31/2030
   38    Scolari's Warehouse Markets                                                 50,528    12/15/2026
   39    Giant Eagle, Inc.                                                           69,495     8/31/2027
   40    GAH Corporation (dba Ace Hardware)                                          14,625     5/31/2017
   41    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   42    Publix                                                                      45,600     9/30/2026
   43    NSERV Corporation                                                           45,000    11/30/2013
   44    Publix                                                                      45,600    12/31/2027
   45    Kroger                                                                      56,164     2/28/2012
   46    Northrop Grumman                                                           112,000      1/2/2013
---------------------------------------------------------------------------------------------------------
   47    Kmart                                                                       86,478    11/30/2013
   48    N/A                                                                            N/A           N/A
   49    My Organic Market, LLC                                                      11,638    10/31/2012
   50    Solomon Friedman Advertising                                                14,596     5/31/2011
   51    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   52    N/A                                                                            N/A           N/A
   53    Roper Industries, Inc.                                                      24,131    12/31/2013
   54    N/A                                                                            N/A           N/A
   55    Associated Physicians' Properties, LLC                                      21,620     7/31/2022
   56    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   57    N/A                                                                            N/A           N/A
   58    N/A                                                                            N/A           N/A
   59    N/A                                                                            N/A           N/A
  59A1   N/A                                                                            N/A           N/A
  59A2   N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   60    Precor, Inc.                                                                96,760     6/18/2019
   61    TDS Communications Corp.                                                    18,757    12/31/2016
   62    Publix Super Markets                                                        57,000     12/1/2010
   63    Kohl's                                                                      68,890     1/31/2028
   64    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   65    BSU, Inc.                                                                   17,000    10/31/2011
   66    Denver Acquisition Corp - d/b/a Southeastern
         Career College - Nashville                                                  26,600     2/28/2020
   67    Scannell Properties # 63 LLC                                               459,937     5/31/2027
   68    North East District, Florida Annual Conference,
         United Methodist Church, Inc. d/b/a Oakleaf Christian Fellowship            24,070    12/31/2010
   69    Wachovia Corporation                                                        12,355     8/15/2010
---------------------------------------------------------------------------------------------------------
   70    N/A                                                                            N/A           N/A
   71    N/A                                                                            N/A           N/A
   72    Scannell Properties #64, LLC                                               432,640     6/30/2027
   73    N/A                                                                            N/A           N/A
   74    Salvation Army                                                              10,400     6/30/2017
---------------------------------------------------------------------------------------------------------
   75    N/A                                                                            N/A           N/A
   76    Winn Dixie Montgomery                                                       45,500     4/23/2017
   77    N/A                                                                            N/A           N/A
   78    Gold's Gym                                                                  16,238     8/30/2013
   79    Sherwin-Williams                                                             4,866     9/30/2017
---------------------------------------------------------------------------------------------------------
   80    Men's Warehouse                                                              6,520     2/28/2013
   81    Dollar Tree                                                                 10,000     6/30/2012
   82    N/A                                                                            N/A           N/A
   83    Krogers                                                                     43,094     8/31/2014
   84    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
   85    Williams-Sonoma Stores, Inc.                                                19,421     1/31/2012
   86    Blockbuster                                                                  6,400     4/30/2009
   87    Food Lion                                                                   29,000     7/31/2016
   88    N/A                                                                            N/A           N/A
  88A1   Starbucks Corporation                                                        1,650     3/31/2016
---------------------------------------------------------------------------------------------------------
  88A2   CEC Entertainment, Inc. dba Check E Cheese                                  11,316     2/28/2016
  88A3   TLC Central, LLC (Applebees)                                                 4,858     1/31/2020
   89    Tractor Supply Company                                                      19,097      7/3/2022
   90    Sabatello Construction                                                      12,705     9/30/2019
   91    Tractor Supply Co. of Texas, LP                                             22,670     6/26/2022
---------------------------------------------------------------------------------------------------------
   92    CAS Corp. (National Mallfront)                                              15,625     7/19/2009
   93    Dirt Motorsports, Inc.                                                      16,000     6/30/2012
   94    Men's Warehouse                                                              5,266     2/28/2009
   95    N/A                                                                            N/A           N/A
   96    Tractor Supply Company                                                      19,097     8/21/2022
---------------------------------------------------------------------------------------------------------
   97    Walgreen Co.                                                                13,905     1/31/2059
   98    Walgreen Co.                                                                15,120    11/30/2058
   99    Key Realty                                                                   6,613     8/31/2010
  100    The Vitamin Shoppe                                                           3,725     9/30/2017
  101    CVS                                                                         10,125     11/9/2019
---------------------------------------------------------------------------------------------------------
  102    Starbucks                                                                    1,600     3/31/2017
  103    Walgreen Co.                                                                13,905     7/31/2058
  104    Walgreen Co.                                                                13,905    10/31/2058
  105    State of Hawaii Dept of Health                                               9,872    10/31/2008
  106    N/A                                                                            N/A           N/A
---------------------------------------------------------------------------------------------------------
  107    Harris Computer Systems                                                      7,005     9/30/2009
  108    Movie Gallery US, LLC                                                        5,753    12/31/2008
  109    Officemax, Inc.                                                             23,500    10/21/2013
  110    Moe's Southwest Grill                                                        2,400     5/31/2017

         2ND LARGEST                                              2ND LARGEST      2ND LARGEST
CONTROL  TENANT                                                   TENANT AREA     TENANT LEASE
  NO.    NAME                                                   LEASED (SQ. FT.)    EXP. DATE
----------------------------------------------------------------------------------------------

   1     Bloomingdales                                                   251,831     1/29/2033
   2     N/A                                                                 N/A           N/A
  2A1    N/A                                                                 N/A           N/A
  2A2    N/A                                                                 N/A           N/A
  2A3    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A4    N/A                                                                 N/A           N/A
  2A5    N/A                                                                 N/A           N/A
  2A6    N/A                                                                 N/A           N/A
  2A7    N/A                                                                 N/A           N/A
  2A8    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A9    N/A                                                                 N/A           N/A
  2A10   N/A                                                                 N/A           N/A
  2A11   N/A                                                                 N/A           N/A
  2A12   N/A                                                                 N/A           N/A
  2A13   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A14   N/A                                                                 N/A           N/A
  2A15   N/A                                                                 N/A           N/A
  2A16   N/A                                                                 N/A           N/A
  2A17   N/A                                                                 N/A           N/A
  2A18   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A19   N/A                                                                 N/A           N/A
  2A20   N/A                                                                 N/A           N/A
  2A21   N/A                                                                 N/A           N/A
  2A22   N/A                                                                 N/A           N/A
  2A23   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A24   N/A                                                                 N/A           N/A
  2A25   N/A                                                                 N/A           N/A
  2A26   N/A                                                                 N/A           N/A
  2A27   N/A                                                                 N/A           N/A
  2A28   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A29   N/A                                                                 N/A           N/A
  2A30   N/A                                                                 N/A           N/A
  2A31   N/A                                                                 N/A           N/A
  2A32   N/A                                                                 N/A           N/A
  2A33   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A34   N/A                                                                 N/A           N/A
  2A35   N/A                                                                 N/A           N/A
  2A36   N/A                                                                 N/A           N/A
  2A37   N/A                                                                 N/A           N/A
  2A38   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A39   N/A                                                                 N/A           N/A
  2A40   N/A                                                                 N/A           N/A
  2A41   N/A                                                                 N/A           N/A
  2A42   N/A                                                                 N/A           N/A
  2A43   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  2A44   N/A                                                                 N/A           N/A
  2A45   N/A                                                                 N/A           N/A
   3     Ambac Indemnity Corporation                                     155,226     9/30/2019
   4     AMC Theatres                                                     68,159     6/30/2027
   5     Kingdon Capital Management Corp.                                 29,655     4/30/2011
----------------------------------------------------------------------------------------------
   6     Stanford Group Holdings, Inc.                                    93,477     6/30/2016
   7     TJ Maxx                                                          30,271    10/31/2015
   8     N/A                                                                 N/A           N/A
  8A1    N/A                                                                 N/A           N/A
  8A2    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  8A3    N/A                                                                 N/A           N/A
  8A4    N/A                                                                 N/A           N/A
   9     Target                                                          116,010           N/A
   10    LA Fitness                                                       45,000     2/28/2022
   11    Stein Mart                                                       36,000    10/31/2011
----------------------------------------------------------------------------------------------
   12    N/A                                                                 N/A           N/A
   13    N/A                                                                 N/A           N/A
   14    N/A                                                                 N/A           N/A
   15    Goldman Sachs & Co., Inc.                                       243,311     2/28/2011
   16    Cummins Inc.                                                    281,115     9/30/2017
----------------------------------------------------------------------------------------------
   17    REI                                                              30,500     8/31/2016
   18    Sev Amp                                                          18,011     3/31/2008
   19    TJ Maxx                                                          25,800     1/31/2011
   20    N/A                                                                 N/A           N/A
  20A1   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  20A2   N/A                                                                 N/A           N/A
  20A3   N/A                                                                 N/A           N/A
  20A4   N/A                                                                 N/A           N/A
   21    RKO Century Warner Theatres, Inc. (Clearview Cinemas)            25,400     5/31/2010
   22    Power Tech Services, Inc.                                        20,065     2/28/2010
----------------------------------------------------------------------------------------------
   23    N/A                                                                 N/A           N/A
   24    Big Lots                                                         30,000     7/31/2011
   25    PS America, Inc.                                                 15,688     3/31/2011
   26    N/A                                                                 N/A           N/A
   27    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  27A1   N/A                                                                 N/A           N/A
  27A2   N/A                                                                 N/A           N/A
  27A3   N/A                                                                 N/A           N/A
  27A4   N/A                                                                 N/A           N/A
   28    Lincoln Investment Planning, Inc.                                16,650     4/30/2014
----------------------------------------------------------------------------------------------
   29    N/A                                                                 N/A           N/A
   30    N/A                                                                 N/A           N/A
   31    N/A                                                                 N/A           N/A
   32    Key West Film Society, Inc.                                       7,724    12/31/2007
   33    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  33A1   N/A                                                                 N/A           N/A
  33A2   N/A                                                                 N/A           N/A
   34    N/A                                                                 N/A           N/A
   35    N/A                                                                 N/A           N/A
   36    Blockbuster                                                       3,070     7/31/2010
----------------------------------------------------------------------------------------------
   37    N/A                                                                 N/A           N/A
   38    24 Hour Fitness                                                  11,580    11/30/2016
   39    N/A                                                                 N/A           N/A
   40    Party Tree Superstore, Inc.                                      13,330     2/28/2011
   41    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   42    Dental Health Group                                               2,800     1/31/2017
   43    ACS Commercial Solutions, Inc.                                   26,738     1/25/2009
   44    Bamboo Creek Asian Bistro                                         2,800     4/30/2012
   45    Star Cinema Grill- Pioneer Cinemas, Inc.                         17,836     2/28/2017
   46    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   47    Food City                                                        43,445     7/31/2016
   48    N/A                                                                 N/A           N/A
   49    CVS Pharmacy #1422-01                                            11,342     8/31/2014
   50    Auto Club Insurance Assoc.                                        9,695    12/31/2011
   51    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   52    N/A                                                                 N/A           N/A
   53    Town Realty of West FL, Inc.                                      6,387     4/30/2012
   54    N/A                                                                 N/A           N/A
   55    Kadlec Medical Center                                            21,606     7/31/2022
   56    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   57    N/A                                                                 N/A           N/A
   58    N/A                                                                 N/A           N/A
   59    N/A                                                                 N/A           N/A
  59A1   N/A                                                                 N/A           N/A
  59A2   N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   60    N/A                                                                 N/A           N/A
   61    Wells Fargo Insurance Services of Tennessee, Inc.                 6,476     6/30/2012
   62    Walgreen's                                                       12,060    11/30/2010
   63    N/A                                                                 N/A           N/A
   64    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   65    The History Center                                                9,000    12/31/2018
   66    N/A                                                                 N/A           N/A
   67    N/A                                                                 N/A           N/A
   68    Communication Service for the Deaf, Inc.                         23,930     8/31/2010
   69    Univ of Florida Pediatric Oncology                                7,845     6/30/2012
----------------------------------------------------------------------------------------------
   70    N/A                                                                 N/A           N/A
   71    N/A                                                                 N/A           N/A
   72    N/A                                                                 N/A           N/A
   73    N/A                                                                 N/A           N/A
   74    Dollar General                                                   10,100     3/31/2010
----------------------------------------------------------------------------------------------
   75    N/A                                                                 N/A           N/A
   76    Best Buy Paint and Floor Center                                   8,450    11/14/2009
   77    N/A                                                                 N/A           N/A
   78    Burke's Outlet                                                   12,405     4/30/2011
   79    Chriswell Classic Leather                                         4,368     3/31/2011
----------------------------------------------------------------------------------------------
   80    Casual Male                                                       3,552    10/31/2009
   81    Shoe Department                                                   4,700      7/1/2012
   82    N/A                                                                 N/A           N/A
   83    Tri Lakes                                                        20,882     3/31/2017
   84    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   85    N/A                                                                 N/A           N/A
   86    Hallmark                                                          5,685     2/28/2009
   87    Dollar Tree Stores                                                8,437      4/1/2008
   88    N/A                                                                 N/A           N/A
  88A1   Traymel LLC dba Quiznos Sub                                       1,500    10/31/2015
----------------------------------------------------------------------------------------------
  88A2   N/A                                                                 N/A           N/A
  88A3   N/A                                                                 N/A           N/A
   89    N/A                                                                 N/A           N/A
   90    Brinks Home Security                                              3,874    11/15/2009
   91    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   92    Shadow Industries                                                10,000     3/31/2008
   93    Cardinia                                                          8,251    12/31/2010
   94    Jack's Carpet                                                     3,100    11/27/2011
   95    N/A                                                                 N/A           N/A
   96    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
   97    N/A                                                                 N/A           N/A
   98    N/A                                                                 N/A           N/A
   99    Ken & Ruth Browder                                                3,021     7/31/2009
  100    N/A                                                                 N/A           N/A
  101    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  102    GameStop                                                          1,220     6/30/2012
  103    N/A                                                                 N/A           N/A
  104    N/A                                                                 N/A           N/A
  105    Title Guaranty Escrow Services                                    5,490    12/31/2007
  106    N/A                                                                 N/A           N/A
----------------------------------------------------------------------------------------------
  107    Dobbs & Tittle                                                    6,186     4/30/2010
  108    Michael Mootz Candies, Inc.                                       5,600     6/30/2009
  109    N/A                                                                 N/A           N/A
  110    Dairy Queen                                                       1,200    11/30/2017

         3RD LARGEST                                          3RD LARGEST    3RD LARGEST
CONTROL  TENANT                                               TENANT AREA    TENANT LEASE
  NO.    NAME                                              LEASED (SQ. FT.)   EXP. DATE
-----------------------------------------------------------------------------------------

   1     Macy's Men's and Home                                      225,000     7/31/2035
   2     N/A                                                            N/A           N/A
  2A1    N/A                                                            N/A           N/A
  2A2    N/A                                                            N/A           N/A
  2A3    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A4    N/A                                                            N/A           N/A
  2A5    N/A                                                            N/A           N/A
  2A6    N/A                                                            N/A           N/A
  2A7    N/A                                                            N/A           N/A
  2A8    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A9    N/A                                                            N/A           N/A
  2A10   N/A                                                            N/A           N/A
  2A11   N/A                                                            N/A           N/A
  2A12   N/A                                                            N/A           N/A
  2A13   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A14   N/A                                                            N/A           N/A
  2A15   N/A                                                            N/A           N/A
  2A16   N/A                                                            N/A           N/A
  2A17   N/A                                                            N/A           N/A
  2A18   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A19   N/A                                                            N/A           N/A
  2A20   N/A                                                            N/A           N/A
  2A21   N/A                                                            N/A           N/A
  2A22   N/A                                                            N/A           N/A
  2A23   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A24   N/A                                                            N/A           N/A
  2A25   N/A                                                            N/A           N/A
  2A26   N/A                                                            N/A           N/A
  2A27   N/A                                                            N/A           N/A
  2A28   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A29   N/A                                                            N/A           N/A
  2A30   N/A                                                            N/A           N/A
  2A31   N/A                                                            N/A           N/A
  2A32   N/A                                                            N/A           N/A
  2A33   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A34   N/A                                                            N/A           N/A
  2A35   N/A                                                            N/A           N/A
  2A36   N/A                                                            N/A           N/A
  2A37   N/A                                                            N/A           N/A
  2A38   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A39   N/A                                                            N/A           N/A
  2A40   N/A                                                            N/A           N/A
  2A41   N/A                                                            N/A           N/A
  2A42   N/A                                                            N/A           N/A
  2A43   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  2A44   N/A                                                            N/A           N/A
  2A45   N/A                                                            N/A           N/A
   3     Mizuho Corporate Bank (USA)                                150,160     3/31/2022
   4     Whole Foods                                                 60,550     8/31/2027
   5     Greystone & Co., Inc.                                       28,005    12/31/2013
-----------------------------------------------------------------------------------------
   6     Shutts & Bowen LLP                                          80,265    10/31/2015
   7     Linens N Things                                             28,017     1/31/2016
   8     N/A                                                            N/A           N/A
  8A1    N/A                                                            N/A           N/A
  8A2    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  8A3    N/A                                                            N/A           N/A
  8A4    N/A                                                            N/A           N/A
   9     Palais Royal                                               102,615     1/31/2012
   10    Dickinson's Theatres, Inc.                                  42,280     10/4/2027
   11    Office Max and Copy Max                                     27,891     1/31/2012
-----------------------------------------------------------------------------------------
   12    N/A                                                            N/A           N/A
   13    N/A                                                            N/A           N/A
   14    N/A                                                            N/A           N/A
   15    Schiff Hardin LLP                                          218,410    10/31/2021
   16    Getrag Percision Gear                                      125,470     6/30/2009
-----------------------------------------------------------------------------------------
   17    Best Buy                                                    30,000     1/31/2018
   18    Urology of Virginia, Inc.                                   16,750     9/30/2013
   19    Unfinished Furniture Mart                                   18,700     6/30/2009
   20    N/A                                                            N/A           N/A
  20A1   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  20A2   N/A                                                            N/A           N/A
  20A3   N/A                                                            N/A           N/A
  20A4   N/A                                                            N/A           N/A
   21    RMI Consulting, Inc.                                        15,826     2/28/2013
   22    Carpenter Emergency Lighting, Inc.                          17,300    12/31/2010
-----------------------------------------------------------------------------------------
   23    N/A                                                            N/A           N/A
   24    Dunham's Athleisure Corporation                             14,220     1/31/2012
   25    Tetra Tech, Inc.                                            15,324     9/30/2010
   26    N/A                                                            N/A           N/A
   27    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  27A1   N/A                                                            N/A           N/A
  27A2   N/A                                                            N/A           N/A
  27A3   N/A                                                            N/A           N/A
  27A4   N/A                                                            N/A           N/A
   28    Zelenkofske Axelrod Consulting, L.L.C.                      16,579     6/30/2013
-----------------------------------------------------------------------------------------
   29    N/A                                                            N/A           N/A
   30    N/A                                                            N/A           N/A
   31    N/A                                                            N/A           N/A
   32    Earthbound Mining Company                                    4,898     2/28/2010
   33    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  33A1   N/A                                                            N/A           N/A
  33A2   N/A                                                            N/A           N/A
   34    N/A                                                            N/A           N/A
   35    N/A                                                            N/A           N/A
   36    Jack in the Box                                              2,637     5/31/2015
-----------------------------------------------------------------------------------------
   37    N/A                                                            N/A           N/A
   38    Vista Grille                                                 5,100    12/31/2013
   39    N/A                                                            N/A           N/A
   40    Cardinal Fitness At Geist, LLC                               8,686     6/30/2013
   41    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   42    Bella Garden                                                 2,100     8/31/2012
   43    PayCycle, Inc.                                              15,000     3/31/2011
   44    Star Liquors                                                 2,625     2/28/2012
   45    Dollar General                                               9,300    12/31/2017
   46    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   47    Heritage Hallmark                                            4,550     2/28/2009
   48    N/A                                                            N/A           N/A
   49    My Bakery & Cafe, Inc.                                       6,203     8/31/2015
   50    Resnick & Moss, PC                                           7,290     9/30/2011
   51    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   52    N/A                                                            N/A           N/A
   53    National City Mortgage                                       6,108     2/28/2011
   54    N/A                                                            N/A           N/A
   55    Three Rivers Medical Properties, LLC                        12,151     7/31/2022
   56    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   57    N/A                                                            N/A           N/A
   58    N/A                                                            N/A           N/A
   59    N/A                                                            N/A           N/A
  59A1   N/A                                                            N/A           N/A
  59A2   N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   60    N/A                                                            N/A           N/A
   61    Nationwide Mutual Insurance                                  6,122     3/31/2012
   62    Greg's Hallmark                                              4,060     2/28/2013
   63    N/A                                                            N/A           N/A
   64    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   65    Ciaschi Dietershagen Little Mickelson, LLP CPA's             8,529    10/31/2012
   66
         N/A                                                            N/A           N/A
   67    N/A                                                            N/A           N/A
   68
         Batesville Casket Company, Inc.                             12,000    11/30/2011
   69    Merrill Lynch                                                5,964    11/30/2008
-----------------------------------------------------------------------------------------
   70    N/A                                                            N/A           N/A
   71    N/A                                                            N/A           N/A
   72    N/A                                                            N/A           N/A
   73    N/A                                                            N/A           N/A
   74    China King Buffet                                            9,000     7/31/2016
-----------------------------------------------------------------------------------------
   75    N/A                                                            N/A           N/A
   76    Harvesters Federal Credit Union                              2,400     1/31/2010
   77    N/A                                                            N/A           N/A
   78    Family Dollar                                               10,507    12/31/2011
   79    Aztec Floors                                                 3,600    11/30/2011
-----------------------------------------------------------------------------------------
   80    Cord Camera                                                  2,716    12/31/2009
   81    Cato                                                         4,240     1/31/2013
   82    N/A                                                            N/A           N/A
   83    Burke's Outlet                                              20,641     6/30/2010
   84    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   85    N/A                                                            N/A           N/A
   86    Radio Shack                                                  2,100     6/30/2012
   87    Movie Gallery                                                4,800     8/31/2010
   88    N/A                                                            N/A           N/A
  88A1   Cold Stone Creamery, Inc.                                    1,500     5/31/2016
-----------------------------------------------------------------------------------------
  88A2   N/A                                                            N/A           N/A
  88A3   N/A                                                            N/A           N/A
   89    N/A                                                            N/A           N/A
   90    Anesthetix Management, LLC                                   2,450    10/14/2009
   91    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   92    A&H Cabinets (Accent Interiors)                              8,763     1/31/2010
   93    TAC Americas, Inc.                                           8,167     3/31/2012
   94    Collina's Italian Cafe                                       2,966    11/14/2008
   95    N/A                                                            N/A           N/A
   96    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
   97    N/A                                                            N/A           N/A
   98    N/A                                                            N/A           N/A
   99    Ostolaza - Chiropractor                                      2,014           MTM
  100    N/A                                                            N/A           N/A
  101    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  102    T-Mobile                                                     1,160     3/31/2012
  103    N/A                                                            N/A           N/A
  104    N/A                                                            N/A           N/A
  105    Planned Parenthood                                           4,503    12/31/2011
  106    N/A                                                            N/A           N/A
-----------------------------------------------------------------------------------------
  107    Odyssey Health Care                                          4,889     4/14/2011
  108    Humford Equities                                             2,936      7/1/2008
  109    N/A                                                            N/A           N/A
  110    Subway                                                       1,200    10/31/2016

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter/number designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter/number designation.

With regard to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

With regard to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

The weighted average occupancy for multi-property loans is based on allocated unit of measure.

(1) Aventura Mall	Square feet reflects the gross leasable area of the entire mall including any anchors which may not be part of the collateral, including the not yet completed 167,000 square foot Nordstrom anchor store, and 160,870 square feet of expansion in-line mall space. The total existing gross leasable square footage (excluding expansion space) is 1,742,371 square feet. Collateral square feet comprising the Aventura Mall Mortgaged Property consists of 193,759 square feet of anchor space, 744,565 square feet of in-line mall space (including 160,870 square feet of expansion in-line mall space), and a 78,738 square foot movie theater. In addition, the Aventura Mall Mortgaged Property includes four anchor pad sites (including the not yet completed Nordstrom pad) but not the 898,370 square feet of tenant-owned anchor improvements on those pad sites.

Loan Per Unit is based on collateral square feet of the Aventura Mall Mortgaged Property.

Occupancy Percentage reflects overall occupancy of existing store space including leases out-for-signature on existing space. Overall occupancy and in-line occupancy including expansion space and leases out-for-signature are 99.7% and 99.2%, respectively.

U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR are based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 are each 2.30x.

Appraised Value reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.

1

Annex A-1 Footnotes — continued

Cut-off Date LTV and the Maturity LTV are based on the appraised as-is market value for the Aventura Mall Mortgaged Property. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at completion of the expansion are each 43.4%. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at stabilization are each 42.2%.

Largest Tenant Macy’s pad lease provides for six, 10-year extension options.

2nd Largest Tenant Bloomingdales’ pad lease provides for four, 10-year extension options.

3rd Largest Tenant Macy’s Men’s and Home’s pad lease provides for four, 10-year extension options.

(2) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,267,722 and $83,262,215, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

2

Annex A-1 Footnotes — continued

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.

(3) One State Street Plaza	The One State Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner. No value or underwritten revenue was attributed to the air rights lease.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, which tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF and U/W NCF Cut-off Date DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent.

U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(4) District at Tustin Legacy	Appraised Value reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity LTV are each 68.9%.

Square feet reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral. Collateral square feet comprising the District at Tustin Legacy Mortgaged Property totals 521,694

3

Annex A-1 Footnotes — continued

square feet consisting of 369,512 square feet of major stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements and the five related outparcel pads on which those improvements are situated. Collateral also consists of the Target anchor pad but not the Target store, and five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads. Collateral does not include the other major tenants, Costco and Lowe’s, both of which own their stores and pads.

Loan Per Unit is based on collateral square feet of the District at Tustin Legacy Mortgaged Property.

Occupancy Percentage as of November 6, 2007 for the District at Tustin Legacy Shopping Center was 99.2% leased with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Shopping Center is expected to be 92.3% opened for business by November 16, 2007 with the remaining tenants opening by mid-2008. Small shops occupancy as of November 6, 2007 was 93.5% leased.

Largest Tenant Target owns its store and leases its pad from the District at Tustin Legacy Borrower. The pad, but not the store, is part of the collateral.

(5) Carnegie Hall Tower	Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.

(6) Miami Center	U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for Citicorp North America, Inc. by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

Citicorp North America, Inc. executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space(153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.

Citicorp North America, Inc. has a one-time right to terminate the lease on the entire portion of its premises located on any single floor of the building on January 31, 2016, with 12 months notice.

Shutts & Bowen LLP occupies 80,265 square feet, with 68,727 square feet expiring on October 31, 2015, 8,761 square feet expiring on October 31, 2008 and 2,777 square feet expiring on June 30, 2008. The tenant occupies the 2,777 square

4

Annex A-1 Footnotes — continued

foot space free of rent. No rental revenues were underwritten for such space. Shutts & Bowen LLP has the right to terminate the lease with respect to its 8,761 square foot space at any time on or after June 30, 2007, with 150 days notice.

Stanford Group Holdings, Inc. has a one-time right to terminate the lease on the entire portion of its premises or decrease a portion of its space on the 12th floor (22,783 square feet) on June 30, 2013, with 12 months notice.

(7) The Legends at Village West	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 04/01/2009 will be $204,500,000.00, 67.0%, and 67.0% respectively.

Size figure of 658,453 square feet and Cutoff Balance/Unit of $208 both reflect the gross leasable area of the entire center including seven out parcels totaling 66,040 square feet of tenant-owned improvements that are ground leased from the Borrower. The out parcels, but not the improvements on such parcels, are part of the collateral. The gross square footage includes future construction of 6,000 square feet of in-line space (the ‘‘In-Line Space’’) and 40,000 square feet for two out parcels (the ‘‘OutParcels’’).

Occupancy of 94.7% includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.

Loan balance can be partially prepaid down to an LTV of 50% with applicable prepayment consideration.

(8)	Nashville Multifamily Portfolio	Year Renovated reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007.

U/W NOI and U/W NCF reflect aggregate in-place U/W Net Operating Income and U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W NCF are projected to be $10,745,496 and $10,347,246, respectively, based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

Appraised Value is the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as- renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.

Cut-off Date LTV and the Maturity LTV based on the aggregate as-renovated and stabilized appraised value of $169,950,000 are each 68.7%.

(9) Meyerland Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in November 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

5

Annex A-1 Footnotes — continued

Square feet reflects the gross leasable area of the entire mall (adjusted to exclude certain second floor warehouse space) including any anchors or outparcels which may not be part of the collateral. Collateral square feet comprising the Meyerland Plaza Mortgaged Property consists of 363,739 square feet of anchor space, 272,285 square feet of junior anchor space and 153,370 square feet of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels but not the tenant-owned improvements on these outparcels.

Loan Per Unit is based on collateral square feet of the Meyerland Plaza Mortgaged Property.

Occupancy Percentage reflects overall mall occupancy. In-line occupancy including junior anchors was 97.8% at Rent Roll Date.

Largest Tenant JCPenney’s lease provides for three, five-year extension options.

2nd Largest Tenant Target owns its store and pad, neither of which is part of the collateral.

3rd Largest Tenant Palais Royal’s space includes 42,858 square feet that is used as office space and 22,453 square feet that is used as warehouse space. Palais Royal’s lease provides for two, five-year extension options.

(10) Superstition Gateway	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 01/01/2008 will be $115,740,000, 73.2%, and 68.7% respectively.

Size figure of 483,615 square feet and Cutoff Balance/Unit of $175 both reflect the gross leasable area of the entire center including 137,930 square feet of tenant-owned improvements which are not part of the collateral.

(11) Crossroads Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in October 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

Square feet reflects the gross leasable area of the entire center including any other major stores and outparcels which may not be part of the collateral. Collateral square feet comprising the Crossroads Plaza Mortgaged Property consists of 235,944 square feet of major store space, and 252,756 square feet of in-line space.

Loan Per Unit is based on collateral square feet of the Crossroads Plaza Mortgaged Property.

Occupancy Percentage reflects overall shopping center occupancy. In-line occupancy was 91.2% at Rent Roll Date.

Largest Tenant Best Buy’s lease provides for four, five-year extension options.

3rd Largest Tenant Office Max/Copy Max’s lease provides for one, five-year extension option.

(12) Ritz Carlton Bachelor Gulch	Appraised Value reflects the As-Is Appraised Value. The prospective stabilized Appraised Value as of September 1, 2009 is $87,800,000 representing an LTV of 69.5%.

6

Annex A-1 Footnotes — continued

(13) Ballston Tower	The mortgage loan is secured by the fee interest in air rights and an office tower, but not the land and shopping mall on which the office tower stands. The related borrower has entered into a recorded agreement with the fee owner of the land and shopping mall, which contains irrevocable easements and access covenants

In the event E*Trade Financial Corporation does not provide notice of renewal on or before December 28, 2011 (approximately 14 months prior to lease expiration), all excess cash flow will be swept into a cash management account. The swept funds are required to be released to the related borrower upon, among other things, (A) E*Trade Financial Corporation renewing its lease or (B) an acceptable replacement tenant (or tenants) taking occupancy of not less than 80% of the space previously occupied by E*Trade Financial Corporation for rent that is not less than the rent previously paid under the E*Trade Financial Corporate lease, and such replacement tenant(s) is open for business, and paying full, unabated rent for not less than three months.

(14) Sears Tower	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes: the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000, the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 and one or more subordinate B Note(s) totaling $100,000,000. The $340,000,000 pari passu Note A-1 Non-Trust Loan was contributed to the LB-UBS 2007-C2 Trust, the $273,330,000 pari passu Note A-3 Non-Trust Loan is not included in the LB-UBS 2007-C7 Trust, and the $66,670,000 pari passu Note A-2 Non-Trust was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’). U/W NCF DSCR and U/W NCF DSCR Cut-off Date DSCR, Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower pari passu A-Notes. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000).

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 63.9%.

U/W NCF DSCR and U/W NCF DSCR Cut-off Date DSCR are based on the initial principal balance of the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000 and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.26x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the

7

Annex A-1 Footnotes — continued

March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $308,493 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $316,112. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments.

The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. Based on each Scheduled Amortization Payment being made in full when due, the Maturity LTV for the entire Sears Tower Loan Combination is expected to be 58.7%.

Ernst & Young U.S. LLP is subleasing a total of 150,026 square feet. 99,440 square feet is subleased to SPSS Inc. and 50,856 square feet is subleased to Sonnenschein Nath & Rosenthal.

The Goldman Sachs Group, Inc. space is currently dark, with the tenant subleasing a total of 93,105 square feet. 19,764 square feet is subleased to Guiliani Capital Advisors, LLC, 15,874 square feet is subleased to Bridge Finance Group, 17,404 square feet is subleased to Global Futures & Forex, Ltd, 5,814 square feet is subleased to Backstop Solutions Group, LLC, 5,923 square feet is subleased to Bridge Net Solutions, 10,400 square feet is subleased to TradeStation Securities, Inc. and 17,926 square feet is subleased to Williams Lea, Inc.

Schiff Hardin LLP may terminate its lease in October 2009 with 12 months written notice and payment of a termination fee, pursuant to the lease. The lease also offers the tenant a right to reduce the premises by up to one full floor, which may be exercised by the tenant to be effective in one (1) or two (2) parts effective as of October 31, 2010 or October 31, 2013.

(15) Leeds Park	Square footage, Loan Per Unit and Occupancy Percentage reflects the net rentable space of the mortgage property at the closing of the mortgage loan. The related borrower plans to construct an additional warehouse building totaling approximately 103,000 square feet. The amount of $4,500,000 was held back at closing of the mortgage loan, representing the estimated construction cost of the additional warehouse building. In order to commence construction of the proposed building and draw upon the $4,500,000 escrow, certain requirements must be met, including, but not limited to at least 60% of the additional space being leased at the greater of (a) $5.00 per square foot or (b) market rental rates. Additionally, in order to commence construction, the related borrower must provide a Completion Guaranty, plans and specs, all approvals required to complete the building, and the construction budget. In the event the related borrower fails to meet all of the conditions required per the mortgage loan documents and does not commence construction of the additional warehouse building within two years of the closing date, the $4,500,000 escrow is required

8

Annex A-1 Footnotes — continued

to be used to partially defease the mortgage loan by $3,375,000. The remaining $1,125,000 is required to be used to pay any costs associated with such partial defeasance, with the balance being released to the related borrower. At such time as the additional building is completed and the $4,500,000 escrow is released, the stabilized underwritten net cash flow is expected to provide a DSCR of 1.21x based on annual debt service payments calculated on a 30-year amortization schedule.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 16,429 square feet of space leased to Cummins, Inc., which has not yet taken occupancy. The Occupancy Percentage calculated excluding such space is 94.3%. At the closing of the mortgage loan, the related borrower deposited $644,561.00 for tenant improvement work and $457,000.00 for capital improvement work, each related to the buildout for space leased to Cummins, Inc. The related borrower may draw on each reserve subject to, among other things, the following conditions being satisfied: (i) no event of default beyond applicable notice and cure periods; (ii) lender shall have received 10 days prior written notice of the date that such payment for the applicable work is to be paid; (iii) lender shall have received a certification from the related borrower stating the work that was performed and (iv) such other evidence as lender may reasonably request.

All excess cash flow is required to be swept into a subaccount of the rollover reserve account upon, among other things, the earlier to occur of: (i) the date that is 12 months prior to the expiration of the Cummins, Inc. lease that expires in 2017, (ii) the date that the Cummins, Inc. lease terminates or (iii) the date that Cummins, Inc. provides notice that it will terminate its lease. Excess Cash Flow will be distributed to the related borrower to pay tenant improvements and leasing commission’s costs for the Cummins, Inc. space.

(16) Interstate Corporate Center	The related borrower is permitted to transfer one or more of the 15 individual parcels covered by the related mortgage loan to a third party transferee or transferees and have such parcel or parcels released from the existing blanket mortgage simultaneously and then encumbered by a separate standalone mortgage (no longer cross-collateralized) securing a separate note in the amount equal to the amount of the loan allocated to such parcel or parcels, which separate note, mortgage and loan documents related to such parcel or parcels shall be assumed by such third party transferee upon satisfaction of certain conditions, which include, among other things, the achievement of specified DSCR and LTV tests.

(17) Ithaca Multifamily Portfolio	Occupancy Percentage and total number of units for the Eddygate Park Apartments mortgage property excludes 10 commercial units, including 2 antenna leases, totaling 6,358 square feet (6,358 square feet occupied).

Occupancy Percentage and total number of units for the Center Ithaca mortgage property excludes 34 commercial units totaling 54,856 square feet (53,619 square feet occupied) and 66 self storage units totaling 6,629 square feet (4,105 square feet occupied).

(18) Soundview Marketplace	Square Footage represents net rentable space as of the rent roll dated November 1, 2007. The related borrower plans to reposition several tenants and expand the mortgage property by 1,717 square feet to total 185,696 net rentable square feet.

9

Annex A-1 Footnotes — continued

The related borrower has an executed LOI with one tenant and an LOI out for signature with another tenant for a portion of the expansion space. Both tenants are included in the appraised value. The appraised value is based on the mortgage property totaling 185,696 square feet, including an executed LOI and an LOI out-for-signature for the related expansion space. No rental revenue associated with such expansion space or LOI’s was underwritten.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 14,970 square feet of space under a lease executed October 11, 2007 by Staples The Office Superstore East, Inc. (‘‘Staples’’), which tenant has not yet taken occupancy. Per the lease, the space is expected to be delivered to the tenant on July 31, 2008. In the event the space is not delivered to the tenant by July 31, 2008, the tenant shall be given one day of free rent for each day the space is not delivered after such date. In the event the space is not delivered by September 15, 2008, Staples has the option to terminate the lease. Excluding such space, the mortgage property is 86.3% occupied.

(19) Bucks Town Corp Center	ICT Group, Inc. leases multiple spaces at the mortgage property, with expiration dates as follows: 27,613 square feet on April 30, 2009; 21,641 square feet on March 31, 2010; 14,060 square feet on September 30, 2012; and 1,396 square feet on June 30, 2012.

Tetra Tech, Inc. has the option to terminate its lease on the last day of the 36th month of the lease term (September 2008). The tenant must give notice of termination by the 27th month of the lease term (December 2007). At closing of the mortgage loan, the related borrower deposited $131,000 into the Tetra Tech, Inc. Reserve, representing approximately nine months of base rent,which is required to be released to the related borrower if the tenant does not exercise its lease termination option.

Occupancy Percentage is calculated including 7,275 square feet leased to Pain Management Centers of America, LLC (‘‘Pain Management’’), which tenant has not yet taken occupancy. The related borrower escrowed $181,875, representing the remaining tenant improvement obligations due to Pain Management.

(20) Banco Popular Portfolio	Commencing on the date that is 24-months prior to the lease expiration of the Banco Popular North America (‘‘Banco Popular’’) at the 162-164 East 116th Street mortgage property, all excess cash flow will be swept into a cash management acccount. The swept funds are required to be released to the related borrower upon, among other things, the renewal of the Banco Popular lease.

(21) 101 West Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2012 payment date and continuing until maturity, in the approximate amount of $15,349.87 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,102,541.89 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the

10

Annex A-1 Footnotes — continued

payment date in June 2012 through the maturity date, would result in a Balloon Balance of $14,039,007.80 and a Balloon LTV of 75.1%.

(22) 519-525 Hudson Street	Occupancy Percentage and total number of units excludes 5 commercial units totaling 4,600 square feet (4,600 square feet occupied).

(23) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

(24) Bashas Gold Canyon	On September 8, 2006, the related mortgage loan borrower received an initial advance of $11,370,000. On September 28, 2007, the related mortgage loan borrower received an earn-out advance in the amount of $610,000, resulting in a current outstanding balance under the Mortgage Loan of $11,980,000. Pursuant to the terms of the earn-out agreement, the Monthly Debt Service was recalculated.

(25) Discovery Office	A subsidiary of NSERV Corporation, Automotive Professionals, Inc., filed for bankruptcy in April 2007.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $10,732.54 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $787,049.27 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $9,956,047.60 and a Balloon LTV of 77.5%.

(26) Stirling Bay	The related borrower received an initial advance of $8,500,000 on October 5, 2006 and an earnout advance of $800,000 on October 24, 2007 resulting in an outstanding balance of $9,300,000. The Mortgage Rate as of the date of the initial advance was 6.495%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.930% and the Monthly Debt Service was recalculated.

(27) Rosewood Village	Appraised Value reflects the prospective Appraised Value. The as is Appraised Value as of July 3, 2007 is $8,650,000 representing an LTV of 84.4%.

11

Annex A-1 Footnotes — continued

(28)	Marin Self Storage & Wine Vaults	Per the Stabilization Escrow and Security Agreement, if the borrower has not met certain income and occupancy targets by August 15,2009 the $526,000 LOC referenced in Other Reserve Description may be drawn on and used to pay down the principal balance of the loan.

(29) Northstar Shopping Center	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated including a master lease of 4,500 square feet at a base rental rate of $5.57 per square foot for the period from November 9, 2007 to September 2009, and $6.59 per square foot after September 2009. The term of the master lease is the earlier of December 1, 2012 or the date on which (i) the 4,500 square foot space has been leased to a third party at, among other things, a lease term through at least December 1, 2012 at rents not less than the rent due under the master lease and (ii) the aggregate rental revenues of the mortgaged property are sufficient to achieve a 1.30x debt service coverage ratio.

(30) Canton Marketplace	The property is currently operated as a self storage facility and as an open retail market certain days each month, with tenants subject to operating spaces on a month-to-month basis.

(31)	The Shoppes at Orange Grove	The related borrower received an initial advance of $3,400,000 on December 29, 2006 and an earn-out advance of $1,600,000 on October 29, 2007 resulting in an outstanding balance of $5,000,000. The Mortgage Rate as of the date of the initial advance was 5.590%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.420% and the Monthly Debt Service was recalculated.

(32) 21609 North 12th Avenue	The borrower has entered into a springing master lease for the CAS Corp. (National Mallfront) space for $140,625 base rent that commences upon the tenant’s lease expiration and terminates with an acceptable lease of at least 3 years in place with aggregatge annual rents exceeding $140,625. There is also an upfront reserve of $50,000 in place which shall be released upon the satisfaction of the Master Lease Termination Conditions.

(33) Cedar Bluff Apartments	It is anticipated that the mortgaged real property will be transferred by the existing borrower (who will be released from its obligations under the mortgage loan documents) to a new entity, who will assume the obligations under the mortgage loan documents.

(34) Walgreens Tryon	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (December 2018), and every five years thereafter, pursuant to the lease.

(35) Walgreens Pueblo	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (October 2018), and every five years thereafter, pursuant to the lease.

(36) Walgreens Amity	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (October 2018), and every five years thereafter, pursuant to the lease.

12

Annex A-1 Footnotes — continued

(37) Walgreens Taylor	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2018), and every five years thereafter, pursuant to the lease.

(38)	Wadel Connally Office Building	1,551 square feet, representing 5.3% of the total square footage, is currently master leased by the related borrower. Occupancy Rate, U/W NCF and U/W NCF DSCR are calculated including the master leased space.

(39) Crossroads Shopping Center	Movie Gallery US, LLC filed for bankruptcy in October 2007. The related borrower deposited $50,000 at closing into the Movie Gallery Reserve, representing 1-year of base rent for such tenant, which lease expires on December 31, 2008.

13

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

A-2-1

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only Balloon	21	$1,626,008,627	49.5%	$77,428,982	$430,000,000	56.1%	1.61	x	94.3%	6.185%
Amortizing Balloon(2)	85	1,506,299,051	45.9	17,721,165	412,701,271	70.8	1.18		96.2	6.487
Interest Only ARD	2	140,500,000	4.3	70,250,000	137,000,000	77.3	1.40		94.8	5.752
Amortizing ARD(3)	1	7,000,000	0.2	7,000,000	7,000,000	62.2	1.22		100.0	6.310
Fully Amortizing	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Includes mortgage loans, representing 41.6% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 43.1% of these loans, by balance, have three years or less of interest-only payments.
(3)	Provides for payments of interest-only for 60 periods followed by payments of principal and interest up to the anticipated repayment date.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Datec Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
30.1 - 35.0	2	$191,372,739	5.8%	$95,686,370	$190,000,000	30.9%	1.97	x	92.4%	5.961%
35.1 - 40.0	3	7,350,000	0.2	2,450,000	2,575,000	39.2	2.02		100.0	6.469
40.1 - 45.0	2	52,171,457	1.6	26,085,729	50,000,000	41.8	1.94		80.4	6.280
45.1 - 50.0	2	441,862,974	13.5	220,931,487	430,000,000	47.3	1.91		99.7	5.905
50.1 - 55.0	2	178,600,000	5.4	89,300,000	170,000,000	53.5	1.48		93.9	6.250
55.1 - 60.0	12	385,034,347	11.7	32,086,196	295,000,000	58.8	1.49		88.5	6.400
60.1 - 65.0	5	133,213,870	4.1	26,642,774	60,000,000	63.6	1.25		100.0	6.169
65.1 - 70.0	16	258,587,647	7.9	16,161,728	92,700,000	67.7	1.25		98.4	6.360
70.1 - 75.0	26	1,018,234,163	31.0	39,162,852	412,701,271	72.0	1.15		96.6	6.665
75.1 - 80.0	38	488,110,854	14.9	12,845,022	137,000,000	78.3	1.23		94.8	6.166
80.1 >=	2	127,369,627	3.9	63,684,813	116,769,627	80.7	1.27		94.9	5.705
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%
Weighted Average Cut-off Date LTV Ratio: 63.8%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-2

Original Term to Maturity(1)
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$332,919,627	10.1%	$55,486,604	$170,000,000	65.5%	1.36	x	93.8%	6.090%	60
73 - 84	1	13,600,000	0.4	13,600,000	13,600,000	70.1	1.19		100.0	5.880	84
109 - 120	98	2,487,196,118	75.8	25,379,552	412,701,271	66.3	1.32		94.1	6.405	120
121 - 144	2	435,800,000	13.3	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	2	10,291,934	0.3	5,145,967	6,891,934	66.1	1.23		100.0	6.334	180
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%	114
Weighted Average Original Term to Maturity: 114 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-3

Remaining Term to Maturity(1)
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off DateLTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	$332,919,627	10.1%	$55,486,604	$170,000,000	65.5%	1.36	x	93.8%	6.090%	58
73 - 84	1	13,600,000	0.4	13,600,000	13,600,000	70.1	1.19		100.0	5.880	82
85 - 108	4	69,793,870	2.1	17,448,467	39,913,870	63.4	1.36		98.9	5.912	106
109 - 120	94	2,417,402,248	73.7	25,717,045	412,701,271	66.4	1.32		94.0	6.419	118
121 - 144	2	435,800,000	13.3	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	2	8,991,934	0.3	4,495,967	6,891,934	59.9	1.35		99.8	6.185	165
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%	112
Weighted Average Remaining Term to Maturity: 112 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date PrincipalBalance	Wtd. Avg. Cut-off DateLTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	55	$1,368,386,422	41.7%	$24,879,753	$430,000,000	64.3%	1.44	x	98.2%	6.220%
Office	19	913,915,624	27.8	48,100,822	295,000,000	54.1	1.56		90.6	6.307
Hotel	51	550,257,005	16.8	10,789,353	61,000,000	70.2	1.18		—	6.635
Multifamily	24	280,819,627	8.6	11,700,818	54,328,075	75.1	1.22		94.2	6.006
Industrial/Warehouse	9	106,695,000	3.3	11,855,000	45,875,000	74.6	1.18		96.1	6.415
Parking Garage	2	29,500,000	0.9	14,750,000	18,500,000	63.6	1.35		—	6.312
Self Storage	5	21,634,000	0.7	4,326,800	6,330,000	73.2	1.25		90.3	6.629
Mobile Home Park	1	7,800,000	0.2	7,800,000	7,800,000	61.5	1.40		100.0	6.320
Mixed Use	1	2,900,000	0.1	2,900,000	2,900,000	70.7	1.22		100.0	6.490
Total/Avg/Max/Wtd Avg:	167	$3,281,907,678	100.0%	$19,652,142	$430,000,000	63.8%	1.40	x	95.0%	6.306%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off DateLTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	5	$7,677,757	0.2%	$1,535,551	$1,970,000	66.5%	1.37	x	96.6%	6.599%
2,000,001 - 4,000,000	22	60,633,738	1.8	2,756,079	3,784,000	66.8	1.38		96.5	6.395
4,000,001 - 6,000,000	17	89,546,661	2.7	5,267,451	6,000,000	74.9	1.22		95.1	6.259
6,000,001 - 8,000,000	14	98,292,558	3.0	7,020,897	7,933,807	70.4	1.25		95.4	6.372
8,000,001 - 10,000,000	7	66,043,047	2.0	9,434,721	10,000,000	64.9	1.32		97.2	6.447
10,000,001 - 15,000,000	18	219,429,200	6.7	12,190,511	14,960,000	70.3	1.28		96.9	6.149
15,000,001 - 20,000,000	5	84,875,000	2.6	16,975,000	18,500,000	72.8	1.14		92.5	6.392
20,000,001 - 25,000,000	3	65,524,949	2.0	21,841,650	23,500,000	71.6	1.27		95.3	6.019
25,000,001 - 50,000,000	5	203,988,870	6.2	40,797,774	50,000,000	66.0	1.36		90.7	6.362
50,000,001 - 75,000,000	4	251,000,000	7.6	62,750,000	75,000,000	69.9	1.22		98.2	6.483
75,000,001 - 100,000,000	2	177,425,000	5.4	88,712,500	92,700,000	70.6	1.10		98.7	6.477
100,000,001 - 125,000,000	1	116,769,627	3.6	116,769,627	116,769,627	80.4	1.25		95.0	5.650
125,000,001 - 150,000,000	1	137,000,000	4.2	137,000,000	137,000,000	77.8	1.39		94.7	5.745
150,000,001 >=	6	1,703,701,271	51.9	283,950,212	430,000,000	56.9	1.53		94.6	6.361
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%
Average Cut-off Date Principal Balance: $29,835,524

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	36	$1,085,894,286	33.1%	$30,163,730	$412,701,271	71.5%	1.11	x	96.1%	6.581%
1.20 - 1.29	40	639,935,025	19.5	15,998,376	206,000,000	74.8	1.23		96.9	6.397
1.30 - 1.39	12	232,866,140	7.1	19,405,512	137,000,000	73.3	1.36		95.5	5.896
1.40 - 1.49	9	318,855,057	9.7	35,428,340	170,000,000	59.1	1.47		95.4	6.089
1.50 - 1.59	1	295,000,000	9.0	295,000,000	295,000,000	59.0	1.54		85.7	6.480
1.60 - 1.69	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
1.70 - 1.79	3	26,362,974	0.8	8,787,658	11,862,974	58.5	1.76		98.9	6.055
1.80 - 1.89	1	1,372,739	0.0	1,372,739	1,372,739	35.0	1.86		100.0	6.469
1.90 - 1.99	4	672,575,000	20.5	168,143,750	430,000,000	42.2	1.93		96.1	5.949
2.00 >=	3	6,946,457	0.2	2,315,486	2,575,000	40.0	2.05		100.0	6.482
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%
Weighted Average U/W NCF DSCR:    1.40x

(1) Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	1	$7,000,000	0.2%	$7,000,000	$7,000,000	79.5%	1.25	x	72.3%	5.540%
75.1 - 80.0	3	72,720,000	2.2	24,240,000	50,000,000	52.1	1.67		78.7	6.321
80.1 - 85.0	3	12,334,000	0.4	4,111,333	5,750,000	77.6	1.23		81.9	6.233
85.1 - 90.0	7	356,050,000	10.8	50,864,286	295,000,000	61.3	1.47		86.1	6.508
90.1 - 95.0	29	781,116,463	23.8	26,935,050	190,000,000	60.5	1.49		93.5	6.034
95.1 >=	71	1,472,930,209	44.9	20,745,496	430,000,000	64.1	1.41		99.1	6.281
Total/Avg/Max/Wtd Avg:	114	$2,702,150,673	82.3%	$23,703,076	$430,000,000	62.5%	1.45	x	95.0%	6.238%

Weighted Average Occupancy Rate:    95.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only(2)	23	$1,766,508,627	53.8%	$76,804,723	$430,000,000	57.8%	1.60	x	94.4%	6.151%	—
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
289 - 300	7	59,079,431	1.8	8,439,919	11,000,000	62.4	1.37		96.9	6.310	299
313 - 324	1	21,524,949	0.7	21,524,949	21,524,949	73.0	1.33		94.5	5.730	314
337 - 348	1	6,891,934	0.2	6,891,934	6,891,934	59.9	1.26		100.0	6.010	345
349 - 360	77	1,425,802,738	43.4	18,516,919	412,701,271	71.1	1.17		96.2	6.507	360
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%	356

Weighted Average Remaining Amortization Term:    356 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date or anticipated repayment date, as applicable.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties and parking garage properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.501 - 5.750	10	$404,255,988	12.3%	$40,425,599	$137,000,000	75.1%	1.35	x	94.8%	5.693%
5.751 - 6.000	19	749,293,763	22.8	39,436,514	430,000,000	47.4	1.82		97.5	5.917
6.001 - 6.250	13	373,976,934	11.4	28,767,456	170,000,000	62.7	1.36		95.9	6.199
6.251 - 6.500	33	636,828,042	19.4	19,297,819	295,000,000	62.4	1.42		89.8	6.422
6.501 - 6.750	21	781,212,141	23.8	37,200,578	412,701,271	71.1	1.12		95.9	6.699
6.751 - 7.000	14	336,340,810	10.2	24,024,344	206,000,000	73.3	1.21		98.5	6.893
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	63.8%	1.40	x	95.0%	6.306%

Weighted Average Mortgage Rate:    6.306%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios(1)
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Fully Amortizing	1	$2,100,000	0.1%	$2,100,000	$2,100,000	0.9%	1.66	x	99.0%	6.760%
30.1 - 35.0	2	191,372,739	5.8	95,686,370	190,000,000	30.9	1.97		92.4	5.961
35.1 - 40.0	4	9,521,457	0.3	2,380,364	2,575,000	36.7	2.04		100.0	6.478
40.1 - 45.0	4	79,225,766	2.4	19,806,442	50,000,000	42.0	1.76		86.9	6.193
45.1 - 50.0	5	468,871,554	14.3	93,774,311	430,000,000	47.3	1.86		99.5	5.917
50.1 - 55.0	6	234,213,870	7.1	39,035,645	170,000,000	53.6	1.46		94.8	6.182
55.1 - 60.0	11	401,633,315	12.2	36,512,120	295,000,000	58.8	1.48		88.3	6.393
60.1 - 65.0	17	249,162,031	7.6	14,656,590	92,700,000	61.8	1.15		99.0	6.495
65.1 - 70.0	23	857,904,318	26.1	37,300,188	412,701,271	67.1	1.16		95.7	6.572
70.1 - 75.0	27	464,904,000	14.2	17,218,667	206,000,000	72.8	1.18		96.2	6.583
75.1 - 80.0	8	195,629,000	6.0	24,453,625	137,000,000	78.0	1.34		94.5	5.896
80.1 - 85.0	2	127,369,627	3.9	63,684,813	116,769,627	80.7	1.27		94.9	5.705
Total/Avg/Max/Wtd Avg:	110	$3,281,907,678	100.0%	$29,835,524	$430,000,000	61.0%	1.40	x	95.0%	6.306%

Weighted Average Maturity Date LTV Ratio:    61.0%(3)

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.
(3)	Weighted Average Maturity Date LTV Ratio excludes fully amortizing mortgage loans.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
FL	17	$721,101,291	22.0%
NY	19	600,131,319	18.3
CA	20	478,309,591	14.6
TX	17	190,376,758	5.8
VA	7	160,234,516	4.9
KS	1	137,000,000	4.2
TN	7	133,165,257	4.1
AZ	5	116,555,000	3.6
IL	7	95,424,374	2.9
CO	5	82,947,829	2.5
NC	4	82,575,000	2.5
PA	6	62,690,949	1.9
WA	6	57,411,713	1.7
NJ	4	52,492,347	1.6
OH	5	46,158,366	1.4
SC	1	45,875,000	1.4
MD	4	30,579,299	0.9
MI	4	28,569,139	0.9
GA	3	24,842,269	0.8
IN	3	20,125,000	0.6
MS	3	16,950,000	0.5
NV	2	14,362,974	0.4
WI	1	14,250,000	0.4
CT	3	11,777,391	0.4
ME	3	11,500,023	0.4
KY	2	11,074,274	0.3
MA	1	9,300,000	0.3
LA	3	7,628,000	0.2
MO	1	6,700,000	0.2
NM	1	5,000,000	0.2
AL	1	4,700,000	0.1
HI	1	2,100,000	0.1
Total:	167	$3,281,907,678	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

A-3-1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only Balloon	17	$1,474,639,000	48.9%	$86,743,471	$430,000,000	53.9%	1.65	x	94.2%	6.230%
Amortizing Balloon(2)	72	1,392,549,051	46.2	19,340,959	412,701,271	70.6	1.18		96.8	6.497
Interest Only ARD	2	140,500,000	4.7	70,250,000	137,000,000	77.3	1.40		94.8	5.752
Amortizing ARD(3)	1	7,000,000	0.2	7,000,000	7,000,000	62.2	1.22		100.0	6.310
Fully Amortizing	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Includes mortgage loans, representing 41.5% of the initial loan group 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 40.3% of these loans, by balance, have three years or less of interest-only payments.
(3)	Provides for payments of interest-only for 60 periods, followed by payments of principal and interest up to the anticipated repayment date.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
30.1 - 35.0	2	$191,372,739	6.3%	$95,686,370	$190,000,000	30.9%	1.97	x	92.4%	5.961%
35.1 - 40.0	3	7,350,000	0.2	2,450,000	2,575,000	39.2	2.02		100.0	6.469
40.1 - 45.0	2	52,171,457	1.7	26,085,729	50,000,000	41.8	1.94		80.4	6.280
45.1 - 50.0	2	441,862,974	14.6	220,931,487	430,000,000	47.3	1.91		99.7	5.905
50.1 - 55.0	1	170,000,000	5.6	170,000,000	170,000,000	53.6	1.48		93.9	6.250
55.1 - 60.0	11	370,234,347	12.3	33,657,668	295,000,000	58.8	1.50		88.0	6.411
60.1 - 65.0	4	125,413,870	4.2	31,353,467	60,000,000	63.7	1.24		100.0	6.159
65.1 - 70.0	15	249,287,647	8.3	16,619,176	92,700,000	67.8	1.26		98.3	6.339
70.1 - 75.0	22	975,534,163	32.3	44,342,462	412,701,271	72.0	1.16		97.3	6.679
75.1 - 80.0	30	422,960,854	14.0	14,098,695	137,000,000	78.1	1.23		95.1	6.156
80.1 >=	1	10,600,000	0.4	10,600,000	10,600,000	83.5	1.48		93.6	6.310
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%
Weighted Average Cut-off Date LTV Ratio: 62.7%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-2

Original Term to Maturity(1)
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	3	$192,850,000	6.4%	$64,283,333	$170,000,000	55.4%	1.46	x	94.3%	6.300%	60
109 - 120	85	2,375,746,118	78.8	27,949,954	412,701,271	66.1	1.33		94.2	6.410	120
121 - 144	2	435,800,000	14.4	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	2	10,291,934	0.3	5,145,967	6,891,934	66.1	1.23		100.0	6.334	180
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%	117
Weighted Average Original Term to Maturity: 117 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-3

Remaining Term to Maturity(1)
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	3	$192,850,000	6.4%	$64,283,333	$170,000,000	55.4%	1.46	x	94.3%	6.300%	58
85 - 108	2	51,893,870	1.7	25,946,935	39,913,870	65.2	1.39		99.4	5.674	106
109 - 120	83	2,323,852,248	77.0	27,998,220	412,701,271	66.1	1.33		94.0	6.426	118
121 - 144	2	435,800,000	14.4	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	2	8,991,934	0.3	4,495,967	6,891,934	59.9	1.35		99.8	6.185	165
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%	115
Weighted Average Remaining Term to Maturity: 115 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	55	$1,368,386,422	45.4%	$24,879,753	$430,000,000	64.3%	1.44	x	98.2%	6.220%
Office	19	913,915,624	30.3	48,100,822	295,000,000	54.1	1.56		90.6	6.307
Hotel	51	550,257,005	18.2	10,789,353	61,000,000	70.2	1.18		—	6.635
Industrial/Warehouse	9	106,695,000	3.5	11,855,000	45,875,000	74.6	1.18		96.1	6.415
Parking Garage	2	29,500,000	1.0	14,750,000	18,500,000	63.6	1.35		—	6.312
Multifamily	4	23,500,000	0.8	5,875,000	12,260,000	67.0	1.30		99.0	6.030
Self Storage	5	21,634,000	0.7	4,326,800	6,330,000	73.2	1.25		90.3	6.629
Mixed Use	1	2,900,000	0.1	2,900,000	2,900,000	70.7	1.22		100.0	6.490
Total/Avg/Max/Wtd Avg:	146	$3,016,788,051	100.0%	$20,662,932	$430,000,000	62.7%	1.42	x	95.2%	6.331%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	5	$7,677,757	0.3%	$1,535,551	$1,970,000	66.5%	1.37	x	96.6%	6.599%
2,000,001 - 4,000,000	21	58,033,738	1.9	2,763,511	3,784,000	66.3	1.39		96.7	6.421
4,000,001 - 6,000,000	14	72,496,661	2.4	5,178,333	6,000,000	74.1	1.23		96.5	6.321
6,000,001 - 8,000,000	10	68,692,558	2.3	6,869,256	7,933,807	69.4	1.25		96.1	6.231
8,000,001 - 10,000,000	5	48,143,047	1.6	9,628,609	10,000,000	67.4	1.33		97.2	6.389
10,000,001 - 15,000,000	13	154,229,200	5.1	11,863,785	14,960,000	69.3	1.31		97.2	6.170
15,000,001 - 20,000,000	4	68,875,000	2.3	17,218,750	18,500,000	72.8	1.15		97.3	6.383
20,000,001 - 25,000,000	3	65,524,949	2.2	21,841,650	23,500,000	71.6	1.27		95.3	6.019
25,000,001 - 50,000,000	5	203,988,870	6.8	40,797,774	50,000,000	66.0	1.36		90.7	6.362
50,000,001 - 75,000,000	4	251,000,000	8.3	62,750,000	75,000,000	69.9	1.22		98.2	6.483
75,000,001 - 100,000,000	2	177,425,000	5.9	88,712,500	92,700,000	70.6	1.10		98.7	6.477
125,000,001 - 150,000,000	1	137,000,000	4.5	137,000,000	137,000,000	77.8	1.39		94.7	5.745
150,000,001 >=	6	1,703,701,271	56.5	283,950,212	430,000,000	56.9	1.53		94.6	6.361
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%
Average Cut-off Date Principal Balance: $32,438,581

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	28	$1,007,494,286	33.4%	$35,981,939	$412,701,271	71.4%	1.11	x	96.7%	6.589%
1.20 - 1.29	33	469,615,398	15.6	14,230,770	206,000,000	73.5	1.22		97.8	6.623
1.30 - 1.39	12	232,866,140	7.7	19,405,512	137,000,000	73.3	1.36		95.5	5.896
1.40 - 1.49	7	302,455,057	10.0	43,207,865	170,000,000	59.3	1.47		95.3	6.079
1.50 - 1.59	1	295,000,000	9.8	295,000,000	295,000,000	59.0	1.54		85.7	6.480
1.60 - 1.69	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
1.70 - 1.79	3	26,362,974	0.9	8,787,658	11,862,974	58.5	1.76		98.9	6.055
1.80 - 1.89	1	1,372,739	0.0	1,372,739	1,372,739	35.0	1.86		100.0	6.469
1.90 - 1.99	4	672,575,000	22.3	168,143,750	430,000,000	42.2	1.93		96.1	5.949
2.00 >=	3	6,946,457	0.2	2,315,486	2,575,000	40.0	2.05		100.0	6.482
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%
Weighted Average U/W NCF DSCR: 1.42x

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	1	$7,000,000	0.2%	$7,000,000	$7,000,000	79.5%	1.25	x	72.3%	5.540%
75.1 - 80.0	2	56,720,000	1.9	28,360,000	50,000,000	46.3	1.84		79.1	6.291
80.1 - 85.0	2	6,584,000	0.2	3,292,000	3,784,000	75.6	1.25		80.8	6.655
85.1 - 90.0	5	343,850,000	11.4	68,770,000	295,000,000	60.9	1.48		86.1	6.506
90.1 - 95.0	19	665,074,912	22.0	35,003,943	190,000,000	57.5	1.54		93.5	6.056
95.1 >=	64	1,357,802,134	45.0	21,215,658	430,000,000	63.3	1.43		99.2	6.304
Total/Avg/Max/Wtd Avg:	93	$2,437,031,046	80.8%	$26,204,635	$430,000,000	61.0%	1.47	x	95.2%	6.263%
Weighted Average Occupancy Rate: 95.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only(2)	19	$1,615,139,000	53.5%	$85,007,316	$430,000,000	56.0%	1.63	x	94.3%	6.188%	—
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
289 - 300	7	59,079,431	2.0	8,439,919	11,000,000	62.4	1.37		96.9	6.310	299
313 - 324	1	21,524,949	0.7	21,524,949	21,524,949	73.0	1.33		94.5	5.730	314
337 - 348	1	6,891,934	0.2	6,891,934	6,891,934	59.9	1.26		100.0	6.010	345
349 - 360	64	1,312,052,738	43.5	20,500,824	412,701,271	70.9	1.16		96.8	6.520	360
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%	356
Weighted Average Remaining Amortization Term: 356 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date or anticipated repayment date, as applicable.
(2)	Interest-only up to maturity date or anticipated repayment date, as applicable.
(3)	Excludes mortgage loans secured by hospitality properties and parking garage properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.501 - 5.750	7	$276,136,362	9.2%	$39,448,052	$137,000,000	72.6%	1.39	x	95.0%	5.711%
5.751 - 6.000	16	721,093,763	23.9	45,068,360	430,000,000	46.3	1.84		97.6	5.918
6.001 - 6.250	10	338,576,934	11.2	33,857,693	170,000,000	62.6	1.37		95.8	6.203
6.251 - 6.500	30	600,228,042	19.9	20,007,601	295,000,000	61.8	1.44		89.9	6.424
6.501 - 6.750	19	768,112,141	25.5	40,426,955	412,701,271	71.1	1.12		96.1	6.699
6.751 - 7.000	11	312,640,810	10.4	28,421,892	206,000,000	73.2	1.22		98.7	6.891
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	62.7%	1.42	x	95.2%	6.331%
Weighted Average Mortgage Rate: 6.331%

(1) Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios(1)
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Fully Amortizing	1	$2,100,000	0.1%	$2,100,000	$2,100,000	0.9%	1.66	x	99.0%	6.760%
30.1 - 35.0	2	191,372,739	6.3	95,686,370	190,000,000	30.9	1.97		92.4	5.961
35.1 - 40.0	4	9,521,457	0.3	2,380,364	2,575,000	36.7	2.04		100.0	6.478
40.1 - 45.0	4	79,225,766	2.6	19,806,442	50,000,000	42.0	1.76		86.9	6.193
45.1 - 50.0	4	460,271,554	15.3	115,067,889	430,000,000	47.3	1.87		99.6	5.911
50.1 - 55.0	6	234,213,870	7.8	39,035,645	170,000,000	53.6	1.46		94.8	6.182
55.1 - 60.0	10	386,833,315	12.8	38,683,332	295,000,000	58.8	1.49		87.9	6.403
60.1 - 65.0	15	232,062,031	7.7	15,470,802	92,700,000	61.9	1.14		98.9	6.483
65.1 - 70.0	19	828,604,318	27.5	43,610,754	412,701,271	67.1	1.16		95.7	6.585
70.1 - 75.0	21	405,654,000	13.4	19,316,857	206,000,000	73.0	1.18		97.4	6.626
75.1 - 80.0	6	176,329,000	5.8	29,388,167	137,000,000	77.8	1.35		94.7	5.854
80.1 - 85.0	1	10,600,000	0.4	10,600,000	10,600,000	83.5	1.48		93.6	6.310
Total/Avg/Max/Wtd Avg:	93	$3,016,788,051	100.0%	$32,438,581	$430,000,000	59.9%	1.42	x	95.2%	6.331%
Weighted Average Maturity Date LTV Ratio: 59.9%(3)

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.
(3)	Weighted Average Maturity Date LTV Ratio excludes fully amortizing mortgage loans.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
FL	16	$705,101,291	23.4%
NY	18	585,331,319	19.4
CA	19	470,509,591	15.6
VA	7	160,234,516	5.3
TX	11	154,526,758	5.1
KS	1	137,000,000	4.5
AZ	4	104,555,000	3.5
IL	7	95,424,374	3.2
CO	5	82,947,829	2.7
NC	4	82,575,000	2.7
WA	6	57,411,713	1.9
NJ	4	52,492,347	1.7
PA	5	49,090,949	1.6
OH	5	46,158,366	1.5
SC	1	45,875,000	1.5
MD	4	30,579,299	1.0
MI	3	16,569,139	0.5
TN	3	16,395,630	0.5
GA	2	16,242,269	0.5
IN	2	14,525,000	0.5
NV	2	14,362,974	0.5
WI	1	14,250,000	0.5
CT	3	11,777,391	0.4
ME	3	11,500,023	0.4
KY	2	11,074,274	0.4
LA	3	7,628,000	0.3
MO	1	6,700,000	0.2
NM	1	5,000,000	0.2
AL	1	4,700,000	0.2
MS	1	4,150,000	0.1
HI	1	2,100,000	0.1
Total:	146	$3,016,788,051	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

A-4-1

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	4	$151,369,627	57.1%	$37,842,407	$116,769,627	77.3%	1.25	x	95.4%	5.755%
Amortizing Balloon(1)	13	113,750,000	42.9	8,750,000	16,000,000	73.0	1.18		91.8	6.356
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%

(1)	Includes mortgage loans, representing 42.9% of the initial loan group 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 73.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$8,600,000	3.2%	$8,600,000	$8,600,000	50.6%	1.44	x	94.5%	6.250%
55.1 - 60.0	1	14,800,000	5.6	14,800,000	14,800,000	59.0	1.21		100.0	6.134
60.1 - 65.0	1	7,800,000	2.9	7,800,000	7,800,000	61.5	1.40		100.0	6.320
65.1 - 70.0	1	9,300,000	3.5	9,300,000	9,300,000	65.5	1.10		100.0	6.930
70.1 - 75.0	4	42,700,000	16.1	10,675,000	16,000,000	71.9	1.14		88.3	6.327
75.1 - 80.0	8	65,150,000	24.6	8,143,750	12,800,000	79.0	1.20		92.3	6.230
80.1 >=	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average Cut-off Date LTV Ratio: 75.4%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	3	$140,069,627	52.8%	$46,689,876	$116,769,627	79.5%	1.23	x	93.1%	5.801%	60
73 - 84	1	13,600,000	5.1	13,600,000	13,600,000	70.1	1.19		100.0	5.880	84
109 - 120	13	111,450,000	42.0	8,573,077	14,800,000	71.0	1.22		94.1	6.295	120
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	86
Weighted Average Original Term to Maturity: 86 months

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	3	$140,069,627	52.8%	$46,689,876	$116,769,627	79.5%	1.23	x	93.1%	5.801%	57
73 - 84	1	13,600,000	5.1	13,600,000	13,600,000	70.1	1.19		100.0	5.880	82
85 - 108	2	17,900,000	6.8	8,950,000	9,300,000	58.3	1.26		97.4	6.603	106
109 - 120	11	93,550,000	35.3	8,504,545	14,800,000	73.4	1.21		93.5	6.235	116
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	82
Weighted Average Remaining Term to Maturity: 82 months

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	20	$257,319,627	97.1%	$12,865,981	$54,328,075	75.9%	1.22	x	93.7%	6.003%
Mobile Home Park	1	7,800,000	2.9	7,800,000	7,800,000	61.5	1.40		100.0	6.320
Total/Avg/Max/Wtd Avg:	21	$265,119,627	100.0%	$12,624,744	$54,328,075	75.4%	1.22	x	93.9%	6.013%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
2,000,001 - 4,000,000	1	$2,600,000	1.0%	$2,600,000	$2,600,000	76.5%	1.24	x	92.4%	5.800%
4,000,001 - 6,000,000	3	17,050,000	6.4	5,683,333	5,750,000	78.2	1.19		89.9	5.995
6,000,001 - 8,000,000	4	29,600,000	11.2	7,400,000	7,800,000	72.6	1.23		94.0	6.699
8,000,001 - 10,000,000	2	17,900,000	6.8	8,950,000	9,300,000	58.3	1.26		97.4	6.603
10,000,001 - 15,000,000	5	65,200,000	24.6	13,040,000	14,800,000	72.5	1.20		96.0	6.099
15,000,001 - 20,000,000	1	16,000,000	6.0	16,000,000	16,000,000	72.7	1.08		77.2	6.430
100,000,001 - 125,000,000	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Average Cut-off Date Principal Balance: $15,595,272

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	8	$78,400,000	29.6%	$9,800,000	$16,000,000	73.6%	1.13	x	91.6%	6.474%
1.20 - 1.29	7	170,319,627	64.2	24,331,375	116,769,627	78.2	1.25		94.6	5.774
1.40 - 1.49	2	16,400,000	6.2	8,200,000	8,600,000	55.8	1.42		97.1	6.283
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average U/W NCF DSCR: 1.22x

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
75.1 - 80.0	1	$16,000,000	6.0%	$16,000,000	$16,000,000	72.7%	1.08	x	77.2%	6.430%
80.1 - 85.0	1	5,750,000	2.2	5,750,000	5,750,000	79.9	1.20		83.2	5.750
85.1 - 90.0	2	12,200,000	4.6	6,100,000	7,400,000	73.5	1.22		88.4	6.586
90.1 - 95.0	10	116,041,551	43.8	11,604,155	24,924,275	77.5	1.23		93.4	5.904
95.1 >=	7	115,128,075	43.4	16,446,868	54,328,075	73.7	1.23		97.9	6.016
Total/Avg/Max/Wtd Avg:	21	$265,119,627	100.0%	$12,624,744	$54,328,075	75.4%	1.22	x	93.9%	6.013%
Weighted Average Occupancy Rate: 93.9%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only(2)	4	$151,369,627	57.1%	$37,842,407	$116,769,627	77.3%	1.25	x	95.4%	5.755%	—
349-360	13	113,750,000	42.9	8,750,000	16,000,000	73.0	1.18		91.8	6.356	360
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	360
Weighted Average Remaining Amortization Term: 360 months(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date, but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$128,119,627	48.3%	$42,706,542	$116,769,627	80.4%	1.25	x	94.4%	5.653%
5.751 - 6.000	3	28,200,000	10.6	9,400,000	13,600,000	74.9	1.22		95.3	5.898
6.001 - 6.250	3	35,400,000	13.4	11,800,000	14,800,000	63.8	1.22		96.7	6.161
6.251 - 6.500	3	36,600,000	13.8	12,200,000	16,000,000	71.9	1.21		87.9	6.400
6.501 - 6.750	2	13,100,000	4.9	6,550,000	7,400,000	72.7	1.17		89.8	6.665
6.751 - 7.000	3	23,700,000	8.9	7,900,000	9,300,000	73.9	1.14		96.2	6.914
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average Mortgage Rate: 6.013%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
45.1 - 50.0	1	$8,600,000	3.2%	$8,600,000	$8,600,000	45.9%	1.44	x	94.5%	6.250%
55.1 - 60.0	1	14,800,000	5.6	14,800,000	14,800,000	59.0	1.21		100.0	6.134
60.1 - 65.0	2	17,100,000	6.4	8,550,000	9,300,000	60.8	1.24		100.0	6.652
65.1 - 70.0	4	29,300,000	11.1	7,325,000	13,600,000	66.6	1.18		94.8	6.224
70.1 - 75.0	6	59,250,000	22.3	9,875,000	16,000,000	72.0	1.15		88.0	6.286
75.1 - 80.0	2	19,300,000	7.3	9,650,000	12,000,000	79.0	1.23		93.0	6.280
80.1 - 85.0	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	73.3%	1.22	x	93.9%	6.013%
Weighted Average Maturity Date LTV Ratio: 73.3%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TN	4	$116,769,627	44.0%
TX	6	35,850,000	13.5
FL	1	16,000,000	6.0
NY	1	14,800,000	5.6
PA	1	13,600,000	5.1
MS	2	12,800,000	4.8
AZ	1	12,000,000	4.5
MI	1	12,000,000	4.5
MA	1	9,300,000	3.5
GA	1	8,600,000	3.2
CA	1	7,800,000	2.9
IN	1	5,600,000	2.1
Total:	21	$265,119,627	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

                                                                ORIGINAL       REMAINING
CONTROL  FOOTNOTE                                             INTEREST-ONLY  INTEREST-ONLY           AMORTIZATION
  NO.       NO.                  PROPERTY NAME                PERIOD (MOS.)  PERIOD (MOS.)               TYPE
----------------------------------------------------------------------------------------------------------------------------

   1        (1)    Aventura Mall                                        121            121  Interest Only
   2        (2)    Innkeepers Portfolio                                  60             56  Interest Only - Balloon
   3        (3)    One State Street Plaza                               120            120  Interest Only
   4        (4)    District at Tustin Legacy                            120            120  Interest Only
   5        (5)    Carnegie Hall Tower                                  120            119  Interest Only
   6        (6)    Miami Center                                          60             58  Interest Only
   7        (7)    The Legends at Village West                          120            117  Interest Only, HyperAm
   8        (8)    Nashville Multifamily Portfolio                       60             57  Interest Only
   9        (9)    Meyerland Plaza                                       36             35  Interest Only - Balloon
   10      (10)    Superstition Gateway                                  60             60  Interest Only - Balloon
   11      (11)    Crossroads Plaza                                      36             34  Interest Only - Balloon
   12      (12)    Ritz Carlton Bachelor Gulch                           36             35  Interest Only - Balloon
   13              Ballston Tower                                        60             59  Interest Only - Balloon
   14              Chateau Marmont                                      120            116  Interest Only
   15      (13)    Sears Tower                                          120            111  Interest Only
   16      (14)    LeedsPark                                             24             24  Interest Only - Balloon
   17              Charleston Plaza                                      12              0  Interest Only - Balloon
   18              Interstate Corporate Center                           36             35  Interest Only - Balloon
   19              Fairfield Shopping Center                             24             23  Interest Only - Balloon
   20              Ithaca Multifamily Portfolio                          60             60  Interest Only - Balloon
   21      (15)    Soundview Marketplace                                  0              0  Balloon
   22              Hamilton Business Center                              60             58  Interest Only - Balloon
   23              21-25 West 20th Street                                60             58  Interest Only - Balloon
   24              Southgate Shopping Center                             60             57  Interest Only - Balloon
   25              Bucks Town Corp Center                                36             35  Interest Only - Balloon
   26              Waters Edge Apartments                                24             20  Interest Only - Balloon
   27              Banco Popular Portfolio                               60             60  Interest Only - Balloon
   28      (16)    101 West Avenue                                      120            114  Interest Only
   29              519-525 Hudson Street                                120            117  Interest Only
   30              400 Woodland Prime                                    24             24  Interest Only - Balloon
   31              Carlyle Apartments                                    36             34  Interest Only - Balloon
   32              Duval Street                                          60             57  Interest Only
   33              Somerset Place & Woodridge Apartments                 60             57  Interest Only - Balloon
   34      (17)    Riverstone Apartments                                120            115  Interest Only
   35              The Villas Apartments                                 48             43  Interest Only - Balloon
   36      (18)    Bashas Gold Canyon                                    24             11  Interest Only - Balloon
   37              Whole Foods - Cupertino                                0              0  Balloon
   38              Spanish Springs Shopping Center                        0              0  Balloon
   39              Giant Eagle                                           60             58  Interest Only - Balloon
   40              Geist Pavilion                                        60             50  Interest Only - Balloon
   41              Tower Parking Garage                                  24             13  Interest Only - Balloon
   42              Publix at FishHawk Shopping Center                     0              0  Balloon
   43      (19)    Discovery Office                                     120            113  Interest Only
   44              Publix at Palm Coast                                   0              0  Balloon
   45              Rosenberg Shopping Center                             60             57  Interest Only - Balloon
   46              Northrop Grumman Industrial Building                 120            118  Interest Only
   47              Abingdon Towne Center                                  0              0  Balloon
   48              Hotel Vintage Court                                   60             60  Interest Only - Balloon
   49              Mount Vernon Village Center                           60             58  Interest Only
   50              Stoneridge III Office                                 36             34  Interest Only - Balloon
   51      (20)    Stirling Bay                                          36             23  Interest Only - Balloon
   52              Highland Grande Apartments                            36             20  Interest Only - Balloon
   53              Magnolia Green III Office Building                     0              0  Balloon
   54              San Joaquin MHP                                      120            117  Interest Only
   55              945 Goethals Drive                                     0              0  Balloon
   56              Cedars of San Marcos                                  36             34  Interest Only - Balloon
   57      (21)    Rosewood Village                                      24             22  Interest Only - Balloon
   58              Pleasant Run Apartments                               24             23  Interest Only - Balloon
   59              Comfort Inn & Country Inn Portfolio                    0              0  Balloon
   60              Underwood Gartland 9                                  60             58  Interest Only - Balloon, HyperAm
   61              Century Park III                                      60             58  Interest Only - Balloon
   62              Hunt Club Corners                                      0              0  Balloon
   63              Kohl's Branson                                        60             60  Interest Only - Balloon
   64      (22)    Marin Self Storage & Wine Vaults                      60             58  Interest Only - Balloon
   65              Gateway Plaza                                         36             35  Interest Only - Balloon
   66              Kaplan Career Institute                                0              0  Balloon
   67              Premier Park of Commerce - FedEx Ground              120            120  Interest Only
   68              Liberty Gray Plaza                                    36             35  Interest Only - Balloon
   69              Wachovia Bank Tower                                   37             37  Interest Only - Balloon
   70              The Villas                                            60             54  Interest Only - Balloon
   71              Summit on the Ridge                                   36             35  Interest Only - Balloon
   72              Premier Park of Commerce - FedEx Freight             120            120  Interest Only
   73              Ashley Oaks Apartments                                36             30  Interest Only - Balloon
   74      (23)    Northstar Shopping Center                              0              0  Balloon
   75              Canton Marketplace                                     0              0  Balloon
   76              Riley Place Shopping Center                           36             30  Interest Only - Balloon
   77              Quality Inn - Laurel                                   0              0  Balloon
   78              Guadalupe Plaza                                       60             57  Interest Only - Balloon
   79      (24)    The Shoppes at Orange Grove                           24             14  Interest Only - Balloon
   80              Polaris Retail Center                                  0              0  Balloon
   81              Hillcrest Shopping Center                             36             34  Interest Only - Balloon
   82              Noah's Ark Storage                                    36             34  Interest Only - Balloon
   83              Batesville Shopping Center                            36             33  Interest Only - Balloon
   84              Storage Outlet                                        60             58  Interest Only - Balloon
   85              9 West Jackson                                       120            118  Interest Only, HyperAm
   86              River Plaza                                           72             72  Interest Only - Balloon
   87              La Vergne Food Lion                                   36             35  Interest Only - Balloon
   88              Binghamton Retail Portfolio                            0              0  Balloon
   89              Tractor Supply Shreveport                            120            117  Interest Only
   90              Burma Commerce Park                                   36             35  Interest Only - Balloon
   91              Tractor Supply Odessa                                120            117  Interest Only
   92      (25)    21609 North 12th Avenue                               60             60  Interest Only - Balloon
   93              West Winds Business Park                              12             10  Interest Only - Balloon
   94              Meyerland Commons                                     36             35  Interest Only - Balloon
   95              Cedar Bluff Apartments                                24             18  Interest Only - Balloon
   96              Tractor Supply DeRidder                              120            118  Interest Only
   97              Walgreens Tryon                                       60             58  Interest Only - Balloon
   98              Walgreens Pueblo                                      60             58  Interest Only - Balloon
   99              Janita Plaza                                          60             57  Interest Only - Balloon
  100              5600 East 7th Street                                  36             36  Interest Only - Balloon
  101              CVS Pharmacy - Rocky Hill                             36             34  Interest Only - Balloon
  102              Starbucks Center                                      36             35  Interest Only - Balloon
  103              Walgreens Amity                                       60             58  Interest Only - Balloon
  104              Walgreens Taylor                                       0              0  Balloon
  105              1350 South King Street                                 0              0  Fully Amortizing
  106              Barksdale Storage                                     24             20  Interest Only - Balloon
  107      (26)    Wadel Connally Office Building                        24             23  Interest Only - Balloon
  108              Crossroads Shopping Center                             0              0  Balloon
  109              Arvada Office Max                                      0              0  Balloon
  110              University Shoppes IV                                  0              0  Balloon

                                                              ORIGINAL    REMAINING           REMAINING        U/W        CUT-OFF
CONTROL    ANTICIPATED    MATURITY   MORTGAGE  AMORTIZATION  SEASONING     TERM TO       LOCKOUT/DEFEASANCE    NCF         DATE
  NO.    REPAYMENT DATE     DATE     RATE(%)   TERM (MOS.)    (MOS.)    MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)  NCF DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------

   1                N/A  12/11/2017   5.90500             0          0              121                 118      1.91          1.91
   2                N/A    7/9/2017   6.71250           360          4              116                 113      1.12          1.28
   3                N/A  11/11/2017   6.48000             0          0              120                 117      1.54          1.54
   4                N/A  11/11/2017   6.90000             0          0              120                 116      1.20          1.20
   5                N/A  10/10/2017   5.95700             0          1              119                 113      1.97          1.97
   6                N/A   9/11/2012   6.25000             0          2               58                  34      1.48          1.48
   7           8/1/2017    8/1/2037   5.74500             0          3              117                 111      1.39          1.39
   8                N/A   8/11/2012   5.65000             0          3               57                  54      1.25          1.25
   9                N/A  10/11/2017   6.73000           360          1              119                 116      1.06          1.21
   10               N/A   11/1/2017   6.20000           360          0              120                 118      1.15          1.34
   11               N/A   9/11/2017   6.72500           360          2              118                 115      1.05          1.20
   12               N/A  10/11/2017   6.90000           360          1              119                 119      1.25          1.41
   13               N/A   10/9/2017   6.45000           360          1              119                 116      1.15          1.32
   14               N/A    7/9/2017   5.72800             0          4              116                 113      1.48          1.48
   15               N/A   2/11/2017   6.26950             0          9              111                 108      1.93          1.93
   16               N/A   11/9/2017   6.71300           360          0              120                 117      1.06          1.21
   17               N/A   9/11/2016   5.60000           360         14              106                  46      1.45          1.78
   18               N/A  10/11/2017   6.70000           360          1              119                 113      1.11          1.27
   19               N/A  10/11/2017   6.56000           360          1              119                 117      1.10          1.26
   20               N/A   11/9/2017   6.03000           360          0              120                  27      1.30          1.54
   21               N/A   1/11/2017   5.73000           324         10              110                 107      1.33          1.33
   22               N/A    9/9/2017   6.31000           360          2              118                 115      1.18          1.37
   23               N/A    9/9/2017   6.36700           360          2              118                 115      1.10          1.28
   24               N/A   8/11/2017   6.34000           360          3              117                 111      1.18          1.37
   25               N/A   10/9/2017   6.38300           360          1              119                 116      1.20          1.39
   26               N/A   7/11/2012   6.43000           360          4               56                  20      1.08          1.25
   27               N/A   11/9/2017   6.44750           360          0              120                 117      1.13          1.31
   28               N/A   5/11/2017   6.24000             0          6              114                 113      1.26          1.26
   29               N/A    8/9/2017   6.13400             0          3              117                 114      1.21          1.21
   30               N/A  11/11/2017   6.65000           360          0              120                 120      1.19          1.36
   31               N/A    9/1/2014   5.88000           360          2               82                  34      1.19          1.41
   32               N/A    8/9/2012   6.76500             0          3               57                  11      1.21          1.21
   33               N/A   8/11/2017   6.41000           360          3              117                 117      1.27          1.47
   34               N/A   6/11/2017   5.94000             0          5              115                 112      1.26          1.26
   35               N/A   6/11/2017   6.13000           360          5              115                  19      1.08          1.27
   36               N/A  10/11/2016   5.92000           360         13              107                  22      1.21          1.45
   37               N/A   9/11/2017   5.98000           360          2              118                  46      1.35          1.35
   38               N/A  12/11/2016   5.91000           360         11              109                  49      1.75          1.75
   39               N/A    9/1/2017   5.93000           360          2              118                 116      1.15          1.36
   40               N/A    1/1/2017   5.78000           360         10              110                 107      1.20          1.43
   41               N/A  12/11/2016   6.22000           300         11              109                  37      1.76          2.23
   42               N/A   6/11/2017   5.68000           300          5              115                  31      1.09          1.09
   43               N/A   4/11/2017   6.31000             0          7              113                 110      1.48          1.48
   44               N/A   9/11/2017   6.27000           300          2              118                  46      1.29          1.29
   45               N/A   8/11/2017   6.34000           360          3              117                 111      1.16          1.35
   46               N/A    9/1/2017   6.04000             0          2              118                   0      1.49          1.49
   47               N/A  10/11/2017   6.64000           360          1              119                 116      1.20          1.20
   48               N/A  11/11/2017   6.59000           360          0              120                 120      1.33          1.52
   49               N/A    9/1/2012   6.53000             0          2               58                   0      1.43          1.43
   50               N/A    9/1/2017   6.15000           360          2              118                   0      1.22          1.43
   51               N/A  10/11/2016   6.93000           360         13              107                 107      1.10          1.24
   52               N/A    7/1/2016   6.25000           360         16              104                 102      1.44          1.67
   53               N/A   3/11/2017   5.89000           360          8              112                  40      1.24          1.24
   54               N/A   8/11/2017   6.32000             0          3              117                  45      1.40          1.40
   55               N/A   10/1/2017   6.48000           300          1              119                 117      1.43          1.43
   56               N/A   9/11/2017   6.70000           360          2              118                 117      1.18          1.34
   57               N/A   9/11/2012   6.84000           360          2               58                  58      1.17          1.32
   58               N/A  10/11/2017   6.97000           360          1              119                 118      1.15          1.29
   59               N/A   11/9/2017   6.90500           300          0              120                 118      1.39          1.39
   60          9/1/2017    9/1/2032   6.31000           300          2              118                 115      1.22          1.51
   61               N/A    9/1/2017   5.54000           360          2              118                   0      1.25          1.52
   62               N/A   8/11/2021   6.01000           360         15              165                  57      1.26          1.26
   63               N/A  11/11/2017   5.95000           360          0              120                 120      1.14          1.35
   64               N/A    9/1/2017   6.29000           360          2              118                 116      1.21          1.40
   65               N/A   10/9/2017   6.49000           360          1              119                 119      1.22          1.41
   66               N/A   10/9/2017   6.53500           360          1              119                 113      1.15          1.15
   67               N/A  11/11/2017   5.86000             0          0              120                  48      1.31          1.31
   68               N/A   10/9/2017   6.38300           360          1              119                 116      1.20          1.39
   69               N/A  12/11/2017   6.81000           360          0              121                 121      1.10          1.25
   70               N/A   5/11/2017   5.75000           360          6              114                 111      1.20          1.44
   71               N/A  10/11/2017   6.62000           360          1              119                 116      1.15          1.31
   72               N/A  11/11/2017   5.86000             0          0              120                  48      1.31          1.31
   73               N/A    5/1/2017   5.61000           360          6              114                   0      1.22          1.47
   74               N/A    9/9/2017   6.38000           360          2              118                  25      1.27          1.27
   75               N/A   11/9/2017   6.82000           300          0              120                  25      1.32          1.32
   76               N/A   5/11/2017   5.96000           360          6              114                 114      1.26          1.50
   77               N/A   6/11/2017   6.74000           360          5              115                 113      1.29          1.29
   78               N/A   8/11/2017   6.34000           360          3              117                 111      1.14          1.32
   79               N/A   1/11/2017   6.42000           360         10              110                 110      1.17          1.35
   80               N/A  12/11/2016   5.70000           360         11              109                  25      1.29          1.29
   81               N/A   9/11/2017   6.15000           360          2              118                 115      1.09          1.27
   82               N/A    9/9/2017   6.63800           360          2              118                  23      1.22          1.39
   83               N/A   8/11/2017   6.53000           360          3              117                 117      1.28          1.47
   84               N/A    9/1/2017   6.94000           360          2              118                  58      1.25          1.41
   85          9/1/2017    9/1/2037   6.03000             0          2              118                 116      1.77          1.77
   86               N/A  11/11/2022   6.99000           360          0              180                  25      1.16          1.30
   87               N/A  10/11/2017   6.84000           360          1              119                 119      1.24          1.40
   88               N/A    8/9/2017   6.31000           360          3              117                  25      1.20          1.20
   89               N/A    8/9/2017   5.80000             0          3              117                   0      1.28          1.28
   90               N/A   10/1/2017   6.49000           360          1              119                 117      1.22          1.40
   91               N/A    8/9/2017   5.89000             0          3              117                   0      1.28          1.28
   92               N/A  11/11/2017   6.45000           360          0              120                 120      1.11          1.28
   93               N/A    9/1/2017   6.27000           360          2              118                 116      1.25          1.46
   94               N/A  10/11/2017   6.73000           360          1              119                 116      1.07          1.22
   95               N/A   5/11/2017   5.80000           360          6              114                 114      1.24          1.49
   96               N/A    9/9/2017   5.81000             0          2              118                   0      1.27          1.27
   97               N/A   9/10/2017   6.46900           360          2              118                  23      1.99          2.29
   98               N/A   9/10/2017   6.46900           360          2              118                  23      2.01          2.32
   99               N/A    8/1/2017   5.95000           360          3              117                 115      1.36          1.60
  100               N/A  11/11/2017   6.45000           360          0              120                 120      1.10          1.27
  101               N/A   9/11/2017   6.62000           360          2              118                 115      1.09          1.25
  102               N/A  10/11/2017   6.48000           360          1              119                 119      1.11          1.28
  103               N/A   9/10/2017   6.46900           360          2              118                  23      2.06          2.38
  104               N/A   9/10/2017   6.51000           360          2              118                  23      2.10          2.10
  105               N/A  10/11/2021   6.76000           167          0              167                 167      1.66          1.66
  106               N/A    7/9/2017   6.59000           360          4              116                  25      1.22          1.40
  107               N/A  10/11/2017   6.60000           360          1              119                 119      1.30          1.48
  108               N/A    9/9/2017   6.85600           360          2              118                 117      1.20          1.20
  109               N/A   9/10/2017   6.46900           360          2              118                  23      1.86          1.86
  110               N/A   9/11/2017   6.43000           360          2              118                 118      1.38          1.38

         CUT-OFF   SCHEDULED
CONTROL   DATE     MATURITY/
  NO.    LTV (%)  ARD LTV (%)
-----------------------------

   1        47.3         47.3
   2        70.3         66.4
   3        59.0         59.0
   4        73.6         73.6
   5        30.9         30.9
   6        53.6         53.6
   7        77.8         77.8
   8        80.4         80.4
   9        67.9         62.2
   10       73.6         69.1
   11       72.1         66.1
   12       73.7         67.7
   13       64.9         61.0
   14       68.2         68.2
   15       41.8         41.8
   16       79.8         71.8
   17       63.8         54.3
   18       74.2         67.9
   19       77.5         69.5
   20       67.0         62.7
   21       73.0         59.2
   22       75.4         70.8
   23       60.1         56.5
   24       77.3         72.7
   25       75.2         68.4
   26       72.7         70.3
   27       80.0         75.3
   28       80.0         80.0
   29       59.0         59.0
   30       66.3         59.6
   31       70.1         66.5
   32       71.1         71.1
   33       77.1         72.5
   34       80.0         80.0
   35       79.2         73.0
   36       69.9         61.2
   37       58.4         48.9
   38       48.8         41.2
   39       79.6         74.4
   40       80.0         74.7
   41       69.6         57.6
   42       59.5         45.4
   43       83.5         83.5
   44       56.0         43.2
   45       77.1         72.4
   46       58.5         58.5
   47       78.1         67.5
   48       55.2         52.1
   49       65.8         65.8
   50       79.5         72.0
   51       65.5         60.2
   52       50.6         45.9
   53       75.6         63.6
   54       61.5         61.5
   55       58.4         46.0
   56       71.2         65.1
   57       79.8         77.4
   58       78.9         71.4
   59       66.0         52.7
   60       62.2         56.5
   61       79.5         73.9
   62       59.9         43.3
   63       78.5         73.4
   64       71.9         67.5
   65       71.5         65.2
   66       72.1         62.2
   67       75.0         75.0
   68       73.5         66.9
   69       77.3         70.9
   70       79.9         74.5
   71       74.7         68.3
   72       75.0         75.0
   73       80.0         71.7
   74       70.8         60.9
   75       67.1         53.4
   76       79.7         72.0
   77       72.2         62.8
   78       66.7         62.6
   79       78.4         70.1
   80       66.8         56.2
   81       78.3         71.0
   82       79.0         72.2
   83       79.8         72.8
   84       74.2         70.2
   85       56.5         56.5
   86       78.7         70.0
   87       71.7         65.8
   88       70.0         60.1
   89       79.7         79.7
   90       70.7         64.5
   91       79.0         79.0
   92       70.8         66.6
   93       77.6         68.3
   94       67.8         62.1
   95       76.5         67.5
   96       79.9         79.9
   97       39.2         36.9
   98       39.1         36.8
   99       58.4         54.6
  100       76.6         69.8
  101       76.3         69.7
  102       65.9         60.1
  103       39.3         37.0
  104       41.8         36.0
  105       60.0          0.9
  106       79.6         71.5
  107       72.0         64.7
  108       71.1         61.8
  109       35.0         30.2
  110       67.4         58.0

Annex A-5 Footnotes

(1) Aventura Mall	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR are based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 are each 2.30x.

Appraised Value reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.

Cut-off Date LTV and the Maturity LTV are based on the appraised as-is market value for the Aventura Mall Mortgaged Property. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at completion of the expansion are each 43.4%. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at stabilization are each 42.2%.

(2) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,267,722 and $83,262,215, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

1

Annex A-5 Footnotes — continued

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

(3) One State Street Plaza	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, although the tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR also includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(4) District at Tustin Legacy	Appraised Value reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity LTV are each 68.9%.

(5) Carnegie Hall Tower	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.

2

Annex A-5 Footnotes — continued

(6) Miami Center	Citicorp North America, Inc. recently executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space(153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Citicorp North America, Inc. by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(7) The Legends at Village West	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 04/01/2009 will be $204,500,000.00, 67.0%, and 67.0% respectively.

Loan balance can be partially prepaid down to an LTV of 50% with applicable prepayment consideration.

(8) Nashville Multifamily Portfolio	U/W NOI and U/W NCF reflect aggregate in-place U/W Net Operating Income and U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W NCF are projected to be $10,745,496 and $10,347,246, respectively, based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

Appraised Value is the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as- renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.

Cut-off Date LTV and the Maturity LTV based on the aggregate as-renovated and stabilized appraised value of $169,950,000 are each 68.7%.

(9) Meyerland Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in November 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

(10) Superstition Gateway	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 1/01/2008 will be $115,740,000, 73.2%, and 68.7% respectively.

3

Annex A-5 Footnotes — continued

(11) Crossroads Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in October 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

(12) Ritz Carlton Bachelor Gulch	Appraised Value reflects the As-Is Appraised Value. The prospective stabilized Appraised Value as of September 1, 2009 is $87,800,000 representing an LTV of 69.5%.

(13) Sears Tower	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes: the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000, the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 and one or more subordinate B Note(s) totaling $100,000,000. The $340,000,000 pari passu Note A-1 Non-Trust Loan was contributed to the LB-UBS 2007-C2 Trust, the $273,330,000 pari passu Note A-3 Non-Trust Loan is not included in the LB-UBS 2007-C7 Trust, and the $66,670,000 pari passu Note A-2 Non-Trust was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’). U/W NCF DSCR, Cut-off Date U/W NCF DSCR, Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower pari passu A-Notes. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000).

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 63.9%.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR is based on the initial principal balance of the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000 and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.26x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant

4

Annex A-5 Footnotes — continued

monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $308,493 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $316,112. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest only payments,

The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. Based on each Scheduled Amortization Payment being made in full when due, the Maturity LTV for the entire Sears Tower Loan Combination is expected to be 58.7%.

(14) Leeds Park	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 16,429 square feet of space leased to Cummins, Inc., which has not yet taken occupancy. The Occupancy Percentage calculated excluding such space is 94.3%.

(15) Soundview Marketplace	Square Footage represents net rentable space as of the rent roll dated November 1, 2007. The related borrower plans to reposition several tenants and expand the mortgage property by 1,717 square feet to total 185,696 net rentable square feet. The related borrower has an executed LOI with one tenant and an LOI out for signature with another tenant for a portion of the expansion space. Both tenants are included in the appraised value. The appraised value is based on the mortgage property totaling 185,696 square feet, including an executed LOI and an LOI out-for-signature for the related expansion space. No rental revenue associated with such expansion space or LOI’s was underwritten.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,970 square feet of space under a lease executed October 11, 2007 by Staples The Office Superstore East, Inc. (‘‘Staples’’), which tenant has not yet taken occupancy. Per the lease, the space is expected to be delivered to the tenant on July 31, 2008. In the event the space is not delivered to the tenant by July 31, 2008, the tenant shall be given one day of free rent for each day the space is not delivered after such date. In the event the space is not delivered by September 15, 2008, Staples has the option to terminate the lease. Excluding such space, the mortgage property is 86.3% occupied.

(16) 101 West Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2012 payment date and continuing until maturity, in the approximate amount of $15,349.87 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,102,541.89 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in June 2012 through the maturity date, would result in a Balloon Balance of $14,039,007.80 and a Balloon LTV of 75.1%.

5

Annex A-5 Footnotes — continued

(17) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

(18) Bashas Gold Canyon	On September 8, 2006, the related mortgage loan borrower received an initial advance of $11,370,000. On September 28, 2007, the related mortgage loan borrower received an earn-out advance in the amount of $610,000, resulting in a current outstanding balance under the Mortgage Loan of $11,980,000. Pursuant to the terms of the earn-out agreement, the Monthly Debt Service was recalculated.

(19) Discovery Office	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $10,732.54 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $787,049.26 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $9,956,047.60 and a Balloon LTV of 77.5%.

(20) Stirling Bay	The related borrower received an initial advance of $8,500,000 on October 5, 2006 and an earnout advance of $800,000 on October 24, 2007 resulting in an outstanding balance of $9,300,000. The Mortgage Rate as of the date of the initial advance was 6.495%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.930% and the Monthly Debt Service was recalculated.

(21) Rosewood Village	Appraised Value reflects the prospective Appraised Value. The as is Appraised Value as of July 3, 2007 is $8,650,000 representing an LTV of 84.4%.

(22) Marin Self Storage & Wine Vaults	Per the Stabilization Escrow and Security Agreement, if the borrower has not met certain income and occupancy targets by August 15,2009 the $526,000 LOC referenced in Other Reserve Description may be drawn on and used to pay down the principal balance of the loan.

(23) Northstar Shopping Center	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated including a master lease of 4,500 square feet at a base rental rate of $5.57 per square foot for the period from November 9, 2007 to September 2009, and $6.59 per square foot after September 2009. The term of

6

Annex A-5 Footnotes — continued

the master lease is the earlier of December 1, 2012 or the date on which (i) the 4,500 square foot space has been leased to a third party at, among other things, a lease term through at least December 1, 2012 at rents not less than the rent due under the master lease and (ii) the aggregate rental revenues of the mortgaged property are sufficient to achieve a 1.30x debt service coverage ratio.

(24) The Shoppes at Orange Grove	The related borrower received an initial advance of $3,400,000 on December 29, 2006 and an earn-out advance of $1,600,000 on October 29, 2007 resulting in an outstanding balance of $5,000,000. The Mortgage Rate as of the date of the initial advance was 5.590%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.420% and the Monthly Debt Service was recalculated.

(25) 21609 North 12th Avenue	The borrower has entered into a springing master lease for the CAS Corp. (National Mallfront) space for $140,625 base rent that commences upon the tenant’s lease expiration and terminates with an acceptable lease of at least 3 years in place with aggregatge annual rents exceeding $140,625. There is also an upfront reserve of $50,000 in place which shall be released upon the satisfaction of the Master Lease Termination Conditions.

(26) Wadel Connally Office Building	1,551 square feet, representing 5.3% of the total square footage, is currently master leased by the related borrower. Occupancy Rate, U/W NCF and U/W NCF DSCR are calculated including the master leased space.

7

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

                                                                                   INITIAL DEPOSIT    ANNUAL DEPOSIT    REPLACEMENT
                                                                                   TO THE DEFERRED  TO THE REPLACEMENT    RESERVE
CONTROL  FOOTNOTE                                                  PROPERTY          MAINTENANCE         RESERVE          ACCOUNT
  NO.       NO.    PROPERTY NAME                                      TYPE           ACCOUNT ($)        ACCOUNT ($)       CAP ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1        (1)    Aventura Mall                                    Retail                       0                   0            0
   2        (2)    Innkeepers Portfolio                             Hotel                1,495,411                   0            0
   3        (3)    One State Street Plaza                           Office                       0             227,425            0
   4        (4)    District at Tustin Legacy                        Retail                       0                   0            0
   5               Carnegie Hall Tower                              Office                       0                   0            0
   6        (5)    Miami Center                                     Office                       0                   0            0
   7               The Legends at Village West                      Retail                       0                   0            0
   8        (6)    Nashville Multifamily Portfolio               Multifamily               451,200             401,280            0
   9        (7)    Meyerland Plaza                                  Retail                       0              78,939      157,878
   10       (8)    Superstition Gateway                             Retail                       0                   0            0
   11       (9)    Crossroads Plaza                                 Retail                  32,688              48,870       97,740
   12              Ritz Carlton Bachelor Gulch                      Hotel                        0                   0            0
   13      (10)    Ballston Tower                                   Office                       0              45,000       90,000
   14              Chateau Marmont                                  Hotel                        0             680,476            0
   15      (11)    Sears Tower                                      Office                       0           1,000,000            0
   16      (12)    LeedsPark                                 Industrial/Warehouse                0              98,990            0
   17              Charleston Plaza                                 Retail                       0                   0            0
   18              Interstate Corporate Center                      Office                 371,223              72,534      145,068
   19              Fairfield Shopping Center                        Retail                   8,050              36,071            0
   20              Ithaca Multifamily Portfolio                  Multifamily                24,200              63,358            0
   21              Soundview Marketplace                            Retail                  31,250              27,629            0
   22              Hamilton Business Center                  Industrial/Warehouse                0              28,515       57,030
   23              21-25 West 20th Street                       Parking Garage              31,250               7,500            0
   24              Southgate Shopping Center                        Retail                  12,500              32,148       96,444
   25              Bucks Town Corp Center                           Office                  94,481              21,257       42,514
   26              Waters Edge Apartments                        Multifamily               148,645             105,444      316,332
   27      (13)    Banco Popular Portfolio                          Retail                       0                   0            0
   28              101 West Avenue                                  Office                  23,375              19,362            0
   29              519-525 Hudson Street                         Multifamily                     0              16,000       32,000
   30      (14)    400 Woodland Prime                               Office                       0               9,929       19,858
   31              Carlyle Apartments                            Multifamily                     0              26,808       54,000
   32              Duval Street                                     Retail                  13,750               4,826            0
   33              Somerset Place & Woodridge Apartments         Multifamily                     0              67,200      100,800
   34              Riverstone Apartments                         Multifamily               100,000              89,000            0
   35              The Villas Apartments                         Multifamily                     0              34,250            0
   36              Bashas Gold Canyon                               Retail                       0                   0            0
   37              Whole Foods - Cupertino                          Retail                  47,000                   0            0
   38              Spanish Springs Shopping Center                  Retail                       0                   0            0
   39              Giant Eagle                                      Retail                       0                   0            0
   40      (15)    Geist Pavilion                                   Retail                       0                   0            0
   41              Tower Parking Garage                         Parking Garage                   0                   0            0
   42              Publix at FishHawk Shopping Center               Retail                       0                   0            0
   43              Discovery Office                                 Office                       0              27,000            0
   44              Publix at Palm Coast                             Retail                       0                   0            0
   45              Rosenberg Shopping Center                        Retail                       0              17,044       51,133
   46              Northrop Grumman Industrial Building      Industrial/Warehouse                0                   0            0
   47      (16)    Abingdon Towne Center                            Retail                       0              56,592      113,186
   48      (17)    Hotel Vintage Court                              Hotel                        0             220,966      750,000
   49              Mount Vernon Village Center                      Retail                       0                   0            0
   50              Stoneridge III Office                            Office                       0              12,984       38,955
   51              Stirling Bay                                  Multifamily                 7,813              50,256       91,686
   52              Highland Grande Apartments                    Multifamily                     0              85,608            0
   53      (18)    Magnolia Green III Office Building               Office                       0                   0            0
   54              San Joaquin MHP                             Mobile Home Park              4,375                   0            0
   55              945 Goethals Drive                               Office                       0                   0            0
   56              Cedars of San Marcos                          Multifamily                     0              42,025            0
   57      (19)    Rosewood Village                              Multifamily               509,000                   0            0
   58              Pleasant Run Apartments                       Multifamily                24,750              59,760            0
   59      (20)    Comfort Inn & Country Inn Portfolio              Hotel                        0             121,023            0
   60      (21)    Underwood Gartland 9                      Industrial/Warehouse                0                   0            0
   61              Century Park III                                 Office                       0                   0            0
   62              Hunt Club Corners                                Retail                       0                   0            0
   63              Kohl's Branson                                   Retail                       0                   0            0
   64              Marin Self Storage & Wine Vaults              Self Storage                    0               5,760       17,000
   65              Gateway Plaza                                    Office                       0              10,258            0
   66      (22)    Kaplan Career Institute                          Office                       0               3,990        7,980
   67              Premier Park of Commerce - FedEx Ground   Industrial/Warehouse                0                   0            0
   68              Liberty Gray Plaza                        Industrial/Warehouse          148,438              14,250       28,500
   69              Wachovia Bank Tower                              Office                 136,500               8,586            0
   70              The Villas                                    Multifamily                27,500              49,000            0
   71              Summit on the Ridge                           Multifamily                 5,775              32,800            0
   72      (23)    Premier Park of Commerce - FedEx Freight  Industrial/Warehouse                0                   0            0
   73              Ashley Oaks Apartments                        Multifamily                     0              37,099      111,297
   74              Northstar Shopping Center                        Retail                       0              13,421            0
   75              Canton Marketplace                            Self Storage                    0              10,800            0
   76              Riley Place Shopping Center                      Retail                       0               9,999            0
   77              Quality Inn - Laurel                             Hotel                        0              67,683            0
   78              Guadalupe Plaza                                  Retail                       0              13,039       39,118
   79              The Shoppes at Orange Grove                      Retail                       0               2,751        2,751
   80              Polaris Retail Center                            Retail                       0                   0            0
   81              Hillcrest Shopping Center                        Retail                       0               3,254        3,254
   82              Noah's Ark Storage                            Self Storage                    0              11,483       34,449
   83              Batesville Shopping Center                       Retail                       0              25,291       25,291
   84              Storage Outlet                                Self Storage                    0              13,152       39,456
   85              9 West Jackson                                   Retail                       0               2,913            0
   86              River Plaza                                      Retail                       0               2,589        7,768
   87              La Vergne Food Lion                              Retail                       0               7,056       21,167
   88              Binghamton Retail Portfolio                      Retail                       0               3,124            0
   89              Tractor Supply Shreveport                        Retail                       0               1,910            0
   90              Burma Commerce Park                            Mixed Use                      0               4,540       13,620
   91              Tractor Supply Odessa                            Retail                       0               2,267            0
   92              21609 North 12th Avenue                   Industrial/Warehouse           58,125               6,658            0
   93              West Winds Business Park                  Industrial/Warehouse                0                   0            0
   94              Meyerland Commons                                Retail                       0               1,277        2,555
   95              Cedar Bluff Apartments                        Multifamily                     0              26,250            0
   96              Tractor Supply DeRidder                          Retail                       0               1,910            0
   97              Walgreens Tryon                                  Retail                       0                   0            0
   98              Walgreens Pueblo                                 Retail                       0                   0            0
   99              Janita Plaza                                     Retail                  50,181                   0            0
  100              5600 East 7th Street                             Retail                       0                 372            0
  101              CVS Pharmacy - Rocky Hill                        Retail                       0                   0            0
  102      (24)    Starbucks Center                                 Retail                       0                 711            0
  103              Walgreens Amity                                  Retail                       0                   0            0
  104              Walgreens Taylor                                 Retail                       0                   0            0
  105              1350 South King Street                           Office                  13,125              12,503            0
  106              Barksdale Storage                             Self Storage                    0                   0       26,187
  107              Wadel Connally Office Building                   Office                   6,419               4,430        8,860
  108              Crossroads Shopping Center                       Retail                       0               4,068            0
  109              Arvada Office Max                                Retail                       0                   0            0
  110      (25)    University Shoppes IV                            Retail                       0                 480            0

                           CURRENT
             ANNUAL        BALANCE     TI & LC     AS OF
         DEPOSIT TO THE     OF THE     RESERVE    DATE OF
CONTROL     TI & LC        TI & LC     ACCOUNT    RESERVE
  NO.     ACCOUNT ($)    ACCOUNT ($)   CAP ($)    ACCOUNT
-----------------------------------------------------------

   1                  0            0          0  10/11/2007
   2                  0            0          0  10/11/2007
   3                  0    3,000,000          0  10/11/2007
   4                  0            0          0  10/11/2007
   5                  0            0          0  10/11/2007
   6                  0            0          0  10/11/2007
   7                  0            0          0  10/11/2007
   8                  0            0          0  10/11/2007
   9            300,000            0  1,000,000  10/11/2007
   10                 0            0          0  10/11/2007
   11           200,000       16,667    600,000  10/11/2007
   12                 0            0          0  10/11/2007
   13                 0            0          0  10/11/2007
   14                 0            0          0  10/11/2007
   15         3,333,333   28,880,932          0  10/11/2007
   16                 0      500,000    500,000  10/11/2007
   17                 0            0          0  10/11/2007
   18           200,000            0    400,000  10/11/2007
   19            58,000        4,833    290,000  10/11/2007
   20                 0            0          0  10/11/2007
   21           108,332       90,404          0  10/11/2007
   22                 0            0          0  10/11/2007
   23                 0            0          0  10/11/2007
   24            75,012       18,762    235,753  10/11/2007
   25            61,740      305,145    500,000  10/11/2007
   26                 0            0          0  10/11/2007
   27                 0            0          0  10/11/2007
   28            59,000       19,667          0  10/11/2007
   29                 0            0          0  10/11/2007
   30                 0            0          0  10/11/2007
   31                 0            0          0  10/11/2007
   32                 0            0          0  10/11/2007
   33                 0            0          0  10/11/2007
   34                 0            0          0  10/11/2007
   35                 0            0          0  10/11/2007
   36                 0            0          0  10/11/2007
   37                 0            0          0  10/11/2007
   38                 0            0          0  10/11/2007
   39                 0            0          0  10/11/2007
   40            36,852       30,710    110,565  10/11/2007
   41                 0            0          0  10/11/2007
   42                 0            0          0  10/11/2007
   43            97,688       20,205    750,000  10/11/2007
   44                 0            0          0  10/11/2007
   45            45,451       11,366    124,991  10/11/2007
   46                 0            0          0  10/11/2007
   47            60,000            0          0  10/11/2007
   48                 0            0          0  10/11/2007
   49                 0            0          0  10/11/2007
   50            75,000       18,752    225,000  10/11/2007
   51                 0            0          0  10/11/2007
   52                 0            0          0  10/11/2007
   53                 0            0          0  10/11/2007
   54                 0            0          0  10/11/2007
   55                 0            0          0  10/11/2007
   56                 0            0          0  10/11/2007
   57                 0            0          0  10/11/2007
   58                 0            0          0  10/11/2007
   59                 0            0          0  10/11/2007
   60                 0            0          0  10/11/2007
   61            37,260        6,511    111,780  10/11/2007
   62                 0            0          0  10/11/2007
   63                 0            0          0  10/11/2007
   64                 0            0          0  10/11/2007
   65            34,192       52,849    150,000  10/11/2007
   66                 0            0          0  10/11/2007
   67                 0            0          0  10/11/2007
   68            18,581        1,548    100,000  10/11/2007
   69            39,066            0          0  10/11/2007
   70                 0            0          0  10/11/2007
   71                 0            0          0  10/11/2007
   72                 0            0          0  10/11/2007
   73                 0            0          0  10/11/2007
   74            35,790        5,965          0  10/11/2007
   75                 0            0          0  10/11/2007
   76            13,130       22,629          0  10/11/2007
   77                 0            0          0  10/11/2007
   78            35,641        8,914     95,622  10/11/2007
   79            17,292        2,882     75,000  10/11/2007
   80            14,496       14,496     86,976  10/11/2007
   81            16,270        1,356     48,810  10/11/2007
   82                 0            0          0  10/11/2007
   83            56,905      125,000    125,000  10/11/2007
   84                 0            0          0  10/11/2007
   85                 0            0          0  10/11/2007
   86            20,000            0     30,000  10/11/2007
   87            25,870            0          0  10/11/2007
   88            11,201        2,801          0  10/11/2007
   89                 0            0          0  10/11/2007
   90            15,000        2,500     45,000  10/11/2007
   91                 0            0          0  10/11/2007
   92             9,321            0     18,250  10/11/2007
   93             6,000        1,000          0  10/11/2007
   94            10,000            0     30,000  10/11/2007
   95                 0            0          0  10/11/2007
   96                 0            0          0  10/11/2007
   97                 0            0          0  10/11/2007
   98                 0            0          0  10/11/2007
   99                 0            0          0  10/11/2007
  100             3,539            0          0  10/11/2007
  101             1,013           84      3,060  10/11/2007
  102             8,955       79,230          0  10/11/2007
  103                 0            0          0  10/11/2007
  104                 0            0          0  10/11/2007
  105            39,591            0          0  10/11/2007
  106                 0            0          0  10/11/2007
  107            22,149       50,000    100,000  10/11/2007
  108            12,693        2,116          0  10/11/2007
  109            19,975        4,995    117,500  10/11/2007
  110             4,800          400          0  10/11/2007

Annex A6 Footnotes

(1) Aventura Mall	At origination, the Aventura Mall Borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to 125% of the budgeted tenant allowances and leasing commissions to pay for costs related to tenant allowances and leasing commissions due in connection with the tenanting of the Expansion Space.

(2) Innkeepers Portfolio	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.

At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date.

At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. A cash management period occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.

The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of a cash management period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

1

Annex A6 Footnotes — continued

Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

(3) One State Street Plaza	At the closing of the mortgage loan, the related borrower deposited $3,000,000 into a VOS Rollover Reserve Account, which will be used for tenant improvements or leasing commissions for any of the vacant office space at the mortgaged property, exclusive of the 171,081 square feet of space leased to Fitch Investors Services, Inc. (the ‘‘Fitch Space’’). In the event the vacant office space located on the 23rd and 24th floor of the Mortgaged Property or any two floors excluding the Fitch Space are fully leased up and lender shall have received, among other things, an estoppel certificate confirming that all work required for any leased space is complete and all applicable tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the VOS Rollover Reserve Account will be deposited into the Fitch Rollover Reserve Account. Subject to the terms of the Fitch Rollover Reserve, the funds deposited into the Fitch Rollover Reserve in excess of $7,000,000 will be released to the related borrower in accordance with the term of the related loan documents.

The related borrower is permitted to transfer, upon request, the funds in the VOS Rollover Reserve Account to the Fitch Rollover Reserve Account.

Commencing on June 30, 2013, unless the related borrower has deposited a letter of credit acceptable to lender in accordance with the terms of the related loan documents, in an amount equal to $7,000,000. On each monthly payment date, all excess cash flow shall be deposited into the Fitch Rollover Reserve Account until the balance is $7,000,000. In the event that Fitch Investors Services, Inc. (‘‘Fitch’’) renews or extends its lease beyond December 31, 2014 (the ‘‘Fitch Lease Expiration Date’’) or the Fitch space is leased to third party tenants for a term beyond the Fitch Lease Expiration Date and lender shall have received, among other things, an estoppel certificate confirming that all work required for the Fitch Space for Fitch and/or any new tenant is complete and Fitch and/or such new tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the Fitch Rollover Reserve

Account shall be deposited into the VOS Rollover Reserve Account; provided, however, in the event the vacant office space on the 23rd and 24th floors (or any two other floors excluding the Fitch space) are, among other requirements, fully leased and lender shall have received, among other things, an estoppel certificate confirming that all work required for the space on the 23rd floor or 24th floor (or such other two floors not constituting the Fitch Space) is complete and all applicable tenants have accepted possession of their space and are paying full, unabated rent, then the funds remaining on deposit in the Fitch Rollover Funds shall be released to the related borrower in accordance with the terms of the related loan documents.

2

Annex A6 Footnotes — continued

At closing of the mortgage loan, the related borrower deposited $905,485 into the Telx Reserve, representing outstanding tenant improvement obligations owed to Telx Group.

(4) District at Tustin Legacy	At origination, the District at Tustin Legacy Borrower deposited $539,830 into a reserve account to be released to the District at Tustin Legacy Borrower as certain specified tenants accept possession of their leased premises and confirm that their rental obligation will commence within 90 days after the date of disbursement. Each disbursement shall equal 12 months of the related tenant’s monthly base rent.

The District at Tustin Legacy Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes. Notwithstanding the foregoing, so long as the District at Tustin Legacy Borrower provides evidence of a blanket insurance policy covering the District at Tustin Legacy Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

(5) Miami Center	All excess cash flow is required to be deposited into a Major Tenant Rollover Reserve upon a Major Tenant Trigger Event which includes, among other things (i) the date that is 12 months prior to the end of the lease term (including renewal terms) of Citicorp North America, Inc. or Stanford Group Holdings, Inc., (ii) the required notice date for renewal options pursuant to the leases of Citicorp North America, Inc. or Stanford Group Holdings, Inc., or (iii) 20% or more of the space occupied under the Citicorp North America, Inc. or Stanford Group Holdings, Inc. leases is surrendered, vacated or terminated. Such excess cash flow sweep is required to terminate upon (i) the Major Tenant Rollover Reserve having an aggregate balance of approximately $50.00 per square foot of applicable space (or such amount has been provided in the form of a Letter of Credit), (ii) the applicable tenant exercises its renewal or extension option for at least 80% of such space, or (iii) at least 80% of applicable space has been leased to one or more acceptable replacement tenants.

Ongoing reserves for capital expenditures will be collected upon the occurrence of a Cash Sweep Event, which includes, among other things, (i) the DSCR falls below 1.10x during the trailing twelve month period, or (ii) Citicorp North America, Inc. or Stanford Group Holdings, Inc. does not exercise its renewal option twelve months prior to such tenant’s lease expirations. During the occurrence of a Cash Sweep Event, monthly reserves for capital expenditures are required to be collected at an annual rate of $19,555. In lieu of ongoing reserve deposits, the related borrower may post a letter of credit in accordance with the provisions of the related loan documents.

(6) Nashville Multifamily Portfolio	At origination, the Nashville Multifamily Portfolio Borrowers deposited $451,200 into a required repairs reserve account to pay for costs related to immediate required repairs at the Nashville Multifamily Portfolio Mortgaged Properties.

At origination, the Nashville Multifamily Portfolio Borrowers deposited $12,563,124 into a replacement reserve account to pay for budgeted capital expenditures at the Nashville Multifamily Portfolio Mortgaged Properties.

The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to

3

Annex A6 Footnotes — continued

one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Nashville Multifamily Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Nashville Multifamily Portfolio Borrowers maintain a blanket or umbrella insurance policy approved by lender and if lender does not require the Nashville Multifamily Portfolio Borrowers to obtain a separate insurance policy.

The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits in the amount of $33,440 into a replacement reserve account to pay for replacements and repairs to be made during the calendar year to the Nashville Multifamily Portfolio Mortgaged Properties.

(7) Meyerland Plaza	The Meyerland Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Meyerland Plaza Mortgaged Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $6,578 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the Meyerland Plaza Mortgaged Property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $157,878.

The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $25,000 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits will not be required during such times the balance of funds in the leasing reserve account exceeds $1,000,000.

(8) Superstition Gateway	Per the TI/LC Escrow and Security Agreement, commencing on December 1, 2013, borrower shall deposit $16,667.00 into the escrow account and continuing each following month until the aggregate amount equals or exceeds $800,000.00.

(9) Crossroads Plaza	At origination, the Crossroads Plaza Borrower deposited $32,688 into a required repairs reserve account for costs of certain required repairs at the Crossroads Plaza Mortgaged Property.

The Crossroads Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Crossroads Plaza Mortgaged Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

The Crossroads Plaza Borrower is required to make monthly escrow deposits in the amount of $4,073 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the Crossroads Plaza Mortgaged Property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $97,740.

4

Annex A6 Footnotes — continued

The Crossroads Plaza Borrower is required to make monthly escrow deposits in the amount of $16,667 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits shall not be required during such times the balance of funds in the leasing reserve account exceeds $600,000.

In the event that the tenant of the Crossroads Plaza Option Parcel exercises its purchase option with respect to the Crossroads Plaza Option Parcel and the Crossroads Plaza Borrower does not defease the portion of the payments of the Crossroads Plaza Mortgage Loan allocable to the Crossroads Plaza Option Parcel, the Crossroads Plaza Borrower shall be required to deposit $1,700,000 into the Option Proceeds Reserve as additional collateral for the Crossroads Plaza Mortgage Loan.

(10) Ballston Tower	In the event E*Trade Financial Corporation does not provide notice of renewal on or before December 28, 2011 (approximately 14 months prior to lease expiration), all excess cash flow will be swept into a cash management account. The swept funds are required to be released to the related borrower upon, among other things, (A) E*Trade Financial Corporation renewing its lease or (B) an acceptable replacement tenant (or tenants) taking occupancy of not less than 80% of the space previously occupied by E*Trade Financial Corporation for rent that is not less than the rent previously paid under the E*Trade Financial Corporate lease, and such replacement tenant(s) is open for business, and paying full, unabated rent for not less than three months.

(11) Sears Tower	At the closing of the mortgage loan the related borrower deposited the amount of $30,000,000 for tenant improvements and leasing commissions. An additional $10,000,000 has been guaranteed by key principals, which will be collected over the first three years of the loan in equal payments of approximately $3,333,333 per annum which shall reduce the guaranty obligations dollar for dollar.

(12) Leeds Park	Square footage, Loan Per Unit and Occupancy Percentage reflects the net rentable space of the mortgage property at the closing of the mortgage loan. The related borrower plans to construct an additional warehouse building totaling approximately 103,000 square feet. The amount of $4,500,000 was held back at closing of the mortgage loan, representing the estimated construction cost of the additional warehouse building. In order to commence construction of the proposed building and draw upon the $4,500,000 escrow, certain requirements must be met, including, but not limited to at least 60% of the additional space being leased at the greater of (a) $5.00 per square foot or (b) market rental rates. Additionally, in order to commence construction, the related borrower must provide a Completion Guaranty, plans and specs, all approvals required to complete the building, and the construction budget. In the event the related borrower fails to meet all of the conditions required per the mortgage loan documents and does not commence construction of the additional warehouse building within two years of the closing date, the $4,500,000 escrow is required to be used to partially defease the mortgage loan by $3,375,000. The remaining $1,125,000 is required to be used to pay any costs associated with such partial defeasance, with the balance being released to the related borrower. At such time as the additional building is completed and the $4,500,000 escrow is released, the stabilized underwritten net cash flow is expected to provide a

5

Annex A6 Footnotes — continued

DSCR of 1.21x based on annual debt service payments calculated on a 30-year amortization schedule.

At the closing of the mortgage loan, the related borrower deposited $644,561.00 for tenant improvement work and $457,000.00 for capital improvement work, each related to the buildout for space leased to Cummins, Inc. The related borrower may draw on each reserve subject to, among other things, the following conditions being satisfied: (i) no event of default beyond applicable notice and cure periods; (ii) lender shall have received 10 days prior written notice of the date that such payment for the applicable work is to be paid; (iii) lender shall have received a certification from the related borrower stating the work that was performed and (iv) such other evidence as lender may reasonably request.

At the closing of the mortgage loan, the amount of $500,000 was escrowed and deposited into a rollover reserve account. In the event the balance in the rollover reserve account falls below $250,000, the related borrower is required to commence monthly escrows on the next payment due date, in an amount equal to an annual rate of $18,477, until the amount on deposit reaches $500,000.

All excess cash flow is required to be swept into a subaccount of the rollover reserve account upon the earlier to occur of: (i) the date that is 12 months prior to the expiration of the Cummins, Inc. lease that expires in 2017, (ii) the date that the Cummins, Inc. lease terminates or (iii) the date that Cummins, Inc. provides notice that it will terminate its lease. Excess Cash Flow will be distributed to the related borrower to pay tenant improvements and leasing commission’s costs for the Cummins, Inc. space.

(13) Banco Popular Portfolio	Commencing on the date that is 24-months prior to the lease expiration of the Banco Popular North America (‘‘Banco Popular’’) at the 162-164 East 116th Street mortgage property, all excess cash flow will be swept into a cash management acccount. The swept funds are required to be released to the related borrower upon, among other things, the renewal of the Banco Popular lease.

(14) 400 Woodland Prime	At closing, the borrower deposited $147,708.63 into an escrow account which funds will be released given confirmation that Froedtert & Community Health, Inc. has taken full occupancy, commenced normal business operations at its entire leased premises including its 7,000 sf of expansion space and is paying full rent for its entire space.

(15) Geist Pavilion	Letter of Credit in the amount of $1,632,000 will be provided by KeyBank at the time the loan is sold to the Trust.

(16) Abingdon Towne Center	In the event that Kmart (or a replacement tenant acceptable to lender) renews its lease at market terms for a period of five (5) years or more and no event of default has occurred and is continuing, all monies in the TI & LC Account greater than $250,000 will be released to the borrower.

(17) Hotel Vintage Court	The monthly replacement reserve deposit is $18,413.83 however, the monthly replacement reserve deposit shall equal zero under the following conditions: (i) the Debt Service Coverage Ratio exceeds 1.40x, (ii) the balance in the Replacement Account exceeds $750,000.

6

Annex A6 Footnotes — continued

(18) Magnolia Green III Office Building	At closing, the borrower deposited $271,934 into a tenant improvement condition account which funds shall be released given evidence upon (i) receipt of lien waivers for the tenant improvement work performed in connection with the space leased to Roper Industries, Inc. (ii) No event of default exists and (iii) the property is not subject to any actual threatened condemnation proceeding and is unimpaired by fire or other casualty.

(19) Rosewood Village	Commencing on September 11, 2008, the borrower will be required to make monthly deposits to the Replacement Reserve Account in the amount of $4,200.

(20) Comfort Inn & Country Inn Portfolio	At the closing of the mortgage loan, the related borrower deposited $170,000 into the Seasonality Reserve. Beginning on July 9, 2008, and on the 9th day of each month thereafter for the months of July through December during each year of the morgage loan term, the related borrower shall deposit $28,333.33 into the Seasonality Reserve.

(21) Underwood Gartland 9	Per the Replacement Reserve Escrow and Security Agreement, commencing on October 1, 2010, borrower shall deposit $1,079.00 into the escrow account and continuing each following month until the aggregate amount equals or exceeds $38,844.00.

(22) Kaplan Career Institute	Ongoing monthly TI/LC escrows will be collected in the amount of $13,300 per annum in the event Kaplan is no longer owned by a company with an investment grade rating.

(23) Premier Park of Commerce – FedEx Freight	At closing, the borrower deposited $20,000 into an escrow account which funds will be released upon delivery of an unconditional certificate of occupancy for the property.

(24) Starbucks Center	At closing, the borrower deposited $67,700 into a tenant improvement condition account which funds shall be released given evidence of payment of various allowances or delivery of a current estoppels that are satisfactory to lender in regards to the spaces leased by Starbucks Corporation and Gamestop, Inc.

At closing, the borrower deposited $11,530 into a leasing condition account which funds shall be released given confirmation that Boardwalk Enterprises, Inc. has taken occupancy, commenced normal business operations at its entire leased premises and is paying full rent for its entire space.

(25) University Shoppes IV	At closing, the borrower deposited $100,000 into a leasing condition account which funds shall be released given confirmation that Hilgeford & Sons LLC d/b/a Dairy Queen has taken occupancy, commenced normal business operations at its entire leased premises and is paying full rent for its entire space.

7

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL  FOOTNOTE                        PROPERTY                        CUT-OFF DATE  UTILITIES PAID           UTILITIES PAID
  NO.       NO.                            NAME               COUNTY      BALANCE ($)    BY TENANT                BY TENANT
----------------------------------------------------------------------------------------------------------------------------------

   8               Nashville Multifamily Portfolio         Davidson       116,769,627     Yes          Various
  8A1              Cherry Creek Apartments                 Davidson                       Yes          Electric, Gas, Sewer, Water
  8A2              Arbors of Brentwood Apartments          Davidson                       Yes          Electric, Water, Sewer
  8A3              Cambridge at Hickory Hollow Apartments  Davidson                       Yes          Electric, Water, Sewer
  8A4              Preakness Apartments                    Davidson                       Yes          Electric, Water, Sewer
   26              Waters Edge Apartments                  Duval           16,000,000     Yes          Electric, Sewer, Water
   29       (1)    519-525 Hudson Street                   New York        14,800,000     Yes          Electric
   31              Carlyle Apartments                      Philadelphia    13,600,000     Yes          Electric
   33              Somerset Place & Woodridge Apartments   Hinds           12,800,000     Yes          Electric
  33A1             Woodridge Apartments                    Hinds                          Yes          Electric
  33A2             Somerset Place                          Hinds                          Yes          Electric
   34       (2)    Riverstone Apartments                   Oakland         12,000,000     Yes          Electric
   35              The Villas Apartments                   Maricopa        12,000,000     Yes          Electric, Gas, Sewer, Water
   51              Stirling Bay                            Middlesex        9,300,000     Yes          Electric
   52              Highland Grande Apartments              Clayton          8,600,000     Yes          Electric, Water, Sewer
   54              San Joaquin MHP                         Fresno           7,800,000     Yes          Electric, Gas, Sewer, Water
   56              Cedars of San Marcos                    Hays             7,400,000     Yes          Electric, Sewer, Water
   57              Rosewood Village                        Dallas           7,300,000     Yes          Electric, Sewer, Water
   58              Pleasant Run Apartments                 Dallas           7,100,000     Yes          Electric
   70              The Villas                              Harris           5,750,000     Yes          Electric, Gas, Water, Sewer
   71              Summit on the Ridge                     Tarrant          5,700,000     Yes          Electric
   73              Ashley Oaks Apartments                  Tippecanoe       5,600,000     Yes          Electric
   95              Cedar Bluff Apartments                  Harris           2,600,000     Yes          Electric, Sewer, Water

CONTROL  # OF  AVG. RENT  MAX. RENT    # OF    AVG. RENT    MAX. RENT    # OF 1      AVG. RENT       MAX. RENT     # OF 2
  NO.    PADS   PADS ($)   PADS ($)  STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)  1 BEDROOMS ($)  BEDROOMS
--------------------------------------------------------------------------------------------------------------------------

   8        0          0          0        0            0            0       801             680           1,104       664
  8A1       0          0          0        0            0            0       246             738           1,104       333
  8A2       0          0          0        0            0            0       225             725           1,040        77
  8A3       0          0          0        0            0            0       150             646             915       174
  8A4       0          0          0        0            0            0       180             573             801        80
   26       0          0          0        0            0            0       160             571           1,158       196
   29       0          0          0        0            0            0        65           1,443           2,695        13
   31       0          0          0        0            0            0        27           1,381           1,860        48
   33       0          0          0        0            0            0       144             539             580       192
  33A1      0          0          0        0            0            0        88             541             580       104
  33A2      0          0          0        0            0            0        56             534             569        88
   34       0          0          0        0            0            0       183             695             705       171
   35       0          0          0        0            0            0        13             715             775        82
   51       0          0          0        0            0            0        98             268             611        20
   52       0          0          0        0            0            0        64             459             529       212
   54     196        430        495        0            0            0         0               0               0         0
   56       0          0          0        0            0            0        48             617             630       112
   57       0          0          0        0            0            0       136             528             620        80
   58       0          0          0        0            0            0       144             486             565        96
   70       0          0          0       50          390          399        88             502             555        48
   71       0          0          0        0            0            0        72             548             675        48
   73       0          0          0        0            0            0        18             585             629       110
   95       0          0          0        0            0            0        16             467             605        83

CONTROL    AVG. RENT        MAX. RENT     # OF 3      AVG. RENT      MAX. RENT      # OF 4     AVG. RENT       MAX. RENT
  NO.    2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS  3 BEDROOMS ($)  3 BEDROOMS ($)  BEDROOMS  4 BEDROOMS ($)  4 BEDROOMS ($)
---------------------------------------------------------------------------------------------------------------------------

   8                852           1,360       128           1,057           1,530         0               0               0
  8A1               907           1,360        48           1,163           1,530         0               0               0
  8A2               871           1,133        44           1,010           1,440         0               0               0
  8A3               794           1,194        36             958           1,306         0               0               0
  8A4               723           1,062         0               0               0         0               0               0
   26               707           1,588        48             784           1,640         0               0               0
   29             1,296           2,495         0               0               0         0               0               0
   31             2,111           2,775         3           3,458           4,750         4           3,519           3,577
   33               640             760         0               0               0         0               0               0
  33A1              652             760         0               0               0         0               0               0
  33A2              625             669         0               0               0         0               0               0
   34               796             850         1             870             870         0               0               0
   35               957           1,840        42           1,145           2,360         0               0               0
   51               552           1,428         0               0               0         0               0               0
   52               573             725        52             704             825         0               0               0
   54                 0               0         0               0               0         0               0               0
   56               648           1,140         8             978             995         0               0               0
   57               724             804         8             838             869         0               0               0
   58               623             705         0               0               0         0               0               0
   70               627             665        10             725             725         0               0               0
   71               641             810        44             682             855         0               0               0
   73               636             715         0               0               0         0               0               0
   95               566             735         6             646             825         0               0               0

CONTROL  # OF COMMERCIAL       AVG. RENT             MAX. RENT                  TOTAL
  NO.         UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)  ELEVATOR  UNITS
-------------------------------------------------------------------------------------

   8                   0                    0                     0   No        1,593
  8A1                  0                    0                     0   No          627
  8A2                  0                    0                     0   No          346
  8A3                  0                    0                     0   No          360
  8A4                  0                    0                     0   No          260
   26                  0                    0                     0   No          404
   29                  5                7,423                16,681   Yes          78
   31                  5                1,301                 1,925   Yes          87
   33                  0                    0                     0   No          336
  33A1                 0                    0                     0   No          192
  33A2                 0                    0                     0   No          144
   34                  0                    0                     0   No          355
   35                  0                    0                     0   No          137
   51                  0                    0                     0   Yes         118
   52                  0                    0                     0   No          328
   54                  0                    0                     0   No          196
   56                  0                    0                     0   No          168
   57                  0                    0                     0   No          224
   58                  0                    0                     0   No          240
   70                  0                    0                     0   No          196
   71                  0                    0                     0   No          164
   73                  0                    0                     0   No          128
   95                  0                    0                     0   No          105

Annex B Footnotes

(1) 519-525 Hudson Street	Occupancy Percentage and total number of units excludes 5 commercial units totaling 4,600 square feet (4,600 square feet occupied).

(2) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

1

ANNEX C-1

PRICE/YIELD TABLES

C-1-1

ANNEX C-2

DECREMENT TABLES

C-2-1

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................     100%     100%     100%     100%     100%
November 2008 ......................      90       90       90       90       90
November 2009 ......................      78       78       78       78       78
November 2010 ......................      60       57       54       49       24
November 2011 ......................      27       17        7        0        0
November 2012 and thereafter .......       0        0        0        0        0

Weighted Average Life (in years) ...    3.03     2.88     2.78     2.69     2.50

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................     100%     100%     100%     100%     100%
November 2008 ......................     100      100      100      100      100
November 2009 ......................     100      100      100      100      100
November 2010 ......................     100      100      100      100      100
November 2011 ......................     100      100      100      100       99
November 2012 and thereafter .......       0        0        0        0        0

Weighted Average Life (in years) ...    4.79     4.77     4.74     4.71     4.51

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................     100%     100%     100%     100%     100%
November 2008 ......................     100      100      100      100      100
November 2009 ......................     100      100      100      100      100
November 2010 ......................     100      100      100      100      100
November 2011 ......................     100      100      100      100      100
November 2012 ......................      95       95       95       94       91
November 2013 ......................      73       71       70       69       68
November 2014 ......................      48       46       44       44       43
November 2015 ......................      22       19       18       17       17
November 2016 and thereafter .......       0        0        0        0        0

Weighted Average Life (in years) ...    6.88     6.80     6.75     6.72     6.69

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                              OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------   -------  -------  -------  ---------

Initial Percentage .................   100%      100%     100%     100%       100%
November 2008 ......................   100       100      100      100        100
November 2009 ......................   100       100      100      100        100
November 2010 ......................   100       100      100      100        100
November 2011 ......................   100       100      100      100        100
November 2012 ......................   100       100      100      100        100
November 2013 ......................   100       100      100      100        100
November 2014 ......................   100       100      100      100        100
November 2015 ......................   100       100      100      100        100
November 2016 ......................    97        97       96       96         91
November 2017 and thereafter .......     0         0        0        0          0

Weighted Average Life (in years) ...   9.7      9.68     9.65     9.61       9.40

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                              OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                     0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  ----------

Initial Percentage .................    100%    100%     100%     100%       100%
November 2008 ......................    100     100      100      100        100
November 2009 ......................    100     100      100      100        100
November 2010 ......................    100     100      100      100        100
November 2011 ......................     99      99       99       99         99
November 2012 ......................     46      46       46       46         46
November 2013 ......................     46      46       46       46         46
November 2014 ......................     41      41       41       41         41
November 2015 ......................     40      40       40       40         40
November 2016 ......................     33      33       33       33         33
November 2017 and thereafter .......      0       0        0        0          0

Weighted Average Life (in years) ...   6.74    6.73     6.72     6.70       6.54

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                     0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  ----------

Initial Percentage .................    100%    100%     100%     100%       100%
November 2008 ......................    100     100      100      100        100
November 2009 ......................    100     100      100      100        100
November 2010 ......................    100     100      100      100        100
November 2011 ......................    100     100      100      100        100
November 2012 ......................    100     100      100      100        100
November 2013 ......................    100     100      100      100        100
November 2014 ......................    100     100      100      100        100
November 2015 ......................    100     100      100      100        100
November 2016 ......................    100     100      100      100        100
November 2017 and thereafter .......      0       0        0        0          0

Weighted Average Life (in years) ...   9.96    9.96     9.96     9.93       9.71

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................     100%     100%     100%     100%     100%
November 2008 ......................     100      100      100      100      100
November 2009 ......................     100      100      100      100      100
November 2010 ......................     100      100      100      100      100
November 2011 ......................     100      100      100      100      100
November 2012 ......................     100      100      100      100      100
November 2013 ......................     100      100      100      100      100
November 2014 ......................     100      100      100      100      100
November 2015 ......................     100      100      100      100      100
November 2016 ......................     100      100      100      100      100
November 2017 ......................      24       14        0        0        0
November 2018 and thereafter .......       0        0        0        0        0

Weighted Average Life (in years) ...    9.98     9.97     9.96     9.96     9.79

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................      100%     100%     100%    100%     100%
November 2008 ......................      100      100      100     100      100
November 2009 ......................      100      100      100     100      100
November 2010 ......................      100      100      100     100      100
November 2011 ......................      100      100      100     100      100
November 2012 ......................      100      100      100     100      100
November 2013 ......................      100      100      100     100      100
November 2014 ......................      100      100      100     100      100
November 2015 ......................      100      100      100     100      100
November 2016 ......................      100      100      100     100      100
November 2017 ......................      100      100       98       0        0
November 2018 and thereafter .......        0        0        0       0        0

Weighted Average Life (in years) ...    10.04    10.04    10.04    9.96     9.79

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................      100%     100%     100%     100%    100%
November 2008 ......................      100      100      100      100     100
November 2009 ......................      100      100      100      100     100
November 2010 ......................      100      100      100      100     100
November 2011 ......................      100      100      100      100     100
November 2012 ......................      100      100      100      100     100
November 2013 ......................      100      100      100      100     100
November 2014 ......................      100      100      100      100     100
November 2015 ......................      100      100      100      100     100
November 2016 ......................      100      100      100      100     100
November 2017 ......................      100      100      100       75       0
November 2018 and thereafter .......        0        0        0        0       0

Weighted Average Life (in years) ...    10.04    10.04    10.04    10.02    9.79

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................      100%     100%     100%     100%    100%
November 2008 ......................      100      100      100      100     100
November 2009 ......................      100      100      100      100     100
November 2010 ......................      100      100      100      100     100
November 2011 ......................      100      100      100      100     100
November 2012 ......................      100      100      100      100     100
November 2013 ......................      100      100      100      100     100
November 2014 ......................      100      100      100      100     100
November 2015 ......................      100      100      100      100     100
November 2016 ......................      100      100      100      100     100
November 2017 ......................      100      100      100      100       0
November 2018 and thereafter .......        0        0        0        0       0

Weighted Average Life (in years) ...    10.04    10.04    10.04    10.04    9.79

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................      100%     100%     100%     100%    100%
November 2008 ......................      100      100      100      100     100
November 2009 ......................      100      100      100      100     100
November 2010 ......................      100      100      100      100     100
November 2011 ......................      100      100      100      100     100
November 2012 ......................      100      100      100      100     100
November 2013 ......................      100      100      100      100     100
November 2014 ......................      100      100      100      100     100
November 2015 ......................      100      100      100      100     100
November 2016 ......................      100      100      100      100     100
November 2017 ......................      100      100      100      100       0
November 2018 and thereafter .......        0        0        0        0       0

Weighted Average Life (in years) ...    10.04    10.04    10.04    10.04    9.79

                                                                    ANNEX C-2-12

     PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------   ------  -------  -------  -------  --------

Initial Percentage .................      100%     100%     100%     100%    100%
November 2008 ......................      100      100      100      100     100
November 2009 ......................      100      100      100      100     100
November 2010 ......................      100      100      100      100     100
November 2011 ......................      100      100      100      100     100
November 2012 ......................      100      100      100      100     100
November 2013 ......................      100      100      100      100     100
November 2014 ......................      100      100      100      100     100
November 2015 ......................      100      100      100      100     100
November 2016 ......................      100      100      100      100     100
November 2017 ......................      100      100      100      100       0
November 2018 and thereafter .......        0        0        0        0       0

Weighted Average Life (in years) ...    10.04    10.04    10.04    10.04    9.79

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
135 S. LaSalle Street, Suite 1625                                                                      Next Payment:
Chicago, IL 60603                                                                                      Record Date:
USA

                                                          ABN AMRO Acct:
Administrator:                                                                                          Analyst:
Kristen Packwood 312.904.1487                     REPORTING PACKAGE TABLE OF CONTENTS                   Patrick Gong 714.259.6253
Kristen.Packwood@abnamro.com                                                                            patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------   ------------------------------------------------------------  ----------------------------

                                                                                             Page(s)
                                                                                             -------
Issue Id:                                 Statements to Certificateholders                   Page 2     Closing Date:
                                          Cash Recon                                         Page 3
Monthly Data File                         Bond Interest Reconciliation                       Page 4
Name:                                     Bond Interest Reconciliation                       Page 5     First Payment Date:
---------------------------------------   Shortfall Summary Report                           Page 6
                                          Asset-Backed Facts ~ 15 Month Loan                            Rated Final Payment Date:
                                            Status Summary                                   Page 7
                                          Asset-Backed Facts ~ 15 Month Loan
                                            Payoff/Loss Summary                              Page 8     Determination Date:
                                          Mortgage Loan Characteristics                      Page 9-11
                                          Delinquent Loan Detail                             Page 12    ----------------------------
                                          Loan Level Detail                                  Page 13      Trust Collection Period
                                          Realized Loss Detail                               Page 14    ----------------------------
                                          Collateral Realized Loss                           Page 15
                                          Appraisal Reduction Detail                         Page 16    ----------------------------
                                          Material Breaches Detail                           Page 17
                                          Historical Collateral Prepayment                   Page 18
                                          Specially Serviced (Part I) - Loan Detail          Page 19
                                          Specially Serviced (Part II) - Servicer Comments   Page 20
                                          Summary of Loan Maturity Extensions                Page 21
                                          Rating Information                                 Page 22
                                          Other Realated Information                         Page 23
                                          Other Realated Information                         Page 24

                                          ------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                          Depositor:   Structured Asset Securities Corporation II
                    Master Servicer:   Wachovia Bank, N.A.
                      Rating Agency:   Fitch, Inc./Standard & Poor's Rating Services
                   Special Servicer:   LNR Partners, Inc.
                        Underwriter:   Credit Suisse Securities (USA) LLC/KeyBanc Capital Markets, Inc./Lehman Brothers Inc./UBS
                                       Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Servicer Web Site                                          www.wachovia.com

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 24

[LOGO] LASALLE BANK                         L B-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------  -------------------------------------  --------------------------------------------
               INTEREST SUMMARY                            PRINCIPAL SUMMARY                      SERVICING FEE SUMMARY
-----------------------------------------------  -------------------------------------  --------------------------------------------

Current Scheduled Interest                 0.00  SCHEDULED PRINCIPAL:                   Current Servicing Fees                  0.00
Less Deferred Interest                     0.00  Current Scheduled Principal      0.00  Plus Fees Advanced for PPIS             0.00
Less PPIS Reducing Scheduled Int           0.00  Advanced Scheduled Principal     0.00  Less Reduction for PPIS                 0.00
Plus Gross Advance Interest                0.00  -------------------------------------  Plus Delinquent Servicing Fees          0.00
Less ASER Interest Adv Reduction           0.00  Scheduled Principal              0.00  --------------------------------------------
Less Other Interest Not Advanced           0.00  -------------------------------------  Total Servicing Fees                    0.00
Less Other Adjustment                      0.00  UNSCHEDULED PRINCIPAL:                 --------------------------------------------
-----------------------------------------------  Curtailments                     0.00
Total                                      0.00  Prepayments in Full              0.00  --------------------------------------------
-----------------------------------------------  Liquidation Proceeds             0.00              CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                            Repurchase Proceeds              0.00  --------------------------------------------
-----------------------------------------------  Other Principal Proceeds         0.00  Accretion Amt                           0.00
Prepayment Penalties                       0.00  -------------------------------------  Distributable Interest                  0.00
Yield Maintenance Penalties                0.00  Total Unscheduled Principal      0.00  Distributable Principal                 0.00
Other Interest Proceeds                    0.00  -------------------------------------  --------------------------------------------
-----------------------------------------------  Remittance Principal             0.00
Total                                      0.00  -------------------------------------
-----------------------------------------------
                                                 -------------------------------------
-----------------------------------------------  Remittance P&I Due Trust         0.00
Less Fee Paid To Servicer                  0.00  -------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------  -------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER         Remittance P&I Due Certs         0.00
-----------------------------------------------  -------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00  -------------------------------------  ------------------------------------------
Liquidation Fees                           0.00           POOL BALANCE SUMMARY                         PPIS SUMMARY
Interest Due Serv on Advances              0.00  -------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                        Balance   Count  Gross PPIS                            0.00
Misc. Fees & Expenses                      0.00  -------------------------------------  Reduced by PPIE                       0.00
-----------------------------------------------  Beginning Pool           0.00       0  Reduced by Shortfalls in Fees         0.00
                                                 Scheduled Principal      0.00       0  Reduced by Other Amounts              0.00
-----------------------------------------------  Unscheduled Principal    0.00       0  ------------------------------------------
Total Unscheduled Fees & Expenses          0.00  Deferred Interest        0.00          PPIS Reducing Scheduled Interest      0.00
-----------------------------------------------  Liquidations             0.00       0  ------------------------------------------
                                                 Repurchases              0.00       0  PPIS Reducing Servicing Fee           0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------
Total Interest Due Trust                   0.00  Ending Pool              0.00       0  PPIS Due Certificate                  0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------

-----------------------------------------------  -------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST                  Servicing Advance Summary        ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-----------------------------------------------  -------------------------------------  ------------------------------------------
Trustee Fee                                0.00                               Amount                          Principal   Interest
Fee Strips                                 0.00  -------------------------------------  ------------------------------------------
Misc. Fees                                 0.00  Prior Outstanding                      Prior Outstanding          0.00       0.00
Interest Reserve Withholding               0.00  Plus Current Period                    Plus Current Period        0.00       0.00
Plus Interest Reserve Deposit              0.00  Less Recovered                         Less Recovered             0.00       0.00
-----------------------------------------------  Less Non Recovered                     Less Non Recovered         0.00       0.00
Total                                      0.00  Ending Outstanding                     Ending Outstanding         0.00       0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life             Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                     0          0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
                  0          0     0.00%                               Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance     0

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------    ----------------------------------------------------------------
Debt Service
 Coverage     # of   Scheduled   % of                               Geographic    # of   Scheduled   % of
  Ratio       Loans   Balance   Balance  WAMM   WAC    PFY DSCR      Location     Loans   Balance   Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
                 0          0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000

Minimum DSCR     0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
Debt Service
 Coverage     # of   Scheduled   % of
  Ratio       Loans   Balance   Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                 0          0     0.00%                                              0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

Maximum DSCR     0.000

Minimum DSCR     0.000

                                                                                                                       PAGE 10 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                  MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING
---------------------------------------------------------------    -----------------------------------------------------------------
                 # of   Scheduled   % of                                              # of   Scheduled   % of
Property Types   Loans   Balance   Balance  WAMM  WAC  PFY DSCR    Number of Months   Loans   Balance   Balance  WAMM  WAC  PFY DSCR
---------------------------------------------------------------    -----------------------------------------------------------------

---------------------------------------------------------------    -----------------------------------------------------------------
                     0          0     0.00%                                               0          0     0.00%
---------------------------------------------------------------    -----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
---------------------------------------------------------------    -----------------------------------------------------------------
 Amortization    # of   Scheduled   % of                                              # of   Scheduled   % of                  PFY
     Type        Loans   Balance   Balance  WAMM  WAC  PFY DSCR    Year               Loans   Balance   Balance  WAMM   WAC    DSCR
---------------------------------------------------------------    -----------------------------------------------------------------

                                                                       2007               0          0     0.00%   0   0.00%   0.00
                                                                       2008               0          0     0.00%   0   0.00%   0.00
                                                                       2009               0          0     0.00%   0   0.00%   0.00
                                                                       2010               0          0     0.00%   0   0.00%   0.00
                                                                       2011               0          0     0.00%   0   0.00%   0.00
                                                                       2012               0          0     0.00%   0   0.00%   0.00
                                                                       2013               0          0     0.00%   0   0.00%   0.00
                                                                       2014               0          0     0.00%   0   0.00%   0.00
                                                                       2015               0          0     0.00%   0   0.00%   0.00
                                                                       2016               0          0     0.00%   0   0.00%   0.00
                                                                       2017               0          0     0.00%   0   0.00%   0.00
                                                                   2018 & Greater         0          0     0.00%   0   0.00%   0.00
---------------------------------------------------------------    -----------------------------------------------------------------
                     0          0     0.00%                                               0          0     0.00%
---------------------------------------------------------------    -----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1): LEGEND:  A. IN GRACE PERIOD       1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

              B. LATE PAYMENT BUT < 1  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
                 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
                                                                                                     Matured Ballon

              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured        7. Foreclosure
                 month delinq                                           Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds  Aggregate         Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation   Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance  Expenses *     Proceeds     Sched. Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                         A                      B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 of 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value         Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                       Material breaches of pool asset representation or warranties or transaction covenants.          PAGE 17 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                     CURRENT

                                     CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

-----------------------------------
                             NOI
   NOI         DSCR         Date
-----------------------------------

Not Avail    Not Avail    Not Avail

-----------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           NOTICE TO INVESTORS

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. ("Bank of America") and Banc of
America Securities LLC ("BAS"), has acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank National Association ("LaSalle"), from ABN AMRO Bank N.V. (the "Acquisition").

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 24 OF 24

ANNEX E

REFERENCE RATE SCHEDULE

E-1

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

F-1

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mortgage Pass-Through Certificates, Series 2007-C7, Class X-CP, Class X-W, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LB-UBS07C7.xls.’’ The spreadsheet file ‘‘LB-UBS07C7.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

$3,060,378,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C7

Commercial Mortgage Pass-Through
Certificates, Series 2007-C7

Class A-1, Class A-2, Class A-AB,
Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

OFFERING PROSPECTUS

UBS SECURITIES LLC

LEHMAN BROTHERS

WACHOVIA SECURITIES

November 13, 2007